                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-45884


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 11, 2001)



                           $984,980,000 (APPROXIMATE)
                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                                    DEPOSITOR

GENERAL ELECTRIC CAPITAL CORPORATION, MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                         AND BEAR, STEARNS FUNDING, INC.
                              MORTGAGE LOAN SELLERS


          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-1

                            -------------------------

     GE Capital Commercial Mortgage Corporation is offering certain classes of the Series 2001-1 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 151 mortgage loans secured by first liens on 165 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the certificates. The Series 2001-1 certificates are not obligations of GE Capital Commercial Mortgage Corporation, the mortgage loan sellers or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                            -------------------------

     Certain characteristics of the offered certificates include:



------------------------------------------------------------------------------------------------------------------------------------
                INITIAL CLASS CERTIFICATE      INITIAL         PASS-                                  EXPECTED
                        BALANCE OR              PASS-      THROUGH RATE        ASSUMED FINAL          RATINGS         RATED FINAL
                   NOTIONAL AMOUNT (1)      THROUGH RATE    DESCRIPTION    DISTRIBUTION DATE (5)   MOODY'S/FITCH   DISTRIBUTION DATE
------------------------------------------------------------------------------------------------------------------------------------
 Class A-1 ...       $171,865,000              6.0790%         Fixed        October 15, 2010          Aaa/AAA       May 15, 2033
------------------------------------------------------------------------------------------------------------------------------------
 Class A-2 ...       $703,045,000              6.5310%         Fixed         March 15, 2011           Aaa/AAA       May 15, 2033
------------------------------------------------------------------------------------------------------------------------------------
 Class B .....       $ 45,157,000              6.7190%         Fixed         March 15, 2011           Aa2/AA        May 15, 2033
------------------------------------------------------------------------------------------------------------------------------------
 Class C .....       $ 49,390,000              6.9710%         Fixed(3)      April 15, 2011            A2/A         May 15, 2033
------------------------------------------------------------------------------------------------------------------------------------
 Class D .....       $ 15,523,000              7.1080%         Fixed(3)      April 15, 2011            A3/A-        May 15, 2033
------------------------------------------------------------------------------------------------------------------------------------

----------
(Footnotes to table on page S-6)

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

                            -------------------------

     GE Capital Commercial Mortgage Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as NASDAQ.

                            -------------------------

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-33 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 14 OF THE PROSPECTUS.

     The underwriters, JPMorgan, a division of Chase Securities Inc. ("Chase Securities"), Bear, Stearns & Co. Inc., Deutsche Banc Alex. Brown Inc. and Salomon Smith Barney Inc., will purchase the offered certificates from GE Capital Commercial Mortgage Corporation and will offer them to the public at negotiated prices, plus accrued interest, determined at the time of sale. Chase Securities and Bear, Stearns & Co. Inc. are acting as co-lead managers and Chase Securities is sole bookrunner for the offering. The underwriters also expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about May 2, 2001. We expect to receive from this offering approximately 100.45% of the initial principal amount of the offered certificates, plus accrued interest from May 1, 2001, before deducting expenses payable by us.












JPMORGAN                                               BEAR, STEARNS & CO. INC.
Book Running Manager

DEUTSCHE BANC ALEX. BROWN                             SALOMON SMITH BARNEY INC.

APRIL 25, 2001

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
          Commercial Mortgage Pass-Through Certificates, Series 2001-1


           New Hampshire          Tennessee            Oregon
           1 Property             2 Properties         2 Properties
           $10,241,844            $21,363,342          $11,033,524
           0.91% of total         1.89% of total       0.98% of total

           Massachusetts          Alabama              Washington
           3 Properties           2 Properties         1 Property
           $20,784,696            $6,217,452           $16,286,078
           1.84% of total         0.55% of total       1.44% of total

           Connecticut            Mississippi          Idaho
           4 Properties           4 Properties         2 Properties
           $58,322,957            $17,341,439          $5,798,588
           5.17% of total         1.54% of total       0.51% of total

           New Jersey             Kentucky             Kansas
           4 Properties           2 Properties         3 Properties
           $31,449,792            $7,755,266           $5,650,000
           2.79% of total         0.69% of total       0.50% of total

           Washington DC          Texas                Missouri
           1 Property             19 Properties        3 Properties
           $17,299,338            $84,000,399          $7,535,000
           1.53% of total         7.44% of total       0.67% of total

           Delaware               Oklahoma             Illinois
           2 Properties           2 Properties         3 Properties
           $7,557,660             $6,104,049           $32,986,050
           0.67% of total         0.53% of total       2.92% of total

           Maryland               New Mexico           Indiana
           5 Properties           3 Properties         1 Property
           $24,732,720            $15,659,319          $3,029,599
           2.16% of total         1.39% of total       0.27% of total

           Virginia               Colorado             Michigan
           8 Properties           8 Properties         3 Properties
           $55,895,426            $30,345,426          $16,930,148
           4.95% of total         2.69% of total       1.50% of total

           North Carolina         Arizona              Pennsylvania
           3 Properties           1 Property           4 Properties
           $16,590,901            $2,273,372           $18,014,716
           1.47% of total         0.20% of total       1.60% of total

           South Carolina         Utah                 Ohio
           4 Properties           1 Property           2 Properties
           $39,611,572            $2,358,238           $5,837,586
           3.51% of total         0.21% of total       0.52% of total

           Georgia                Nevada               New York
           9 Properties           3 Properties         5 Properties
           $71,096,388            $19,880,542          $85,477,735
           6.30% of total         1.76% of total       7.57% of total

           Florida                California           Vermont
           16 Properties          27 Properties        1 Property
           $105,401,300           $228,434,423         $3,269,858
           9.34% of total         10.23% of total      0.29% of total

                                                       Puerto Rico
                                                       1 Property
                                                       $16,350,000
                                                       1.45% of total


           ------- (less than or equal to)           -------  5.01 - 10.00%
                    1.00% of Initial Pool                     of Initial Pool
                    Balance                                   Balance
           -------                                   -------

           ------- 1.01 - 5.00%                -------  (greater than) 10.00%
                   of Initial Pool Balance              of Initial Pool Balance
           -------                             -------


                      GEOGRAPHIC OVERVIEW OF MORTGAGE POOL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2001-1 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-6 of this prospectus supplement, which sets forth important statistical information relating to the certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2001-1 certificates and a description of the mortgage loans; and

     Risk Factors, commencing on page S-33 of this prospectus supplement, which describe risks that apply to the Series 2001-1 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-134 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 110 in the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to GE Capital Commercial Mortgage Corporation.

                               TABLE OF CONTENTS


SUMMARY OF CERTIFICATES ...........................   S-6
SUMMARY OF TERMS ..................................   S-7
RISK FACTORS ......................................   S-33
   Geographic Concentration Entails Risks .........   S-33
   Risks Relating to Loan Concentrations ..........   S-33
   Cross-Collateralized Mortgage Loans Entail
      Risks .......................................   S-35
   Ability to Incur Other Borrowings Entails
      Risk ........................................   S-35
   Borrower May Be Unable to Repay
      Remaining Principal Balance on Maturity
      Date or Anticipated Prepayment Date .........   S-36
   Commercial, Multifamily and
      Manufactured Housing Community
      Lending Is Dependent Upon Net
      Operating Income ............................   S-37
   Tenant Concentration Entails Risk ..............   S-38
   Certain Additional Risks Relating to
      Tenants .....................................   S-39
   Mortgaged Properties Leased to Multiple
      Tenants Also Have Risks .....................   S-39
   Tenant Bankruptcy Entails Risks ................   S-39
   Mortgage Loans Are Nonrecourse and Are
      Not Insured or Guaranteed ...................   S-40
   Office Properties Have Special Risks ...........   S-40
   Retail Properties Have Special Risks ...........   S-40
   Multifamily Properties Have Special Risks ......   S-41
   Hotel Properties Have Special Risks ............   S-42
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company .....................................   S-43
   Industrial Properties Have Special Risks .......   S-43
   Manufactured Housing Community
      Properties Have Special Risks ...............   S-44
   Self-Storage Properties Have Special Risks         S-44
   Lack of Skillful Property Management
      Entails Risks ...............................   S-45
   Some Mortgaged Properties May Not Be
      Readily Convertible to Alternative Uses .....   S-45
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss ...........   S-45
   Limitations of Appraisals ......................   S-46
   Your Lack of Control Over the Trust Fund
      Can Create Risks ............................   S-46
   Potential Conflicts of Interest ................   S-46
   Directing Certificateholder May Direct
      Special Servicer Actions ....................   S-47
   Bankruptcy Proceedings Entail Certain
      Risks .......................................   S-47
   Risks Relating to Prepayments and
      Repurchases .................................   S-48

   Risks Relating to Enforceability of Yield
      Maintenance Charges or Defeasance
      Provisions ..................................   S-49
   Risks Relating to Borrower Default .............   S-49
   Risks Relating to Certain Payments .............   S-50
   Risks of Limited Liquidity and Market Value        S-50
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ............   S-50
   Subordination of Subordinate Offered
      Certificates ................................   S-50
   Environmental Risks Relating to the
      Mortgaged Properties ........................   S-51
   Tax Considerations Relating to Foreclosure         S-51
   Risks Associated with One Action Rules .........   S-52
   Certain Legal Aspects of Mortgaged Loans
      for Mortgaged Properties Located in
      Puerto Rico .................................   S-52
   Puerto Rico/United States Relationship .........   S-52
   Property Insurance .............................   S-52
   Zoning Compliance and Use Restrictions .........   S-52
   Risks Relating to Costs of Compliance with
      Applicable Laws and Regulations .............   S-53
   No Reunderwriting of the Mortgage Loans ........   S-53
   Litigation .....................................   S-53
   Book-Entry Registration ........................   S-53
   Risks of Inspections Relating to Properties        S-54
   Other Risks ....................................   S-54
DESCRIPTION OF THE MORTGAGE POOL ..................   S-55
   General ........................................   S-55
   Affiliated Borrower Concentrations .............   S-56
   Significant Mortgage Loans .....................   S-56
   APD Loans ......................................   S-57
   Certain Terms and Conditions of the
      Mortgage Loans ..............................   S-57
      Prepayment Provisions .......................   S-58
      Defeasance; Collateral Substitution .........   S-58
      Substitution; 59 Maiden Lane Loan ...........   S-59
      Substitution; EII Portfolio II Loan .........   S-59
      Substitution; Ingles Portfolio Loan .........   S-60
      "Due-on-Sale" and
         "Due-on-Encumbrance" Provisions ..........   S-60
   Additional Mortgage Loan Information ...........   S-61
   Underwritten Net Cash Flow .....................   S-69
      Revenue .....................................   S-70
      Expenses ....................................   S-70
      Replacement Reserves. .......................   S-70
   Assessments of Property Condition ..............   S-71
      Property Inspections ........................   S-71
      Appraisals. .................................   S-71
      Environmental Reports .......................   S-71
      Building Condition Reports ..................   S-71

      Earthquake Analyses ...........................   S-71
   The Mortgage Loan Sellers ........................   S-71
   Underwriting Standards ...........................   S-72
   GECC's Underwriting Standards ....................   S-72
      General .......................................   S-72
      Loan Analysis .................................   S-72
      Loan Approval .................................   S-72
      Debt Service Coverage Ratio and LTV
         Ratio ......................................   S-72
      Escrow Requirements ...........................   S-73
   Morgan Guaranty and Chase's
      Underwriting Standards ........................   S-74
      General .......................................   S-74
      Loan Analysis .................................   S-74
      Loan Approval .................................   S-74
      Debt Service Coverage Ratio and LTV
         Ratio ......................................   S-74
      Escrow Requirements ...........................   S-75
BSFI's Underwriting Standards .......................   S-75
      General .......................................   S-75
      Loan Analysis .................................   S-76
      Loan Approval .................................   S-76
      Debt Service Coverage Ratio and LTV
         Ratio ......................................   S-76
      Escrow Requirements ...........................   S-76
   Representations and Warranties;
      Repurchases and Substitutions .................   S-77
   Lock Box Accounts ................................   S-83
DESCRIPTION OF THE CERTIFICATES .....................   S-84
   General ..........................................   S-84
   Paying Agent, Certificate Registrar and
      Authenticating Agent ..........................   S-85
   Book-Entry Registration and Definitive
      Certificates ..................................   S-85
      General .......................................   S-85
      Definitive Certificates .......................   S-87
   Distributions ....................................   S-87
      Method, Timing and Amount .....................   S-87
      Priority ......................................   S-89
      Pass-Through Rates ............................   S-92
      Interest Distribution Amount ..................   S-94
      Principal Distribution Amount .................   S-94
      Certain Calculations with Respect to
         Individual Mortgage Loans ..................   S-95
      Excess Interest. ..............................   S-95
   Allocation of Yield Maintenance Charges ..........   S-95
   Assumed Final Distribution Date; Rated
      Final Distribution Date .......................   S-96
   Subordination; Allocation of Collateral
      Support Deficit ...............................   S-96

   Advances .........................................   S-98
   Appraisal Reductions .............................   S-100
   Reports to Certificateholders; Certain
      Available Information .........................   S-102
   Voting Rights ....................................   S-105
   Termination; Retirement of Certificates ..........   S-105
   The Trustee ......................................   S-106
SERVICING OF THE MORTGAGE LOANS .....................   S-107
   General ..........................................   S-107
   The Master Servicer ..............................   S-109
   The Special Servicer .............................   S-109
   Replacement of the Special Servicer ..............   S-110
   Servicing and Other Compensation and
      Payment of Expenses ...........................   S-110
   Maintenance of Insurance .........................   S-111
   Modifications, Waiver and Amendments .............   S-112
   Directing Certificateholder ......................   S-114
   Limitation on Liability of Directing
      Certificateholder .............................   S-114
   Realization Upon Defaulted Mortgage
      Loans .........................................   S-115
   Inspections; Collection of Operating
      Information ...................................   S-117
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor .....................................   S-117
   Events of Default ................................   S-118
   Rights Upon Event of Default .....................   S-119
   Amendment ........................................   S-120
YIELD AND MATURITY CONSIDERATIONS ...................   S-122
   Yield Considerations .............................   S-122
      General .......................................   S-122
      Pass-Through Rate .............................   S-122
      Rate and Timing of Principal Payments .........   S-122
      Losses and Shortfalls .........................   S-123
      Certain Relevant Factors ......................   S-123
      Delay in Payment of Distributions .............   S-123
      Unpaid Distributable Certificate Interest         S-124
   Weighted Average Life ............................   S-124
   Yield Sensitivity of the Offered Certificates        S-128
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES .....................................   S-128
METHOD OF DISTRIBUTION ..............................   S-129
LEGAL MATTERS .......................................   S-130
RATINGS .............................................   S-131
LEGAL INVESTMENT ....................................   S-131
ERISA CONSIDERATIONS ................................   S-131
INDEX OF PRINCIPAL DEFINITIONS ......................   S-134

                            SUMMARY OF CERTIFICATES



--------------------------------------------------------------------------------------------
             INITIAL
              CLASS                                                               INITIAL
           CERTIFICATE                            PASS-              ASSUMED       PASS-
            BALANCE OR                           THROUGH              FINAL       THROUGH
             NOTIONAL        APPROXIMATE           RATE           DISTRIBUTION      RATE
 CLASS      AMOUNT (1)     CREDIT SUPPORT      DESCRIPTION          DATE (4)     (APPROX.)
--------------------------------------------------------------------------------------------
  OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------
   A-1   $  171,865,000         22.500%          Fixed               10/10         6.0790%
--------------------------------------------------------------------------------------------
   A-2   $  703,045,000         22.500%          Fixed                3/11         6.5310%
--------------------------------------------------------------------------------------------
    B    $   45,157,000         18.500%          Fixed                3/11         6.7190%
--------------------------------------------------------------------------------------------
    C    $   49,390,000         14.125%        Fixed (3)              4/11         6.9710%
--------------------------------------------------------------------------------------------
    D    $   15,523,000         12.750%        Fixed (3)              4/11         7.1080%
--------------------------------------------------------------------------------------------
  NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------
                                                Variable
   X-1   $1,128,916,742         N/A          Interest Only (2)         N/A         0.8115%
--------------------------------------------------------------------------------------------
                                                Variable
   X-2   $  662,592,000         N/A          Interest Only (2)         N/A         0.9536%
--------------------------------------------------------------------------------------------
    E    $   15,522,000         11.375%         Fixed(3)               N/A         6.6570%
--------------------------------------------------------------------------------------------
    F    $   15,523,000         10.000%        Fixed (3)               N/A         6.7230%
--------------------------------------------------------------------------------------------
    G    $   14,112,000          8.750%        Fixed (3)               N/A         7.0350%
--------------------------------------------------------------------------------------------
    H    $   25,400,000          6.500%        Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------
    I    $   18,345,000          4.875%        Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------
    J    $    9,878,000          4.000%        Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------
    K    $    9,878,000          3.125%        Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------
    L    $   14,112,000          1.875%        Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------
    M    $    4,233,000          1.500%        Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------
    N    $   16,933,742         N/A            Fixed (3)               N/A         6.2070%
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------
          WEIGHTED                                  PRINCIPAL OR
           AVERAGE                    EXPECTED        NOTIONAL
            LIFE                      RATINGS        PRINCIPAL
 CLASS   (YRS.) (5)   CUSIP NO.   (MOODY'S/FITCH)    WINDOW (5)
-------------------------------------------------------------------
  OFFERED CERTIFICATES
-------------------------------------------------------------------
   A-1       5.67    36158YAZ2        Aaa/AAA      6/01-10/10
-------------------------------------------------------------------
   A-2       9.74    36158YBA6        Aaa/AAA      10/10-3/11
-------------------------------------------------------------------
    B        9.87    36158YBB4         Aa2/AA       3/11-3/11
-------------------------------------------------------------------
    C        9.95    36158YBC2          A2/A        3/11-4/11
-------------------------------------------------------------------
    D        9.95    36158YBA0         A3/A-        4/11-4/11
-------------------------------------------------------------------
  NON-OFFERED CERTIFICATES
-------------------------------------------------------------------
   X-1      N/A         N/A           Aaa/AAA           N/A
-------------------------------------------------------------------
   X-2      N/A         N/A           Aaa/AAA           N/A
-------------------------------------------------------------------
    E       N/A         N/A          Baa1/BBB+          N/A
-------------------------------------------------------------------
    F       N/A         N/A           Baa2/BBB          N/A
-------------------------------------------------------------------
    G       N/A         N/A          Baa3/BBB--         N/A
-------------------------------------------------------------------
    H       N/A         N/A           Ba1/BB+           N/A
-------------------------------------------------------------------
    I       N/A         N/A            Ba2/BB           N/A
-------------------------------------------------------------------
    J       N/A         N/A           Ba3/BB--          N/A
-------------------------------------------------------------------
    K       N/A         N/A            B1/N/A           N/A
-------------------------------------------------------------------
    L       N/A         N/A            B2/N/A           N/A
-------------------------------------------------------------------
    M       N/A         N/A            B3/N/A           N/A
-------------------------------------------------------------------
    N       N/A         N/A           N/A/N/A           N/A
-------------------------------------------------------------------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate of the pass-through rates on the Class X-1 and Class X-2 certificates will be equal to the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in this prospectus supplement.

(3) For any distribution date, if the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal such weighted average net mortgage interest rate.

(4) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is May 15, 2033. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(5) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

     The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N certificates are not offered by this prospectus supplement. The Class S, Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                                SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                           RELEVANT PARTIES AND DATES


Depositor...................   GE Capital Commercial Mortgage Corporation, a
                               Delaware corporation. The principal executive offices of the depositor are located at 292 Long
                               Ridge Road, Stamford, Connecticut 06927 and its telephone number is (203) 357-4000. The depositor is a wholly-owned subsidiary of General Electric
                               Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by The General Electric
                               Company. See "The Depositor" in the prospectus.

Master Servicer.............   GE Capital Loan Services, Inc., a Delaware
                               corporation. The master servicer's principal address is 363 North Sam Houston Parkway East,
                               Suite 140, Houston, Texas 77060, and its telephone number is (281) 405-7000. See
                               "Servicing of the Mortgage Loans--The Master
                               Servicer" in this prospectus supplement. The master servicer is an affiliate of the depositor.

Primary Servicer............   GE Capital Loan Services, Inc., as master
                               servicer, will be responsible for the primary servicing of the mortgage loans sold to the depositor by the mortgage loan sellers. Under the pooling and servicing agreement, the primary servicer is permitted to hire subservicers with respect to its primary servicing duties, and GE
                               Capital Loan Services, Inc. has informed the depositor that it intends to use one or more subservicers on certain of the mortgage loans.
                               See "Servicing of the Mortgage Loans--The Primary
                               Servicers" in this prospectus supplement.

Special Servicer............   Midland Loan Services, Inc., a Delaware
                               corporation. The special servicer's address is 210 West 10th Street, 6th Floor, Kansas City,
                               Missouri 64105, and its telephone number is (816)
                               435-5000. Under the Pooling and Servicing
                               Agreement, the special servicer is permitted to hire subservicers with respect to its special servicing duties, and has informed the depositor that it intends to use a subservicer. See
                               "Servicing of the Mortgage Loans--The Special
                               Servicer" in this prospectus supplement.

Trustee.....................   LaSalle Bank National Association, a national
                               banking association. The trustee's address is 135
                               South LaSalle Street, Suite 1625, Chicago,
                               Illinois 60603, and its telephone number is (312)
                               904-7807. See "Description of the
                               Certificates--The Trustee" in this prospectus supplement.

Fiscal Agent................   ABN AMRO Bank N.V., a Netherlands banking
                               corporation and indirect corporate parent of the trustee.

Paying Agent................   The Chase Manhattan Bank. The Chase Manhattan
                               Bank will also act as the certificate registrar and authenticating agent. The paying agent's address is 450 West 33rd Street, 14th Floor, New
                               York, New York 10001, and its telephone number is
                               (212) 946-3200. See "Description of the
                               Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" in this prospectus supplement.

Mortgage Loan Sellers.......   General Electric Capital Corporation, a New
                               York corporation, which is contributing
                               approximately 59.14% of the mortgage loans by aggregate principal balance as of the cut-off date, Morgan Guaranty Trust Company of New York, which is contributing approximately 29.90% of the mortgage loans by aggregate principal balance as of the cut-off date, and Bear, Stearns Funding, Inc., a Delaware corporation, which is contributing approximately 10.96% of the mortgage loans by aggregate principal balance as of the cut-off date. General Electric Capital
                               Corporation is an affiliate of the master and primary servicer and the parent of the depositor.
                               Morgan Guaranty Trust Company of New York is an affiliate of The Chase Manhattan Bank, the paying agent and is also an affiliate of Chase
                               Securities, one of the underwriters. Morgan
                               Guaranty Trust Company of New York, The Chase
                               Manhattan Bank, and Chase Manhattan Bank USA,
                               National Association are the principal bank subsidiaries of J.P. Morgan Chase & Co. On
                               December 31, 2000, J.P. Morgan & Co. Incorporated merged with and into The Chase Manhattan
                               Corporation, which thereupon changed its name to "J.P. Morgan Chase & Co." It is anticipated that
                               The Chase Manhattan Bank and Morgan Guaranty
                               Trust Company of New York will merge on July 14,
                               2001. Bear, Stearns Funding, Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. See "Description of the Mortgage
                               Pool--The Mortgage Loan Sellers" in this prospectus supplement.

Cut-off Date................   May 11, 2001.

Closing Date................   On or about May 2, 2001.

Distribution Date...........   The 15th day of each month or, if such 15th day
                               is not a business day, the business day
                               immediately following such 15th day, beginning in June 2001.

Interest Accrual Period.....   Interest will accrue on the offered
                               certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period..................   The period commencing on the second day of the
                               month preceding the month in which the related distribution date occurs and ending on the first day of the month in which the related distribution date occurs or, with respect to 19 mortgage loans, representing approximately 15.76% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the period commencing on the 11th day of the month preceding the month in which the related distribution date occurs and ending on the 10th day of the month in which the related distribution date occurs or, with respect to one mortgage loan, representing approximately 2.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the period commencing on the 12th day of the month preceding the month in which the related distribution date occurs and ending on the 11th day of the month in which the related distribution date occurs.

Determination Date..........   The earlier of (i) the 11th day of the month in
                               which the related distribution date occurs, or if such 11th day is not a business day, then the immediately preceding business day, and (ii) the 4th business day prior to the related distribution date.

                               OFFERED SECURITIES

General.....................   We are offering the following five classes of
                               commercial mortgage pass-through certificates as part of Series 2001-1:

                                      o  Class A-1
                                      o  Class A-2
                                      o  Class B
                                      o  Class C
                                      o  Class D

                               Series 2001-1 will consist of a total of 20 classes, the following fifteen of which are not being offered through this prospectus supplement and the accompanying prospectus: Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class S, Class R and Class LR.

                               The Series 2001-1 certificates will collectively represent beneficial ownership interests in a trust created by GE Capital Commercial Mortgage Corporation. The trust's assets will primarily be 151 mortgage loans secured by first liens on 165 commercial, multifamily and manufactured housing community properties.

Certificate Principal Amounts and
 Notional Amount............   Your certificates will have the approximate
                               aggregate initial principal amount or notional amount set forth below, subject to a variance of plus or minus 10%:

  Class A-1 ......... $171,865,000 principal amount
  Class A-2 ......... $703,045,000 principal amount
  Class B ........... $45,157,000 principal amount
  Class C ........... $49,390,000 principal amount
  Class D ........... $15,523,000 principal amount

                               See "Description of the Certificates--General" in this prospectus supplement.

Pass-Through Rates

A.  Offered Certificates....   Your certificates will accrue interest at an
                               annual rate called a pass-through rate which is set forth below for each class of certificates:

  Class A-1 ..............................     6.0790%
  Class A-2 ..............................     6.5310%
  Class B ................................     6.7190%
  Class C ................................     6.9710%(1)
  Class D ................................     7.1080%(1)

                               ----------
                               (1) For any distribution date, if the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months and net of all servicing and trustee fees) as of the first day of the related due period is less than the rate specified for the Class C or Class D certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal such weighted average net mortgage interest rate.

B. Interest Rate Calculation
   Convention...............   Interest on your certificates will be
                               calculated based on a 360-day year consisting of twelve 30-day months (i.e., a 30/360 basis).

                               For purposes of calculating the limit on the pass-through rates on the Class C and Class D certificates and the pass-through rate on the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated prepayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. In addition, all of the mortgage loans accrue interest based on a 360-day year and the actual number of days elapsed, also known as an actual/360 basis; except that one mortgage loan, representing approximately 1.21% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrues interest on the basis of a 360-day year consisting of twelve 30-day months, also known as a "30/360" basis. The interest rate for each mortgage loan will be recalculated, if necessary, so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates-- Distributions--Pass-Through Rates" in this prospectus supplement. See "Description of the Certificates--Distributions--

                               Pass-Through Rates" and "Description of the Certificates-- Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement.

Distributions

A. Amount and Order of
   Distributions............   On each distribution date, funds from the
                               mortgage loans available for distribution to the certificates, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                               First/Class A-1, Class A-2, Class X-1 and Class X-2: To interest on Class A-1, Class A-2, Class X-1 and Class X-2, pro rata, in accordance with their interest entitlements.

                               Second/Class A-1 and Class A-2: To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2, in that order, until reduced to zero. If the principal amount of each class of certificates other than Class A-1 and Class A-2 has been reduced to zero, funds available for principal will be distributed to Class A-1 and Class A-2, pro rata, rather than sequentially.

                               Third/Class A-1 and Class A-2: After the principal amount of each class of certificates other than Class A-1 and Class A-2 has been reduced to zero, to reimburse Class A-1 and Class A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, together with interest.

                               Fourth/Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds allocated to principal remaining after distributions in respect of principal to each Class with a higher priority (in this case, Class A-1 and Class A-2), to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                               Fifth/Class C: To Class C in a manner analogous to the Class B allocations of priority Fourth above.

                               Sixth/Class D: To Class D in a manner analogous to the Class B allocations of priority Fourth above.

                               Seventh/Non-offered Certificates (other than the Class X-1 and Class X-2 Certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

B. Interest and Principal
   Entitlements.............   A description of each class's interest
                               entitlement can be found in "Description of the Certificates--Distributions--Interest
                               Distribution Amount" in this prospectus
                               supplement.

                               A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates-- Distributions--Principal Distribution Amount" in this prospectus supplement.


C. Yield Maintenance Charges
   and Prepayment Premiums...  Yield maintenance charges with respect to the related mortgage loan will be allocated between the Class A through Class G certificates and the Class X-1 certificates by using the Base Interest Fraction, as defined herein.

                               Prepayment premiums with respect to the related mortgage loan will be allocated to the Class X-1 certificates.

                               For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                               See "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

Subordination


A.  General.................   The chart below describes the manner in which
                               the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest
                               (other than excess interest) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other Series 2001-1 certificates that are not being offered by this prospectus supplement). However, no principal payments or loan losses will be allocated to the Class X-1 and Class X-2 certificates, although loan losses will reduce the notional amount of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.

                                        ----------------------------------
                                              Class A-1, Class A-2
                                            Class X-1, and Class X-2*
                                        ----------------------------------

                                        ----------------------------------
                                                     Class B
                                        ----------------------------------

                                        ----------------------------------
                                                     Class C
                                        ----------------------------------

                                        ----------------------------------
                                                     Class D
                                        ----------------------------------

                                        ----------------------------------
                                                     private
                                                 certificates**
                                        ----------------------------------

                               * The Class X-1 and Class X-2 certificates are interest-only certificates and are not offered hereby.

                               ** Other than the Class S, Class R and Class LR certificates.

                               No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                               Any allocation of a loss to a class of
                               certificates will reduce the principal amount of that class.

                               See "Description of the Certificates" in this prospectus supplement.


B.  Shortfalls in
    Available Funds.........   The following types of shortfalls in available
                               funds will reduce distributions to the classes of certificates with the lowest payment priorities:
                               shortfalls resulting from additional
                               compensation, other than the servicing fee, which the master servicer or the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer, the trustee or the fiscal agent (to the extent not covered by default interest and late charges paid by the borrower as described herein); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust.

                               See "Description of the Certificates--
                               Distributions--Priority" in this prospectus supplement.

Advances

A.  P&I Advances............   The master servicer is required to advance
                               delinquent periodic mortgage loan payments if it determines that the advance will be recoverable.
                               The master servicer will not be required to advance balloon payments due at maturity in excess of a regular periodic payment, interest in excess of a mortgage loan's regular interest rate or yield maintenance charges. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance. None of the master servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
     Advances..............    The master servicer or, in certain limited
                               instances, the special servicer, may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to advance amounts deemed non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.


C. Interest on Advances.....   The master servicer, the special servicer, the
                               trustee and the fiscal agent, as applicable, will be entitled to interest on all advances, compounded monthly, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement; provided, however, that with respect to advances for periodic mortgage loan payments made prior to the expiration of any grace period for such mortgage loan, interest on such advances will only accrue from and after the expiration of such grace period. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                               See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

Reports to
 Certificateholders..........  On each distribution date, the following reports, among others, will be available to
                               Certificateholders and will contain the
                               information described under "Description of the Offered Certificates--Reports to
                               Certificateholders; Certain Available
                               Information" in this prospectus supplement:

                                      o  Delinquent Loan Status Report,
                                      o  Historical Liquidation Report,
                                      o  Historical Loan Modification Report,
                                      o  REO Status Report,
                                      o  Servicer Watch List, and
                                      o  Comparative Financial Status Report.

                               It is expected that each report will be in the form recommended by the Commercial Mortgage Securities Association (to the extent any changes thereto are reasonably acceptable to the master servicer or special servicer, as applicable). Upon reasonable prior notice, Certificateholders may also review at the paying agent's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged properties securing those loans. We expect that the available information and documents will include borrower operating statements, rent rolls and property inspection reports to the extent received by the paying agent from the servicer or special servicer.

                               See "Description of the Offered Certificates-- Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

                               THE MORTGAGE LOANS

The Mortgage Pool...........   The trust's primary assets will be 151 fixed
                               rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 165 commercial, multifamily and manufactured housing community properties.

                               The following tables set forth certain
                               anticipated characteristics of the mortgage loans as of the cut-off date. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the later of the cut-off date or the origination date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid in May 2001 on each mortgage loan and no defaults, delinquencies or prepayments on any mortgage loan as of the cut-off date.

                               The mortgage loans will have the following approximate characteristics as of the later of the origination date and the cut-off date:

  Aggregate principal balance (1) .....   $1,128,916,743
  Number of mortgage loans ............   151
  Number of mortgaged properties.......   165
  Number of balloon mortgage
   loans (2) ..........................   134
  Number of mortgage loans with
   anticipated prepayment dates........   15
  Number of fully amortizing
   mortgage loans .....................   2
  Range of mortgage loan principal
   balances ...........................   $925,000 to $49,959,015
  Average mortgage loan principal
   balance ............................   $7,476,270
  Range of mortgage rates .............   7.00% to 8.85%
  Weighted average mortgage rate.......   7.65%
  Range of original terms to
   maturity (3)(4) ....................   60 months to 240 months
  Weighted average original term to
   maturity (3)(4) ....................   121 months
  Range of remaining terms to
   maturity (3)(4) ....................   55 months to 236 months
  Weighted average remaining term
   to maturity (3)(4) .................   118 months
  Range of original amortization
   terms ..............................   238 months to 360 months
  Weighted average original
   amortization term ..................   349 months
  Range of remaining amortization
   terms ..............................   235 months to 360 months
  Weighted average remaining
   amortization term ..................   346 months
  Range of loan-to-value ratios as of
   the later of the origination date
   and the cut-off date ...............   24.98% to 81.69%
  Weighted average loan-to-value
   ratio as of the later of the
   origination date and the cut-off
   date ...............................   69.98%
  Range of loan-to-value ratios as of
   the maturity date (3) ..............   0.00% to 74.28%

  Weighted average loan-to-value
   ratio as of the maturity
   date (3) ............................   61.51%
  Range of occupancy rates (5) .........   71.84% to 100.00%
  Weighted average occupancy
   rate (5) ............................   96.49%
  Range of debt service coverage
   ratios ..............................   1.14x to 2.75x
  Weighted average debt service
   coverage ratio ......................   1.41x

                               ----------
                               (1) Subject to a permitted variance of plus or minus 10%.

                               (2)   Includes seven mortgage loans,
                                     representing approximately 1.54% of the
                                     aggregate principal balance of the
                                     mortgage loans as of the cut-off date,
                                     that pay interest-only for the first 25
                                     scheduled payments of their term.

                               (3)   In the case of 15 mortgage loans, the
                                     anticipated prepayment date.

                               (4)   For the 8 mortgage loans with a first
                                     payment date of either 6/1/01 or 6/10/01, representing 4.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the "Original Term to Maturity" and the "Remaining Term to Maturity" are calculated as the term between the first payment date and the maturity date.

                               (5) Excludes 11 hotel properties, representing approximately 6.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which have occupancy rates that generally range from 56.35% to 84.88%; if the mortgage loans secured by hotel properties are included, the range of occupancy rates of all the mortgaged properties is 56.35% to 100.00% and the weighted average occupancy rate of all the mortgaged properties is 95.02%.


                         SELLERS OF THE MORTGAGE LOANS
                         -----------------------------

                                                 AGGREGATE
                               NUMBER OF         PRINCIPAL
                                MORTGAGE      BALANCE OF THE   % OF INITIAL
                            LOANS/MORTGAGED      MORTGAGE          POOL
          SELLER               PROPERTIES          LOANS         BALANCE
          ------               ----------          -----         -------
  General Electric Capital
   Corporation ...........       97/108      $  667,657,944        59.14%
  Morgan Guaranty Trust
   Company of New
   York ..................        38/38         337,534,586        29.90
  Bear, Stearns Funding,
   Inc. ..................        16/19         123,724,212        10.96
                                 ------      --------------       ------
  Total ..................      151/165      $1,128,916,743       100.00%
                                =======      ==============       ======

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)
                  -------------------------------------------

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                MORTGAGED        MORTGAGE            POOL
        CURRENT USE            PROPERTIES          LOANS           BALANCE
        -----------            ----------          -----           -------
  Office ..................         45       $  468,452,021          41.50%
  Anchored Retail .........         39          266,122,305          23.57
  Multifamily .............         22          158,336,661          14.03
  Hotel ...................         11           68,991,747           6.11
  Self Storage ............         16           55,261,300           4.90
  Manufactured Housing.....         12           39,172,524           3.47
  Unanchored Retail .......         11           37,109,098           3.29
  Industrial ..............          8           30,485,707           2.70
  Parking Garage ..........          1            4,985,379           0.44
                                    --       --------------         ------
  Total ...................        165       $1,128,916,743         100.00%
                                   ===       ==============         ======

                               ----------
                               (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                                 PROPERTY TYPE

Industrial                      2.70%
Unanchored Retail               3.29%
Hotel                           6.11%
Self Storage                    4.90%
Office                         41.50%
Manufactured Housing            3.47%
Parking Garage                  0.44%
Multifamily                    14.03%
Anchored Retail                23.57%


                               The mortgaged properties are located in 35 states, Puerto Rico and the District of Columbia. The following table lists the states which have concentrations of mortgaged properties above 5%:


                          GEOGRAPHIC DISTRIBUTION (1)
                          ---------------------------

                                             AGGREGATE
                                             PRINCIPAL
                            NUMBER OF     BALANCE OF THE     % OF INITIAL
                            MORTGAGED        MORTGAGE            POOL
         STATE             PROPERTIES          LOANS           BALANCE
         -----             ----------          -----           -------
  California ..........         27       $  228,434,423      20.23%
  Florida .............         16          105,401,300       9.34
  New York ............          5           85,477,735       7.57
  Texas ...............         19           84,000,399       7.44
  Georgia .............          9           71,096,388       6.30
  Connecticut .........          4           58,322,957       5.17
  Other ...............         85          496,183,540      43.95
                                --       --------------     ------
  Total ...............        165       $1,128,916,743     100.00%
                               ===       ==============     ======

                               ----------
                               (1) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those properties by the appraised values of the mortgaged properties and/or each mortgaged property's underwritten net cash flow if not otherwise specified in the related loan agreement).

                            RANGE OF MORTGAGE RATES
                            -----------------------

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
   RANGE OF MORTGAGE RATES        LOANS            LOANS           BALANCE
   -----------------------        -----            -----           -------
  7.000% to 7.299% .........         7       $  165,895,393          14.70%
  7.300% to 7.499% .........        24          186,337,119          16.51
  7.500% to 7.699% .........        48          326,640,470          28.93
  7.700% to 7.999% .........        40          234,644,353          20.78
  8.000% to 8.299% .........        23          153,114,680          13.56
  8.300% to 8.599% .........         6           35,092,167           3.11
  8.600% to 8.850% .........         3           27,192,562           2.41
                                    --       --------------         ------
  Total ....................       151       $1,128,916,743         100.00%
                                   ===       ==============         ======


                          RANGE OF PRINCIPAL BALANCES
                          ---------------------------

                                            AGGREGATE
                                            PRINCIPAL
                           NUMBER OF     BALANCE OF THE     % OF INITIAL
 RANGE OF CUT-OFF DATE      MORTGAGE        MORTGAGE            POOL
        BALANCES             LOANS            LOANS           BALANCE
        --------             -----            -----           -------
  $925,000 to
   $2,000,000..........        16       $   25,093,607           2.22%
  $2,000,001 to
   $4,000,000..........        46          135,675,283          12.02
  $4,000,001 to
   $7,000,000 .........        41          220,228,945          19.51
  $7,000,001 to
   $12,000,000 ........        24          224,679,908          19.90
  $12,000,001 to
   $20,000,000 ........        14          215,169,677          19.06
  $20,000,001 to
   $30,000,000 ........         6          154,014,570          13.64
  $30,000,001 to
   $49,959,015 ........         4          154,054,754          13.65
                               --       --------------         ------
  Total ...............       151       $1,128,916,743         100.00%
                              ===       ==============         ======

                                 RANGE OF DSCRS
                                 --------------

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
       RANGE OF DSCRS             LOANS            LOANS           BALANCE
       --------------             -----            -----           -------
  1.143x to 1.209x .........         7       $   60,195,285           5.33%
  1.210x to 1.239x .........        24          139,651,831          12.37
  1.240x to 1.259x .........        23          161,487,377          14.30
  1.260x to 1.299x .........        24          169,315,812          15.00
  1.300x to 1.359x .........        35          250,035,764          22.15
  1.360x to 1.489x .........        27          151,313,760          13.40
  1.490x to 2.750x .........        11          196,916,915          17.44
                                    --       --------------         ------
  Total ....................       151       $1,128,916,743         100.00%
                                   ===       ==============         ======

                              RANGE OF LTV RATIOS
                              -------------------

                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
     RANGE OF LTV RATIOS          LOANS            LOANS           BALANCE
     -------------------          -----            -----           -------
  24.98% to 59.99% .........        10       $  117,707,697          10.43%
  60.00% to 64.99% .........        13          145,777,210          12.91
  65.00% to 68.99% .........        14          112,138,261           9.93
  69.00% to 72.99% .........        26          223,681,794          19.81
  73.00% to 76.99% .........        36          177,998,224          15.77
  77.00% to 79.99% .........        45          283,677,799          25.13
  80.00% to 81.69% .........         7           67,935,756           6.02
                                    --       --------------         ------
  Total ....................       151       $1,128,916,743         100.00%
                                   ===       ==============         ======


                   RANGE OF REMAINING TERM TO MATURITY DATE
                       OR ANTICIPATED PREPAYMENT DATE(1)
                       ---------------------------------

                                           AGGREGATE
                                           PRINCIPAL
                          NUMBER OF     BALANCE OF THE     % OF INITIAL
  RANGE OF REMAINING       MORTGAGE        MORTGAGE            POOL
     TERMS (MOS.)           LOANS            LOANS           BALANCE
     ------------           -----            -----           -------
  55 to 89 ...........         3       $   22,738,876           2.01%
  90 to 111 ..........         3           10,679,105           0.95
  112 to 116 .........        59          441,202,186          39.08
  117 to 118 .........        57          414,099,673          36.68
  119 to 120 .........        26          217,930,212          19.30
  121 to 220 .........         1            6,082,610           0.54
  221 to 236 .........         2           16,184,080           1.43
                              --       --------------         ------
  Total ..............       151       $1,128,916,743         100.00%
                             ===       ==============         ======

                               ----------
                               (1)   For the 8 mortgage loans with a first
                                     payment date of either 6/1/01 or 6/10/01, representing 4.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the "Remaining Term to Maturity Date or Anticipated Prepayment Date" is calculated as the term between the first payment date and the maturity date.

                               All of the mortgage loans bear interest at fixed rates.

                               The mortgage loans require the borrowers to make scheduled payments of principal and/or interest on the following days of each month (in some cases, subject to the indicated grace periods described below): 131 of the mortgage loans, representing approximately 81.68% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for scheduled payments of principal and/or interest due on the 1st day of each month, 19 mortgage loans, representing approximately 15.76% of the aggregate principal balance of the pool of the mortgage loans as of the cut-off date, provide for scheduled payments of principal and/or interest due on the 10th day of each month and one mortgage loan, representing approximately 2.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provides for scheduled payments of principal and/or interest due on the 11th day of each month. Except with respect to 20 mortgage loans, representing approximately 14.74% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all of the mortgage loans whose due date is the 1st day of each month provide for a grace period of not more than five business days. Three of such 20 mortgage loans, representing 2.61% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date provide for a grace period of 10 days; two of such mortgage loans, representing 6.46% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for no grace period; and 15 of such mortgage loans, representing 6.84% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for a grace period of seven days. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               150 of the mortgage loans, representing
                               approximately 98.79% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date accrue interest on an actual/360 basis and the remaining mortgage loan accrues interest on a 30/360 basis.

                               See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                              AMORTIZATION TYPES
                              ------------------

                                                  AGGREGATE
                                                  PRINCIPAL
                                 NUMBER OF     BALANCE OF THE     % OF INITIAL
                                  MORTGAGE        MORTGAGE            POOL
     TYPE OF AMORTIZATION          LOANS            LOANS           BALANCE
     --------------------          -----            -----           -------
  Balloon Loans (1) .........       134       $  972,581,014          86.15%
  APD Loans .................        15          140,151,649          12.41
  Fully Amortizing Loans.....         2           16,184,080           1.43
                                    ---       --------------         ------
  Total .....................       151       $1,128,916,743         100.00%
                                    ===       ==============         ======

                               ----------
                               (1)   Excludes the 15 mortgage loans with
                                     anticipated prepayment dates.

                               15 mortgage loans, representing approximately 12.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated prepayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class S certificates.

                               In addition, after the anticipated prepayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated prepayment dates. The remaining amortization term of these mortgage loans are the same as the remaining term to maturity if the mortgage loans are not prepaid on their anticipated prepayment dates.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information" and "Description of the Mortgage Pool-- Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                               The following table contains general information regarding the prepayment provisions of the mortgage loans.



                       OVERVIEW OF PREPAYMENT PROTECTION
                       ---------------------------------


                                                 AGGREGATE
                                                 PRINCIPAL
                                NUMBER OF     BALANCE OF THE     % OF INITIAL
                                 MORTGAGE        MORTGAGE            POOL
    PREPAYMENT PROTECTION         LOANS            LOANS           BALANCE
    ---------------------         -----            -----           -------
  Lockout period followed
   by defeasance ...........       149       $1,120,184,132          99.23%
  Lockout period followed
   by yield maintenance ....         1            6,082,610           0.54
  Lockout period followed
   by fixed penalty ........         1            2,650,000           0.23
                                   ---       --------------         ------
  Total ....................       151       $1,128,916,743         100.00%
                                   ===       ==============         ======

                               Defeasance generally permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other non-callable government securities for the related mortgaged property as collateral for the mortgage loan.

                               One mortgage loan (identified as Loan No. 58 on Annex A to this prospectus supplement), representing approximately 0.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits voluntary prepayment upon payment of a yield maintenance charge following the 47th scheduled payment of principal and interest.

                               One mortgage loan (identified as Loan No. 118 on Annex A to this prospectus supplement) representing approximately 0.23% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permits voluntary prepayment after the 59th scheduled payment of principal and interest upon payment of a prepayment premium that declines from 5% to 1% during the remaining life of the loan.

                               138 of the mortgage loans, representing
                               approximately 90.83% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, specify a period of time immediately prior to the stated maturity date or anticipated prepayment date, as applicable, during which there are no restrictions on voluntary prepayment. 136 of the mortgage loans, representing approximately 89.39% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit voluntary prepayment without the payment of a yield maintenance charge for the final 2 to 7 scheduled payments (including the scheduled payment on the stated maturity date or the anticipated prepayment date, as applicable). Two mortgage loans (identified as Loan No. 20 and 121 on Annex A to this prospectus supplement), representing approximately 1.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit voluntary prepayment without payment of a yield maintenance charge for the final 37 scheduled payments (including the scheduled payment on the maturity date).

                               All of the mortgage loans that permit prepayments require that the prepayment be made on the due date or, if on a different date, that any prepayment be accompanied by the interest that would be due on the next due date.

                               See "Description of the Mortgage Pool--Additional Mortgage Loan Information," "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Defeasance;
                               Collateral Substitution" in this prospectus supplement.

                               SIGNIFICANT LOANS


           TEN LARGEST MORTGAGE LOANS OR CROSS-COLLATERALIZED GROUPS
           ---------------------------------------------------------

                                                                         % OF
                               NUMBER OF    NUMBER OF      CUT-OFF     INITIAL
                                MORTGAGE    MORTGAGED       DATE         POOL
PROPERTY NAME                    LOANS     PROPERTIES      BALANCE     BALANCE
-------------                    -----     ----------      -------     -------
59 Maiden Lane ..............       1           1       $ 49,959,015     4.43%
Long Wharf Maritime
 Center I ...................       1           1         37,448,914     3.32
Synergy I and II Loans ......       2           2         35,264,956     3.12
818 West 7th Street .........       1           1         33,755,090     2.99
EII Portfolio II ............       1           7         32,891,735     2.91
Shoppes at Dadeland .........       1           1         28,978,305     2.57
Pescadero Apartments ........       1           1         28,963,183     2.57
Information Resources .......       1           1         25,882,222     2.29
Civic Executive Center ......       1           1         25,115,568     2.22
510 Fifth Avenue ............       1           1         22,981,698     2.04
                                    -           -       ------------    -----
Total/Weighted Average ......      11          17       $321,240,685    28.46%
                                   ==          ==       ============    =====



                                            STATED
                                           REMAINING               CUT-OFF       LTV
                               MORTGAGE      TERM                 DATE LTV     RATIO AT
PROPERTY NAME                    RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
-------------                    ----     ----------     ----       -----    ------------
59 Maiden Lane ..............     7.00%       119         2.75x     24.98%       21.80%
Long Wharf Maritime
 Center I ...................     7.25%       118         1.31x     68.09%       59.86%
Synergy I and II Loans ......     8.06%       114         1.23x     70.69%       63.52%
818 West 7th Street .........     7.35%       118         1.61x     62.51%       55.09%
EII Portfolio II ............     8.25%       115         2.11x     56.42%       47.05%
Shoppes at Dadeland .........     7.46%       119         1.23x     80.50%       71.09%
Pescadero Apartments ........     7.53%       118         1.39x     64.36%       56.98%
Information Resources .......     7.60%       116         1.50x     61.62%       50.41%
Civic Executive Center ......     7.23%       118         1.25x     69.77%       61.30%
510 Fifth Avenue ............     7.15%       119         1.33x     78.44%       68.73%
Total/Weighted Average ......     7.48%       117         1.65x     61.02%       53.27%

----------
(1)   Calculated with respect to the Anticipated Prepayment Date.



59 Maiden Lane Loan.........   The 59 Maiden Lane Loan (identified as Loan No.
                               1 on Annex A to this prospectus supplement) is secured by a first lien on a multi-tenanted office building located within the financial district submarket of downtown Manhattan, New
                               York. The building contains approximately
                               1,037,002 square feet of net rentable area. The building was built in 1966 and renovated in 2000.
                               As of March 2001, the building was approximately
                               83.9% occupied. A deposit of $125,000 per month into a re-leasing reserve will be required in years eight and nine. The 59 Maiden Lane Loan also required tax and insurance escrows, each funded monthly. The related mortgage loan permits the borrower to substitute another mortgaged property subject to certain requirements described in "Description of the Mortgage
                               Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                               Substitution--59 Maiden Lane Loan" in this prospectus supplement. The sponsors of the borrower are George and Michael Karfunkel, owners of AmTrust Realty Corp. AmTrust Realty Corp. is a privately held real estate company in Manhattan.


Long Wharf Maritime Center
 I Loan......................  The Long Wharf Maritime Center I Loan (identified as Loan No. 2 on Annex A to this prospectus supplement) is secured by a first lien on a multi-tenanted office building located within the Long Wharf Maritime Center office complex in New Haven, Connecticut. The building contains approximately 415,685 square feet of net rentable area and approximately 644,693 square feet of parking. The building and the parking garage were built in 1985. As of December 2000, the building was approximately 99.3% occupied. The borrower will be required to escrow $425,000 per year for the initial five years of the loan, with the right to withdraw up to $500,000 per year over the life of the loan to cover any costs to relet vacant space. After the initial five years, the borrower will be required to escrow $45,835 per month until

                               August 2008, up to a maximum of $3,000,000. The Long Wharf Maritime Center I Loan also required a $34,042 annual replacement reserve, and tax and insurance escrows, each funded monthly. The sponsor of the borrower is Fusco Corporation, a Connecticut based owner and developer of real estate.


Synergy Business Park --
Columbia I and Synergy
Business Park -- Columbia II
Loans .......................  The Synergy Business Park -- Columbia I Loan
                               (identified as Loan No. 12 on Annex A to this prospectus supplement) and Synergy Business Park -- Columbia II Loan (identified as Loan No. 13 on Annex A to this prospectus supplement) are secured by first liens on three and five multi-tenanted office buildings respectively, comprising the Synergy Business Park, formerly known as the Koger Business Center. The office park is located in the St. Andrews suburb, three miles from downtown Columbia, South Carolina. The Synergy Business Park contains 525,136 square feet of net rentable area in the aggregate. The three buildings securing the Synergy Business Park -- Columbia I Loan contain approximately 256,792 square feet of net rentable area, with the buildings built between 1987 and 1989. As of January 2001, the buildings were approximately 90.9% occupied and leased to 38 tenants. The five buildings securing the Synergy Business Park -- Columbia II Loan contain approximately 268,344 square feet of net rentable area, with the buildings built between 1982 and 1985. As of January 2001, the buildings were approximately 93.1% occupied and leased to 71 tenants. The Synergy Business Park -- Columbia I Loan required an up-front $527,000 re-leasing reserve and an up-front $270,000 capital improvements reserve. The Synergy Business Park -- Columbia I Loan also required a $276,480 annual rollover reserve, a $49,860 annual replacement reserve, and tax and insurance escrows, each funded monthly. The Synergy Business Park -- Columbia II Loan required an up-front $773,000 rollover reserve and an up-front $677,500 capital improvements reserve. The Synergy Business Park -- Columbia II Loan also required a $293,760 annual rollover reserve, a $59,460 annual replacement reserve, and tax and insurance escrows, each funded monthly. The managing member of the managing member of the borrowers is Jordan E. Slone. Mr. Slone is the Chairman and CEO of Harbor Group International. Harbor Group International controls over 1.9 million square feet of office space, over 2.2 million square feet of retail space and over 6,800 apartment units. The Synergy Business Park -- Columbia I and Synergy Business Park -- Columbia II Loans are cross-collateralized and cross-defaulted with each other. Under the terms of the Synergy Business Park -- Columbia I and Synergy Business Park -- Columbia II Loans, partial releases of properties within each loan are not permitted. However, the borrower is permitted to obtain the release of all the properties securing each respective loan, provided the outstanding principal balance of such loan is defeased. See "Risk Factors--Cross-Collateralized Mortgage Loans
                               Entail Risks" and "--Certain Additional Risks Relating to Tenants" in this prospectus supplement.

818 West Seventh
 Street Loan.................  The 818 West Seventh Street Loan (identified as
                               Loan No. 3 on Annex A to this prospectus supplement) is secured by a first lien on a multi-tenanted office building located in downtown Los Angeles, California. The building contains approximately 377,405 square feet of net rentable area and two subterranean parking levels. The property, which is listed as a Los Angeles historical monument, was built in 1926 and extensively renovated in 1985. As of January 2001, the building was 100.0% occupied with a total of 27 tenants. The 818 West Seventh Street Loan required an up-front $775,327 rollover reserve together with letters of credit totaling $1,045,237 to cover the rental obligations of three tenants. The 818 West Seventh Street Loan also required a $492,180 annual rollover reserve and a $75,000 annual replacement reserve, funded monthly, and tax and insurance escrows, each funded monthly. The sponsor of the borrower is Goodwin Gaw, president of Pioneer Capital Investments, Inc. Pioneer has a portfolio consisting of approximately 2.5 million square feet of office buildings in Los Angeles, San Francisco, New York and Hawaii.

EII Portfolio II Loan.......   The EII Portfolio II Loan (identified as Loan
                               No. 4 on Annex A to this prospectus supplement) is secured by a first lien on five limited service Hampton Inns hotels in State College,
                               Pennsylvania, Madison Heights, Michigan, Dublin,
                               Ohio, Charleston, South Carolina and Birmingham,
                               Alabama, one extended stay Homewood Suites Hotel in Windsor Locks, Connecticut and one limited service Comfort Inn in Rutland, Vermont. The hotels have a total of 859 rooms. As of November
                               2000, the year-to-date occupancy rate of the hotels, in the aggregate, was approximately
                               68.5%, with a $80.91 underwritten ADR and $54.03 underwritten RevPar. The EII Portfolio II Loan required a 4.0% reserve for furniture, fixtures and equipment, on a spend or accrue basis, as well as tax and insurance escrows. The sponsor of the borrower is Equity Inns, Inc, a NYSE traded self-administered REIT. Equity Inns, Inc.
                               commenced operations in March 1994. As of December 31, 2000, the company held a portfolio of 96 hotels comprising 12,284 rooms, located in 34 states and operating predominantly as limited-service and extended-stay hotels. The hotels in State College, Pennsylvania, Madison
                               Heights, Michigan, Dublin, Ohio, Charleston,
                               South Carolina, and Rutland, Vermont are operated under the terms of management agreements with Crossroads Hospitality, a wholly owned subsidiary of Interstate Hotels Corporation. The hotels in
                               Birmingham, Alabama and Windsor Locks,
                               Connecticut are operated under the terms of management agreements with Promus, a wholly owned subsidiary of Hilton Hotels. The individual liens that constitute the EII Portfolio II loan are cross-defaulted and cross-collateralized with each other.

                               Under the terms of the EII Portfolio II Loan, partial releases are permitted provided that, among other conditions, the borrower defeases 125% of the allocated loan amounts of the properties to be released. See "Risk Factors-- Cross-Collateralized Mortgage Loans Entail Risks" and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans-- Defeasance; Collateral Substitution--EII
                               Portfolio II Loan" in this prospectus supplement.

Shoppes at Dadeland Loan....   The Shoppes at Dadeland Loan (identified as
                               Loan No. 5 on Annex A to this prospectus supplement) is secured by a first lien on a two building shopping center located directly across the street from the Dadeland Mall, in Miami, Florida. The property was built in 1999 and contains approximately 105,181 square feet of net rentable area. As of December, 2000, the buildings were approximately 100.0% occupied and anchored by Linens-n-Things and The Container
                               Store. Dadeland Mall is a 1,400,000 square feet regional shopping center anchored by Burdines department store, Home Gallery, Lord & Taylor,
                               Saks Fifth Avenue and JC Penney. The Shoppes at
                               Dadeland Loan required a $15,660 annual
                               replacement reserve, an $80,004 annual rollover reserve and insurance escrows, all funded monthly. The sponsors of the borrower are Stephen Hayman, Alan Hayman and Neal Higgins
                               Walters. The Hayman company manages
                               approximately 9,000 apartment units and
                               approximately 3,000,000 square feet of
                               commercial space.

Pescadero Apartments Loan...   The Pescadero Apartments Loan (identified as
                               Loan No. 6 on Annex A to this prospectus supplement) is secured by a first lien on a fourteen building 170 unit class "A" apartment complex, located in Redwood City, California, approximately 26 miles from San Francisco. The complex was built in 1999 and contains 70 one-bedroom units and 100 two-bedroom units.
                               Amenities include an indoor swimming pool and health club. As of February, 2001 the mortgaged property was approximately 91.2% occupied.
                               Average rents at the property are $2,643 for one bedrooms and $2,989 for two-bedrooms. The
                               Pescadero Apartments Loan required a $29,750 annual replacement reserve, funded monthly. The sponsors of the borrower are the Michael Podell and Catherine Podell trusts, with the Michael
                               Podell trust having interests in four multifamily properties in Northern California.

Information Resources,
 Inc. Loan...................  The Information Resources, Inc. Loan (identified as Loan No. 7 on Annex A to this prospectus supplement) is secured by a first lien on two adjacent office buildings connected by a 6th floor skybridge. The six-story 150 N. Clinton Street building contains approximately 159,600 square feet of net rentable area and was built in 1908 and renovated in 1988. The seven-story 564
                               W. Randolph Street building contains
                               approximately 92,400 square feet of net rentable area and was built in 1918 and renovated in 1990. The buildings are located in West Loop District of Chicago,

                               Illinois. The buildings are 100.0% occupied by Information Resources Inc. (IRI) whose lease expires approximately two months prior to the maturity of the mortgage loan. The borrower was required to establish a re-leasing reserve at origination in the amount of $500,000 and requires additional reserves of $20,834 per month through the eighth year of the loan. During the last two years prior to maturity, the terms of the mortgage loan require that all cash flow in excess of that required for debt service and certain other expenses be deposited in the leasing reserve. Additionally, IRI is required to provide a $4.5 million letter of credit as a security deposit for payment of rent and performance by IRI of its other obligations under the lease. The Information Resources, Inc. Loan also required a $63,204 annual replacement reserve and tax and insurance escrows, each funded monthly. The sponsor of the borrower is W.P. Carey & Co., LLC.

Civic Executive
 Center Loan.................  The Civic Executive Center Loan (identified as
                               Loan No. 8 on Annex A to this prospectus supplement) is secured by a first lien on a three story, multi-tenant office building located in Walnut Creek, California, 20 miles east of downtown San Francisco. The property, which was built in 1983, contains approximately 167,117 square feet of net rentable area. As of December 2000, the property was approximately 98.0% occupied and leased by 16 tenants. The Civic Executive Center Loan required an annual replacement reserve, calculated as 150% of the excess of $58,088 less actual expenditures in the previous calendar year paid for by the borrower. The Civic Executive Center Loan also required a $108,324 annual re-leasing reserve, funded monthly and capped at $541,632, together with tax escrows funded monthly. The sponsor of the borrower is Sanford Diller. Mr. Diller has developed over 8,000 apartment units and approximately 2,700,000 square feet of office and retail space.

510 Fifth Avenue Loan.......   The 510 Fifth Avenue Loan (identified as Loan
                               No. 9 on Annex A to this prospectus supplement) is secured by a first lien on a five-story office building located in New York, New York. The building contains approximately 61,159 square feet of net rentable area and was built in 1954.
                               The building was designated a New York City landmark in 1997. As of March 2001, the property was 100.0% occupied by three tenants. The borrower will be required to make a deposit of $100,000 per annum into an escrow account to cover the estimated costs to re-lease any vacant space. The 510 Fifth Avenue Loan required a
                               $20,750 annual replacement reserve and tax and insurance escrows, each funded monthly. The sponsor of the borrower is Tahl-Propp Equities, a real estate development and acquisition company based in New York.


                       ADDITIONAL ASPECTS OF CERTIFICATES

Denominations...............   The offered certificates will be offered in
                               minimum denominations of $10,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
 Settlement.................   Each class of offered certificates will be
                               registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

                               You may hold your offered certificates through:
                               (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or The Euroclear System in Europe. Transfers within DTC, Clearstream Banking, societe anonyme or The Euroclear System will be made in accordance with the usual rules and operating procedures of those systems.

                               We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the offered certificates.

                               See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders..........  On each distribution date, the paying agent will prepare and make available to each
                               certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.

                               See "Description of the Certificates--Reports to Certificateholders; Certain Available
                               Information" in this prospectus supplement.

Deal Information/Analytics...  Certain information concerning the mortgage loans and the offered certificates will be available to you through the following services:

                                o  Bloomberg, L.P. and
                                o  the paying agent's website at
                                   www.chase.com/absmbs.


Optional Termination........   On any distribution date on which the aggregate
                               principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates.

                               See "Description of the Certificates--
                               Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status..................   Elections will be made to treat designated
                               portions of the trust (exclusive of interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates and the related distribution account for this deferred interest) as two separate REMICs--a Lower-Tier REMIC and an Upper-Tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                               Pertinent federal income tax consequences of an investment in the offered certificates include:

                               o Each class of offered certificates (and the Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N certificates) will represent "regular interests" in the Upper-Tier REMIC.

                               o The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

                               o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                               o One or more classes of offered certificates may be issued with original issue discount.

                               o  The Class S certificates will represent
                                  interests in a grantor trust with respect to interest that is deferred after the anticipated prepayment date on the mortgage loans that have anticipated prepayment dates.

                               See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations........   Subject to important considerations described
                               under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the accompanying prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment............   The offered certificates will not constitute
                               "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                               See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Ratings.....................   The offered certificates will not be issued
                               unless each of the offered classes receives the following ratings from Moody's Investors Service, Inc. and Fitch:

                          MOODY'S     FITCH
                         ---------   ------
  Class A-1 ..........      Aaa        AAA
  Class A-2 ..........      Aaa        AAA
  Class B ............      Aa2        AA
  Class C ............       A2         A
  Class D ............       A3        A-


                               A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" in this prospectus supplement, "Risk Factors" and "Ratings" in this prospectus supplement and "Rating" and "Yield and Maturity Considerations" in the prospectus.

                               See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below (in addition to those risks described in the prospectus under "Risk Factors") are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following risks actually occur, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, Florida, New York, Texas, Georgia and Connecticut represent approximately 20.23%, 9.34%, 7.57%, 7.44%, 6.30% and 5.17%, respectively, by allocated loan amounts, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

     o The largest mortgage loan represents approximately 4.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool-- Significant Mortgage Loans" in this prospectus supplement.

     o The five largest mortgage loans or group of cross-collateralized loans represent, in the aggregate, approximately 16.77% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     o The ten largest mortgage loans or group of cross-collateralized loans represent, in the aggregate, approximately 28.46% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans or group of cross-collateralized loans not described above represents less than 2.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                         PROPERTY TYPE CONCENTRATIONS

                                                                        CUT-OFF
                                                                         DATE
                   NUMBER        AGGREGATE        % OF                  BALANCE
                     OF           CUT-OFF       INITIAL       # OF     PER # OF
PROPERTY         MORTGAGED          DATE          POOL       UNITS     UNITS OR
 TYPE          PROPERTIES(1)     BALANCE(1)     BALANCE      OR NRA       NRA
------------- --------------- --------------- ----------- ----------- ----------
Office ......        45        $468,452,021       41.50%   5,426,281   $ 86.33
Retail (3) ..        50        $303,231,403       26.86%   3,406,178   $ 89.02
Multifamily..        22        $158,336,661       14.03%       2,956   $53,565
Hotel .......        11        $ 68,991,747        6.11%       1,471   $46,901


                                        WEIGHTED AVERAGES
              ---------------------------------------------------------------------
                                                                            LTV
                            STATED                            CUT-OFF      RATIO
                          REMAINING                             DATE         AT
PROPERTY       MORTGAGE      TERM                               LTV       MATURITY
 TYPE            RATE      (MOS)(2)   OCCUPANCY     DSCR       RATIO        (2)
------------- ---------- ----------- ----------- ---------- ----------- -----------
Office ......     7.55%      117          96%        1.49x      65.43%      57.75%
Retail (3) ..     7.67%      121          98%        1.29x      75.77%      67.18%
Multifamily..     7.49%      112          97%        1.31x      74.42%      66.21%
Hotel .......     8.41%      115          72%        1.82x      59.73%      50.04%

----------
(1) Based on the allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2) Calculated with respect to the anticipated prepayment date for the mortgage loans with anticipated prepayment dates.

(3) 39 of such mortgage loans, representing approximately 23.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" retail mortgaged properties.

     A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.


                     MORTGAGE LOANS WITH RELATED BORROWERS

     16 groups of mortgage loans have borrowers related to each other, but none of these groups of mortgage loans represent more than 3.94% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Three mortgage loans, representing approximately 5.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Mortgaged properties owned by related borrowers are likely to:

     o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o have common general partners, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers have previously owned property other than the related mortgaged property or may not otherwise be required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. In addition, the terms of three mortgage loans (identified as Loan Nos. 49, 118 and 149 on Annex A to this prospectus supplement), representing approximately 0.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, do not require the related borrower to be a single-purpose entity. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

CROSS-COLLATERALIZED MORTGAGE LOANS ENTAIL RISKS

     Six groups, consisting of 17 mortgage loans in the aggregate (identified as Loan Nos. 12, 13, 32, 37, 40, 41, 42, 50, 54, 62, 66, 67, 82, 85, 113, 137
and 144, on Annex A to this prospectus supplement), representing approximately 11.05%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized or cross-defaulted. In addition, three mortgage loans (identified as Loan Nos. 4, 22 and 26 on Annex A to this prospectus supplement), representing 5.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date provides that the individual liens that constitute the loan are cross-collateralized and cross-defaulted with each other. These arrangements seek to reduce the risk that the inability of a mortgaged property securing each such mortgage loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. However, to the extent any property is released through prepayment or defeasance, such cross-collateralization may not provide sufficient credit enhancement, even if the prepaid or defeased loan provided for a release price greater than the allocated loan amount.

     Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's mortgage loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower. If the lien is avoided, the lender would lose the benefits afforded by such lien.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender. As of the date hereof, the mortgage loan sellers have informed us that they are aware of the following indebtedness with respect to the mortgage loans.

     o With respect to one mortgage loan (identified as Loan No. 30 on Annex A to this prospectus supplement), representing approximately 0.94% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has a contingent obligation to the original owner of the property for the reimbursement of Community Facility District payments if and when such payments are made to the borrower, secured by the related mortgaged property. No such payments have currently been made.

     o With respect to one mortgage loan (identified as Loan No. 14 on Annex A to this prospectus supplement), representing approximately 1.53% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the terms of such loan permit further unsecured debt payable to a general partner of the related borrower in an amount not to exceed $1,000,000, and is subject to both the lender's approval and the subordinate debt lender's entering into a subordination and standstill agreement.

     o The terms of certain loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Additionally, although the mortgage loans generally restrict the pledging of general partnership and managing member equity interests in a borrower subject to certain exceptions, the terms of the mortgages generally permit, subject to certain limitations, the transfer or pledge of less than a certain specified portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related mortgaged property.

     In particular, with respect to seven mortgage loans (identified as Loan Nos. 32, 41, 67, 82, 85, 113 and 144 on Annex A to this prospectus supplement), representing approximately 3.32% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the partners of the related borrower have pledged their interest in such borrowers to secure $4,227,870 of mezzanine debt. Such mezzanine debt is also secured by the interests in an affiliated owner of another property not included in the mortgage pool. The terms of such loans do not permit additional mezzanine debt. Additionally, with respect to four mortgage loans (identified as Loan Nos. 42, 54, 62 and 137 on Annex A to this prospectus supplement), representing approximately 1.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sole shareholder of the related borrowers has an unsecured obligation to the non-recourse carveout indemnitor in the aggregate amount of approximately $7,344,720.

     Additionally, three mortgage loans (identified as Loan Nos. 8, 80 and 61 on Annex A to this prospectus supplement), representing approximately 3.14% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, permit future mezzanine debt, subject to lender review and respective caps of $2,000,000, $1,000,000 and $250,000.

     When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     See "Description of the Mortgage Pool--General" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED PREPAYMENT DATE

     149 of the mortgage loans (including seven mortgage loans, representing 1.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pay interest only for the first 25 scheduled payments of their terms), representing approximately 98.56% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated prepayment dates or stated maturity dates. 134 of these mortgage loans, representing approximately 86.15% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity, and the remaining 15 mortgage loans, representing approximately 12.41% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have a substantial balance outstanding at their anticipated prepayment dates. 123 of the mortgage loans, representing approximately 77.99% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature in the year 2011. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time.

     A borrower's ability to repay a loan on its stated maturity date or anticipated prepayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

     o the availability of, and competition for, credit for commercial real estate projects;

     o   the prevailing interest rates;

     o   the fair market value of the related properties;

     o   the borrower's equity in the related properties;

     o   the borrower's financial condition;

     o   the operating history and occupancy level of the property;

     o   reductions in government assistance/rent subsidy programs;

     o   the tax laws; and

     o   the prevailing general and regional economic conditions.

     The availability of funds in the credit markets fluctuates over time.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL, MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial, multifamily and/or manufactured housing community properties. Commercial, multifamily and manufactured housing community lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial, multifamily or manufactured housing community loan is typically dependent upon the ability of the applicable property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

     o   the adequacy of the property's management and maintenance;

     o   the age, design and construction quality of the properties;

     o management's ability to convert an unsuccessful property to an alternate use;

     o perceptions regarding the safety, convenience and attractiveness of the properties;

     o   the proximity and attractiveness of competing properties;

     o   new construction of competing properties in the same market;

     o   the adequacy of the property's management and maintenance;

     o   increases in operating expenses;

     o   dependence on tenant(s) in a particular business or industry;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o   a decline in the financial condition of a major tenant;

     o   rent control laws;

     o   an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of retail space, office space or multifamily housing;

     o   demographic factors;

     o   consumer confidence;

     o   consumer tastes and preferences; and

     o   retroactive changes in building codes.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o   the length of tenant leases;

     o   the creditworthiness of tenants;

     o   in the case of rental properties, the rate at which new rentals occur;
         and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.



TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant represents a significant portion of the rental income. Mortgaged properties leased to a single tenant or a tenant that represents a significant portion of the rental income also are more susceptible to interruptions of cash flow if such tenant fails to renew its lease. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 14 mortgage loans, representing approximately 7.58% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. Most of the leases for each of these single tenants extend beyond the stated maturity date of the mortgage loans. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" and "--Office Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o   space in the mortgaged properties could not be leased or re-leased;

     o   tenants were unable to meet their lease obligations;

     o   a significant tenant were to become a debtor in a bankruptcy case; or

     o   rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. In this regard, the three largest tenants and their respective lease expiration dates for office, retail and industrial properties are set forth on Annex A to this prospectus supplement. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and re-letting the property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at tenant's option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     Additionally, with respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or purchase option to purchase all or a portion of the mortgaged property. Such provisions, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Each mortgage loan is a nonrecourse loan, except with respect to liabilities resulting from certain matters such as fraud or misappropriation of funds. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Payment prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the property.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 45 of the mortgage loans representing approximately 41.50% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A large number of factors may adversely affect the value of office properties, including:

     o   the quality of an office building's tenants;

     o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

     o the failure of federal, state and local government-sponsored tenants to sustain relevant appropriations, resulting in such tenants terminating their leases;

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases or filing for bankruptcy;

     o   the desirability of the area as a business location; and

     o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property for new tenants. See "--Risks Relating to Loan Concentrations" above.

     Technology, communications and internet start-up companies have recently experienced a variety of factors that tend to make their businesses relatively volatile. Many of those companies have little or no operating history, their owners and management are often inexperienced and such companies may be heavily dependent on obtaining venture capital financing. In addition, technology and internet start-up companies often require significant build-out related to special technology which may adversely affect the ability of the landlord to relet the properties. The relative instability or failure of these tenants may have an adverse impact on certain of the properties.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 47 of the mortgage loans representing approximately 26.86% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" in a shopping center also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size and is important in attracting customers to a retail property, whether or not it is located on the related mortgaged property. 39 of the mortgage loans, representing approximately 23.57% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "anchored" or "shadow anchored" and 11 of the mortgage loans, representing approximately 3.29% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by retail properties that are considered by the applicable mortgage loan seller to be "unanchored".

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores at the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions including without limitation certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

     In addition, various factors may affect the economic performance of retail properties, including:

     o   local competitive conditions;

     o   adverse changes in consumer spending;

     o   quality of management;

     o   need to make major improvements to satisfy tenants; and

     o a decline in the business of tenants, resulting in tenants ceasing operations, not renewing their leases, going dark or filing for bankruptcy.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 22 of the mortgage loans representing approximately 14.03% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

     o the physical attributes of the apartment building such as its age, appearance and construction quality;

     o   local employer relocations and military base closings;

     o the location of the property, for example, a change in the neighborhood over time;

     o   capability of management in renting units;

     o the ability of management to provide adequate maintenance and insurance;

     o   the types of services or amenities that the property provides;

     o   the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o in the case of student housing facilities, the reliance on the financial well-being of the colleges or universities to which they relate, as well as physical layouts which may not be readily convertible to traditional multifamily use;

     o   the presence of competing properties;

     o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o   local competitive conditions;

     o   quality of management;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     One of the mortgage loans (identified as Loan No. 131 on Annex A to this prospectus supplement), representing approximately 0.19% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property that is eligible for and has received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property.

     One of the mortgage loans (identified as Loan No. 136 on Annex A to this prospectus supplement), representing approximately 0.18% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is secured by a mortgaged property containing various tenants entitled to certain subsidies administered by the City of Boise, Idaho. The subsidies are paid directly to the related mortgagor.

     Additionally, two of the mortgage loans (identified as Loan Nos. 6 and 68 on Annex A to this prospectus supplement), representing approximately 3.04% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure five of the mortgage loans representing approximately 6.11% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Various factors may adversely affect the economic performance of a hotel, including:

     o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o   the construction of competing hotels or resorts;

     o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     The liquor licenses for most of the mortgaged properties are held by affiliates of the mortgagors, unaffiliated managers and operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     Four of the mortgage loans secured by hotel properties, representing approximately 5.34% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

     o the continued existence and financial strength of the franchisor or hotel management company;

     o   the public perception of the franchise or hotel chain service mark; and


     o   the duration of the franchise licensing or management agreements.

     Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure eight of the mortgage loans representing approximately 2.70% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Significant factors determining the value of industrial properties are:

     o   the quality of tenants;

     o   building design and adaptability; and

     o   the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MANUFACTURED HOUSING COMMUNITY PROPERTIES HAVE SPECIAL RISKS

     12 of the mortgage loans, representing approximately 3.47% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by manufactured housing community properties. Loans secured by liens on manufactured housing community properties pose risks not associated with loans secured by liens on other types of income producing real estate.

     The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o   other manufactured housing communities;

     o   apartment buildings; and

     o   site built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o   location of the manufactured housing community;

     o the ability of management to provide adequate maintenance and insurance;

     o   the type of services or amenities it provides;

     o   the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

SELF-STORAGE PROPERTIES HAVE SPECIAL RISKS

     Self-storage properties secure 11 of the mortgage loans, representing approximately 4.90% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relative low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures, Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to:

     o   decreased demand;

     o   competition;

     o   lack of proximity to apartment complexes or commercial users;

     o   apartment tenants moving to single-family homes;

     o   decline in services rendered, including security;

     o   dependence on business activity ancillary to renting units;

     o   age of improvements; or

     o other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

     Tenant privacy, anonymity and efficient access may heighten environmental risks. No environmental assessment of a mortgaged property included an inspection of the contents of the self-storage units included in the self-storage mortgaged properties and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o   responding to changes in the local market;

     o   planning and implementing the rental structure;

     o   operating the property and providing building services;

     o   managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions" below.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     Eight of the mortgage loans, representing approximately 4.69% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by liens on the related borrower's leasehold interest in all or a portion of the related real property, but not by the corresponding fee ownership interest in the property that is subject to the ground lease. Additionally, one mortgage loan, representing 2.91% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, consists of seven properties, six of which (representing 89.83% of the mortgage loan's allocated balance) are secured by a fee simple estate and one of which (representing 10.17% of the mortgage loan's allocated balance) is secured by a leasehold estate in the commercial property. Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property may be riskier than lending on a fee ownership interest in that property. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST

     Affiliates of the depositor and the master and primary servicer intend to purchase a portion of the Series 2001-1 offered certificates. This could cause a conflict between the master servicer's duties to the trust under the pooling and servicing agreement and its interest as a holder of a certificate. In addition, the holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Additionally, any of those parties may, especially if it or an affiliate holds Series 2001-1 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds Series 2001-1 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, a servicer is not required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2001-1 non-offered certificates.

     Additionally, the master and primary servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. With respect to seven mortgage loans identified as Loan Nos. 84, 87, 112, 135, 141, 150 and 151 on Annex A to this prospectus supplement, representing approximately 1.54% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of General Electric Capital Corporation, one of the mortgage loan sellers, of the depositor and of the master servicer owns 85% of each borrower's managing member.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

     o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

     o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

DIRECTING CERTIFICATEHOLDER MAY DIRECT SPECIAL SERVICER ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders, which may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its recent decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on the Class C and Class D Certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions, fixed penalty provisions or with yield maintenance provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment provisions or that involuntary prepayments will not occur. In particular, two mortgage loans, each of which is a fully amortizing loan with a 20 year term, representing 1.43% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have an open prepayment period beginning three years prior to their respective maturity date.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o   the terms of the mortgage loans;

     o   the length of any prepayment lock-out period;

     o   the level of prevailing interest rates;

     o   the availability of mortgage credit;

     o   the applicable yield maintenance charges;

     o the master servicer's or special servicer's ability to enforce those charges or premiums;

     o   the failure to meet certain requirements for the release of escrows;

     o   the occurrence of casualties or natural disasters; and

     o   economic, demographic, tax, legal or other factors.

     The mortgage loans do not require a yield maintenance charge for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge would be payable. A repurchase may adversely affect the yield to maturity on your certificates.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, penalty charges or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or penalty charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o   the aggregate amount of distributions on the offered certificates;

     o   their yield to maturity;

     o   the rate of principal payments; and

     o   their weighted average life.

     If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

     To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances, compounded monthly, at the "Prime Rate" as published in The Wall Street Journal as described in this prospectus supplement. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates-- Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

     Other than one mortgage loan, representing approximately 0.12% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, for which a lender's secured creditor insurance policy was obtained from a third party insurer, all of the mortgaged properties were subject to environmental site assessments at or about the time of origination of the mortgage loans, including Phase I site assessments or updates of previously performed Phase I site assessments. In some cases, Phase II site assessments have also been performed. Although those assessments involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

     o which will be remediated or abated in all material respects by the closing date;

     o   for which an escrow for the remediation was established;

     o for which an environmental insurance policy was obtained from a third party insurer;

     o for which the consultant recommended an operations and maintenance plan or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

     o for which the principal of the borrower or another financially responsible party is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

     o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, silver and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and/or the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Risks" and "Certain Legal Aspects of Mortgage Loans-- Environmental Risks" in the prospectus.

TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must (in all circumstances required by the Code) retain an independent contractor to operate the property. Any net income from the operation of the property (other than qualifying "rents from real property"), any rental income based on the net profits of a tenant or sub-tenant or any income from a non-customary service, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property.

RISKS ASSOCIATED WITH ONE ACTION RULES

     Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

CERTAIN LEGAL ASPECTS OF MORTGAGED LOANS FOR MORTGAGED PROPERTIES LOCATED IN PUERTO RICO

     Commercial mortgage loans in Puerto Rico are generally evidenced by the execution of a promissory note in favor of the mortgagee and a "mortgage note" payable to the bearer thereof is then pledged to the mortgagee as security for the promissory note. The mortgage note in turn is secured by a deed of mortgage on certain real property of the mortgagor. Priority between mortgage instruments depends on their terms and generally on the order of filing with the appropriate Registry of Property of Puerto Rico. Foreclosure of a mortgage in Puerto Rico is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. The costs of foreclosure would reduce the proceeds from a foreclosure sale available to satisfy the Mortgage Loan. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court generally issues a judgment of foreclosure and appoints a marshal or other court officer to conduct the sale of the property. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. The courts of Puerto Rico will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices.

PUERTO RICO/UNITED STATES RELATIONSHIP

     The Commonwealth of Puerto Rico is an unincorporated territory of the United States. The provisions of the United States Constitution and laws of the United States apply to the Commonwealth of Puerto Rico as determined by the United States Congress and the continuation or modification of current federal law and policy applicable to the Commonwealth of Puerto Rico remains within the discretion of the United States Congress.

PROPERTY INSURANCE

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 20.23%, 9.34%, 7.44% and 1.45% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Florida, Texas and Puerto Rico, respectively, areas that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

ZONING COMPLIANCE AND USE RESTRICTIONS

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures". This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which are non-conforming may be in violation of applicable zoning laws although the mortgage loan sellers are not aware of any such violations that are material. The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used, or subject the borrower to other penalties prescribed by applicable zoning laws.

     Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATING TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged properties, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus supplement without further description are approximate percentages by anticipated aggregate principal balance of the pool of mortgage loans as of the cut-off date, assuming that the mortgage loans make their scheduled monthly payments in May. The trust will consist primarily of 151 mortgage loans secured by 165 commercial, multifamily and manufactured housing community mortgaged properties with an aggregate principal balance of approximately $1,128,916,743 (the "Initial Pool Balance") as of the cut-off date. The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date or after application of all payments due on or before that date, whether or not received but without regard to any prepayments received on or prior to the cut-off date. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

         (1) on a fee simple estate in one or more commercial, multifamily or manufactured housing community properties;

         (2) with respect to one mortgage loan (identified as Loan No. 4 on Annex A to this prospectus supplement), representing approximately 2.91% of the Initial Pool Balance and comprised of seven different properties, one of such properties constitutes a leasehold estate in the commercial property; or

         (3) with respect to eight mortgage loans (identified as Loan No. 14, 42, 51, 54, 62, 74, 137 and 143 on Annex A to this prospectus supplement), representing approximately 4.69% of the Initial Pool Balance, a leasehold estate in all or a portion of a commercial property (each of clauses (1) through (3), a "Mortgaged Property").

     The term of any ground lease securing any mortgage loan that is not also secured by the related fee interest extends at least 10 years beyond the stated maturity of that mortgage loan (including extensions at the borrower's option). Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans-- Bankruptcy Laws" in the prospectus.

     On or about May 2, 2001 (the "Closing Date"), GE Capital Commercial Mortgage Corporation (the "Depositor") will acquire the mortgage loans from General Electric Capital Corporation ("GECC"), Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and Bear, Stearns Funding, Inc. ("BSFI" and, collectively with GECC and Morgan Guaranty, the "Mortgage Loan Sellers") pursuant to three mortgage loan purchase agreements, each dated as of April 25, 2001 (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee") for the benefit of the holders of the certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. For purposes of the prospectus, each of the Mortgage Loan Sellers constitutes a Mortgage Asset Seller.

     The mortgage loans were originated in the period between March 2000 and April 2001.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     As of the date hereof, the applicable Mortgage Loan Sellers have informed us that they are aware of the following indebtedness with respect to the mortgage loans:

     o With respect to one mortgage loan (identified as Loan No. 30 on Annex A to this prospectus supplement), representing approximately 0.94% of the Initial Pool Balance, the related borrower has a contingent obligation for the reimbursement of Community Facility District payments, if and when such payments are made to the borrower, secured by the related mortgaged property. No such payments have currently been made.

     o With respect to one mortgage loan (identified as Loan No. 14 on Annex A to this prospectus supplement), representing approximately 1.53% of the Initial Pool Balance, the terms of such loan permit further unsecured debt payable to a general partner of the related borrower in an amount not to exceed $1,000,000, subject to both the lender's approval and the subordinate debt lender's entering into a subordination and standstill agreement.

     o The terms of certain of the mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     In addition, although the mortgage loans generally restrict the transfer or pledging of general partnership and managing member equity interests in a borrower, subject to certain exceptions, the terms of the mortgage generally permit, subject to certain limitations, the pledging of a less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Moreover, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

     In particular, with respect to seven mortgage loans (identified as Loan No. 32, 41, 67, 82, 85, 113 and 144 on Annex A to this prospectus supplement), representing approximately 3.32% of the Initial Pool Balance, the partners of the related borrower have pledged their interest in such borrowers to secure $4,227,870 of mezzanine debt. Such debt is also secured by the interests in an affiliated owner of another property. The terms of such loans do not permit additional mezzanine debt. Additionally, with respect to four mortgage loans (identified as Loan Nos. 42, 54, 62 and 137 on Annex A to this prospectus supplement), representing approximately 1.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the sole shareholder of the related borrowers has an unsecured obligation to the non-recourse carveout indemnitor in the aggregate amount of approximately $7,344,720.

     Three mortgage loans (identified as Loan No. 8, 80 and 61 on Annex A to this prospectus supplement), representing approximately 3.14% of the Initial Pool Balance, permit future mezzanine debt, subject to lender review and respective caps of $2,000,000, $1,000,000 and $250,000.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans-- Subordinate Financing" in the prospectus.

AFFILIATED BORROWER CONCENTRATIONS

     No concentration of non-cross-collateralized mortgage loans has affiliated borrowers with an aggregate outstanding principal balance as of the cut-off date which exceeds 5% of the Initial Pool Balance.

SIGNIFICANT MORTGAGE LOANS

     No mortgage loan or group of cross-collateralized mortgage loans has an outstanding principal balance as of the cut-off date which exceeds 5% of the Initial Pool Balance.

APD LOANS

     15 mortgage loans (identified as Loan No. 4, 6, 18, 21, 32, 41, 67, 82, 85, 104, 107, 111, 113, 116 and 144 on Annex A to this prospectus supplement) (the "APD Loans"), representing approximately 12.41% of the Initial Pool Balance, provide that if, after a certain date (each, an "Anticipated Prepayment Date"), the borrower has not prepaid the respective APD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Prepayment Date for each APD Loan is approximately 120 months after the origination date for the APD Loans. The Revised Rate for (a) three APD Loans (identified as Loan No. 4, 6 and 18 on Annex A to this prospectus supplement) is equal to the Initial Rate, plus 2% per annum, (b) seven APD Loans (identified as Loan No. 32, 41, 67, 82, 85, 113 and 144 on Annex A to this prospectus supplement) is equal to the greater of
(i) the Initial Rate plus 2% or (ii) then current treasury rate most closely corresponding to the remaining loan term plus 2%; and (c) five APD Loans (identified as Loan No. 21, 104, 107, 111 and 116 on Annex A to this prospectus supplement) is equal to the greater of the Initial Rate plus 2% or a treasury index plus a specified amount (ranging from 3.9% to 4.2%). After the Anticipated Prepayment Date, the APD Loans further require that all cash flow available from the related Mortgaged Property after payment of the constant periodic payment required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective APD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the APD Loans after their Anticipated Prepayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the APD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective APD Loan has been paid in full. Additionally, with respect to Loan No. 4, 6, 104, 107, 111 and 116, the terms of the APD Loans provide that the springing lockbox accounts established on or about origination into which the related property manager and/or tenants are required to directly deposit rents or other revenues from the related Mortgaged Property become hard lock boxes after the Anticipated Prepayment Date or other trigger events. With respect to Loan No. 18, 32, 41, 67, 82, 85, 113 and 144 the terms of such loans provide that a lockbox be established six months prior to the Anticipated Prepayment Date which becomes a hard lockbox after the Anticipated Prepayment Date. Loan No. 21 has terms that provide for a hard lockbox from origination. See "--Lock Box Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the APD Loans will be prepaid by the respective borrower on or about their Anticipated Prepayment Dates.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     131 of the mortgage loans, representing approximately 81.68% of the Initial Pool Balance, have due dates that occur on the 1st day of each month, and 19 mortgage loans, representing approximately 15.76% of the Initial Pool Balance, have due dates that occur on the tenth day of each month and one mortgage loan, representing approximately 2.57% of the Initial Pool Balance, has a due date that occurs on the 11th day of each month. All of the mortgage loans whose due dates are the 1st day of each month provide for grace periods of not more than ten days.

     All of the mortgage loans bear interest at fixed rates. 150 of the mortgage loans, representing approximately 98.79% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"), and the remaining mortgage loan accrues interest on the basis of a 360-day year consisting of twelve 30-day months ("30/360 Basis"). 134 mortgage loans, representing approximately 86.15% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. Seven of these mortgage loans, representing approximately 1.54% of the Initial Pool Balance, initially provide for monthly payments of interest-only for the first 25 scheduled payments of the term of the mortgage loan and payments which would amortize a portion of the principal balance of the mortgage loan during the remaining term of the mortgage loan. Thus, those mortgage loans will have balloon payments due at their stated maturity dates. In addition, the 15 APD Loans, representing approximately 12.41% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Prepayment Dates if the related borrower prepays the mortgage loan on that date.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (or defeasance) for a specified period of time after its date of origination (a "Lock-out Period"). In addition, each mortgage loan restricts voluntary prepayments in one of the following ways:

         (1) 149 of the mortgage loans, representing approximately 99.23% of the Initial Pool Balance, permit only defeasance after the expiration of the Lock-out Period. In the case of certain loans that are secured by multiple properties or are cross-collateralized with other loans, partial defeasance is permitted.

         (2) One of the mortgage loans, representing approximately 0.54% of the Initial Pool Balance, requires that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period"), be accompanied by a Yield Maintenance Charge (as defined below) and one mortgage loan, representing approximately 0.23% of the Initial Pool Balance, requires that any payments made during a specified period be accompanied by a prepayment penalty equal to a declining percentage of the outstanding principal balance of the mortgage loan.

     "Yield Maintenance Charge" will be the greater of (i) 1% of the principal amount being prepaid or (ii) the excess, if any, of (a) the sum of the present values of all remaining scheduled payments of principal and interest, including the balloon payment, discounted at a rate, which, when compounded monthly, equals the U.S. Securities Rate over (b) the principal amount being prepaid. "U.S. Securities Rate" means as of the date five business days prior to the scheduled date of prepayment, the rate published in the "Treasury Bonds, Notes and Bills" section of The Wall Street Journal, or if not published therein the rate published by the Federal Reserve System in its "Statistical Release H.15(519), Selected Interest Rates", for the most recently issued U.S. Treasury Security with a term closest to, but not exceeding, that remaining on the related mortgage note on the date of the prepayment.

     Yield Maintenance Charges and prepayment premiums are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     138 of the mortgage loans, representing approximately 90.83% of the Initial Pool Balance, specify a period of time immediately prior to the stated maturity date or Anticipated Prepayment Date, as applicable, during which there are no restrictions on voluntary prepayment. 136 of the mortgage loans, representing approximately 89.39% of the Initial Pool Balance, permit voluntary prepayment without the payment of a yield maintenance charge for the final 2 to 7 scheduled payments (including the scheduled payment on the stated maturity date or Anticipated Prepayment Date, as applicable). Two mortgage loans (identified as Loan No. 20 and 121 on Annex A to this prospectus supplement), representing approximately 1.43% of the Initial Pool Balance, permits voluntary prepayment without payment of a yield maintenance charge for the last 37 scheduled payments (including the scheduled payment on the maturity date).

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Provided no event of default exists, none of the mortgage loans require the payment of yield maintenance charges in connection with a prepayment of the related mortgage loan as a result of a total casualty or condemnation. Certain of the mortgage loans may require the payment of yield maintenance charges in connection with an acceleration of the related mortgage loan. There can be no assurances that the related borrowers will pay the Yield Maintenance Charges. See "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. Except with respect to two mortgage loans (identified as Loan No. 58 and 118 on Annex A to this prospectus supplement), representing approximately 0.77% of the Initial Pool Balance, the terms of all of the mortgage loans permit the applicable borrower on any due date after a specified period (the "Defeasance Lock-out Period") to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"). The Defeasance Lock-out Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

         (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) direct non-callable obligations of the United States of America or other government securities providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the anticipated prepayment date), assuming, in the case of each APD Loan, that the loan prepays on the related Anticipated Prepayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

         (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer will establish or designate such successor) will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable yield maintenance charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Substitution; 59 Maiden Lane Loan. Provided no event of default exists, the borrower under the 59 Maiden Lane loan (the "59 Maiden Lane Borrower") has the right to replace the Mortgaged Property that secures the 59 Maiden Lane loan (the "59 Maiden Lane Property" with another substitute office property owned by the related borrower (a "59 Maiden Lane Substitute Property"). Such right of substitution is subject to, among other things, the following conditions: (a) the appraised value of the 59 Maiden Lane Substitute Property is equal to greater than twice the value of the 59 Maiden Lane Property; (b) after giving effect to the substitution, the debt service coverage ratio for the 59 Maiden Lane loan is equal to or greater than 4.0 to 1.0; (c) the net operating income for the 59 Maiden Lane Substitute Property for the three year period immediately preceding the substitution does not show a downward trend;
(d) the loan-to-value ratio for the 59 Maiden Lane Substitute Property as of the date of substitution is equal to or less than 12%; and (e) the Rating Agencies must provide written confirmation that such substitution will not result in the downgrade, withdrawal or qualification of the ratings then in effect for the Certificates.

     Substitution; EII Portfolio II Loan. Provided no potential default or event of default exists, the borrower under the EII Portfolio II loan (the "EII Portfolio II Borrower") has the right to replace up to two of the properties that secure the EII Portfolio II loan (each, an "EII Portfolio II Substituted Property" and, collectively, the "EII Portfolio II Substituted Properties") with substitute hotel properties of like kind and quality (each, an "EII Portfolio II Substitute Property" and, collectively, the "EII Portfolio II Substitute Properties") acquired by the EII Portfolio II Borrower. Such right of substitution is subject to, among other things, the following conditions:
(a) the EII Portfolio II Borrower shall not replace, in the aggregate, more than two of the properties that secure the EII Portfolio II loan; (b) the portion of the EII Portfolio II loan allocated to the EII Portfolio II Substituted Properties in the aggregate shall not comprise more than 25% of the entire EII Portfolio II loan; (c) the fair market value of the EII Portfolio II Substitute Property is not less than 105% of the greater of (i) the fair market value of the EII Portfolio II Substituted Property as of the date of origination of the EII Portfolio II loan and (ii) the fair market value of the EII Portfolio II Substituted Property as of the date immediately preceding the substitution; (d) after giving effect to the substitution, the debt service coverage ratio for the EII Portfolio II loan for all of the properties (excluding the EII Portfolio II Substituted Property and including the EII Portfolio II Substitute Property) is not less than the debt service coverage ratio for the EII Portfolio II loan for all of the properties that secure the EII Portfolio II loan as of the date of origination of the EII Portfolio II loan and as of the date immediately preceding the substitution;
(e) the net operating income and debt service coverage ratio (for the 12 month period immediately preceding the substitution) for the EII Portfolio II Substitute Property is greater than 105% of the net operating income and debt service coverage ratio (for the 12 month period immediately preceding the substitution) for the EII Portfolio II Substituted Property; and (f) the Rating Agencies must provide written confirmation that such substitution will not result in the downgrade, withdrawal or qualification of the ratings then in effect for the Certificates.

     Substitution; Ingles Portfolio Loan. Provided no event of default exists, the borrower under the Ingles Portfolio loan (the "Ingles Portfolio Borrower") has the right to replace any of the properties that secure the Ingles Portfolio loan (each, an "Ingles Portfolio Substitute Property" and, collectively, the "Ingles Portfolio Substituted Properties") with substitute retail properties of like kind and quality (each, an "Ingles Portfolio Substitute Property" and, collectively, the "Ingles Portfolio Substitute Properties") acquired by the Ingles Portfolio Borrower. Such right to substitution is subject to, among other things, the following conditions: (a) the fair market value of the Ingles Portfolio Substitute Property is not less than 105% of the greater of (i) the fair market value of the Ingles Portfolio Substituted Property as of the date of origination of the Ingles Portfolio loan and (ii) the fair market value of the Ingles Portfolio Substituted Property as of the date immediately preceding the substitution; (b) after giving effect to the substitution, the debt service coverage ratio for the Ingles Portfolio loan for all of the properties (excluding the Ingles Portfolio Substituted Property and including the Ingles Portfolio Substitute Property) is not less than the debt service coverage ratio for the Ingles Portfolio loan for all of the properties that secure the Ingles Portfolio loan as of the date of origination of the Ingles Portfolio loan and as of the date immediately preceding the substitution; (c) after giving effect to the substitution, the loan-to-value ratio for the Ingles Portfolio loan for all of the properties (excluding the Ingles Portfolio Substituted Property and including the Ingles Portfolio Substitute Property) is not less than the loan-to-value ratio for all of the properties as of the date of origination of the Ingles Portfolio loan and as of the date immediately preceding the substitution; and (d) the Rating Agencies must provide written confirmation that such substitution will not result in the downgrade, withdrawal or qualification of the ratings then in effect for the Certificates.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--General" above. The Master Servicer with respect to mortgage loans that are not Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans will be required to exercise (or waive its right to exercise, provided that a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates has been obtained from Moody's and Fitch (with respect to certain mortgage loans) and, if the particular mortgage loan is either (i) a Specially Serviced Mortgage Loan or (ii) a mortgage loan that is not a Specially Serviced Mortgage Loan and that has a Cut-off Date Principal Balance of $2,500,000 or greater, written notice has been provided to the Directing Certificateholder and the Directing Certificateholder has failed to object within ten days following receipt of such notice) any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on those mortgage loans, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Master Servicer with respect to mortgage loans that are not Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially

Serviced Mortgage Loans will be required to exercise (or waive its right to exercise, provided that a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates has been obtained from Moody's and Fitch (with respect to certain loans) and, if the particular mortgage loan is either (i) a Specially Serviced Mortgage Loan or (ii) a mortgage loan that is not a Specially Serviced Mortgage Loan and that has a Cut-off Date Principal Balance of $2,500,000 or greater, written notice has been provided to the Directing Certificateholder and the Directing Certificateholder has failed to object within ten days following receipt of such notice) any right it may have with respect to a mortgage loan containing a due-on-encumbrance clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at maturity or the anticipated prepayment date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

ADDITIONAL MORTGAGE LOAN INFORMATION


     The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date. Such amounts have been calculated assuming the scheduled payment in May for each mortgage loan has been made. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made, and (2) there will be no principal prepayments on or before the cut-off date.

     For the 8 mortgage loans with a first payment date of either 6/1/01 or 6/10/01, representing 4.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the "Stated Remaining Term" is calculated as the term between the first payment date and the maturity date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A.

                         TYPE OF MORTGAGED PROPERTIES

                                                                                           CUT-OFF
                               NUMBER OF      AGGREGATE          % OF       NUMBER OF        DATE
                               MORTGAGED     CUT-OFF DATE    INITIAL POOL    UNITS OR    BALANCE PER
PROPERTY TYPE                 PROPERTIES     BALANCE (1)      BALANCE (1)    NRA (2)    UNITS/NRA (2)
-------------                 ----------     -----------      -----------    -------    -------------
Office .....................       45      $  468,452,021        41.50%     5,426,281   $     86.33
Anchored Retail ............       39         266,122,305        23.57      2,962,441   $     89.83
Multifamily ................       22         158,336,661        14.03          2,956   $ 53,564.50
Hotel ......................       11          68,991,747         6.11          1,471   $ 46,901.26
Self-Storage ...............       16          55,261,300         4.90        969,451   $     57.00
Manufactured Housing .......       12          39,172,524         3.47          2,600   $ 15,066.36
Unanchored Retail ..........       11          37,109,098         3.29        443,737   $     83.63
Industrial .................        8          30,485,707         2.70        628,480   $     48.51
Parking Garage .............        1           4,985,379         0.44        417,560   $     11.94
                                   --      --------------       ------
Total/Weighted Average .....      165      $1,128,916,743       100.00%
                                  ===      ==============       ======



                                                         WEIGHTED AVERAGES
                             --------------------------------------------------------------------------
                                           STATED
                                          REMAINING                               CUT-OFF       LTV
                              MORTGAGE      TERM                                    DATE      RATIO AT
PROPERTY TYPE                   RATE     (MOS.) (3)   OCCUPANCY (4)     DSCR     LTV RATIO    MATURITY
-------------                   ----     ----------   -------------     ----     ---------    --------
Office .....................     7.55%       117            96%          1.49x      65.43%      57.75%
Anchored Retail ............     7.63%       124            98%          1.28x      76.01%      67.29%
Multifamily ................     7.49%       112            97%          1.31x      74.43%      66.21%
Hotel ......................     8.41%       115            72%          1.82x      59.73%      50.04%
Self-Storage ...............     8.04%       121            91%          1.30x      71.35%      58.73%
Manufactured Housing .......     7.60%       117            93%          1.27x      73.30%      66.08%
Unanchored Retail ..........     7.90%       105            97%          1.32x      74.08%      66.43%
Industrial .................     7.58%       117            99%          1.25x      74.91%      65.17%
Parking Garage .............     7.77%       116           100%          1.31x      74.97%      66.84%
Total/Weighted Average .....     7.65%       118            95%          1.41x      69.98%      61.51%

-------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) "NRA" means net rentable area and is applicable with respect to retail, office, industrial, self-storage and parking garage properties.

(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(4) Total/Weighted Average Occupancy excludes 11 hotel properties, representing approximately 6.11% of the Initial Pool Balance, which have occupancy rates that generally range from 56.35% to 84.88%; if the mortgage loans secured by hotel properties are included, the weighted average occupancy rates of the Mortgaged Properties is 95.02%.

                RANGE OF MORTGAGE RATES AS OF THE CUT-OFF DATE


                                   NUMBER OF      AGGREGATE         % OF
                                    LOANS/         CUT-OFF        INITIAL
                                   MORTGAGED         DATE           POOL
RANGE OF MORTGAGE RATES           PROPERTIES       BALANCE        BALANCE
-----------------------           ----------       -------        -------
7.000% to 7.299% ...............      7/  7   $  165,895,393        14.70%
7.300% to 7.499% ...............     24/ 24      186,337,119        16.51
7.500% to 7.699% ...............     48/ 48      326,640,470        28.93
7.700% to 7.999% ...............     40/ 45      234,644,353        20.78
8.000% to 8.299% ...............     23/ 32      153,114,680        13.56
8.300% to 8.599% ...............      6/  6       35,092,167         3.11
8.600% to 8.850% ...............      3/  3       27,192,562         2.41
                                    -------   --------------       ------
Total/Weighted Average .........    151/165   $1,128,916,743       100.00%
                                    =======   ==============       ======



                                                     WEIGHTED AVERAGES
                                 ---------------------------------------------------------
                                               STATED                              LTV
                                              REMAINING               CUT-OFF    RATIO AT
                                  MORTGAGE      TERM                 DATE LTV    MATURITY
RANGE OF MORTGAGE RATES             RATE     (MOS.) (1)     DSCR       RATIO       (1)
-----------------------             ----     ----------     ----       -----       ---
7.000% to 7.299% ...............     7.15%       118         1.74x     58.32%      51.19%
7.300% to 7.499% ...............     7.39%       114         1.37x     73.07%      64.32%
7.500% to 7.699% ...............     7.55%       117         1.32x     72.67%      63.70%
7.700% to 7.999% ...............     7.80%       124         1.28x     73.99%      65.80%
8.000% to 8.299% ...............     8.14%       114         1.48x     67.20%      58.83%
8.300% to 8.599% ...............     8.36%       115         1.31x     73.41%      64.28%
8.600% to 8.850% ...............     8.78%       113         1.48x     64.34%      55.50%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%      61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

               MORTGAGED PROPERTIES BY STATE AND/OR LOCATION (1)


                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
                                   MORTGAGED     CUT-OFF DATE       POOL
STATE/LOCATION                    PROPERTIES       BALANCE        BALANCE
--------------                    ----------       -------        -------
California .....................       27      $  228,434,423       20.23%
Florida ........................       16         105,401,300        9.34
New York .......................        5          85,477,735        7.57
Texas ..........................       19          84,000,399        7.44
Georgia ........................        9          71,096,388        6.30
Connecticut ....................        4          58,322,957        5.17
Virginia .......................        8          55,895,426        4.95
South Carolina .................        4          39,611,572        3.51
Illinois .......................        3          32,986,050        2.92
New Jersey .....................        4          31,449,792        2.79
Colorado .......................        8          30,345,426        2.69
Maryland .......................        5          24,732,720        2.19
Tennessee ......................        2          21,363,342        1.89
Massachusetts ..................        3          20,784,696        1.84
Nevada .........................        3          19,880,542        1.76
Pennsylvania ...................        4          18,014,716        1.60
Mississippi ....................        4          17,341,439        1.54
Washington, DC .................        1          17,299,338        1.53
Michigan .......................        3          16,930,148        1.50
North Carolina .................        3          16,590,901        1.47
Puerto Rico ....................        1          16,350,000        1.45
Washington .....................        1          16,286,078        1.44
New Mexico .....................        3          15,659,319        1.39
Oregon .........................        2          11,033,524        0.98
New Hampshire ..................        1          10,241,844        0.91
Kentucky .......................        2           7,755,266        0.69
Delaware .......................        2           7,557,660        0.67
Missouri .......................        3           7,535,000        0.67
Alabama ........................        2           6,217,452        0.55
Oklahoma .......................        2           6,104,049        0.54
Ohio ...........................        2           5,837,586        0.52
Idaho ..........................        2           5,798,588        0.51
Kansas .........................        3           5,650,000        0.50
Vermont ........................        1           3,269,858        0.29
Indiana ........................        1           3,029,599        0.27
Utah ...........................        1           2,358,238        0.21
Arizona ........................        1           2,273,372        0.20
                                       --      --------------      ------
Total/Weighted Average .........      165      $1,128,916,743      100.00%
                                      ===      ==============      ======



                                                     WEIGHTED AVERAGES
                                 ---------------------------------------------------------
                                               STATED                              LTV
                                              REMAINING               CUT-OFF    RATIO AT
                                  MORTGAGE      TERM                 DATE LTV    MATURITY
STATE/LOCATION                      RATE     (MOS.) (2)     DSCR       RATIO       (2)
--------------                      ----     ----------     ----       -----       ---
California .....................     7.60%       114         1.38x     67.74%      59.76%
Florida ........................     7.72%       117         1.28x     75.58%      66.24%
New York .......................     7.10%       119         2.16x     46.38%      40.65%
Texas ..........................     7.72%       116         1.30x     74.43%      65.25%
Georgia ........................     7.99%       139         1.33x     71.88%      64.11%
Connecticut ....................     7.59%       117         1.47x     66.31%      57.64%
Virginia .......................     7.53%       117         1.33x     77.00%      67.84%
South Carolina .................     8.06%       114         1.30x     69.76%      62.39%
Illinois .......................     7.60%       116         1.46x     64.55%      53.94%
New Jersey .....................     7.65%       118         1.36x     72.95%      62.36%
Colorado .......................     7.76%       117         1.27x     75.79%      66.91%
Maryland .......................     7.92%       115         1.24x     73.97%      66.15%
Tennessee ......................     7.60%       117         1.22x     74.31%      65.93%
Massachusetts ..................     7.95%       117         1.30x     70.95%      63.48%
Nevada .........................     7.99%       116         1.23x     75.01%      67.20%
Pennsylvania ...................     7.84%       116         1.55x     69.92%      59.95%
Mississippi ....................     7.54%       117         1.28x     73.53%      63.10%
Washington, DC .................     7.63%       116         1.28x     75.87%      67.42%
Michigan .......................     7.61%       116         1.54x     72.34%      62.96%
North Carolina .................     7.72%       117         1.34x     74.98%      66.71%
Puerto Rico ....................     7.75%       120         1.25x     76.40%      67.92%
Washington .....................     7.50%       115         1.28x     79.06%      70.08%
New Mexico .....................     7.42%       119         1.31x     79.99%      70.17%
Oregon .........................     7.87%       118         1.34x     68.86%      61.49%
New Hampshire ..................     7.15%       119         1.47x     71.62%      62.76%
Kentucky .......................     7.45%       117         1.29x     72.86%      59.39%
Delaware .......................     7.59%       118         1.32x     79.31%      70.32%
Missouri .......................     7.53%       118         1.23x     76.98%      70.52%
Alabama ........................     7.91%       116         1.72x     67.22%      57.97%
Oklahoma .......................     7.72%       116         1.28x     76.57%      69.85%
Ohio ...........................     8.09%       115         1.87x     61.52%      52.60%
Idaho ..........................     7.56%       120         1.27x     74.54%      65.98%
Kansas .........................     7.53%       118         1.24x     70.71%      64.78%
Vermont ........................     8.25%       115         2.11x     56.42%      47.05%
Indiana ........................     7.66%       115         1.21x     79.73%      70.94%
Utah ...........................     7.47%       119         1.43x     74.86%      66.14%
Arizona ........................     7.68%       119         1.25x     75.78%      67.29%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%      61.51%

----------
(1) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(2) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

RANGE OF REMAINING TERMS TO MATURITY DATE OR ANTICIPATED PREPAYMENT DATE IN
                                 MONTHS (1)(2)


                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
RANGE OF REMAINING                  LOANS/       CUT-OFF DATE       POOL
TERMS (MOS.) (1)                  PROPERTIES       BALANCE        BALANCE
----------------                  ----------       -------        -------
 55 to 89 ......................      3/  3    $   22,738,876        2.01%
 90 to 111 .....................      3/  3        10,679,105        0.95
112 to 116 .....................     59/ 73       441,202,186       39.08
117 to 118 .....................     57/ 57       414,099,673       36.68
119 to 120 .....................     26/ 26       217,930,212       19.30
121 to 220 .....................      1/  1         6,082,610        0.54
221 to 236 .....................      2/  2        16,184,080        1.43
                                    -------    --------------      ------
Total/Weighted Average .........    151/165    $1,128,916,743      100.00%
                                    =======    ==============      ======



                                                     WEIGHTED AVERAGES
                                 ---------------------------------------------------------
                                               STATED                              LTV
                                              REMAINING               CUT-OFF    RATIO AT
RANGE OF REMAINING                MORTGAGE      TERM                 DATE LTV    MATURITY
TERMS (MOS.) (1)                    RATE     (MOS.) (1)     DSCR       RATIO       (1)
----------------                    ----     ----------     ----       -----       ---
 55 to 89 ......................     7.62%        56         1.27x     69.33%      66.31%
 90 to 111 .....................     8.44%       109         1.33x     61.70%      56.03%
112 to 116 .....................     7.88%       115         1.37x     71.71%      62.72%
117 to 118 .....................     7.53%       118         1.34x     71.53%      63.02%
119 to 120 .....................     7.37%       119         1.64x     64.33%      56.74%
121 to 220 .....................     7.75%       176         1.40x     71.56%      56.71%
221 to 236 .....................     7.93%       236         1.24x     64.96%       2.45%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%      61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

(2) For the 8 mortgage loans with a first payment date of either 6/1/01 or 6/10/01, representing 4.22% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the "Remaining Term to Maturity Date or Anticipated Prepayment Date" is calculated as the term between the First Payment Date and the Maturity Date.



                             YEARS OF MATURITY (1)

                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
                                    LOANS/       CUT-OFF DATE       POOL
YEARS OF MATURITY                 PROPERTIES       BALANCE        BALANCE
-------------------------------- ------------ ----------------- -----------
2005 ...........................      1/  1    $    6,878,359        0.61%
2006 ...........................      2/  2        15,860,517        1.40
2010 ...........................     22/ 31       203,432,041       18.02
2011 ...........................    123/128       880,479,136       77.99
2016 ...........................      1/  1         6,082,610        0.54
2020 ...........................      1/  1         2,479,440        0.22
2021 ...........................      1/  1        13,704,640        1.21
                                    -------    --------------      ------
Total/Weighted Average .........    151/165    $1,128,916,743      100.00%
                                    =======    ==============      ======



                                                     WEIGHTED AVERAGES
                                 ---------------------------------------------------------
                                               STATED                              LTV
                                              REMAINING               CUT-OFF    RATIO AT
                                  MORTGAGE      TERM                 DATE LTV    MATURITY
YEARS OF MATURITY                   RATE     (MOS.) (1)     DSCR       RATIO       (1)
-----------------                   ----     ----------     ----       -----       ---
2005 ...........................     8.05%        55         1.27x     77.28%      74.28%
2006 ...........................     7.43%        57         1.27x     65.88%      62.86%
2010 ...........................     8.15%       114         1.43x     69.61%      61.43%
2011 ...........................     7.53%       118         1.41x     70.17%      61.60%
2016 ...........................     7.75%       176         1.40x     71.56%      56.71%
2020 ...........................     8.14%       235         1.40x     54.49%       2.45%
2021 ...........................     7.89%       236         1.21x     66.85%       0.00%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%      61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

           TEN LARGEST MORTGAGE LOANS AND CROSS-COLLATERALIZED GROUPS

                                                                  % OF
                                     NUMBER OF      CUT-OFF     INITIAL
                                     MORTGAGED       DATE         POOL
PROPERTY NAME                       PROPERTIES      BALANCE     BALANCE
-------------                       ----------      -------     -------
59 Maiden Lane ...................       1       $ 49,959,015     4.43%
Long Wharf Maritime
 Center I ........................       1         37,448,914     3.32
Synergy Business Park --
 Columbia I and II Loans .........       2         35,264,956     3.12
818 West Seventh Street ..........       1         33,755,090     2.99
EII Portfolio II .................       7         32,891,735     2.91
Shoppes at Dadeland ..............       1         28,978,305     2.57
Pescadero Apartments .............       1         28,963,183     2.57
Information Resources ............       1         25,882,222     2.29
Civic Executive Center ...........       1         25,115,568     2.22
510 Fifth Avenue .................       1         22,981,698     2.04
                                         -       ------------    -----
Total/Weighted Average ...........      17       $321,240,685    28.46%
                                        ==       ============    =====



                                                        WEIGHTED AVERAGES
                                   -----------------------------------------------------------
                                                 STATED
                                                REMAINING               CUT-OFF       LTV
                                    MORTGAGE      TERM                 DATE LTV     RATIO AT
PROPERTY NAME                         RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
-------------                         ----     ----------     ----       -----    ------------
59 Maiden Lane ...................     7.00%       119         2.75x     24.98%       21.80%
Long Wharf Maritime
 Center I ........................     7.25%       118         1.31x     68.09%       59.86%
Synergy Business Park --
 Columbia I and II Loans .........     8.06%       114         1.23x     70.69%       63.52%
818 West Seventh Street ..........     7.35%       118         1.61x     62.51%       55.09%
EII Portfolio II .................     8.25%       115         2.11x     56.42%       47.05%
Shoppes at Dadeland ..............     7.46%       119         1.23x     80.50%       71.09%
Pescadero Apartments .............     7.53%       118         1.39x     64.36%       56.98%
Information Resources ............     7.60%       116         1.50x     61.62%       50.41%
Civic Executive Center ...........     7.23%       118         1.25x     69.77%       61.30%
510 Fifth Avenue .................     7.15%       119         1.33x     78.44%       68.73%
Total/Weighted Average ...........     7.48%       117         1.65x     61.02%       53.27%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

     The following table sets forth a range of Debt Service Coverage Ratios for the mortgage loans as of the cut-off date. The "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is the ratio of (1) Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to (2) the aggregate amount of the scheduled payments of principal and/or interest (the "Periodic Payments") due for the 12-month period immediately following the cut-off date, except with respect to seven mortgage loans, representing approximately 1.54% of the Initial Pool Balance, where Periodic Payments are interest-only for the first 25 scheduled payments, after which date the mortgage loans amortize based upon a 30-year amortization schedule.

     See "--Certain Terms and Conditions of the Mortgage Loans" above.



         RANGE OF DEBT SERVICE COVERAGE RATIOS AS OF THE CUT-OFF DATE

                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
RANGE OF DEBT SERVICE               LOANS/       CUT-OFF DATE       POOL
COVERAGE RATIOS                   PROPERTIES       BALANCE        BALANCE
---------------                   ----------       -------        -------
1.143 to 1.209 .................      7/  7    $   60,195,285        5.33%
1.210 to 1.239 .................     24/ 24       139,651,831       12.37
1.240 to 1.259 .................     23/ 23       161,487,377       14.30
1.260 to 1.299 .................     23/ 28       161,749,423       14.33
1.300 to 1.359 .................     36/ 39       257,602,152       22.82
1.360 to 1.489 .................     26/ 26       148,663,760       13.17
1.490 to 2.750 .................     12/ 18       199,566,915       17.68
                                    -------    --------------      ------
Total/Weighted Average .........    151/165    $1,128,916,743      100.00%
                                    =======    ==============      ======



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                               STATED
                                              REMAINING               CUT-OFF       LTV
RANGE OF DEBT SERVICE             MORTGAGE      TERM                 DATE LTV     RATIO AT
COVERAGE RATIOS                     RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
---------------                     ----     ----------     ----       -----    ------------
1.143 to 1.209 .................     7.88%       116         1.20x     74.10%       66.24%
1.210 to 1.239 .................     7.71%       129         1.22x     76.40%       68.79%
1.240 to 1.259 .................     7.60%       117         1.25x     75.01%       66.31%
1.260 to 1.299 .................     7.63%       108         1.27x     75.43%       67.10%
1.300 to 1.359 .................     7.62%       117         1.32x     72.18%       63.45%
1.360 to 1.489 .................     7.60%       122         1.40x     71.77%       62.25%
1.490 to 2.750 .................     7.68%       117         1.96x     51.59%       44.00%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%       61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

     The following two tables set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Prepayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained in connection with the origination of the mortgage loan. The LTV Ratio as of the mortgage loan maturity date or Anticipated Prepayment Date, as the case may be, described below was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Prepayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Prepayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual loan-to-value ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.


                  RANGE OF LTV RATIOS AS OF THE CUT-OFF DATE

                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
RANGE OF LTV RATIOS AS OF           LOANS/       CUT-OFF DATE       POOL
THE CUT-OFF DATE                  PROPERTIES       BALANCE        BALANCE
----------------                  ----------       -------        -------
24.98% to 59.99% ...............    10/ 16     $  117,707,697       10.43%
60.00% to 64.99% ...............    13/ 13        145,777,210       12.91
65.00% to 68.99% ...............    14/ 14        112,138,261        9.93
69.00% to 72.99% ...............    26/ 34        223,681,794       19.81
73.00% to 76.99% ...............    36/ 36        177,998,224       15.77
77.00% to 79.99% ...............    45/ 45        283,677,799       25.13
80.00% to 81.69% ...............     7/ 7          67,935,756        6.02
                                   -------     --------------      ------
Total/Weighted Average .........   151/165     $1,128,916,743      100.00%
                                   =======     ==============      ======



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                               STATED
                                              REMAINING               CUT-OFF
RANGE OF LTV RATIOS AS OF         MORTGAGE      TERM                 DATE LTV   LTV RATIO AT
THE CUT-OFF DATE                    RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
----------------                    ----     ----------     ----       -----    ------------
24.98% to 59.99% ...............     7.58%       120         2.23x     43.23%       36.11%
60.00% to 64.99% ...............     7.66%       112         1.45x     63.20%       55.50%
65.00% to 68.99% ...............     7.73%       132         1.34x     67.29%       58.29%
69.00% to 72.99% ...............     7.74%       117         1.28x     71.13%       62.42%
73.00% to 76.99% ...............     7.75%       117         1.30x     75.30%       66.49%
77.00% to 79.99% ...............     7.55%       116         1.28x     78.83%       70.02%
80.00% to 81.69% ...............     7.54%       118         1.25x     80.69%       71.46%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%       61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.



            RANGE OF LTV RATIOS AS OF MORTGAGE LOAN MATURITY DATES

                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
RANGE OF LTV RATIOS AS OF           LOANS/       CUT-OFF DATE       POOL
MORTGAGE LOAN MATURITY DATES      PROPERTIES       BALANCE        BALANCE
----------------------------      ----------       -------        -------
 0.00% to 44.99% ...............     4/  4     $   67,843,095        6.01%
45.00% to 57.49% ...............    21/ 27        217,187,760       19.24
57.50% to 62.49% ...............    24/ 29        194,020,600       17.19
62.50% to 66.99% ...............    35/ 38        207,259,464       18.36
67.00% to 69.99% ...............    31/ 31        213,735,313       18.93
70.00% to 72.99% ...............    34/ 34        217,777,150       19.29
73.00% to 74.28% ...............     2/  2         11,093,359        0.98
                                   -------     --------------      ------
Total/Weighted Average .........   151/165     $1,128,916,743      100.00%
                                   =======     ==============      ======



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                               STATED
                                              REMAINING               CUT-OFF
RANGE OF LTV RATIOS AS OF         MORTGAGE      TERM                 DATE LTV   LTV RATIO AT
MORTGAGE LOAN MATURITY DATES        RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
----------------------------        ----     ----------     ----       -----    ------------
 0.00% to 44.99% ...............     7.24%       147         2.36x     35.22%       21.60%
45.00% to 57.49% ...............     7.83%       118         1.58x     61.94%       52.72%
57.50% to 62.49% ...............     7.53%       114         1.30x     68.92%       60.18%
62.50% to 66.99% ...............     7.83%       115         1.30x     72.49%       64.68%
67.00% to 69.99% ...............     7.59%       117         1.27x     77.20%       68.38%
70.00% to 72.99% ...............     7.59%       117         1.27x     79.89%       70.97%
73.00% to 74.28% ...............     7.85%        79         1.25x     78.31%       73.89%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%       61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                        RANGE OF CUT-OFF DATE BALANCES

                                                                     % OF
                                    NUMBER OF      AGGREGATE       INITIAL
RANGE OF                             LOANS/       CUT-OFF DATE       POOL
CUT-OFF DATE BALANCES              PROPERTIES       BALANCE        BALANCE
---------------------              ----------       -------        -------
$   925,000 to   $2,000,000......    16/ 16     $   25,093,607        2.22%
  2,000,001 to    4,000,000.......   46/ 46        135,675,283       12.02
  4,000,001 to    7,000,000 ......   41/ 41        220,228,945       19.51
  7,000,001 to   12,000,000......    24/ 29        224,679,908       19.90
 12,000,001 to   20,000,000......    14/ 17        215,169,677       19.06
 20,000,001 to   30,000,000......     6/  6        154,014,570       13.64
 30,000,001 to   49,959,015 .....     4/ 10        154,054,754       13.65
                                    -------     --------------      ------
Total/Weighted Average ..........   151/165     $1,128,916,743      100.00%
                                    =======     ==============      ======



                                                       WEIGHTED AVERAGES
                                  -----------------------------------------------------------
                                                STATED
                                               REMAINING               CUT-OFF
RANGE OF                           MORTGAGE      TERM                 DATE LTV   LTV RATIO AT
CUT-OFF DATE BALANCES                RATE     (MOS.) (1)     DSCR       RATIO    MATURITY (1)
---------------------                ----     ----------     ----       -----    ------------
$   925,000 to   $2,000,000......     7.76%       117         1.33x     71.88%       63.80%
  2,000,001 to    4,000,000.. ...     7.76%       119         1.30x     72.66%       63.02%
  4,000,001 to    7,000,000 .....     7.72%       115         1.31x     74.85%       66.31%
  7,000,001 to   12,000,000......     7.61%       114         1.33x     73.22%       64.50%
 12,000,001 to   20,000,000......     7.89%       123         1.28x     72.21%       64.09%
 20,000,001 to   30,000,000......     7.42%       118         1.34x     72.13%       62.95%
 30,000,001 to   49,959,015 .....     7.40%       118         2.01x     50.39%       43.74%
Total/Weighted Average ..........     7.65%       118         1.41x     69.98%       61.51%

----------
(1) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


                  RANGE OF CURRENT OCCUPANCY RATES (1)(2)(3)

                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
RANGE OF CURRENT                   MORTGAGED     CUT-OFF DATE       POOL
OCCUPANCY RATES                   PROPERTIES       BALANCE        BALANCE
---------------                   ----------       -------        -------
 71.84% to  78.99% .............        5     $   13,614,377         1.28%
 79.00% to  84.99% .............        5         60,155,463         5.68
 85.00% to  89.99% .............       10         48,243,506         4.55
 90.00% to  94.99% .............       23        150,032,917        14.16
 95.00% to  97.99% .............       20        146,552,746        13.83
 98.00% to  99.99% .............       17        157,457,280        14.86
100.00% to 100.00% .............       74        483,868,706        45.65
                                       --     --------------       ------
Total/Weighted Average .........      154     $1,059,924,995       100.00%
                                      ===     ==============       ======



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                               STATED
                                              REMAINING               CUT-OFF
RANGE OF CURRENT                  MORTGAGE      TERM                 DATE LTV   LTV RATIO AT
OCCUPANCY RATES                     RATE     (MOS.) (4)     DSCR       RATIO    MATURITY (4)
---------------                     ----     ----------     ----       -----    ------------
 71.84% to  78.99% .............     8.22%       135         1.32x     63.68%       48.21%
 79.00% to  84.99% .............     7.12%       118         2.50x     32.19%       28.32%
 85.00% to  89.99% .............     7.61%       117         1.34x     70.98%       62.37%
 90.00% to  94.99% .............     7.76%       117         1.31x     70.87%       62.72%
 95.00% to  97.99% .............     7.62%       126         1.28x     74.53%       66.36%
 98.00% to  99.99% .............     7.54%       113         1.30x     72.82%       64.77%
100.00% to 100.00% .............     7.61%       117         1.33x     73.64%       64.79%
Total/Weighted Average .........     7.60%       118         1.38x     70.65%       62.26%

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Sellers by the related borrowers as of the dates set forth on Annex A to this prospectus supplement.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Excludes 11 hotel properties, representing approximately 6.11% of the Initial Pool Balance, which have occupancy rates that generally range from 56.35% to 84.88%; if the mortgage loans secured by hotel properties are included, the weighted average occupancy rate of the Mortgaged Properties is 95.06%.

(4) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.

                     RANGE OF YEARS BUILT/RENOVATED (1)(2)



                                                                    % OF
                                   NUMBER OF      AGGREGATE       INITIAL
RANGE OF YEARS                     MORTGAGED     CUT-OFF DATE       POOL
BUILT/RENOVATED (1)               PROPERTIES       BALANCE        BALANCE
-------------------               ----------       -------        -------
1954 to 1965 ...................        2      $   24,731,698        2.19%
1966 to 1970 ...................        7          34,447,498        3.05
1971 to 1980 ...................        8          35,371,725        3.13
1981 to 1985 ...................       18         163,697,440       14.50
1986 to 1990 ...................       19         113,859,201       10.09
1991 to 1995 ...................       15          93,264,624        8.26
1996 to 2001 ...................       96         663,544,557       58.78
                                       --      --------------      ------
Total/Weighted Average .........      165      $1,128,916,743      100.00%
                                      ===      ==============      ======



                                                      WEIGHTED AVERAGES
                                 -----------------------------------------------------------
                                               STATED
                                              REMAINING               CUT-OFF
RANGE OF YEARS                    MORTGAGE      TERM                 DATE LTV   LTV RATIO AT
BUILT/RENOVATED (1)                 RATE     (MOS.) (2)     DSCR       RATIO    MATURITY (3)
-------------------                 ----     ----------     ----       -----    ------------
1954 to 1965 ...................     7.18%       119         1.32x     77.47%       68.07%
1966 to 1970 ...................     7.59%        97         1.27x     71.19%       65.24%
1971 to 1980 ...................     7.70%       117         1.32x     75.74%       67.74%
1981 to 1985 ...................     7.45%       117         1.36x     69.87%       61.53%
1986 to 1990 ...................     7.78%       116         1.38x     69.47%       60.88%
1991 to 1995 ...................     7.71%       113         1.35x     73.41%       64.65%
1996 to 2001 ...................     7.69%       120         1.45x     68.97%       60.37%
Total/Weighted Average .........     7.65%       118         1.41x     69.98%       61.51%

----------
(1) Range of Years Built/Renovated references the later of the year built or the year of the most recent renovations with respect to each Mortgaged Property.

(2) Because this table is presented at the Mortgaged Property level, balances and weighted averages are based on allocated loan amounts (generally allocated by the appraised value and/or underwritten net cash flow for the Mortgaged Property if not otherwise specified in the related loan agreement) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

(3) Calculated with respect to the respective Anticipated Prepayment Date for the APD Loans.


                 PREPAYMENT PROTECTION AS OF THE CUT-OFF DATE


                                  NUMBER OF      AGGREGATE      % OF INITIAL
                                   MORTGAGE     CUT-OFF DATE        POOL
PREPAYMENT PROVISION                LOANS         BALANCE          BALANCE
--------------------                -----         -------          -------
Lockout Period followed by
 Defeasance ....................     149      $1,120,184,132        99.23%
Lockout Period followed by
 Yield Maintenance .............       1           6,082,610         0.54
Lockout Period followed by
 Fixed Penalty .................       1           2,650,000         0.23
                                     ---      --------------       ------
Total/Weighted Average .........     151      $1,128,916,743       100.00%
                                     ===      ==============       ======



                                                                    REMAINING
                                                    REMAINING        LOCKOUT
                                    REMAINING        LOCKOUT        PLUS FIXED       STATED
                                     LOCKOUT           PLUS          PENALTY        REMAINING
                                       TERM         YM PERIOD         PERIOD          TERM
PREPAYMENT PROVISION              (PAYMENTS)(1)   (PAYMENTS)(1)   (PAYMENTS)(1)   (PAYMENTS)(1)
--------------------              -------------   -------------   -------------   -------------
Lockout Period followed by
 Defeasance ....................       113             N/A            N/A              117
Lockout Period followed by
 Yield Maintenance .............        43             175            N/A              176
Lockout Period followed by
 Fixed Penalty .................        59             N/A            116              120
                                       ---                                             ---
Total/Weighted Average .........       113                                             118
                                       ===                                             ===

----------
(1)   Calculated with respect to the Anticipated Prepayment Date for the APD
      Loans.

     The foregoing characteristics, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Standards" and "--Representations and Warranties; Repurchases and Substitutions" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans".

UNDERWRITTEN NET CASH FLOW

     The "Underwritten Net Cash Flow" for a Mortgaged Property is generally the estimated stabilized annual revenue derived from the use and operation of the Mortgaged Property (consisting primarily of rental income and reimbursement of expenses where applicable) after an allowance for vacancies and credit losses, less estimated stabilized annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) reserves for capital expenditures, including tenant improvement costs, leasing commissions and replacement reserves. In calculating Underwritten Net Cash Flow, certain non-operating items such as depreciation, amortization, partnership distributions, interest expense, financing fees and capital expenditures other than applicable reserves, are not included as expenses.

     Underwritten Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Sellers for their underwriting process and any updates thereof and may or may not reflect the amounts calculated and adjusted by Moody's and Fitch for their own analysis. In addition, Underwritten Net Cash Flow and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operation or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

     Revenue. In determining potential gross revenue for each Mortgaged Property, the Mortgage Loan Sellers generally relied on the most recent rent roll supplied by the borrower as of the date of such determination and, where the actual vacancy shown on the rent roll and other unaudited financial information and the market vacancy was less than 5.0%, assumed at least 5.0% vacancy in determining revenue from rents, except that in the case of certain Mortgaged Properties which are not secured by multifamily properties, space occupied by the anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of the tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the Mortgage Loan Sellers determined revenue from rents by generally relying on the most recent rent roll supplied by the borrower as of the date of such determination and the greater of (a) actual vacancy at the related Mortgaged Property, (b) vacancy at comparable properties in the same market as the related Mortgaged Property, and
(c) 5.0%. In determining rental revenue for multifamily, manufactured housing community and self-storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other rental properties, the Mortgage Loan Sellers generally annualized rental revenue shown on the most recent rent roll (as applicable), after applying the vacancy factor. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80.0% and daily rates achieved during the prior two to three year annual reporting period. In general, any non-recurring items and non-property related revenue were eliminated from the calculation. Rents under some leases were adjusted downward to reflect market rent for similar properties if actual rent was significantly higher than market rent. For newly constructed properties with little or no historical operating information, revenue was based on information in appraisals, rent rolls and other borrower supplied information.

     Expenses. In determining expenses for each Mortgaged Property, the related Mortgage Loan Seller generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the borrower. Notwithstanding the foregoing, (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 5.0% of effective gross revenue (except with respect to single tenant properties, where a minimum of 3.0% of gross receipts was generally assumed, and with respect to self-storage properties, where a minimum of 5% of gross receipts was generally assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In some cases historical expenses were increased for underwriting purposes.

     Replacement Reserves. Replacement reserves, if any, are reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hotel properties, reserves for furniture, fixtures and equipment. In certain cases, however, the subject reserve will be subject to a maximum amount, and once that maximum amount is reached the subject reserve will not be funded except, in some cases, to the extent it is drawn upon.

     No assurances are given with respect to the accuracy of information provided by borrowers or the adequacy of procedures used by the related Mortgage Loan Seller in determining the operating information presented.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the Mortgaged Properties were inspected at or about the time of the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interest of the holders of the offered certificates or for which adequate reserves have not been established.

     Appraisals. All of the Mortgaged Properties were appraised at or about the time of the origination of the related mortgage loans. All of these appraisals stated that they were performed in compliance with the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice as adopted by the Appraisal Standards Board of the Appraisal Foundation and accepted and incorporated into the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA").

     The purpose of each appraisal was to provide an opinion as to the market value of the related Mortgaged Property and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would have arrived at the same opinion of market value. Appraised value is the appraiser's estimated amount a typically motivated buyer would pay a typically motivated seller and may be significantly higher than the amount obtained from the sale of a Mortgaged Property in a distressed or liquidation sale.

     Environmental Reports. A "Phase I" environmental site assessment was performed with respect to each Mortgaged Property, except with respect to one mortgage loan representing approximately 0.12% of the Initial Pool Balance, for which a lender's secured creditor insurance policy was obtained from a third party, and, in some cases, a "Phase II" environmental site assessment or other additional testing was performed. See "--Representations and Warranties; Repurchases and Substitutions" below.

     Building Condition Reports. At or about the time of the origination of all mortgage loans, a licensed engineer or consultant inspected each related Mortgaged Property to assess the condition of the structure, exterior walls, roofing, interior structure, mechanical and electrical systems and site improvements. The resulting reports indicated deferred maintenance items on certain Mortgaged Properties and recommended certain capital improvements for which escrows were generally established at origination and the reports were used in determining underwritten net cash flow and capital reserves, if any. Generally, with respect to the majority of the Mortgaged Properties, the related borrowers were required to deposit with the lender an amount equal to at least 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. In addition, the building condition reports provided a projection of necessary replacements and repair of structural and mechanical systems over the life of the related mortgage loans.

     Earthquake Analyses. An architectural and engineering consultant performed an analysis on 29 Mortgaged Properties, securing mortgage loans representing approximately 24.01% of the Initial Pool Balance, located primarily in the State of California in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. 7 of the 29 Mortgaged Properties described above (identified as Loan No. 3, 6, 8, 36, 38, 48 and 94 on Annex A to this prospectus supplement), representing approximately 10.38% of the Initial Pool Balance, are covered by earthquake insurance in an amount at least equal to the lesser of the replacement cost of the improvements on such Mortgaged Property and the outstanding principal balance of the related mortgage loan. Seismic reports were generally not done for manufactured housing community properties.

THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are GECC, Morgan Guaranty and BSFI. GECC is an affiliate of GE Capital Loan Services, Inc., the Master Servicer and the Primary Servicer and is the parent corporation of the Depositor. See "The Depositor" in the prospectus. Morgan Guaranty is an affiliate of The Chase Manhattan Bank, the paying agent, and is also an affiliate of Chase Securities, one of the Underwriters. BSFI is an affiliate of Bear, Stearns & Co. Inc., one of the Underwriters. GECC directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from GECC. Morgan Guaranty or The Chase Manhattan Bank directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from Morgan Guaranty except with respect to one mortgage loan, representing approximately 0.43% of the Initial Pool Balance, which Morgan Guaranty acquired from Wachovia Bank N.A. BSFI directly originated (generally, in accordance with the underwriting criteria described below) all of the mortgage loans acquired by the Depositor from BSFI.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards have been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING STANDARDS

GECC'S UNDERWRITING STANDARDS

     General. Through its GE Capital Real Estate business, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $21 billion of assets. GE Capital Real Estate originates commercial mortgage loans through approximately 12 offices located throughout the United States. The risk-management (loan underwriting and closing) functions are centralized and separate from loan origination.

     Loan Analysis. All GECC credit underwriting is performed by GECC risk-management employees. GECC performs both a credit analysis and a collateral analysis with respect to each loan. The credit analysis of the borrower includes a review of historical tax returns, third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and principals of the borrower. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Historical cash flow verification is performed in most cases by staff of a "big five" accounting firm and reviewed by GECC underwriting staff. All anchor leases are reviewed by legal counsel and by GECC underwriting staff. GECC also performs a qualitative analysis which generally incorporates independent credit checks, periodical searches, industry research and published debt and equity information with respect to certain tenants located within the collateral. A member of the loan underwriting team also conducts a site inspection to confirm the occupancy rate of the Mortgaged Property, analyze the market, confirm proactive management and assess the utility of the Mortgaged Property within the market. GECC requires third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Each report is reviewed for acceptability by a GECC staff member for compliance with program standards and the staff member approves or rejects the report. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by GE Capital Real Estate's credit committee (the make-up of which varies by loan size) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and LTV Ratio. GECC's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

PROPERTY TYPE                          DSCR GUIDELINE     LTV RATIO GUIDELINE
-------------                          --------------     -------------------
     Multifamily ..................          1.20x                 80%
     Anchored Retail ..............          1.20x                 80%
     Unanchored Retail ............          1.25x                 80%
     Office .......................          1.20x                 80%
     Industrial/Warehouse .........          1.20x                 80%
     Hotel ........................          1.40x                 70%
     Manufactured Housing .........          1.20x                 80%
     Self-Storage .................          1.25x                 75%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow. In addition, GECC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated by GECC may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Except with respect to certain low leverage loans or where tenants are required in their leases to pay for the covered expenses, GECC generally requires most borrowers to fund various escrows for taxes and insurance, capital expenses and/or replacement reserves. In some cases, the borrower is permitted to post a letter of credit in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GECC are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide GECC with sufficient funds to satisfy all taxes and assessments at least one month prior to their respective due dates.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide GECC with sufficient funds to pay all insurance premiums at least one month prior to their respective due dates. If the property is covered by a blanket policy of insurance, GECC generally reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan.

     Notwithstanding the actual level of escrowed reserves, the following minimum replacement reserve levels were generally assumed by GECC in determining Underwritten Net Cash Flow:


  Multifamily .................. $250 per unit
  Retail ....................... $0.15 per square foot
  Office ....................... $0.20 per square foot
  Industrial/Warehouse ......... $0.10-0.15 per square foot
  Hotel ........................ 4-5% of gross revenue
  Manufactured Housing ......... $50-100 per pad

     o Completion Repair/Environmental Remediation--Typically, a completion repair or remediation reserve is required if so indicated by the building condition report. An initial deposit, upon funding of the mortgage loan generally in an amount equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o Re-tenanting--In most cases, major tenants and a significant number of smaller tenants have lease expirations within the mortgage loan term. To mitigate this risk, reserves for loans secured by commercial properties may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by the tenants.

MORGAN GUARANTY AND CHASE'S UNDERWRITING STANDARDS

     General. Each of 38 mortgage loans, representing approximately 29.90% of the Initial Pool Balance, originated by Chase was sold to Morgan Guaranty prior to the sale of such mortgage loans to the Depositor. Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank, and Chase Manhattan Bank USA, National Association are the principal bank subsidiaries of J.P. Morgan Chase & Co. On December 31, 2000, J.P. Morgan & Co. Incorporated merged with and into The Chase Manhattan Corporation, which thereupon changed its name to "J.P. Morgan Chase & Co." It is anticipated that The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York will merge on July 14, 2001. Each of Morgan Guaranty and Chase's commercial mortgage banking groups have, among other things, the authority to originate fixed-rate, first lien mortgage loans for securitization. Each of their commercial mortgage banking operations are vertically integrated entities, staffed by real estate professionals, many of whom, in the case of Chase, have completed the credit training programs of Chase or one of its predecessor banks. The loan underwriting groups are an integral component of their commercial mortgage banking groups which also include distinct groups responsible for loan origination, closing and servicing mortgage loans.

     Loan Analysis. All of the mortgage loans originated by Morgan Guaranty and Chase were underwritten by Morgan Guaranty and Chase employees respectively. In some cases, Chase may have employed a third party contractor to assist in preparation of due diligence materials. Upon receipt of a loan package, Morgan Guaranty and Chase's respective loan underwriters commence an extensive review of the borrower's financial condition and creditworthiness and the real estate which will secure the loan. Each of Morgan Guaranty and Chase performs both a credit analysis and collateral analysis with respect to a loan applicant. The credit analysis of the borrower includes a review of historical financial statements, including operating statements and rent rolls (generally unaudited), historical tax returns, third party credit reports and, if applicable, the loan payment history of the borrower. They also perform a qualitative analysis which incorporates independent credit checks, industry research and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Generally, borrowers are required to be single-purpose entities. The collateral analysis includes an analysis of the historical property operating statements, rent rolls, leases, service contracts, projection of future performance and, in the case of loans originated by Chase, utility bills. A member of the loan underwriting team or a third party inspector also conducts a site inspection to (1) confirm the occupancy rate of the mortgaged property, (2) analyze the market, and (3) assess the utility of the mortgaged property within the market. Each of Morgan Guaranty and Chase requires third party appraisals, environmental reports, building condition reports and seismic reports, where appropriate. Each environmental, building condition and seismic report is reviewed for acceptability by a staff member of Chase's Technical Services Unit with respect to loans originated by Chase, and by an underwriter with respect to loans originated by Morgan Guaranty, in each case for compliance with program standards and that staff member approves or rejects the report. Appraisals are reviewed by a member of the respective in-house appraisal staff and that staff member approves or rejects the appraisal. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all mortgage loans originated by Chase must be approved by Chase's credit committee and all mortgage loans originated by Morgan Guaranty must be approved by a senior credit officer (for loans under $10 million) or by Morgan Guaranty's credit committee, in each case in accordance with their respective credit policies. A mortgage loan may be approved as recommended, the terms may be modified or a loan transaction may be declined.

     Debt Service Coverage Ratio and LTV Ratio. Each of Morgan Guaranty and Chase's underwriting standards generally require the following minimum debt service coverage ratios for each of the indicated property types:

     PROPERTY TYPE                  DSCR GUIDELINE     LTV RATIO GUIDELINE
     -------------                  --------------     -------------------
     Anchored Retail ...........          1.20x                 80%
     Multifamily ...............          1.20x                 80%
     Unanchored Retail .........          1.30x                 75%
     Office ....................          1.20x                 80%
     Industrial ................          1.20x                 80%
     Self-Storage ..............          1.30x                 70%

     The debt service coverage ratio guidelines listed above are calculated based on Underwritten Net Cash Flow at the time of origination. In addition, their underwriting guidelines generally require a maximum amortization period of 30 years. However, notwithstanding the foregoing, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Morgan Guaranty or Chase may vary from these guidelines. See "Description of the Mortgage Pool" in this prospectus supplement and Annex A to this prospectus supplement.

     Escrow Requirements. Each of Morgan Guaranty and Chase requires substantially all borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans are as follows:

     o Taxes--Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required.

     o Insurance--If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required. If the property is covered by a blanket policy of insurance, insurance escrows are not required. However, the lender reserves the right in the mortgage to require a separate insurance policy and insurance escrows in certain circumstances.

     o Replacement Reserves--Replacement reserves are calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, as estimated in the engineering report.

     Notwithstanding the actual level of escrowed reserves, the following minimum annual replacement reserve levels were generally assumed by Morgan Guaranty or Chase in determining Underwritten Net Cash Flow:


  Retail .........................................   $0.15 per square foot
  Multifamily ....................................   $250 per unit
  Office .........................................   $0.20 per square foot
  Industrial (Chase) .............................   $0.10 per square foot
  Industrial (Morgan Guaranty) ...................   $0.20 per square foot
  Self-Storage ...................................   $0.20 per square foot


     o Completion Repair/Environmental Remediation--Typically, a completion repair reserve is required and, if necessary, an environmental remediation reserve may be established. An initial deposit, upon funding of the mortgage loan, in an amount generally equal to at least 125% of the estimated costs of repairs or replacements to be completed within the first year of the mortgage loan pursuant to the building condition report is generally required.

     o Re-tenanting/Debt Service Coverage--In some cases, tenants may have lease expirations within or shortly after the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with releasing the space occupied by those tenants.

BSFI'S UNDERWRITING STANDARDS

     General. All of the mortgage loans sold to the Depositor by BSFI were originated by BSFI, in each case, generally in accordance with the underwriting criteria described herein. BSFI originates loans secured by retail, office, industrial, multifamily, self-storage and hotel properties as well as manufactured housing communities located in the United States. BSFI and its affiliates originate and underwrite loans through four offices located throughout the United States. BSFI's loan origination and underwriting professionals, who are all full-time BSFI employees, are compensated based on loan performance.

     Loan Analysis. The BSFI credit underwriting team for each mortgage loan was comprised of Bear Stearns real estate professionals. The underwriting team for each loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSFI underwriting team visits the property for a site inspection to confirm the occupancy rates of the property, analyze the property's market and the utility of the property within the market.

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSFI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. BSFI's underwriting standards generally require the following minimum debt service coverage ratios and loan to value ratios for each of the indicated property types:



PROPERTY TYPE                                     DSCR GUIDELINE     LTV RATIO GUIDELINE
----------------------------------------------   ----------------   --------------------
     Anchored Retail .........................          1.20x                 80%
     Unanchored Retail .......................          1.30x                 75%
     Multifamily .............................          1.20x                 80%
     Industrial ..............................          1.25x                 75%
     Office ..................................          1.25x                 75%
     Hotel ...................................          1.40x                 70%
     Manufactured Housing Community ..........          1.25x                 80%
     Self-Storage ............................          1.30x                 75%

     The debt service coverage ratio guidelines listed above are calculated based on anticipated Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this Prospectus Supplement may differ from the amount calculated at the time of origination.

     Escrow Requirements. BSFI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSFI are as follows:

     o Taxes and Insurance--Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

     o Replacement Reserves--Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for BSFI or the following minimum amounts:


  Retail ................................. $0.15 per square foot
  Multifamily ............................ $250 per unit
  Industrial ............................. $0.10-$0.15 per square foot
  Office ................................. $0.20 per square foot
  Hotel .................................. 5% of gross revenue
  Manufactured Housing Community ......... $50 per pad
  Self-Storage ........................... $0.15 per square foot

     o Deferred Maintenance/Environmental Remediation--An initial deposit, upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

     o Re-tenanting--In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be established to be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by the Mortgage Loan Seller, as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

         (a) certain specified information set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement is true and correct in all material respects as of the Closing Date and the items of information on the schedule of mortgage loans include all applicable data fields required to be in the schedule of mortgage loans attached to the Pooling and Servicing Agreement;

         (b) as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination, funding and servicing of the mortgage loan;

         (c) immediately prior to the sale, transfer and assignment to the Depositor, the applicable Mortgage Loan Seller had good and indefeasible title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests or any other ownership interests of any nature encumbering the mortgage loan (other than the rights to servicing and related compensation set forth in the schedule of mortgage loans attached to the applicable Purchase Agreement) and the applicable Mortgage Loan Seller has validly and effectively conveyed to the Depositor all legal and beneficial interest in and to such mortgage loan free and clear of any pledge, lien or security interest;

         (d) the proceeds of the mortgage loan have been fully disbursed and there is no requirement for future advances thereunder;

         (e) each of the related Mortgage Note, related Mortgage, related assignment of leases, if any, and other agreements executed in connection with the mortgage loan are the legal, valid and binding obligations of the related mortgagor (subject to any nonrecourse provisions therein and any state anti-deficiency legislation), enforceable in accordance with their terms, except with respect to provisions relating to default interest, yield maintenance charges or prepayment premiums and except as the enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether the enforcement is considered in a proceeding in equity or at law);

         (f) as of the date of its origination, there was no valid offset, defense, counterclaim or right to rescission with respect to any of the related Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, and, as of the Closing Date, to the applicable Mortgage Loan Seller's knowledge there is no valid offset, defense, counterclaim or right to rescission with respect to the Mortgage Note, Mortgage(s) or other agreements;

         (g) the assignment of the related Mortgage and assignment of leases in favor of the Trustee has been duly authorized, executed and delivered in recordable form by the applicable Mortgage Loan Seller and constitutes the legal, valid, binding and enforceable assignment of the Mortgage and the assignment of leases to the Trustee (subject to customary limitations). Each related Mortgage and assignment of leases is freely assignable upon notice to the mortgagor;

         (h) the related Mortgage is a legal, valid and enforceable first lien on the related Mortgaged Property subject only to the following title exceptions (each exception, a "Title Exception") (A) the liens for current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by the Mortgage or with the mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property, except with respect to three mortgage loans (identified as Loan No. 77, 119 and 127 on Annex A to this prospectus supplement), representing approximately 0.86% of the Initial Pool Balance, with respect to which the tenants have retained rights of first refusal that survive foreclosure, and (C) the exceptions (general and specific) set forth in the mortgage policy of title insurance issued with respect to the mortgage loan, none of which, individually or in the aggregate, materially interferes with the current use or operation of the Mortgaged Property or the security intended to be provided by the Mortgage or with the mortgagor's ability to pay its obligations when they become due or materially and adversely affects the value of the Mortgaged Property and none of which is a mortgage lien that is pari passu or senior to the mortgage loan and the Mortgaged Property is free and clear of any mechanics' and materialmen's liens (or rights that could give rise to a mechanics' or materialmen's lien) which are prior to or equal with the lien of the related Mortgage, except those which are insured against or for which there is neither an exclusion nor an exception, in a lender's title insurance policy as described above;

         (i) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of the related Mortgaged Property have been paid or, if in dispute, an escrow of funds in an amount sufficient to cover the payments has been established and such taxes and assessments shall not be considered delinquent or unpaid until the date on which interest or penalties may first be payable thereon;

         (j) to the applicable Mortgage Loan Seller's knowledge, after conducting due diligence consistent with the practice of institutional lenders generally for properties of the same type as the related Mortgaged Property as of origination, and to the applicable Mortgage Loan Seller's actual knowledge as of the closing date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination in an amount equal to at least 125% of the amount estimated to effect the necessary repairs, or such other amount as a prudent commercial lender would deem appropriate under the circumstances) that would affect materially and adversely the value of the Mortgaged Property as security for the mortgage loan and, as of origination, there was no proceeding pending or, to the applicable Mortgage Loan Seller's knowledge threatened, for the total or partial condemnation of the Mortgaged Property;

         (k) as of the date of the origination of each mortgage loan, the related Mortgaged Property was insured by all insurance coverage required under each related Mortgage, which insurance covered those risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which the Mortgaged Property is located; each Mortgaged Property was covered by a fire and extended perils insurance policy, in an amount (subject to a customary deductible) at least equal to the replacement cost of improvements located on the Mortgaged Property, with no deduction for depreciation, or an amount at least equal to the initial principal balance of the mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions; each Mortgaged Property was covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property; and each Mortgaged Property was covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by prudent institutional lenders; such insurance was in full force and effect with respect to each related Mortgaged Property at origination; and, as of the Closing date, to the best knowledge of the applicable Mortgage Loan Seller, all insurance coverage required under each Mortgage was in full force and effect with respect to each related Mortgaged Property; and no notice of termination or cancellation with respect to any such insurance policy has been received by the applicable Mortgage Loan Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial mortgage lender with respect to a similar mortgage loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss will be applied either to
     (1) the repair or restoration of the related Mortgaged Property with mortgagee or a third party custodian acceptable to mortgagee having the right to hold and disburse the proceeds as the repair or restoration progresses other than with respect to amounts that are customarily acceptable to commercial and multifamily mortgage lending institutions, or
     (2) the reduction of the outstanding principal balance of the Mortgage Loan. The insurer with respect to each policy is qualified to write insurance in the relevant jurisdiction to the extent required. The insurance policies contain a standard mortgagee clause naming the originator, its successors and assigns as loss payees in the case of property insurance policies and additional insureds in the case of liability insurance policies and provide that they are not terminable and may not be reduced below replacement cost without 30 days prior written notice to the mortgagee (or, with respect to non-payment, 10 days prior written notice to the mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the mortgagor maintain insurance as described above or permits the mortgagee to require insurance as described above, and permits the mortgagee to purchase such insurance at the mortgagor's expense if the mortgagor fails to do so;


         (l) the mortgage loan is not, and in the prior 12 months (or since the date of origination if such mortgage loan has been originated within the past 12 months) has not been, 30 days or more past due in respect of any scheduled payment without giving effect to any applicable grace period;

         (m) one or more Phase I environmental site assessments covering environmental hazards typically assessed for similar properties, including, use, type and tenants of the Mortgaged Property (or updates thereof) (each, a "Phase I") meeting ASTM requirements were performed by an environmental consulting firm experienced in environmental matters and properly licensed, if applicable, and independent of the applicable Mortgage Loan Seller and that Mortgage Loan Seller's affiliates with respect to each related Mortgaged Property within the 12 months prior to the Closing Date except with respect to two mortgage loans (identified as Loan No. 133 and 138 on Annex A to this prospectus supplement), representing 0.36% of the Initial Pool Balance, with respect to which the related Phase I's are not dated within the 12 months prior to the Closing Date and except with respect to one mortgage loan (identified as Loan No. 149 on Annex A to this prospectus supplement), representing 0.12% of the Initial Pool Balance, with respect to which a Phase I has not been performed in connection with the Mortgaged Property but a lender's secured creditor insurance policy was obtained from a third party. The applicable Mortgage Loan Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting the Mortgaged Property that was not disclosed in those report(s). A copy of such Phase I will be delivered as directed by the depositor within the time required by the Pooling and Servicing Agreement. With respect to any material and adverse environmental matters disclosed in the Phase I any of (i) the same have been remediated in all material respects prior to the Closing Date, (ii) sufficient funds estimated to effect such remediation have been escrowed with the applicable Mortgage Loan Seller for purposes of effecting such remediation, (iii) the related mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such matters as have been recommended by the Phase I or required by the applicable governmental authority, (iv) another responsible party identified in a notice or other action from the applicable governmental authority is currently taking or required to take such actions, if any, with respect to such regulatory authority's order or directive, (v) an operations and maintenance plan has been or will be implemented, or (vi) environmental insurance has been obtained with respect to such matters, subject to customary limitations except with respect to one mortgage loan (identified as Loan No. 63 on Annex A to this prospectus supplement), representing approximately 0.49% of the Initial Pool Balance, with respect to which the environmental matters have not been remediated, but the borrower and the principal have obtained a No Further Remediation Letter and are required to abide by the Recommended Standard Operating Procedures regarding the Mortgaged Property. All such Phase I's that were in the possession of the originator and that relate to a Mortgaged Property which is insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy. Each mortgage loan requires the related mortgagor to comply with all applicable federal, state and local environmental laws and regulations;

         (n) the Mortgage Loan Seller has received an ALTA lender's title insurance policy or a comparable form of lender's title insurance policy (or a commitment "marked up" at the closing of the related Mortgage Loan) as adopted in the applicable jurisdiction (the "Title Insurance Policy"), which was issued by a title insurance company qualified to do business in the jurisdiction where the applicable Mortgaged Property is located to the extent required, insuring that the related Mortgage is a valid first lien in the original principal amount of the related Mortgage Loan on the Mortgagor's fee simple interest (or, if applicable, leasehold interest) in the portion of the Mortgaged Property comprised of real estate, subject only to Title Exceptions. Such Title Insurance Policy was issued in connection with the origination of the related Mortgage Loan. No claims have been made under such Title Insurance Policy. Such Title Insurance Policy is in full force and effect, provides that the originator, its successors or assigns is the sole named insured, and all premiums thereon have been paid. The Mortgage Loan Seller has not done, by act or omission, and the Mortgage Loan Seller has no knowledge of anything that would impair the coverage under such Title Insurance Policy; such policy contains no exclusions for or affirmatively insures (other than in jurisdictions in which affirmative insurance is unavailable) (a) access to public roads, (b) that there are no encroachments of any part of the building thereon over easements and (c) that the land shown on the survey is the same as the property described in the Mortgage;

         (o) except with respect to the APD Loans, which provide that the rate at which interest accrues on each APD Loan increases after its respective Anticipated Prepayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of the mortgage loan is a fixed rate;

         (p) other than payments due but not yet 30 days or more delinquent, (A) there is no material default, breach, violation or event of acceleration existing under the related Mortgage Note or each related Mortgage, (B) since the date of origination of such mortgage loan, there has been no declaration by the Mortgage Loan Seller of an event of acceleration under the related Mortgage or mortgage note; and (C) the applicable Mortgage Loan Seller has not received notice of any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under any of the documents; the Mortgage Loan Seller has not waived any other material default, breach, violation or event of acceleration under any of those documents; and under the terms of each mortgage loan, each related Mortgage Note, each related Mortgage and the other loan documents in the related mortgage file, no person or party other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under that mortgage loan, Mortgage Note or Mortgage;

         (q) each mortgage loan is directly secured by a Mortgage on a commercial, multifamily residential or manufactured housing community property, and either (1) substantially all of the proceeds of the mortgage loan were used to acquire, improve or protect the portion of the commercial, multifamily residential or manufactured housing community property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and the interest in real property was the only security for the mortgage loan as of the Testing Date (as defined below), or (2) the fair market value of the interest in real property which secures the mortgage loan was at least equal to 80% of the principal amount of the mortgage loan (a) as of the Testing Date, or (b) as of the closing date. For purposes of the previous sentence, (1) the fair market value of the referenced interest in real property shall first be reduced by (a) the amount of any lien on the interest in real property that is senior to the mortgage loan, and (b) a proportionate amount of any lien on the interest in real property that is on a parity with the mortgage loan, and (2) the "Testing Date" shall be the date on which the referenced mortgage loan was originated unless (a) the mortgage loan was modified after the date of its origination in a manner that would cause "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (b) such "significant modification" did not occur at a time when the mortgage loan was in default or when default with respect to the mortgage loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a

     "significant modification" after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such "significant modification" occurred.

         (r) each mortgage loan is a whole loan, contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization (other than the APD Loans) and the applicable Mortgage Loan Seller holds no preferred equity interest in any mortgagor. Except as set forth herein, the Mortgage Loan Seller has not received notice of any mezzanine debt secured by a lien on the equity of the related mortgagor with respect to any Mortgage Loan;

         (s) subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property and permitted subordinate indebtedness discussed herein, each Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without complying with the requirements of the Mortgage or loan agreement, the related Mortgaged Property, or any controlling interest in the related mortgagor, is directly transferred or sold or encumbered, other than permitted subordinate and mezzanine debt (see "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement);

         (t) each Mortgaged Property was inspected by or on behalf of the related originator within the 12 months prior to the Closing Date;

         (u) since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage, in any manner which materially and adversely affects the value of the mortgage loan or materially interferes with the security intended to be provided by the Mortgage. The terms of the related Mortgage do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) in consideration of payment therefor equal to not less than the allocated loan amount of such Mortgaged Property, (b) upon payment in full of such mortgage loan, (c) Mortgage Loans which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a mortgage loan secured by multiple Mortgaged Properties, one or more of the Mortgaged Properties) U.S. government securities sufficient to pay the mortgage loans in accordance with their terms or (d) Mortgage Loans which permit substitution as disclosed herein and except with respect to two mortgage loans (identified as Loan No. 15 and 20 on Annex A to this prospectus supplement), representing approximately 2.66% of the Initial Pool Balance, with respect to which the terms of the related loan documents permit partial release of certain unimproved portions of the related Mortgaged Properties;

         (v) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on due diligence customary in the industry, and, to the Mortgage Loan Seller's actual knowledge, as of the closing date, there are no violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. Any non-conformity with zoning laws constitutes a legal non-conforming use or structure which, in the event of casualty or destruction, may be restored or repaired to the full extent of the use or structure at the time of such casualty, or for which law and ordinance insurance coverage has been obtained in amounts customarily required by prudent commercial lenders, or such non-conformity does not materially and adversely affect the use, operation or value of the Mortgaged Property;

         (w) all escrow deposits and payments required pursuant to the mortgage loan are in the possession, or under the control, of the applicable Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith and all such escrows, deposits and payments will be conveyed by the applicable Mortgage Loan Seller to the Depositor and identified as such with appropriate detail on the Closing Date.

     If a Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties and if the respective Mortgage Loan Seller cannot cure the breach within a period of 90 days following the earlier of its receipt of that notice or its discovery of the breach, then the respective Mortgage Loan Seller will be obligated pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the mortgage loans, to the Trustee) to
(a) repurchase the affected mortgage loan as well as, if such affected mortgage loan is cross-collateralized with one or more other mortgage loans in the pool of mortgage loans, the other mortgage loans in such cross-collateralized group of mortgage loans, within the 90-day period at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan or mortgage loans as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan or mortgage loans at the related mortgage rates, in effect from time to time, to but not including the due date in the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on related Advances at the Reimbursement Rate, and unpaid Special Servicing Fees allocable to the mortgage loan or mortgage loans and (4) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Special Servicer, the Depositor and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation or (b) substitute, within two years of the start-up date of the REMIC trust, a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the excess of the Purchase Price of the mortgage loan calculated as of the date of substitution over the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach if it is diligently proceeding with that cure, and has delivered to Moody's, Fitch and the Trustee an officer's certificate that describes the reasons that a cure was not effected within the first 90-day cure period and the actions it proposes to take to effect the cure and which states that it anticipates the cure will be effected within the additional 90-day period. Notwithstanding the foregoing, the actions specified in (a) or (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach, with no extension, if such breach would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date as the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year and the actual number of days elapsed); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have an original loan-to-value ratio not higher than that of the deleted mortgage loan and a current loan-to-value ratio not higher than the then-current loan-to-value ratio of the deleted mortgage loan; (g) materially comply as of the date of substitution with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related mortgage file; (i) have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan; (j) be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each of Moody's and Fitch that the substitution will not result in the withdrawal, downgrade, or qualification of the then current rating assigned by either of Moody's or Fitch to any class of Certificates then rated by Moody's or Fitch, respectively, (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (m) has been approved by the Directing Certificateholder in its reasonable discretion; provided, that the Directing Certificateholder will cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted mortgage loan after the aggregate of the outstanding principal balance of all Qualified Substitute Mortgage Loans which were previously substituted for deleted mortgage loans exceeds 10% of the aggregate outstanding principal balance of all the mortgage loans as of the cut-off date; and (n) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either REMIC or the imposition of tax on either REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that one or more mortgage loans are substituted for one or more deleted mortgage loans simultaneously, then the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates (other than the respective Mortgage Loan Seller) will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCK BOX ACCOUNTS

     With respect to 25 mortgage loans (the "Lock Box Loans"), representing approximately 26.96% of the Initial Pool Balance, one or more accounts (collectively, the "Lock Box Accounts") have been or may be established into which the related property manager and/or tenants directly deposits rents or other revenues from the Mortgaged Property. Pursuant to the terms of the Lock Box Loans, upon the occurrence of certain trigger events, the borrower will not have access to the funds on deposit therein (except with respect to 3 mortgage loans, representing approximately 1.89% of the Initial Pool Balance, with respect to which a hard lockbox is currently in place and the borrower does not currently have access to the funds on deposit therein). The Lock Box Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, and the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2001-1 (the "Certificates") will consist of the following 20 classes: the Class A-1 and Class A-2 Certificates (collectively, the "Class A Certificates") and the Class X-1 and Class X-2 Certificates (the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively as the "Senior Certificates" in this prospectus supplement. The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates are referred to collectively as the "Subordinate Certificates" in this prospectus supplement. The Class B, Class C and Class D Certificates are referred to collectively as the "Subordinate Offered Certificates" in this prospectus supplement. The Class R and Class LR Certificates are referred to collectively as the "Residual Certificates" in this prospectus supplement.

     Only the Class A, Class B, Class C and Class D Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M, Class N, Class S, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any class of Certificates (other than the Class X, Class S and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each distribution date, the Certificate Balance of each class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that class of Certificates on that distribution date. The initial Certificate Balance of each class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X, Class S and Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will, however, represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount (the "Notional Amount"). The Notional Amount of the Class X-1 Certificates will be based on the aggregate of the Certificate Balances of the other Certificates (other than the Class X-2, Class S, Class R and Class LR Certificates) and the Notional Amount of the Class X-2 Certificates will be based on a portion of the Certificate Balances of the Class A-2 and Class F Certificates and all of the Certificate Balances of the Class B, Class C, Class D and Class E Certificates, all as of the prior distribution date (after giving effect to the distribution of principal on that distribution date) or, prior to the first distribution date, the cut-off date. The Notional Amount of the Class X Certificates is used solely for purposes of describing the amounts of interest payable on the Class X Certificates and does not represent an interest in principal payments on the mortgage loans. The Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will have an aggregate initial Certificate Balance of approximately $143,936,742.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Class S and Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") and the Euroclear System ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     The Chase Manhattan Bank, 450 West 33rd Street, Capital Markets Fiduciary Services (CMBS), 14th Floor, New York, New York 10001 will serve as paying agent (in that capacity, the "Paying Agent"). In addition, The Chase Manhattan Bank will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream, Luxembourg or Euroclear (in Europe) if they are Participants of that system, or indirectly through organizations that are Participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of the Clearstream, Luxembourg Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during those processing will be reported to the relevant Clearstream, Luxembourg Participant or Euroclear Participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

     Although DTC, Euroclear and Clearstream, Luxembourg have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Paying Agent, the Certificate Registrar, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, Luxembourg, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream, Luxembourg and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates", the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Certificate Registrar and the Authenticating Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances owned by individual Certificate Owners, and thereafter the Paying Agent, the Certificate Registrar, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in June 2001 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates with an aggregate initial Certificate Balance or Notional Amount, as the case may be, of at least $5,000,000, or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an account (the "Lower-Tier Distribution Account", and a second account (the "Upper-Tier Distribution Account" and, together with the Lower-Tier Distribution Account, the "Distribution Accounts") in the name of the Paying Agent and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account" in the name of the Paying Agent for the benefit of the holders of the Certificates. On each Servicer Remittance Date occurring in February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of Moody's and Fitch ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on the funds. The Master Servicer will be required to bear any losses resulting from the investment of the funds, other than losses which result from the insolvency of any financial institution which was an eligible institution under the terms of the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account" in the name of the Paying Agent for the benefit of the Class S Certificateholders. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Due Period.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

         (x) the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account and the Lower-Tier Distribution Account as of the business day preceding the related Servicer Remittance Date, exclusive of (without duplication):

               (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period;

               (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Due Period;

               (3) all amounts in the Certificate Account and Lower-Tier Distribution Account that are due or reimbursable to any person other than the Certificateholders;

               (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are collected or advanced and are required to be deposited in the Interest Reserve Account;

               (5) Excess Interest;

               (6) all Yield Maintenance Charges and fixed penalties; and

               (7) all amounts deposited in the Certificate Account and Lower-Tier Distribution Account in error;

         (y) all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling
     Agreements--Certificate Account" in the prospectus; and

         (z) for the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date will be the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs (or, with respect to 19 mortgage loans, representing approximately 15.76% of the Initial Pool Balance, the period commencing on the 11th day of the month preceding the month in which that Distribution Date occurs and ending on the 10th day of the month in which that Distribution Date occurs or, with respect to one mortgage loan, representing approximately 2.57% of the Initial Pool Balance, the period commencing on the 12th day of the month preceding the month in which the Distribution Date occurs and ending on the 11th day of the month in which such Distribution Date occurs). Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2, Class X-1 and Class X-2 Certificates, pro rata (based upon their respective entitlements to interest for that Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those classes;

     second, (1) to the Class A-1 Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that class is reduced to zero and (2) following reduction of the Certificate Balance of the Class A-1 Certificates to zero, to the Class A-2 Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates on that Distribution Date) until the Certificate Balance of that class is reduced to zero;

     third, to the Class A-1 and Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to that class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class I Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class I Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     twenty-seventh, to the Class I Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates to zero, to the Class J Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirtieth, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates to zero, to the Class K Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-third, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-sixth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     thirty-ninth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class:

     forty-first, following the reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of its Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that class is reduced to zero;

     forty-second, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-third, to the Class R and Class LR Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account and the Lower-Tier Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the classes of Class A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-through Rate") applicable to each class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-through Rate on the Class A-1 Certificates is a per annum rate equal to 6.0790%.

     The Pass-through Rate on the Class A-2 Certificates is a per annum rate equal to 6.5310%.

     The Pass-through Rate on the Class B Certificates is a per annum rate equal to 6.7190%.

     The Pass-through Rate on the Class C Certificates is a per annum rate equal to 6.9710%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class D Certificates is a per annum rate equal to 7.1080%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class E Certificates is a per annum rate equal to 6.6570%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class F Certificates is a per annum rate equal to 6.7230%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class G Certificates is a per annum rate equal to 7.0350%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class H Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class I Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class J Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class K Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class L Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class M Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate on the Class N Certificates is a per annum rate equal to 6.2070%, subject to a maximum per annum rate equal to the WAC Rate.

     The Pass-through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-through Rates on all of the other Certificates (other than the Class S and Residual Certificates) weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The Class S Certificates will not have a Pass-through Rate or be entitled to distributions in respect of interest other than Excess Interest.

     The Pass-through Rate on each class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-6 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on the related Distribution Date) or, in the case of the first Distribution Date, the cut-off date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate. For purposes of calculating the Pass-through Rate on the Certificates, the Mortgage Rate of each mortgage loan which accrues interest on an Actual/360 Basis for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year, and (2) prior to the due date in March, will be the per annum rate stated in the related Mortgage Note.

     "Excess Interest" with respect to the APD Loans is the interest accrued at an increased interest rate in respect of each APD Loan in excess of the interest accrued at the initial interest rate, plus any related interest, to the extent permitted by applicable law.

     A "Prepayment Interest Shortfall" with respect to any Mortgage Loan that was subject to a principal prepayment in full or in part and which did not include a full month's interest, or as to which insurance or condemnation proceeds were received by the Master Servicer, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Loan on the amount of such principal prepayment, insurance proceeds or condemnation proceeds during the period commencing on the date as of which such amounts were applied to the unpaid balance of such Mortgage Loan and ending on the day preceding the next Due Date.

     Interest Distribution Amount. Interest will accrue for each class of Certificates (other than the Class S and Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any class of Certificates (other than the Class S and Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Distributable Certificate Interest" in respect of each class of Certificates (other than Class S and the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-through Rate applicable to that class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date.

     Shortfalls in the Available Distribution Amount resulting from Uncovered Prepayment Interest Shortfalls will generally be allocated to all classes of Certificates (other than the Class X, Class S and Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of their Interest Distribution Amount and will reduce such classes' respective interest entitlements.

     An "Uncovered Prepayment Interest Shortfall" is any Prepayment Interest Shortfall in excess of the first 0.025% of the Servicing Fee attributable to such Mortgage Loan (other than any prepayment in respect of a Specially Serviced Mortgage Loan, a prepayment due to insurance or condemnation proceeds, a prepayment subsequent to a default or a prepayment accepted with the consent of the Directing Certificateholder) due to the Master Servicer for the Due Period in which a prepayment was accepted by the Master Servicer which contravenes the terms of such mortgage loan to the following Determination Date.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the business day preceding the related Servicer Remittance Date or advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and (b) all balloon payments to the extent received during the related Due Period or any applicable grace period, and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of (a) all voluntary prepayments of principal received on the mortgage loans during the related Due Period; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties during the related Due Period, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date, exceeds (2) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount for that date that is attributable to that mortgage loan, including the principal portion of any P&I Advances. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor or by modification of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or the Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute from the Excess Interest Distribution Account any Excess Interest received with respect to mortgage loans during the related Due Period to the Class S Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES AND PENALTY CHARGES

     On any Distribution Date, Yield Maintenance Charges collected during the related Due Period will be required to be distributed by the Paying Agent to the holders of the Class A through Class G Certificates in the following manner: The holders of the Class A through Class G Certificates will receive the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions shall be distributed to the holders of the Class X-1 Certificates. No Yield Maintenance Charges will be distributed to holders of any other Class of Certificates. All Penalty Charges will be distributed to the holders of the Class X-1 Certificates.

     The "Base Interest Fraction" for any principal prepayment on any mortgage loan and for any of the Class A through Class G Certificates, will be a fraction (not greater than 1) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such mortgage loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such mortgage loan then the Base Interest Fraction will be zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of yield maintenance charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as the case may be, of that class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:



                          ASSUMED FINAL
CLASS DESIGNATIONS      DISTRIBUTION DATE
--------------------   ------------------
Class A-1 ..........    October 15, 2010
Class A-2 ..........     March 15, 2011
Class B ............     March 15, 2011
Class C ............     April 15, 2011
Class D ............     April 15, 2011

     THE ASSUMED FINAL DISTRIBUTION DATES SET FORTH ABOVE WERE CALCULATED WITHOUT REGARD TO ANY DELAYS IN THE COLLECTION OF BALLOON PAYMENTS AND WITHOUT REGARD TO A REASONABLE LIQUIDATION TIME WITH RESPECT TO ANY MORTGAGE LOANS THAT MAY BECOME DELINQUENT. ACCORDINGLY, IN THE EVENT OF DEFAULTS ON THE MORTGAGE LOANS, THE ACTUAL FINAL DISTRIBUTION DATE FOR ONE OR MORE CLASSES OF THE OFFERED CERTIFICATES MAY BE LATER, AND COULD BE SUBSTANTIALLY LATER, THAN THE RELATED ASSUMED FINAL DISTRIBUTION DATE(S).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the APD Loans are prepaid in full on their respective Anticipated Prepayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each class of Offered Certificates will be the Distribution Date in May 2033, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

     o the rights of the holders of the Class N Certificates will be subordinated to the rights of the holders of the Class M Certificates,

     o the rights of the holders of the Class M and Class N Certificates will be subordinated to the rights of the holders of the Class L Certificates,

     o the rights of the holders of the Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class K Certificates,

     o the rights of the holders of the Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class J Certificates,

     o the rights of the holders of the Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class I Certificates,

     o the rights of the holders of the Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class H Certificates,

     o the rights of the holders of the Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class G Certificates,

     o the rights of the holders of the Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class F Certificates,

     o the rights of the holders of the Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class E Certificates,

     o the rights of the holders of the Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class D Certificates,

     o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class C Certificates,

     o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

     o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of the full amount of interest payable in respect of those classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates of principal equal to, in each case, the entire Certificate Balance of each of those classes of Certificates.

     The protection afforded to the holders of the Class D Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C Certificates by means of the subordination of the Class D Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by means of the subordination of the Class C and Class D Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates, will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     Allocation to the Class A Certificates (unless the Cross-Over Date has occurred, first to the Class A-1 Certificates until the Certificate Balance thereof has been reduced to zero and then to the Class A-2 Certificates until the Certificate Balance thereof has been reduced to zero), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will reduce. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust fund evidenced by the Class A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

     Following retirement of the Class A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates and the Class D Certificates, in that order, in each case for so long as they are outstanding, will provide a similar benefit to each of those classes of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Class X, Class S and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class N, Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates in that order, and in each case in respect of and until the remaining Certificate Balance of that class has been reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit between the classes of Class A Certificates, pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of Certificates will be allocated among respective Certificates of the class in proportion to the Percentage Interests evidenced by those Certificates.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficits as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, reimbursement of any previously allocated Collateral Support Deficit is required thereafter to be made to that class in accordance with the payment priorities set forth in "--Distributions--Priority" above.

ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Master Servicer will be obligated, subject to the recoverability determination described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans during the related Due Period and delinquent (or not advanced by any sub-servicer) as of the business day preceding the related Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the end of the related Due Period (including any applicable grace period and including any REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue through liquidation of the mortgage loan or disposition of the REO Property, as the case may be. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The amount required to be advanced in respect of delinquent Periodic Payments or Assumed Scheduled Payments on a mortgage loan with respect to any Distribution Date that has been subject to an Appraisal Reduction Event will equal the amount that would be required to be advanced by the Master Servicer without giving effect to the Appraisal Reduction less any Appraisal Reduction Amount with respect to the mortgage loan for that Distribution Date. None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, yield maintenance charges or Excess Interest.

     In addition to P&I Advances, the Master Servicer or, on an emergency basis, the Special Servicer, will be obligated (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable or in connection with the servicing and administration of any Mortgaged Property or REO Property, to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover (after payment of any outstanding Special Servicing Fees due) any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer, the Trustee nor the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be entitled to recover any Advance that it so determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement, compounded monthly; provided, however, that with respect to any P&I Advance paid prior to the expiration of the related grace period, interest will accrue only from and after the expiration of such grace period. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

         (1) the third anniversary of the date on which an extension of the maturity date of a mortgage loan becomes effective as a result of a modification of the related mortgage loan by the Special Servicer, which extension does not change the amount of Periodic Payments on the mortgage loan;

         (2)120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

         (3) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

         (4) 30 days after the Special Servicer receives notice that a receiver or similar official has been appointed with respect to the related Mortgaged Property;

         (5) immediately after the Special Servicer receives notice that a borrower has declared bankruptcy;

         (6) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

         (7) 30 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

         (8) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     Within 90 days after the Appraisal Reduction Event, the Special Servicer will be required to order and use reasonable efforts to receive an appraisal or valuation; provided, however, that with respect to an Appraisal Reduction Event described in clause (2) above, the Special Servicer will be required to order and use reasonable efforts to receive an appraisal or valuation within the 120-day period set forth in such clause (2). On the first Determination Date occurring on or after the delivery of the MAI appraisal, the Special Servicer will be required to calculate and report to the Master Servicer and the Master Servicer will be required to report to the Paying Agent, the Appraisal Reduction to take into account the appraisal. In the event that the Special Servicer has not received the MAI appraisal or conducted the valuation within the timeframe described above (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2), within the 120-day period set forth in clause (2)), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received. The "Determination Date" for each Distribution Date is the earlier of (i) 11th day of the month in which the Distribution Date occurs or, if such 11th day is not a business day, then the next immediately preceding business day and (ii) the 4th business day prior to the related Distribution Date.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the outstanding Stated Principal Balance of that mortgage loan over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property as determined (1) by one or more independent Appraisal Institute ("MAI") appraisals with respect to any mortgage loan with an outstanding principal balance equal to or in excess of the lesser of (x) $2,000,000 or (y) 2% of the aggregate Stated Principal Balance of the mortgage loans (the costs of which will be paid by the Master Servicer as a Servicing Advance), or (2) by an internal valuation performed by the Special Servicer (unless the Directing Certificateholder objects, in which case by an Appraisal) with respect to any mortgage loan with an outstanding principal balance less than the lesser of (x) $2,000,000 or (y) 2% of the aggregate Stated Principal Balance of the mortgage loans, and (B) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over
(ii) the sum as of the due date occurring in the month of that Distribution Date of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan, (C) all unpaid Servicing Fees (to the extent not duplicative of clause (A)) and Special Servicing Fees and (D) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable).

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced by an amount equal to the Appraisal Reduction Amount, which will have the effect of reducing the amount of interest available to the most subordinate class of Certificates then outstanding (i.e., first to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class I Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates). See "--Advances" above. The "Appraisal Reduction Amount" for any Distribution Date will equal the product of (1) the applicable per annum Pass-through Rate (i.e., for any month, one twelfth of the Pass-through Rate) on the class of Certificates to which the Appraisal Reduction is allocated, and (2) the sum of all Appraisal Reductions with respect to the related Distribution Date. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, (1) within 30 days of each anniversary of the related Appraisal Reduction Event, (2) at such time as the Special Servicer has notice of a material change in the condition of the related Mortgaged Property or (3) in the event the Special Servicer has notice of a material defect in the Appraisal or valuation, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the Master Servicer as a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine and report to the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to the mortgage loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special

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Servicer may use the prior appraisal or valuation in calculating any Appraisal
Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to furnish or make available to each holder of a Certificate, the Trustee, the Master Servicer, the Underwriters, the Special Servicer, Morgan Guaranty, GECC, BSFI and a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

         (1) the amount of the distribution on the Distribution Date to the holders of the class of Certificates in reduction of the Certificate Balance of the Certificates;

         (2) the amount of the distribution on the Distribution Date to the holders of the class of Certificates allocable to Distributable Certificate Interest;

         (3) the aggregate amount of Advances made in respect of the Distribution Date;

         (4) the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer during the Due Period for the Distribution Date;

         (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

         (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

         (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

         (8) the value of any REO Property included in the trust fund as of the end of the related Due Period for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

         (9) the Available Distribution Amount for the Distribution Date;

         (10) the amount of the distribution on the Distribution Date to the holders of any Class of Certificates allocable to Yield Maintenance Charges;

         (11) the Pass-through Rate for the class of Certificates for the Distribution Date and the next succeeding Distribution Date;

         (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

         (13) the Certificate Balance or Notional Amount, as the case may be, of each class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

         (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each class of Certificates (other than the Class S and Residual Certificates) immediately following the Distribution Date;

         (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis, the total Appraisal Reduction effected in connection with the Distribution Date and the total Appraisal Reduction Amounts as of that Distribution Date;

         (16) the number and related principal balances of any mortgage loans extended or modified during the related Due Period on a loan-by-loan basis;


         (17) the amount of any remaining unpaid interest shortfalls for the class as of the Distribution Date;

         (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related Due Period and the amount and the type of principal prepayment occurring;

         (19) a loan-by-loan listing of any mortgage loan which was defeased during the related Due Period;

         (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Dates;

         (21) the amount of the distribution on the Distribution Date to the holders of each class of Certificates in reimbursement of Collateral Support Deficit;

         (22) the aggregate unpaid principal balance of the pool of mortgage loans outstanding as of the close of business on the related Determination Date;

         (23) with respect to any mortgage loan as to which a liquidation occurred during the related due period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds which are included in the available distribution amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in connection with the liquidation;

         (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted servicing standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered during the related Due Period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

         (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer, the Trustee and the Fiscal Agent during the related Due Period;

         (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Due Period;

         (27) the original and then current credit support levels for each class of Certificates;

         (28) the original and then current ratings for each class of Certificates; and

         (29) the amount of the distribution on the Distribution Date to the holders of the Class S and Residual Certificates.

     The Paying Agent will make available the Statements to Certificateholders through its corporate trust home page on the internet, which is located at "www.chase.com/absmbs". In addition, the Paying Agent may make certain other information and reports related to the mortgage loans available, to the extent the Paying Agent receives such information, through its home page. Such reports may include: (a) the Loan Setup File, (b) the Loan Periodic Update File; (c) the Property File, (d) the Bond Level File, (e) the Financial File, and (f) the Collateral Summary File.

     In addition, to the extent not provided for above, the following reports will be available to Certificateholders on the Distribution Date:

         (a) Delinquent Loan Status Report,

         (b) Historical Liquidation Report,

         (c) Historical Loan Modification Report,

         (d) REO Status Report,

         (e) Servicer Watch List,

         (f) Comparative Financial Status Report, and

         (g) NOI Adjustment Worksheet.

     Each report referred to above is expected to be in the form recommended by the Commercial Mortgage Securities Association.

     In the case of information furnished pursuant to clauses (1), (2), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable class and per definitive certificate.

     In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate and, upon request, to the Trustee, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide a financial market publisher, which is anticipated to initially be Bloomberg, L.P., quarterly with certain current information with respect to the Mortgaged Properties, including current and original net operating income, debt service coverage ratios based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the borrowers pursuant to the related loan documents.

     The Pooling and Servicing Agreement requires that the Paying Agent (or the Trustee with respect to clause (6) only) make available at its offices primarily responsible for administration of the trust fund, during normal business hours upon prior written request, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, Moody's, Fitch or any other person to whom the Paying Agent (or the Trustee, if applicable) believes the disclosure is appropriate, originals or copies of, among other things, the following items to the extent the Paying Agent or Trustee, as applicable, has received such items:

         (1) the Pooling and Servicing Agreement and any amendments to that agreement;

         (2) all Statements to Certificateholders made available to holders of the relevant class of Offered Certificates since the Closing Date;

         (3) all officer's certificates delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

         (4) all accountants' reports delivered to the Paying Agent since the Closing Date as described under "Description of the Pooling
     Agreements--Evidence as to Compliance" in the prospectus;

         (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

         (6) copies of the mortgage loan documents;

         (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Paying Agent; and

         (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property operating statements, rent rolls and borrower financial statements, but only to the extent the statements and reports have been delivered to the Paying Agent.

Copies of any and all of the foregoing items will be available to Certificateholders from the Paying Agent (or the Trustee with respect to clause
(6) only) upon request; however, the Paying Agent (or the Trustee, as applicable) will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be responsible for enforcing all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer, access to the reports available to Certificateholders set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information; provided that the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Depositor, the Paying Agent and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata among the Class X-1 and Class X-2 Certificates, based on their respective Notional Amounts at the time of determination), and (2) in the case of any other class of Certificates (other than the Class S and Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates, each determined as of the prior Distribution Date. None of the Class S, the Class R nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each class will not be reduced by the amount allocated to that class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in that capacity under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class. Appraisal Reduction Amounts will not be applied to reduce Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Paying Agent and required to be paid following the earlier of (1) the final payment (or related advance) or other liquidation of the last mortgage loan or REO Property subject thereto or (2) the purchase of all of the assets of the trust fund by the Special Servicer or the Master Servicer. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The Special Servicer and the Master Servicer (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the Master Servicer, and approved by more than 50% of the Voting Rights of the classes of Certificates then outstanding, other than the Controlling Class, unless the Controlling Class is the only class of Certificates outstanding, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the Special Servicer or the Master Servicer to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the Special Servicer or the Master Servicer, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described under "--Distributions--Priority" above.

     Any optional termination by the Special Servicer or the Master Servicer would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     LaSalle Bank National Association, will serve as Trustee under the Pooling and Servicing Agreement pursuant to which the Certificates are being issued (in such capacity, the "Trustee"). The corporate trust office of the Trustee responsible for administration of the Trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Asset-Backed Securities Trust Services Group -- GECCMC 2001-1. As of December 31, 2000, the Trustee had assets in excess of $49 billion. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will include the fee payable to the Paying Agent. The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Trustee Fee Rate"), calculated on the basis of a 360-day year consisting of twelve 30-day months equal to 0.00125% per annum, and will be computed on the basis of the Stated Principal Balance of the related mortgage loan as of the preceding Distribution Date. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more affiliates. The Master Servicer and the Primary Servicer will be permitted to appoint sub-servicers with respect to its servicing obligations and duties and it intends to use one or more subservicers with respect to certain of the mortgage loans sold to the Depositor. The Special Servicer will appoint KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as special sub-servicer. In addition, after the Closing Date, the Special Servicer may enter into one or more sub-servicing agreements with one or more special sub-servicers so long as such sub-servicing agreement, in and of itself, does not cause the qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates as confirmed in writing by each of Moody's and Fitch and such sub-servicer is acceptable to the Directing Certificateholder.

     The Master Servicer and the Special Servicer will be required to diligently service and administer the mortgage loans for which each is responsible in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loans and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:
(1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial and multifamily mortgage lenders servicing their own mortgage loans and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial and multifamily mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the Trust and the Certificateholders, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, but without regard to: (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either, may have with the related borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate of either; (C) the Master Servicer's or Special Servicer's, as applicable, obligation to make Advances; (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer; (F) any obligation of the Master Servicer or any of its affiliates (in their capacity as a Mortgage Loan Seller) to cure a breach of a representation or warranty or repurchase the mortgage loan; and (G) any debt that the Master Servicer or Special Servicer has extended to any borrower (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans. With respect to any mortgage loan (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date or, in the case of a balloon payment, such payment is more than 60 days delinquent and the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days, provided that if such refinancing does not occur, at such time the related mortgage loan will become a Specially Serviced Mortgage Loan, (2) as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent, (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding and such decree or order has remained in force undischarged or unstayed for a period of 60 days, or the related borrower has admitted in writing its inability to pay its debts generally as they become due, (4) as to which the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property, (5) as to which, in the judgment of the Master Servicer or Special Servicer, a payment default is imminent and is not likely to be cured by the borrower within 60 days, or (6) as to which a default of which the Master Servicer or Special Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan (or if no grace period is specified, 60 days), the Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer, but will be required to continue to receive payments on the mortgage loan (including amounts collected by the Special Servicer), to make certain calculations with respect to the mortgage loan and to make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least three Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the servicing of the mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), Moody's and Fitch. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interests of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of all the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 60 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, any other provision of the Pooling and Servicing Agreement, including the provisions thereof relating to foreclosure, sale of defaulted mortgage loans and modifications and the Servicing Standards, or the REMIC Provisions.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate class of Certificates then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class N Certificates.

THE MASTER SERVICER

     GE Capital Loan Services, Inc. will act as servicer (in that capacity, the "Master Servicer") and in that capacity will be responsible for servicing the mortgage loans. The principal offices of the Master Servicer are located at 363 North Sam Houston Parkway East, Suite 200, Houston, Texas 77060. As of March
31, 2001, the Master Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $31.7 billion. The Master Servicer will act as primary servicer with respect to the mortgage loans sold to the Depositor and it intends to use one or more subservicers with respect to certain of the mortgage loans serviced by it (in such capacity, the "Primary Servicer"). The Master Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, its assets may compete with the Mortgaged Properties for tenants, purchasers, financing and other parties and services relevant to the business of acquiring similar assets.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. (the "Special Servicer"), will initially be appointed as special servicer of the mortgage loans. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets. Midland is a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 210 West 10th Street, Kansas City, Missouri 64105. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest ranking as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. As of February 28, 2001, Midland was servicing approximately 15,000 commercial and multifamily loans with an aggregate principal balance of approximately $57.7 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 11,000 of the loans, with a total principal balance of approximately $44.7 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for financial institutions, private investors and issuers of commercial and multifamily mortgage-backed securities. The

Special Servicer will appoint KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage as special sub-servicer with respect to the mortgage loans.

     The information set forth in the preceding paragraph concerning Midland has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder. In each of the foregoing cases, any appointment of a successor Special Servicer will be subject to written confirmation from Moody's and Fitch that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), calculated on a basis of a 360-day year consisting of twelve 30-day months equal to a per annum rate ranging from 0.05% to 0.15%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.0525% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) certain assumption, assumption application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demand fees with respect to mortgage loans which are not Specially Serviced Mortgage Loans as set forth in the Pooling and Servicing Agreement, and (2) late payment charges and default interest paid by the borrowers (other than on Specially Serviced Mortgage Loans), but only to the extent the amounts are not needed to pay interest on Advances that has accrued during the 12 months immediately preceding the end of the related Due Period with respect to the related Mortgage Loan to the extent provided in the Pooling and Servicing Agreement. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and on the basis of a 360-day year consisting of twelve 30-day months, and will be payable monthly from the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable in respect to mortgage loans that were worked-out during the period that it acted as special servicer and as to which no other event has occurred which would cause such mortgage loan to become a Specially Serviced Mortgage Loan as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those Workout Fees.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds attributable to principal. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the amount of the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or the Master Servicer, or the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, the Workout Fee will be payable based on and out of the portion of the Liquidation Proceeds that constitutes principal and/or interest. No Liquidation Fee will be payable if the mortgage loan becomes a corrected mortgage loan. Liquidation Proceeds do not include condemnation awards or insurance proceeds.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all assumption, assumption application, extension, modification, consent, waiver and earnout fees, and charges for beneficiary statements or demands fees with respect to Specially Serviced Mortgage Loans. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers on Specially Serviced Mortgage Loans, but only to the extent those amounts are not needed to pay interest on Advances that has accrued during the 12 months immediately preceding the end of the related Due Period with respect to the related Mortgage Loan to the extent provided in the Pooling and Servicing Agreement. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the APD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to its right to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer generally will be required to pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement for any expense of this type except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees of any sub-servicers. See "Description of the Certificates-- Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use its reasonable best efforts to (1) cause each borrower to maintain, and if the borrower does not maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards), a fire and hazard insurance policy with extended coverage covering the related Mortgaged Property. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use its reasonable best efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable at commercially reasonable rates, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on REO Property, or (2) the outstanding principal balance owing on the related mortgage loan and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, while the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy if the borrower defaults on its obligation to do so will be advanced by the Master Servicer or the Special Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer or the Special Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Special Servicer, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     The Master Servicer, (except as provided in the Pooling and Servicing Agreement), may agree to extend the maturity date of a mortgage loan that is neither a Specially Serviced Mortgage Loan nor a mortgage loan in default or as to which default is reasonably foreseeable; except that any extension entered into by the Master Servicer will not extend the maturity date beyond the earlier of (1) two years prior to the Rated Final Distribution Date and (2) in the case of a mortgage loan secured by a leasehold estate and not the related fee interest, the date ten years prior to the expiration of the leasehold estate; provided that, if the extension would extend the maturity date of a mortgage loan for more than twelve months from and after the original maturity date of the mortgage loan, the Master Servicer must obtain the opinion of counsel described in the fourth succeeding sentence. Notwithstanding the foregoing, the Master Servicer will not extend any Mortgage Loan without first sending notice of such proposed extension, together with the details of such proposed extension and any other information reasonably requested by the Directing Certificateholder, to the Directing Certificateholder, who will have ten days after it receives such information to object to such extension. If the Directing Certificateholder fails to object to such extension within such ten-day period, the Directing Certificateholder will be deemed to have consented to such extension. If the Directing Certificateholder objects to such extension, the Master Servicer, subject to the Servicing Standards, will not extend such maturity date and will not be liable for any loss caused by the failure to extend such maturity. Except as otherwise set forth in this paragraph, neither the Master Servicer nor the Special Servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b) and as to which the Master Servicer or the Special Servicer, as applicable, has provided the Trustee with an opinion of counsel that the waiver, modification or amendment will not constitute a "significant modification."

     If, but only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is estimated to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan pursuant to the terms described under "--Realization Upon Defaulted Mortgage Loans" below, then the Special Servicer will agree to such modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below. The Special Servicer will use reasonable efforts to the extent possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date.

     The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

         (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date ten years prior to the expiration of the leasehold; or

         (2) reduce the related Net Mortgage Rate to less than the lesser of (A) the original Net Mortgage Rate and (B) the highest Pass-through Rate on any class of Certificates (other than the Class X Certificates); or

         (3) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Mortgage Loan Sellers, Moody's, Fitch and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to any Specially Serviced Mortgage Loan and the Master Servicer with respect to any Mortgage Loan having a Cut-off Date Principal Balance of $2,500,000 or more, or any Mortgage Loan for which an extension of maturity is requested, and except as otherwise described below, neither the Master Servicer nor the Special Servicer will be permitted to take any of the following actions with respect to such respective Mortgage Loans as to which the Directing Certificateholder has objected in writing within 10 business days of having been notified thereof (provided that if such written notice has not been received by the Special Servicer within the 10 business day period, the Directing Certificateholder will be deemed to have waived its right to object):


         (i) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

         (ii) any acceptance of substitute or additional collateral for a Specially Serviced Mortgage Loan (other than in accordance with its terms);


         (iii) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

         (iv) any acceptance of an assumption agreement releasing a borrower from liability under a Specially Serviced Mortgage Loan other than in accordance with its terms; and

         (v) any proposed lease relating to an REO Loan which represents 15% or more of the gross rental income from the related Mortgaged Property;

provided that, in the event that the Special Servicer or Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Master Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a Specially Serviced Mortgage Loan as the Directing Certificateholder may deem advisable; provided that no such direction and no objection contemplated by the preceding paragraph may require, permit or cause the Special Servicer to violate any provision of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications) or the Servicing Standards.

     Any costs and expenses incurred by the Special Servicer or Master Servicer in obtaining such consent will be borne by the Directing Certificateholder. In the event the Special Servicer determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder would cause the Special Servicer or Master Servicer, as applicable, to violate the terms of the Pooling and Servicing Agreement (including the provisions thereof related to foreclosure, sale of defaulted mortgage loans and modifications) or the Servicing Standards, the Special Servicer or Master Servicer, as applicable, will be required to disregard such refusal to consent or advice and notify the Directing Certificateholder, the Trustee, Moody's and Fitch.

     See also "--General" above for a description of the Directing Certificateholder's rights with respect to reviewing and approving the Asset Status Report.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER

     The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of one or more classes of certificates, that the Directing Certificateholder may act solely in the interests of the holders of the Controlling Class, that the Directing Certificateholder does not have any duties to the holders of any class of certificates other than the Controlling Class, that the Directing Certificateholder may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other classes of certificates, that the Directing Certificateholder, absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class, and that the Directing Certificateholder will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Pooling and Servicing Agreement contains provisions regarding modification of mortgage loans, sale of defaulted mortgage loans and foreclosure upon Mortgaged Properties. The effect of such provisions in the aggregate is to require the Master Servicer to follow the course of action with respect to the mortgage loan which results in the highest estimated net present value of proceeds to be realized from the alternative courses of action.

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standards, to foreclose upon or otherwise comparably convert the ownership of property securing such mortgage loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to the Pooling and Servicing Agreement, and which are not released from the trust pursuant to any provision of the Pooling and Servicing Agreement. The Special Servicer is not permitted, however, to acquire title to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of or to be an "owner" or an "operator" of the Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be paid for by the Master Servicer as a Servicing Advance) and either:

         (1) the report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

         (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in the report, determines that taking those actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.

     In the event that any mortgage loan becomes at least sixty days delinquent in respect of its monthly payments or more than thirty days delinquent in respect of its balloon payment, if any (in each case, determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage or mortgage note) (each such mortgage loan, a "Defaulted Mortgage Loan") and the Special Servicer has reasonably determined that such Defaulted Mortgage Loan will become subject to foreclosure proceedings pursuant to the terms described in the preceding paragraph, the Special Servicer will promptly notify in writing the Trustee, the Master Servicer and the majority holder of the Controlling Class. The majority holder of the Controlling Class may at its option purchase such Defaulted Mortgage Loan from the trust, at a price equal to the Purchase Price if that price exceeds the estimated net present value of proceeds to be realized from (i) selling the Defaulted Mortgage Loan (in accordance with procedures set forth in the Pooling and Servicing Agreement) or
(ii) foreclosure. The Special Servicer is required to offer to sell any Defaulted Mortgage Loan not otherwise purchased by the majority holder of the Controlling Class if and when the Special Servicer

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determines, consistent with the Servicing Standards, that such a sale would produce a greater recovery to Certificateholders on a net present value basis than would foreclosure or comparable conversion of the related Mortgaged Property. In the absence of the sale, the Special Servicer will be required to proceed against the related Mortgaged Property, subject to the discussion above.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. The Special Servicer will be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property in all circumstances required by the Code. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the income with respect to a Mortgaged Property owned by the trust fund attributable to any non-qualifying services, would not constitute rents from real property, or that all income would not qualify if no separate charge was stated for the non-customary services or they were not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage

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loan and (3) the aggregate amount of outstanding reimbursable expenses
(including any unreimbursed Servicing Advances and unpaid and accrued interest on those Servicing Advances) incurred with respect to the mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. The Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer, the Fiscal Agent or Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in calendar year 2002; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable (but in no event more than 60 days) after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the reasonable cost of which inspection will be paid as a Servicing Advance). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge, of any material adverse change in the condition of the Mortgaged Property, or of any visible material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to collect and review the annual operating statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are to be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) in the case of the Master Servicer only, the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each of Moody's and Fitch that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the then-current rating assigned by Moody's or Fitch to any class of certificates; provided that with respect to the resignation of the Master Servicer, Chase will have been offered the opportunity to accept the appointment and Chase and the Master Servicer have been unable to agree upon terms or Chase has declined or otherwise been unable to accept that appointment, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and any general partner of the foregoing and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with the performance of its duties and the exercise of rights under, or any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of the obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust fund. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.

EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

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         (a) (A) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (B) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 10:00 a.m. (New York City time) on the relevant Distribution Date;

         (b) any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

         (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of a failure to make a Servicing Advance or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 15- or 30-day period will be extended an additional 30 days;

         (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing, as to that class, percentage interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

         (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

         (f) the Trustee has received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in that capacity would result, or has resulted, in a downgrade or withdrawal of any rating then assigned by Fitch to any class of Certificates; provided that the publication of a ratings watch with negative implications due to the continuation of the Special Servicer with respect to the Certificates will be deemed notice for purposes of this section (f);

         (g) Moody's places the rating of any Class of Certificates on "watchlist" status for possible ratings downgrade or withdrawal (or Moody's has downgraded or withdrawn its rating for any Class of Certificates) citing servicing concerns with respect to the Master Servicer or Special Servicer, as the cause of such rating action, and, in the case of watch status, such watch is not withdrawn by Moody's within sixty (60) days; and

         (h) the Master Servicer is no longer rated CMS3 or higher by Fitch or the equivalent.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders entitled to not less than 51% of

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the Voting Rights, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement. If the Master
Servicer is terminated due to certain Events of Default, subject to the rights of Chase, as described below, the Trustee will solicit bids for such servicing rights and deliver the proceeds net of expenses incurred by the Trustee of any resulting sale to the Master Servicer. If the Master Servicer is terminated, Chase will be offered the opportunity to accept the appointment. If Chase and the Master Servicer have been unable to agree upon terms or Chase has declined or otherwise been unable to accept that appointment, then subject to the bid process described above, the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer as described below. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

         (a) to cure any ambiguity;

         (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions or to correct any error;

         (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of Moody's or Fitch, as evidenced by a letter from each of Moody's and Fitch;

         (d) to modify, eliminate or add to any of its provisions (A) to the extent as will be necessary to maintain the qualification of either the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize the risk and
     (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (B) to restrict the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus;

         (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (unless the affected Certificateholder consents in writing to such amendment), as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrading, qualification or withdrawal of the ratings assigned to any class of Certificates by either of Moody's or Fitch; or

         (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each class of Certificates by each of Moody's and Fitch, as evidenced by written confirmation that the change would not result in the downgrading, qualification or withdrawal of the then-current ratings assigned to any class of Certificates by either of Moody's or Fitch.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any class without the consent of the holder of that Certificate, (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that class then outstanding, (3) adversely affect the Voting Rights of any class of Certificates or (4) amend the Servicing Standards without the consent of the holders of all Certificates of the classes then outstanding.

     Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Offered Certificates.

     Pass-Through Rate. The Pass-through Rate applicable to each class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the APD Loans may have certain incentives to prepay the APD Loans on their Anticipated Prepayment Dates, we cannot assure you that the borrowers will be able to prepay the APD Loans on their Anticipated Prepayment Dates. The failure of a borrower to prepay an APD Loan on its Anticipated Prepayment Date will not be an event of default under the terms of the APD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective APD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the APD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Prepayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, particularly the Class X Certificates, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective prepayment Lock-out Periods or otherwise) on the mortgage loans will affect the Pass-through Rate of the Class C and Class D Certificates, to the extent the weighted average Net Mortgage Rate would be reduced below the fixed Pass-through Rate on those classes, for one or more future periods and therefore will also affect the yield on those classes.

     The yield on the Class C and Class D Certificates could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average Net Mortgage Rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net interest rates on the mortgage loans even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class N, Class M, Class L, Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case to the extent of amounts otherwise distributable in respect of the class of Certificates. In the event of the reduction of the Certificate Balances of all those classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1 and Class A-2 Certificates (and Class X Certificates with respect to shortfalls of interest).

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses or Lock-out Periods and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations --Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lock-out Periods and Yield Maintenance Periods. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates-- Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that class of Certificates on subsequent Distribution Dates, to the extent of available funds. The shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before maturity or the Anticipated Prepayment Date, as the case may be. The columns headed "3% CPR", "6% CPR", "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lock-out Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

         (a) scheduled periodic payments of principal and/or interest on the mortgage loans, and with respect to seven mortgage loans, representing approximately 1.54% of the Initial Pool Balance, scheduled periodic payments of interest-only over the first 25 scheduled payments of their term and then principal and interest in accordance with the amortization schedule) will be received on a timely basis and will be distributed on each Distribution Date, beginning in June 2001;

         (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to maturity or the Anticipated Prepayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

         (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until maturity or the Anticipated Prepayment Date, as the case may be;

         (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lock-out Period, defeasance period and/or Yield Maintenance Period at the respective levels of CPR set forth in the tables;

         (e) No Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the Master Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund;

         (f) the Closing Date is May 2, 2001;

         (g) the APD Loans prepay on their Anticipated Prepayment Dates; and

         (h) the Pass-through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this Prospectus Supplement.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRs
                               SET FORTH BELOW:


DATE                                              0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
--------------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percent .............................      100           100           100           100           100
May 15, 2002 ................................       94            94            94            94            94
May 15, 2003 ................................       88            88            88            88            88
May 15, 2004 ................................       81            81            81            81            81
May 15, 2005 ................................       74            74            74            74            74
May 15, 2006 ................................       53            53            53            53            53
May 15, 2007 ................................       45            44            44            44            44
May 15, 2008 ................................       35            35            35            35            35
May 15, 2009 ................................       26            25            25            25            25
May 15, 2010 ................................       14            13            13            13            13
May 15, 2011 ................................        0             0             0             0             0
Weighted Average Life (Years)(1) ............      5.67          5.66          5.66          5.66          5.65
Estimated Month of First Principal ..........   6/15/2001     6/15/2001     6/15/2001     6/15/2001     6/15/2001
Estimated Month of Maturity .................  10/15/2010    10/15/2010    10/15/2010    10/15/2010    10/15/2010

----------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRs
                               SET FORTH BELOW:


DATE                                              0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
--------------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percent .............................      100            100            100            100            100
May 15, 2002 ................................      100            100            100            100            100
May 15, 2003 ................................      100            100            100            100            100
May 15, 2004 ................................      100            100            100            100            100
May 15, 2005 ................................      100            100            100            100            100
May 15, 2006 ................................      100            100            100            100            100
May 15, 2007 ................................      100            100            100            100            100
May 15, 2008 ................................      100            100            100            100            100
May 15, 2009 ................................      100            100            100            100            100
May 15, 2010 ................................      100            100            100            100            100
May 15, 2011 ................................        0              0              0              0              0
Weighted Average Life (Years)(1) ............      9.74           9.74           9.73           9.73           9.73
Estimated Month of First Principal ..........   10/15/2010     10/15/2010     10/15/2010     10/15/2010     10/15/2010
Estimated Month of Maturity .................    3/15/2011      3/15/2011      3/15/2011      3/15/2011      3/15/2011

----------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRs
                               SET FORTH BELOW:




DATE                                         0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percent ........................     100           100           100           100           100
May 15, 2002 ...........................     100           100           100           100           100
May 15, 2003 ...........................     100           100           100           100           100
May 15, 2004 ...........................     100           100           100           100           100
May 15, 2005 ...........................     100           100           100           100           100
May 15, 2006 ...........................     100           100           100           100           100
May 15, 2007 ...........................     100           100           100           100           100
May 15, 2008 ...........................     100           100           100           100           100
May 15, 2009 ...........................     100           100           100           100           100
May 15, 2010 ...........................     100           100           100           100           100
May 15, 2011 ...........................       0             0             0             0             0
Weighted Average Life (Years)(1) .......     9.87          9.87          9.87          9.87          9.87
Estimated Month of First Principal .....   3/15/2011     3/15/2011     3/15/2011     3/15/2011     3/15/2011
Estimated Month of Maturity ............   3/15/2011     3/15/2011     3/15/2011     3/15/2011     3/15/2011

----------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRs
                               SET FORTH BELOW:




DATE                                         0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percent ........................      100           100           100           100           100
May 15, 2002 ...........................      100           100           100           100           100
May 15, 2003 ...........................      100           100           100           100           100
May 15, 2004 ...........................      100           100           100           100           100
May 15, 2005 ...........................      100           100           100           100           100
May 15, 2006 ...........................      100           100           100           100           100
May 15, 2007 ...........................      100           100           100           100           100
May 15, 2008 ...........................      100           100           100           100           100
May 15, 2009 ...........................      100           100           100           100           100
May 15, 2010 ...........................      100           100           100           100           100
May 15, 2011 ...........................        0             0             0             0             0
Weighted Average Life (Years)(1) .......      9.95          9.95          9.95          9.94          9.94
Estimated Month of First Principal .....   3/15/2011     3/15/2011     3/15/2011     3/15/2011     3/15/2011
Estimated Month of Maturity ............   4/15/2011     4/15/2011     4/15/2011     4/15/2011     4/15/2011

----------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRs
                               SET FORTH BELOW:




DATE                                         0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
---------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percent ........................      100           100           100           100           100
May 15, 2002 ...........................      100           100           100           100           100
May 15, 2003 ...........................      100           100           100           100           100
May 15, 2004 ...........................      100           100           100           100           100
May 15, 2005 ...........................      100           100           100           100           100
May 15, 2006 ...........................      100           100           100           100           100
May 15, 2007 ...........................      100           100           100           100           100
May 15, 2008 ...........................      100           100           100           100           100
May 15, 2009 ...........................      100           100           100           100           100
May 15, 2010 ...........................      100           100           100           100           100
May 15, 2011 ...........................        0             0             0             0             0
Weighted Average Life (Years)(1) .......      9.95          9.95          9.95          9.95          9.95
Estimated Month of First Principal .....   4/15/2011     4/15/2011     4/15/2011     4/15/2011     4/15/2011
Estimated Month of Maturity ............   4/15/2011     4/15/2011     4/15/2011     4/15/2011     4/15/2011

----------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

YIELD SENSITIVITY OF THE OFFERED CERTIFICATES

     The tables beginning on page C-1 (the "Yield Tables") indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class A-1, Class A-2, Class B, Class C and Class D Certificates at various prices and constant prepayment rates. The allocations and calculations do not take account of any Yield Maintenance Charges. The Yield Tables have been prepared based on the assumption that distributions are made in accordance with "Description of the Certificates" in this prospectus supplement, the assumptions described in clauses (a) through (h) on pages S-124 and S-125 and, where applicable, the specified assumed purchase prices (which prices do not include accrued interest). Assumed purchase prices are expressed in 32nds (i.e., 100/04 means 100 4/32%) as a percentage of the initial Certificate Balance of each class of Offered Certificates.

     The yields set forth in the Yield Tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of Offered Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including May 1, 2001 to, but excluding May 2, 2001, and by converting the monthly rates to semi-annual corporate bond equivalent rates. This calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently does not purport to reflect the return on any investment in the classes of Offered Certificates when the reinvestment rates are considered. For purposes of the Yield Tables, "modified duration" has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas". The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and/or interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies; accordingly, no representation is made by the Depositor or any other person that the "modified duration" approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the mortgage loans and extensions in respect of balloon payments that actually occur during the life of the Class A-1, Class A-2, Class B, Class C and Class D Certificates and by the actual performance of the mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the Yield Tables.

     The characteristics of the mortgage loans differ in certain respects from those assumed in preparing the Yield Tables, and the Yield Tables are presented for illustrative purposes only. In particular, none of the mortgage loans permit voluntary partial prepayments. Thus neither the pool of mortgage loans nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with the designated Scenario for the Yield Tables. In addition, it is unlikely that the mortgage loans will prepay at any of the specified percentages of CPR until maturity or that all the mortgage loans will so prepay at the same rate, that the actual pre-tax yields on, or any other payment characteristics of, any class of Offered Certificates will correspond to any of the information shown in the Yield Tables, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N Certificates will evidence the "regular interests" in the Upper-Tier REMIC and (2) the Class R and Class LR

Certificates will be the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement. The Offered Certificates are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code.

     Because they represent regular interests, each class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It is anticipated that the Class A-1, Class A-2, Class B, Class C and Class D Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount ("OID") or whether the OID is de minimis and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the APD Loans prepay on their Anticipated Prepayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed to the Offered Certificates as described under "Description of the Certificates-- Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     The Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent of the percentage of the trust fund assets meeting such requirements. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. The Offered Certificates will be treated as "loans. . . secured by an interest in real property which is. . . residential real property" for a domestic building and loan association under Section 7701(a)(19)(C) of the Code, to the extent the loans are secured by multifamily properties and manufactured housing community properties. As of the Cut-off Date, 22 and 12 mortgage loans representing approximately 14.03% and 3.47% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties, respectively. The Offered Certificates will qualify for treatment under Sections 856(c)(4)(A), 856(c)(3)(B) and 7701(a)(19)(C) in their entirety if at least 95% of the assets or income of the trust fund meet such requirements. A mortgage loan that has been defeased with U.S. government securities does not qualify under the foregoing sections. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Status of REMIC Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated as of the date of this prospectus supplement (the "Underwriting Agreement"), among JPMorgan, a division of Chase

Securities Inc., Bear, Stearns & Co. Inc., Deutsche Banc Alex. Brown Inc. and Salomon Smith Barney Inc. (collectively, the "Underwriters") and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances, or Notional Amounts, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 10%.


                                                BEAR,             DEUTSCHE BANC      SALOMON SMITH
CLASS                     JPMORGAN       STEARNS & CO. INC.     ALEX. BROWN INC.      BARNEY INC.
-------------------   ---------------   --------------------   ------------------   --------------
Class A-1 .........   $141,865,000          $ 30,000,000           $                $
Class A-2 .........   $483,045,000          $120,000,000           $50,000,000      $50,000,000
Class B ...........   $ 45,157,000          $                      $                $
Class C ...........   $ 49,390,000          $                      $                $
Class D ...........   $ 15,523,000          $                      $                $

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated. Further, the Depositor has agreed to indemnify the Underwriters and the Mortgage Loan Sellers, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates before deducting expenses payable by the Depositor estimated to be approximately $2,500,000, will be 100.45% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from May 1, 2001. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


     Chase Securities is an affiliate of The Chase Manhattan Bank, the paying agent, and of Morgan Guaranty, one of the Mortgage Loan Sellers. Bear, Stearns & Co. Inc. is an affiliate of BSFI, one of the Mortgage Loan Sellers.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriters by Thacher Proffitt and Wood, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch:



         CLASS             MOODY'S     FITCH
-----------------------   ---------   ------
  A-1 .................      Aaa        AAA
  A-2 .................      Aaa        AAA
  B ...................      Aa2        AA
  C ...................       A2         A
  D ...................       A3        A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, yield maintenance charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any class of Offered Certificates and, if so, what the rating would be. A rating assigned to any class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

     The Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued individual prohibited transaction exemptions to Chase Securities Inc., PTE 90-33, 55 Fed. Reg. 23,151 (June 6,
1990) (the "Chase Exemption") and to Bear, Stearns Co., Inc., PTE 90-30, 55 Ped. Reg. 21, 461 (May 24, 1990 (the "Bear, Stearns Exemption" and together with the Chase Exemption, the "Exemption"), each as subsequently amended. The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of the pools of mortgage loans, such as the pool of mortgage loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by the respective Underwriter, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services ("S&P"), Moody's or Fitch. Third, the Trustee cannot be an affiliate of any other member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of obligations and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the Offered Certificates that they be rated not lower than the ratings set forth on the cover page hereof. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, that the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a Party in Interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "certificates" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or any of the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                         INDEX OF PRINCIPAL DEFINITIONS




                                                       PAGE
                                                     ------
30/360 Basis .....................................     S-57
59 Maiden Lane Borrower ..........................     S-59
59 Maiden Lane Property ..........................     S-59
59 Maiden Lane Substitute Property ...............     S-59
Actual/360 Basis .................................     S-57
Administrative Cost Rate .........................     S-93
Advances .........................................     S-99
Anticipated Prepayment Date ......................     S-57
APD Loans ........................................     S-57
Appraisal Reduction ..............................    S-101
Appraisal Reduction Amount .......................    S-101
Appraisal Reduction Event ........................    S-100
Asset Status Report ..............................    S-108
Assumed Final Distribution Date ..................     S-96
Assumed Scheduled Payment ........................     S-94
Authenticating Agent .............................     S-85
Available Distribution Amount ....................     S-88
balloon loans ....................................     S-37
Base Interest Fraction ...........................     S-95
Bear, Stearns Exemption ..........................    S-132
BSFI .............................................     S-55
Certificate Account ..............................     S-87
Certificate Balance ..............................     S-84
Certificate Owner ................................     S-85
Certificate Registrar ............................     S-85
Certificateholders ...............................     S-55
Certificates .....................................     S-84
Chase Exemption ..................................    S-132
Class A Certificates .............................     S-84
Class X Certificates .............................     S-84
Clearstream, Luxembourg ..........................     S-85
Closing Date .....................................     S-55
Code .............................................    S-128
Collateral Support Deficit .......................     S-98
Constant Prepayment Rate .........................    S-124
Controlling Class ................................    S-109
Controlling Class Certificateholder ..............    S-109
Corrected Mortgage Loan ..........................    S-108
CPR ..............................................    S-124
Cross-Over Date ..................................     S-92
Cut-off Date Balance .............................     S-55
Debt Service Coverage Ratio ......................     S-66
Defaulted Mortgage Loan ..........................    S-115
Defeasance Lock-out Period .......................     S-58
Defeasance Option ................................     S-58
Depositor ........................................     S-55
Depositories .....................................     S-85
Direct Participants ..............................     S-85
Directing Certificateholder ......................    S-109
Distributable Certificate Interest ...............     S-94
Distribution Accounts ............................     S-88


                                                       PAGE
                                                     ------
Distribution Date ................................     S-87
DSCR .............................................     S-66
DTC ..............................................     S-85
Due Period .......................................     S-89
EII Portfolio II Borrower ........................     S-59
EII Portfolio II Substitute Properties ...........     S-59
EII Portfolio II Substitute Property .............     S-59
EII Portfolio II Substituted Properties ..........     S-59
EII Portfolio II Substituted Property ............     S-59
ERISA ............................................    S-131
ERISA Plan .......................................    S-131
Euroclear ........................................     S-85
Events of Default ................................    S-118
Excess Interest ..................................     S-93
Excess Interest Distribution Account .............     S-88
Excluded Plan ....................................    S-133
Exemption ........................................    S-132
FIRREA ...........................................     S-71
Form 8-K .........................................     S-61
GECC .............................................     S-55
Indirect Participants ............................     S-85
Ingles Portfolio Borrower ........................     S-60
Ingles Portfolio Substitute Properties ...........     S-60
Ingles Portfolio Substitute Property .............     S-60
Ingles Portfolio Substituted Properties ..........     S-60
Initial Pool Balance .............................     S-55
Initial Rate .....................................     S-57
Insurance and Condemnation Proceeds ..............     S-87
Interest Distribution Amount .....................     S-94
Interest Reserve Account .........................     S-88
IRS ..............................................    S-116
Liquidation Fee ..................................    S-110
Liquidation Fee Rate .............................    S-111
Liquidation Proceeds .............................     S-88
Lock Box Accounts ................................     S-82
Lock Box Loans ...................................     S-82
Lock-out Period ..................................     S-58
Lower-Tier Distribution Account ..................     S-88
Lower-Tier REMIC .................................    S-128
MAI ..............................................    S-101
Master Servicer ..................................    S-109
Moody's ..........................................    S-131
Morgan Guaranty ..................................     S-55
Mortgage .........................................     S-55
Mortgage Loan Sellers ............................     S-55
Mortgage Note ....................................     S-55
Mortgage Rate ....................................     S-93
Mortgaged Property ...............................     S-55
net income from foreclosure property .............    S-116
Net Mortgage Rate ................................     S-93
Non-Offered Certificates .........................     S-84

                                                            PAGE
                                                    ------------
Non-Offered Subordinate Certificates ............           S-97
Nonrecoverable Advance ..........................           S-99
Notional Amount .................................           S-84
Offered Certificates ............................           S-84
OID .............................................          S-129
P&I Advance .....................................           S-99
Participants ....................................           S-85
Pass-through Rate ...............................           S-92
Paying Agent ....................................           S-85
Percentage Interest .............................           S-84
Periodic Payments ...............................           S-66
Permitted Investments ...........................           S-88
Phase I .........................................           S-79
Plan ............................................          S-131
Pooling and Servicing Agreement .................           S-84
Prepayment Assumption ...........................          S-129
Prepayment Interest Shortfall ...................           S-93
Primary Servicer ................................          S-109
Prime Rate ......................................          S-100
Principal Distribution Amount ...................           S-94
Principal Shortfall .............................           S-95
Purchase Agreements .............................           S-55
Purchase Price ..................................           S-81
Qualified Substitute Mortgage Loan ..............           S-82
Rated Final Distribution Date ...................           S-96
Record Date .....................................           S-87
Reimbursement Rate ..............................          S-100
Related Proceeds ................................           S-99
Release Date ....................................           S-59
REMIC ...........................................          S-128
REMIC Provisions ................................          S-128
rents from real property ........................    S-51, S-116
REO Account .....................................          S-112
REO Loan ........................................           S-95
REO Property ....................................          S-108
Residual Certificates ...........................           S-84
Restricted Group ................................          S-132
Revised Rate ....................................           S-57
Rules ...........................................           S-86
S&P .............................................          S-132


                                                            PAGE
                                                    ------------
Scheduled Principal Distribution Amount .........           S-94
Senior Certificates .............................           S-84
Servicer Remittance Date ........................           S-98
Servicing Advances ..............................           S-99
Servicing Fee ...................................          S-110
Servicing Fee Rate ..............................          S-110
Servicing Standards .............................          S-107
Similar Law .....................................          S-131
Special Servicer ................................          S-109
Special Servicing Fee ...........................          S-110
Special Servicing Fee Rate ......................          S-110
Specially Serviced Mortgage Loans ...............          S-108
Stated Principal Balance ........................           S-95
Statement to Certificateholders .................          S-102
Subordinate Certificates ........................           S-84
Subordinate Offered Certificates ................           S-84
Terms and Conditions ............................           S-86
Testing Date ....................................           S-80
Title Exception .................................           S-78
Title Insurance Policy ..........................           S-79
Trustee .........................................    S-55, S-106
Trustee Fee .....................................          S-106
Trustee Fee Rate ................................          S-106
U.S. Securities Rate ............................           S-58
Uncovered Prepayment Interest Shortfall .........           S-94
Underwriters ....................................          S-130
Underwriting Agreement ..........................          S-129
Underwritten Net Cash Flow ......................           S-69
Unscheduled Principal Distribution Amount                   S-94
Upper-Tier Distribution Account .................           S-88
Upper-Tier REMIC ................................          S-128
Voting Rights ...................................          S-105
WAC Rate ........................................           S-93
Withheld Amounts ................................           S-88
Withheld Loans ..................................           S-88
Workout Fee .....................................          S-110
Workout Fee Rate ................................          S-110
Yield Maintenance Charge ........................           S-58
Yield Maintenance Period ........................           S-58
Yield Tables ....................................          S-128

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

GE CAPITAL COMMERCIAL MORTGAGE CORPORATION, SERIES 2001-1
ANNEX A - CERTAIN CHARACTERISTICS OF THE MORTGAGED LOANS AND MORTGAGED
-----------------------------------------------------------------------
PROPERTIES
----------


                                                      % OF                    MORTGAGE                 CUT-OFF
                                                  INITIAL POOL     # OF        LOAN       ORIGINAL       DATE
  ID                 PROPERTY NAME                   BALANCE    PROPERTIES   SELLER (1)    BALANCE     BALANCE
---------------------------------------------------------------------------------------------------------------------
   1    59 Maiden Lane                                  4.43%         1            MGT      50,000,000  49,959,015
   2    Long Wharf Maritime Center I                    3.32%         1            MGT      37,500,000  37,448,914
   3    818 West Seventh Street                         2.99%         1            GECC     33,800,000  33,755,090
   4    EII Portfolio II                                2.91%         7            GECC     33,053,100  32,891,735
  4a    Hampton Inn-State College                       0.42%                      GECC      4,715,300   4,692,280
---------------------------------------------------------------------------------------------------------------------
  4b    Hampton Inn-Madison Heights                     0.46%                      GECC      5,178,400   5,153,119
  4c    Hampton Inn-Dublin                              0.36%                      GECC      4,037,500   4,017,789
  4d    Hampton Inn Airport-Charleston                  0.26%                      GECC      2,962,100   2,947,639
  4e    Hampton Inn Mountain Brook-Birmingham           0.30%                      GECC      3,360,900   3,344,492
  4f    Comfort Inn-Rutland                             0.29%                      GECC      3,285,900   3,269,858
---------------------------------------------------------------------------------------------------------------------
  4g    Homewood Suites-Windsor Locks                   0.84%                      GECC      9,513,000   9,466,558
   5    Shoppes at Dadeland                             2.57%         1            GECC     29,000,000  28,978,305
   6    Pescadero Apartments                            2.57%         1            GECC     29,000,000  28,963,183
   7    Information Resources                           2.29%         1            MGT      26,000,000  25,882,222
   8    Civic Executive Center                          2.22%         1            GECC     25,150,000  25,115,568
---------------------------------------------------------------------------------------------------------------------
   9    510 Fifth Avenue                                2.04%         1            MGT      23,000,000  22,981,698
  10    College Park Apartments                         1.96%         1            GECC     22,160,000  22,093,594
  11    Hawthorn Suites                                 1.59%         1            GECC     18,000,000  17,903,946
  12    Synergy Business Park - Columbia I              1.58%         1            GECC     17,925,000  17,856,620
  13    Synergy Business Park - Columbia II             1.54%         1            GECC     17,475,000  17,408,336
---------------------------------------------------------------------------------------------------------------------
  14    1400 Eye Street Office Building                 1.53%         1            GECC     17,350,000  17,299,338
  15    Juncos Plaza                                    1.45%         1            MGT      16,350,000  16,350,000
  16    West Campus Square Shopping Center              1.44%         1            MGT      16,344,000  16,286,078
  17    L & C Tower and Garage                          1.41%         1            MGT      15,975,000  15,936,640
  18    The Shops at Windsor Green                      1.35%         1           BSCMI     15,250,000  15,218,621
---------------------------------------------------------------------------------------------------------------------
  19    Tree Trail Apartments                           1.31%         1            GECC     14,852,000  14,805,233
  20    Roswell Corners Shopping Center (6)             1.21%         1            MGT      13,752,928  13,704,640
  21    First USA Building                              1.20%         1            MGT      13,570,000  13,509,527
  22    Ingles Portfolio                                1.17%         4           BSCMI     13,200,000  13,160,212
  22a   Black Mountain Shopping Center                  0.29%                     BSCMI      3,325,000   3,314,978
---------------------------------------------------------------------------------------------------------------------
  22b   Marion Shopping Center                          0.34%                     BSCMI      3,800,000   3,788,546
  22c   Adams Square Shopping Center                    0.19%                     BSCMI      2,200,000   2,193,369
  22d   Hull Shopping Center                            0.34%                     BSCMI      3,875,000   3,863,320
  23    Reservoir Corporate Center                      1.16%         1           BSCMI     13,100,000  13,065,196
  24    Iron Horse Shopping Center                      1.12%         1            MGT      12,700,000  12,665,291
---------------------------------------------------------------------------------------------------------------------
  25    Carlsbad Corporate Plaza                        1.06%         1            GECC     12,000,000  11,970,565
  26    Security Portfolio V                            1.04%         6            GECC     11,835,000  11,782,659
  26a   9555 Forest Lane                                0.22%                      GECC      2,467,115   2,456,204
  26b   3335 West Northwest Highway                     0.19%                      GECC      2,145,317   2,135,829
  26c   4620 Pan American Freeway                       0.11%                      GECC      1,215,680   1,210,303
---------------------------------------------------------------------------------------------------------------------
  26d   121 Old Broadmoor Road                          0.19%                      GECC      2,181,073   2,171,427
  26e   3061 Wood Avenue                                0.14%                      GECC      1,608,988   1,601,872
  26f   8100 South Main                                 0.20%                      GECC      2,216,828   2,207,024
  27    The Exchange at Austin                          1.04%         1            GECC     11,782,000  11,745,626
  28    Fair Lakes - Uptons                             1.03%         1            GECC     11,600,000  11,584,818
---------------------------------------------------------------------------------------------------------------------
  29    Park Pacific Apartments                         0.99%         1            GECC     11,250,000  11,221,448
  30    Canyon Creek Plaza                              0.94%         1            GECC     10,600,000  10,592,133
  31    Shaw's Plaza                                    0.91%         1           BSCMI     10,250,000  10,241,844
  32    98 Palms                                        0.90%         1            GECC     10,233,000  10,207,985
  33    Valley Parkway Health Center                    0.90%         1            MGT      10,115,000  10,115,000
---------------------------------------------------------------------------------------------------------------------
  34    Highland South                                  0.86%         1            GECC      9,720,000   9,687,615
  35    High House Crossing                             0.84%         1            GECC      9,500,000   9,487,377
  36    Water Tower II                                  0.84%         1           BSCMI      9,450,000   9,438,216
  37    Plano Self Storage                              0.82%         1            GECC      9,300,000   9,263,490
  38    Jantzen Park                                    0.78%         1           BSCMI      8,850,000   8,839,795
---------------------------------------------------------------------------------------------------------------------
  39    Ontario Mills Country Suites                    0.77%         1            GECC      8,750,000   8,733,817
  40    Clover Square                                   0.76%         1           BSCMI      8,550,000   8,539,488
  41    Magnolia Place                                  0.72%         1            GECC      8,200,000   8,179,955
  42    Porter Medical Plaza                            0.72%         1            GECC      8,160,000   8,140,818
  43    Netherwood Commons                              0.70%         1            GECC      7,920,000   7,914,015
---------------------------------------------------------------------------------------------------------------------
  44    Sawtelle Self Storage                           0.67%         1            GECC      7,600,000   7,566,389
  45    Fairway Estates Apartments                      0.66%         1            GECC      7,500,000   7,478,404
  46    Rancho Monte Vista MHP                          0.66%         1            GECC      7,500,000   7,475,671
  47    Stone Oak Physicians Plaza                      0.65%         1            GECC      7,300,000   7,282,155
  48    611 Wilshire Building                           0.64%         1            GECC      7,200,000   7,190,624
---------------------------------------------------------------------------------------------------------------------
  49    Preston Valley View                             0.61%         1            MGT       6,900,000   6,878,359
  50    Crown Valley Self Storage                       0.60%         1            GECC      6,800,000   6,773,304
  51    Courtyard by Marriott - Manchester              0.60%         1            GECC      6,800,000   6,772,570
  52    Self Storage Plus (5)                           0.58%         1            GECC      6,603,110   6,598,935
  53    Kmart Plaza Albuquerque                         0.58%         1            GECC      6,535,000   6,535,000
---------------------------------------------------------------------------------------------------------------------
  54    Harvard Park East                               0.57%         1            GECC      6,473,000   6,457,783
  55    Spectrum Office Building                        0.57%         1            MGT       6,450,000   6,433,907
  56    Telcordia Technologies                          0.55%         1           BSCMI      6,200,000   6,195,668
  57    Williamsburg Downs                              0.55%         1            GECC      6,200,000   6,192,269
  58    524 Lamar                                       0.54%         1           BSCMI      6,100,000   6,082,610
---------------------------------------------------------------------------------------------------------------------
  59    The Pavillion                                   0.54%         1           BSCMI      6,050,000   6,042,022
  60    Rolling Hills Executive Center                  0.51%         1            GECC      5,807,000   5,802,690
  61    Avion Corporate Center                          0.51%         1            GECC      5,720,000   5,706,780
  62    Arapahoe Medical Plaza I                        0.50%         1            GECC      5,700,000   5,686,601
  63    Brighton Commons                                0.49%         1            MGT       5,600,000   5,583,875
---------------------------------------------------------------------------------------------------------------------
  64    67 Forest Street                                0.49%         1           BSCMI      5,525,000   5,521,101
  65    360 Place Office Park                           0.49%         1           BSCMI      5,500,000   5,485,239
  66    Warrington Plaza                                0.48%         1           BSCMI      5,435,000   5,428,318
  67    Shoppes at Austin Square                        0.48%         1            GECC      5,440,000   5,426,702
  68    Pepperwood Townhomes                            0.48%         1            GECC      5,400,000   5,384,606
---------------------------------------------------------------------------------------------------------------------
  69    Summit Creek II Apartments                      0.47%         1            MGT       5,360,000   5,343,122
  70    Hunterwood Apartments                           0.47%         1            GECC      5,300,000   5,293,133
  71    Annapolis Business Center                       0.46%         1            GECC      5,240,000   5,233,566
  72    Partin-Settlement Plaza                         0.45%         1            GECC      5,120,000   5,107,441
  73    Aramingo Village                                0.45%         1            MGT       5,050,000   5,026,756
---------------------------------------------------------------------------------------------------------------------
  74    Dal-Park Garage (7)                             0.44%         1            GECC      4,988,962   4,985,379
  75    Plaza 355                                       0.43%         1            MGT       4,915,000   4,899,410
  76    University Science Center                       0.43%         1            MGT       4,875,000   4,855,381
  77    Walgreens - Las Vegas                           0.43%         1            GECC      4,842,000   4,836,549
  78    The Highlands Mobile Home Park                  0.42%         1            GECC      4,750,000   4,735,851
---------------------------------------------------------------------------------------------------------------------
  79    Villa Mesa Apartments                           0.41%         1            MGT       4,665,000   4,650,541
  80    One Ocean Plaza                                 0.41%         1            GECC      4,650,000   4,639,069
  81    Hamden Surgery and Medical Center               0.41%         1           BSCMI      4,650,000   4,634,916
  82    Office Depot/Goody's                            0.41%         1            GECC      4,640,000   4,628,657
  83    Cromwell Business Park                          0.41%         1            MGT       4,600,000   4,586,215
---------------------------------------------------------------------------------------------------------------------
  84    North Star Village                              0.41%         1            GECC      4,580,000   4,580,000
  85    Saufley Station                                 0.40%         1            GECC      4,528,000   4,516,931
  86    College Park Center (In-Line Retail Space)      0.38%         1            GECC      4,320,000   4,316,723
  87    Rockwood Village                                0.37%         1            GECC      4,215,000   4,215,000
  88    Highland MHP                                    0.37%         1            GECC      4,133,000   4,120,615
---------------------------------------------------------------------------------------------------------------------
  89    Storage USA - Manassas                          0.36%         1            GECC      4,050,000   4,035,349
  90    Lowe's Boulevard                                0.35%         1            GECC      4,000,000   3,988,539
  91    Corn Hill Apartments                            0.35%         1            MGT       3,975,000   3,975,000
  92    Sam's Trail Plaza                               0.35%         1            GECC      3,950,000   3,934,857
  93    Third and Williams Walgreens                    0.35%         1            MGT       3,900,000   3,895,322
---------------------------------------------------------------------------------------------------------------------
  94    Garfield Center                                 0.34%         1            GECC      3,884,000   3,869,859
  95    Laurel Canyon Office Plaza                      0.34%         1            MGT       3,850,000   3,845,150
  96    Robious Hall Shopping Center                    0.34%         1            GECC      3,825,000   3,820,107
  97    View Pointe Building                            0.34%         1            MGT       3,800,000   3,800,000
  98    Battlefield Lakes Tech Center I and II          0.33%         1            GECC      3,700,000   3,697,254
---------------------------------------------------------------------------------------------------------------------
  99    Huntwick Village Shopping Center                0.32%         1            GECC      3,675,000   3,666,361
  100   Aliso Viejo Specialty Shops                     0.31%         1            GECC      3,500,000   3,492,565
  101   BWI Buidings 1&2                                0.30%         1            MGT       3,425,000   3,414,593
  102   Oceanside Business-Park                         0.30%         1            MGT       3,400,000   3,389,648
  103   Tomball Professional Atrium Building            0.29%         1            GECC      3,300,000   3,295,778
---------------------------------------------------------------------------------------------------------------------
  104   Mill at White Clay                              0.29%         1            MGT       3,250,000   3,240,937
  105   The Chattahoochee Building                      0.28%         1            MGT       3,200,000   3,196,142
  106   Audubon II                                      0.28%         1           BSCMI      3,150,000   3,141,287
  107   'A' Commerce Center                             0.28%         1            MGT       3,150,000   3,126,609
  108   Springtree Center                               0.28%         1            MGT       3,130,000   3,120,425
---------------------------------------------------------------------------------------------------------------------
  109   Redlands Ranch Mobile Home Park                 0.27%         1            GECC      3,100,000   3,095,912
  110   Knight Port Apartments                          0.27%         1            GECC      3,101,000   3,092,124
  111   Plaza Square Apartments                         0.27%         1            MGT       3,040,000   3,029,599
  112   Bonner Springs Estates                          0.26%         1            GECC      2,970,000   2,970,000
  113   59 West                                         0.25%         1            GECC      2,880,000   2,872,960
---------------------------------------------------------------------------------------------------------------------
  114   CVS - Five Points                               0.25%         1            GECC      2,875,000   2,867,362
  115   Vicksburg Crossing                              0.25%         1            GECC      2,850,000   2,829,545
  116   Sunland Manor Apartments                        0.24%         1            MGT       2,750,000   2,742,160
  117   Howard Johnson Plaza Resort                     0.24%         1           BSCMI      2,700,000   2,689,680
  118   North Peachtree Perimeter Park Office Building  0.23%         1            MGT       2,650,000   2,650,000
---------------------------------------------------------------------------------------------------------------------
  119   Walgreens - Lubbock                             0.23%         1            GECC      2,582,000   2,579,216
  120   Village Walk Apartments                         0.22%         1            MGT       2,520,000   2,520,000
  121   Eastern Self Storage                            0.22%         1            MGT       2,500,000   2,479,440
  122   Durango Springs Plaza                           0.21%         1            GECC      2,385,000   2,378,702
  123   Stansbury Park Plaza                            0.21%         1            MGT       2,360,000   2,358,238
---------------------------------------------------------------------------------------------------------------------
  124   Cypress Gardens Mobile Home Park                0.21%         1            GECC      2,350,000   2,344,476
  125   Oltorf Market Shopping Center                   0.21%         1            MGT       2,343,750   2,338,687
  126   Space Saver Self Storage                        0.21%         1            GECC      2,325,000   2,318,372
  127   Osco Drug                                       0.20%         1            GECC      2,275,000   2,273,372
  128   CVS - Wareham                                   0.19%         1            GECC      2,200,000   2,198,400
---------------------------------------------------------------------------------------------------------------------
  129   Village Square Shopping Center                  0.19%         1            GECC      2,200,000   2,197,250
  130   Canyon Point Office                             0.19%         1            GECC      2,200,000   2,194,143
  131   Stoneridge Apartments                           0.19%         1            GECC      2,200,000   2,193,728
  132   Hurst Retail Center                             0.19%         1            GECC      2,200,000   2,191,954
  133   Commerce Park North                             0.19%         1            GECC      2,208,000   2,191,121
---------------------------------------------------------------------------------------------------------------------
  134   Butts Station                                   0.19%         1            GECC      2,140,000   2,138,412
  135   Briarwood                                       0.18%         1            GECC      2,030,000   2,030,000
  136   Alpine Manor Apartments                         0.18%         1            GECC      2,000,000   1,998,588
  137   Arapahoe Medical Plaza II                       0.17%         1            GECC      1,900,000   1,895,534
  138   Staples - Stillwater                            0.17%         1            GECC      1,900,000   1,889,049
---------------------------------------------------------------------------------------------------------------------
  139   Highland Place                                  0.16%         1            GECC      1,825,000   1,819,797
  140   Platt Avenue Shopping Center                    0.16%         1            GECC      1,800,000   1,795,399
  141   Quivira Hills Estates                           0.16%         1            GECC      1,750,000   1,750,000
  142   Driscoll Place Shopping Center                  0.15%         1            GECC      1,720,000   1,718,779
  143   Quarry Self Storage                             0.15%         1            GECC      1,700,000   1,700,000
---------------------------------------------------------------------------------------------------------------------
  144   Chicot Crossing Office Depot                    0.14%         1            GECC      1,600,000   1,596,089
  145   Ansley Oaks Apartments                          0.13%         1            GECC      1,522,000   1,519,952
  146   CVS - Mullica Hill                              0.13%         1            GECC      1,500,000   1,496,015
  147   Red Bank Self Storage                           0.12%         1            GECC      1,400,000   1,398,978
  148   Sierra Mini Storage                             0.12%         1            GECC      1,350,000   1,344,384
---------------------------------------------------------------------------------------------------------------------
  149   Jackson Bluff Apartments                        0.12%         1            MGT       1,320,000   1,316,044
  150   Carriage Park                                   0.08%         1            GECC        930,000     930,000
  151   Dellwood Estates                                0.08%         1            GECC        925,000     925,000
---------------------------------------------------------------------------------------------------------------------


           GENERAL               DETAILED                                       INTEREST      ORIGINAL       STATED REMAINING
           PROPERTY              PROPERTY              INTEREST  ADMINISTRATIVE  ACCRUAL   TERM TO MATURITY   TERM TO MATURITY
  ID       TYPE                  TYPE                   RATE       FEE RATE      BASIS     OR APD (MOS.)      OR APD (MOS.)
-------------------------------------------------------------------------------------------------------------------------------
   1       Office                Office                7.0000%     0.05125%     ACT/360         120                119
   2       Office                Office                7.2500%     0.05125%     ACT/360         120                118
   3       Office                Office                7.3500%     0.05125%     ACT/360         120                118
   4       Hotel                 Various               8.2500%     0.05125%     ACT/360         120                115
  4a       Hotel                 Limited-Service
-------------------------------------------------------------------------------------------------------------------------------
  4b       Hotel                 Limited-Service
  4c       Hotel                 Limited-Service
  4d       Hotel                 Limited-Service
  4e       Hotel                 Limited-Service
  4f       Hotel                 Limited-Service
-------------------------------------------------------------------------------------------------------------------------------
  4g       Hotel                 Extended Stay
   5       Retail                Anchored              7.4600%     0.05125%     ACT/360         120                119
   6       Multifamily           Conventional          7.5300%     0.05125%     ACT/360         120                118
   7       Office                Office                7.6000%     0.05125%     ACT/360         120                116
   8       Office                Office                7.2300%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
   9       Office                Office/Retail         7.1500%     0.05125%     ACT/360         120                119
  10       Multifamily           Student               7.5000%     0.05125%     ACT/360         120                116
  11       Hotel                 Extended Stay         8.8500%     0.05125%     ACT/360         120                114
  12       Office                Office                8.0600%     0.05125%     ACT/360         120                114
  13       Office                Office                8.0600%     0.05125%     ACT/360         120                114
-------------------------------------------------------------------------------------------------------------------------------
  14       Office                Office                7.6300%     0.10125%     ACT/360         120                116
  15       Retail                Anchored              7.7500%     0.12125%     ACT/360         120                120
  16       Retail                Anchored              7.5000%     0.05125%     ACT/360         120                115
  17       Office                Office                7.6250%     0.05125%     ACT/360         120                117
  18       Retail                Anchored              7.5500%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
  19       Multifamily           Conventional          7.2500%     0.05125%     ACT/360         120                116
  20       Retail                Anchored              7.8900%     0.05125%      30/360         238                236
  21       Office                Office                7.8800%     0.10125%     ACT/360         120                113
  22       Retail                Anchored              8.2250%     0.05125%     ACT/360         120                115
  22a      Retail                Anchored
-------------------------------------------------------------------------------------------------------------------------------
  22b      Retail                Anchored
  22c      Retail                Anchored
  22d      Retail                Anchored
  23       Office                Office                8.1000%     0.05125%     ACT/360         120                116
  24       Retail                Anchored              7.9600%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  25       Office                Office                7.5000%     0.05125%     ACT/360         120                117
  26       Self Storage          Self Storage          7.7500%     0.05125%     ACT/360         120                116
  26a      Self Storage          Self Storage
  26b      Self Storage          Self Storage
  26c      Self Storage          Self Storage
-------------------------------------------------------------------------------------------------------------------------------
  26d      Self Storage          Self Storage
  26e      Self Storage          Self Storage
  26f      Self Storage          Self Storage
  27       Multifamily           Student               7.3500%     0.05125%     ACT/360         120                116
  28       Retail                Anchored (2)          7.4100%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
  29       Multifamily           Conventional          7.3000%     0.05125%     ACT/360          60                 57
  30       Retail                Anchored              7.5000%     0.05125%     ACT/360         120                119
  31       Retail                Anchored              7.1500%     0.05125%     ACT/360         120                119
  32       Retail                Anchored              7.5200%     0.05125%     ACT/360         120                117
  33       Office                Office                7.7300%     0.05125%     ACT/360         120                120
-------------------------------------------------------------------------------------------------------------------------------
  34       Multifamily           Conventional          7.7800%     0.05125%     ACT/360         120                115
  35       Retail                Anchored              7.3500%     0.05125%     ACT/360         120                118
  36       Office                Office                7.6000%     0.05125%     ACT/360         120                118
  37       Self Storage          Self Storage          8.3600%     0.05125%     ACT/360         120                115
  38       Office                Office                7.9000%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
  39       Hotel                 Limited-Service       8.1000%     0.08125%     ACT/360         120                118
  40       Retail                Anchored              7.6550%     0.05125%     ACT/360         120                118
  41       Retail                Anchored              7.5200%     0.05125%     ACT/360         120                117
  42       Office                Office                7.7500%     0.05125%     ACT/360         120                117
  43       Office                Office                7.4100%     0.05125%     ACT/360         120                119
-------------------------------------------------------------------------------------------------------------------------------
  44       Self Storage          Self Storage          7.7500%     0.05125%     ACT/360         120                116
  45       Multifamily           Conventional          7.7000%     0.05125%     ACT/360         120                116
  46       Manufactured Housing  Manufactured Housing  7.9000%     0.05125%     ACT/360         120                115
  47       Office                Office                7.5200%     0.08125%     ACT/360         120                117
  48       Office                Office                7.4300%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
  49       Retail                Unanchored            8.0500%     0.05125%     ACT/360          60                 55
  50       Self Storage          Self Storage          8.3600%     0.05125%     ACT/360         120                115
  51       Hotel                 Limited-Service       8.3200%     0.05125%     ACT/360         120                116
  52       Self Storage          Self Storage          8.6300%     0.05125%     ACT/360         111                110
  53       Retail                Anchored              7.3600%     0.08125%     ACT/360         120                120
-------------------------------------------------------------------------------------------------------------------------------
  54       Office                Office                7.7500%     0.05125%     ACT/360         120                117
  55       Office                Office                7.4000%     0.05125%     ACT/360         120                117
  56       Office                Office                7.8000%     0.05125%     ACT/360         120                119
  57       Retail                Anchored              7.6000%     0.08125%     ACT/360         120                118
  58       Office                Office/Retail         7.7500%     0.05125%     ACT/360         180                176
-------------------------------------------------------------------------------------------------------------------------------
  59       Multifamily           Conventional          7.3800%     0.08125%     ACT/360         120                118
  60       Office                Office                7.5000%     0.05125%     ACT/360         120                119
  61       Office                Office                7.8500%     0.05125%     ACT/360         120                117
  62       Office                Office                7.7500%     0.05125%     ACT/360         120                117
  63       Office                Office/Retail         7.7000%     0.11125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  64       Office                Office                7.7500%     0.05125%     ACT/360         120                119
  65       Office                Office                8.0500%     0.05125%     ACT/360         120                116
  66       Retail                Anchored              7.6550%     0.05125%     ACT/360         120                118
  67       Retail                Anchored              7.5200%     0.08125%     ACT/360         120                117
  68       Multifamily           Conventional          7.7500%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  69       Multifamily           Conventional          7.2500%     0.05125%     ACT/360         120                116
  70       Multifamily           Conventional          7.4500%     0.05125%     ACT/360         120                118
  71       Industrial            Office/Warehouse      7.6600%     0.05125%     ACT/360         120                118
  72       Retail                Anchored              7.5000%     0.05125%     ACT/360         120                117
  73       Retail                Unanchored            7.5000%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  74       Parking Garage        Parking Garage        7.7700%     0.05125%     ACT/360         117                116
  75       Industrial            Warehouse             8.0000%     0.05125%     ACT/360         120                115
  76       Office                Office                8.3100%     0.05125%     ACT/360         120                113
  77       Retail                Anchored              7.9900%     0.05125%     ACT/360         120                118
  78       Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  79       Multifamily           Conventional          7.3300%     0.05125%     ACT/360         120                116
  80       Office                Office                7.7500%     0.05125%     ACT/360          60                 57
  81       Office                Office                7.9000%     0.05125%     ACT/360         120                115
  82       Retail                Anchored              7.5200%     0.05125%     ACT/360         120                117
  83       Industrial            Office/Warehouse      7.5000%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  84       Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
  85       Retail                Anchored              7.5200%     0.08125%     ACT/360         120                117
  86       Retail                Anchored (2)          7.3900%     0.05125%     ACT/360         120                119
  87       Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
  88       Manufactured Housing  Manufactured Housing  7.5000%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  89       Self Storage          Self Storage          7.5700%     0.05125%     ACT/360         120                117
  90       Retail                Anchored (2)          7.3300%     0.05125%     ACT/360         120                118
  91       Multifamily           Conventional          7.4400%     0.05125%     ACT/360         120                120
  92       Retail                Anchored (2)          8.5100%     0.12125%     ACT/360         120                113
  93       Retail                Anchored              7.7500%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
  94       Office                Office                8.2700%     0.05125%     ACT/360         120                114
  95       Office                Office                7.5600%     0.05125%     ACT/360         120                118
  96       Retail                Unanchored            7.5000%     0.05125%     ACT/360         120                118
  97       Office                Office                7.4600%     0.05125%     ACT/360         120                120
  98       Industrial            Office/Warehouse      7.5000%     0.05125%     ACT/360         120                119
-------------------------------------------------------------------------------------------------------------------------------
  99       Retail                Unanchored            7.7500%     0.05125%     ACT/360         120                117
  100      Retail                Unanchored            8.3500%     0.05125%     ACT/360         120                117
  101      Industrial            Office/Manufacturing  7.4300%     0.05125%     ACT/360         120                116
  102      Industrial            Office/Warehouse      7.4200%     0.05125%     ACT/360         120                116
  103      Office                Office                7.5000%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------
  104      Multifamily           Conventional          7.8600%     0.05125%     ACT/360         120                116
  105      Office                Office                7.7300%     0.05125%     ACT/360         120                118
  106      Office                Office                7.9000%     0.12125%     ACT/360         120                116
  107      Industrial            Office/Warehouse      7.3500%     0.05125%     ACT/360         120                116
  108      Retail                Unanchored            8.1600%     0.12125%     ACT/360         120                115
-------------------------------------------------------------------------------------------------------------------------------
  109      Manufactured Housing  Manufactured Housing  7.3800%     0.05125%     ACT/360         120                118
  110      Multifamily           Conventional          7.7300%     0.08125%     ACT/360         120                116
  111      Multifamily           Conventional          7.6600%     0.05125%     ACT/360         120                115
  112      Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
  113      Retail                Unanchored            7.5200%     0.05125%     ACT/360         120                117
-------------------------------------------------------------------------------------------------------------------------------
  114      Retail                Anchored              8.1000%     0.05125%     ACT/360         120                116
  115      Retail                Anchored              7.6300%     0.05125%     ACT/360         120                116
  116      Multifamily           Conventional          7.7500%     0.15125%     ACT/360         120                116
  117      Hotel                 Limited Service       8.6500%     0.05125%     ACT/360         120                116
  118      Office                Office                7.7500%     0.05125%     ACT/360         120                120
-------------------------------------------------------------------------------------------------------------------------------
  119      Retail                Anchored              8.1500%     0.05125%     ACT/360         120                118
  120      Multifamily           Conventional          7.3900%     0.05125%     ACT/360         120                120
  121      Self Storage          Self Storage          8.1400%     0.12125%     ACT/360         240                235
  122      Retail                Unanchored            8.1300%     0.05125%     ACT/360         120                116
  123      Office                Office/Retail         7.4700%     0.05125%     ACT/360         120                119
-------------------------------------------------------------------------------------------------------------------------------
  124      Manufactured Housing  Manufactured Housing  7.7500%     0.05125%     ACT/360         120                117
  125      Retail                Unanchored            8.2500%     0.05125%     ACT/360         120                117
  126      Self Storage          Self Storage          7.7500%     0.05125%     ACT/360         120                116
  127      Retail                Anchored              7.6800%     0.05125%     ACT/360         120                119
  128      Retail                Anchored              7.6000%     0.05125%     ACT/360         120                119
-------------------------------------------------------------------------------------------------------------------------------
  129      Retail                Anchored (2)          7.5900%     0.05125%     ACT/360         120                118
  130      Office                Office                8.0900%     0.05125%     ACT/360         120                116
  131      Multifamily           Conventional          7.7500%     0.05125%     ACT/360         120                116
  132      Retail                Anchored (2)          8.2500%     0.05125%     ACT/360         120                114
  133      Office                Office                8.1400%     0.05125%     ACT/360         120                107
-------------------------------------------------------------------------------------------------------------------------------
  134      Industrial            Office/Warehouse      7.5000%     0.05125%     ACT/360         120                119
  135      Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
  136      Multifamily           Conventional          7.7500%     0.05125%     ACT/360         120                119
  137      Office                Office                7.7500%     0.05125%     ACT/360         120                117
  138      Retail                Anchored              8.1500%     0.05125%     ACT/360         120                110
-------------------------------------------------------------------------------------------------------------------------------
  139      Office                Office                7.7500%     0.05125%     ACT/360         120                116
  140      Retail                Unanchored            8.2900%     0.05125%     ACT/360         120                116
  141      Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
  142      Retail                Unanchored            7.7200%     0.05125%     ACT/360         120                119
  143      Self Storage          Self Storage          7.7500%     0.05125%     ACT/360         120                120
-------------------------------------------------------------------------------------------------------------------------------
  144      Retail                Anchored              7.5200%     0.08125%     ACT/360         120                117
  145      Multifamily           Conventional          7.3000%     0.05125%     ACT/360         120                118
  146      Retail                Anchored              8.1000%     0.05125%     ACT/360         120                116
  147      Self Storage          Self Storage          7.5800%     0.05125%     ACT/360         120                119
  148      Self Storage          Self Storage          8.1300%     0.05125%     ACT/360         120                116
-------------------------------------------------------------------------------------------------------------------------------
  149      Multifamily           Student               7.5000%     0.05125%     ACT/360         120                116
  150      Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
  151      Manufactured Housing  Manufactured Housing  7.5300%     0.05125%     ACT/360         120                118
-------------------------------------------------------------------------------------------------------------------------------



             ORIGINAL      REMAINING      FIRST      MATURITY      ANNUAL        MONTHLY      REMAINING
           AMORTIZATION   AMORTIZATION   PAYMENT       DATE         DEBT          DEBT       INTEREST-ONLY
  ID        TERM (MOS.)   TERM (MOS.)     DATE        OR APD       SERVICE      SERVICE (3)   PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------
   1            360           359          5/1/01       4/1/11    3,991,815        332,651        -
   2            360           358         4/10/01      3/10/11    3,069,793        255,816        -
   3            360           358          4/1/01       3/1/11    2,794,471        232,873        -
   4            300           295          1/1/01      12/1/10    3,127,287        260,607        -
  4a
------------------------------------------------------------------------------------------------------------
  4b
  4c
  4d
  4e
  4f
------------------------------------------------------------------------------------------------------------
  4g
   5            360           359          5/1/01       4/1/11    2,423,742        201,978        -
   6            360           358         4/11/01      3/11/11    2,440,419        203,368        -
   7            300           296         2/10/01      1/10/11    2,325,985        193,832        -
   8            360           358          4/1/01       3/1/11    2,054,716        171,226        -
------------------------------------------------------------------------------------------------------------
   9            360           359          5/1/01       4/1/11    1,864,123        155,344        -
  10            360           356          2/1/01       1/1/11    1,859,351        154,946        -
  11            300           294         12/1/00      11/1/10    1,790,529        149,211        -
  12            360           354         12/1/00      11/1/10    1,587,334        132,278        -
  13            360           354         12/1/00      11/1/10    1,547,484        128,957        -
------------------------------------------------------------------------------------------------------------
  14            360           356          2/1/01       1/1/11    1,474,343        122,862        -
  15            360           360         6/10/01      5/10/11    1,405,601        117,133        -
  16            360           355         1/10/01     12/10/10    1,371,355        114,280        -
  17            360           357         3/10/01      2/10/11    1,356,841        113,070        -
  18            300           298          4/1/01       3/1/11    1,358,311        113,193        -
------------------------------------------------------------------------------------------------------------
  19            360           356          2/1/01       1/1/11    1,215,802        101,317        -
  20            238           236          4/1/01       1/1/21    1,373,888        114,491        -
  21            360           353         11/1/00      10/1/10    1,181,268         98,439        -
  22            360           355          1/1/01      12/1/10    1,187,223         98,935        -
  22a
------------------------------------------------------------------------------------------------------------
  22b
  22c
  22d
  23            360           356          2/1/01       1/1/11    1,164,455         97,038        -
  24            360           356          2/1/01       1/1/11    1,114,011         92,834        -
------------------------------------------------------------------------------------------------------------
  25            360           357          3/1/01       2/1/11    1,006,869         83,906        -
  26            300           296          2/1/01       1/1/11    1,072,718         89,393        -
  26a
  26b
  26c
------------------------------------------------------------------------------------------------------------
  26d
  26e
  26f
  27            360           356          2/1/01       1/1/11      974,096         81,175        -
  28            360           358          4/1/01       3/1/11      964,743         80,395        -
------------------------------------------------------------------------------------------------------------
  29            360           357          3/1/01       2/1/06      925,521         77,127        -
  30            360           359          5/1/01       4/1/11      889,401         74,117        -
  31            360           359          5/1/01       4/1/11      830,750         69,229        -
  32            360           357          3/1/01       2/1/11      860,290         71,691        -
  33            360           360         6/10/01      5/10/11      867,904         72,325        -
------------------------------------------------------------------------------------------------------------
  34            360           355          1/1/01      12/1/10      838,043         69,837        -
  35            360           358          4/1/01       3/1/11      785,428         65,452        -
  36            360           358          4/1/01       3/1/11      800,689         66,724        -
  37            324           319          1/1/01      12/1/10      869,145         72,429        -
  38            360           358          4/1/01       3/1/11      771,867         64,322        -
------------------------------------------------------------------------------------------------------------
  39            300           298          4/1/01       3/1/11      817,375         68,115        -
  40            360           358          4/1/01       3/1/11      728,315         60,693        -
  41            360           357          3/1/01       2/1/11      689,375         57,448        -
  42            360           357          3/1/01       2/1/11      701,511         58,459        -
  43            360           359          5/1/01       4/1/11      658,686         54,891        -
------------------------------------------------------------------------------------------------------------
  44            300           296          2/1/01       1/1/11      688,860         57,405        -
  45            360           356          2/1/01       1/1/11      641,664         53,472        -
  46            360           355          1/1/01      12/1/10      654,125         54,510        -
  47            360           357          3/1/01       2/1/11      613,712         51,143        -
  48            360           358          4/1/01       3/1/11      599,985         49,999        -
------------------------------------------------------------------------------------------------------------
  49            360           355          1/1/01      12/1/05      610,446         50,870        -
  50            324           319          1/1/01      12/1/10      635,504         52,959        -
  51            300           296          2/1/01       1/1/11      647,197         53,933        -
  52            351           350          5/1/01       7/1/10      619,945         51,662        -
  53            360           360          6/1/01       5/1/11      540,826         45,069        -
------------------------------------------------------------------------------------------------------------
  54            360           357          3/1/01       2/1/11      556,480         46,373        -
  55            360           357         3/10/01      2/10/11      535,902         44,659        -
  56            360           359          5/1/01       4/1/11      535,584         44,632        -
  57            360           358          4/1/01       3/1/11      525,320         43,777        -
  58            360           356          2/1/01       1/1/16      524,414         43,701        -
------------------------------------------------------------------------------------------------------------
  59            360           358          4/1/01       3/1/11      501,678         41,806        -
  60            360           359          5/1/01       4/1/11      487,241         40,603        -
  61            360           357          3/1/01       2/1/11      496,497         41,375        -
  62            360           357          3/1/01       2/1/11      490,026         40,836        -
  63            360           356         2/10/01      1/10/11      479,109         39,926        -
------------------------------------------------------------------------------------------------------------
  64            360           359          5/1/01       4/1/11      474,981         39,582        -
  65            360           356          2/1/01       1/1/11      486,587         40,549        -
  66            360           358          4/1/01       3/1/11      462,970         38,581        -
  67            360           357          3/1/01       2/1/11      457,342         38,112        -
  68            360           356          2/1/01       1/1/11      464,235         38,686        -
------------------------------------------------------------------------------------------------------------
  69            360           356         2/10/01      1/10/11      438,776         36,565        -
  70            360           358          4/1/01       3/1/11      442,525         36,877        -
  71            360           358          4/1/01       3/1/11      446,576         37,215        -
  72            360           357          3/1/01       2/1/11      429,597         35,800        -
  73            300           296         2/10/01      1/10/11      447,829         37,319        -
------------------------------------------------------------------------------------------------------------
  74            357           356          5/1/01       1/1/11      430,640         35,887        -
  75            360           355         1/10/01     12/10/10      432,774         36,065        -
  76            360           353         11/1/00      10/1/10      441,961         36,830        -
  77            360           358          4/1/01       3/1/11      425,942         35,495        -
  78            360           356          2/1/01       1/1/11      399,724         33,310        -
------------------------------------------------------------------------------------------------------------
  79            360           356         2/10/01      1/10/11      384,924         32,077        -
  80            360           357          3/1/01       2/1/06      399,758         33,313        -
  81            360           355          1/1/01      12/1/10      405,557         33,796        -
  82            360           357          3/1/01       2/1/11      390,085         32,507        -
  83            360           356         2/10/01      1/10/11      385,966         32,164        -
------------------------------------------------------------------------------------------------------------
  84            360           360          4/1/01       3/1/11      385,418         32,118        23
  85            360           357          3/1/01       2/1/11      380,670         31,722        -
  86            360           359          5/1/01       4/1/11      358,576         29,881        -
  87            360           360          4/1/01       3/1/11      354,702         29,559        23
  88            360           356          2/1/01       1/1/11      346,782         28,899        -
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
  89            300           297          3/1/01       2/1/11      361,365         30,114        -
  90            264           262          4/1/01       3/1/11      366,660         30,555        -
  91            360           360         6/10/01      5/10/11      331,568         27,631        -
  92            360           353         11/1/00      10/1/10      364,801         30,400        -
  93            360           358         4/10/01      3/10/11      335,281         27,940        -
------------------------------------------------------------------------------------------------------------
  94            360           354         12/1/00      11/1/10      350,806         29,234        -
  95            360           358          4/1/01       3/1/11      324,937         27,078        -
  96            360           358          4/1/01       3/1/11      320,939         26,745        -
  97            360           360          6/1/01       5/1/11      317,594         26,466        -
  98            360           359          5/1/01       4/1/11      310,451         25,871        -
------------------------------------------------------------------------------------------------------------
  99            360           357          3/1/01       2/1/11      315,938         26,328        -
  100           360           357          3/1/01       2/1/11      318,489         26,541        -
  101           360           356         2/10/01      1/10/11      285,410         23,784        -
  102           360           356          2/1/01       1/1/11      283,048         23,587        -
  103           360           358          4/1/01       3/1/11      276,889         23,074        -
------------------------------------------------------------------------------------------------------------
  104           360           356          2/1/01       1/1/11      282,371         23,531        -
  105           360           358         4/10/01      3/10/11      274,572         22,881        -
  106           360           356          2/1/01       1/1/11      274,732         22,894        -
  107           240           236          2/1/01       1/1/11      301,057         25,088        -
  108           360           355          1/1/01      12/1/10      279,803         23,317        -
------------------------------------------------------------------------------------------------------------
  109           360           358          4/1/01       3/1/11      257,058         21,421        -
  110           360           356          2/1/01       1/1/11      266,077         22,173        -
  111           360           355          1/1/01      12/1/10      259,082         21,590        -
  112           360           360          4/1/01       3/1/11      249,933         20,828        23
  113           360           357          3/1/01       2/1/11      242,122         20,177        -
------------------------------------------------------------------------------------------------------------
  114           360           356          2/1/01       1/1/11      255,558         21,297        -
  115           240           236          2/1/01       1/1/11      278,238         23,186        -
  116           360           356          2/1/01       1/1/11      236,416         19,701        -
  117           300           296          2/1/01       1/1/11      264,177         22,015        -
  118           360           360          6/1/01       5/1/11      227,819         18,985        -
------------------------------------------------------------------------------------------------------------
  119           360           358          4/1/01       3/1/11      230,598         19,216        -
  120           360           360         6/10/01      5/10/11      209,169         17,431        -
  121           240           235          1/1/01      12/1/20      253,552         21,129        -
  122           360           356          2/1/01       1/1/11      212,603         17,717        -
  123           360           359          5/1/01       4/1/11      197,436         16,453        -
------------------------------------------------------------------------------------------------------------
  124           360           357          3/1/01       2/1/11      202,028         16,836        -
  125           360           357         3/10/01      2/10/11      211,294         17,608        -
  126           360           356          2/1/01       1/1/11      199,879         16,657        -
  127           360           359          5/1/01       4/1/11      194,262         16,188        -
  128           360           359          5/1/01       4/1/11      186,404         15,534        -
------------------------------------------------------------------------------------------------------------
  129           360           358          4/1/01       3/1/11      186,222         15,519        -
  130           360           356          2/1/01       1/1/11      195,373         16,281        -
  131           360           356          2/1/01       1/1/11      189,133         15,761        -
  132           360           354         12/1/00      11/1/10      198,334         16,528        -
  133           360           347          5/1/00       4/1/10      197,010         16,418        -
------------------------------------------------------------------------------------------------------------
  134           360           359          5/1/01       4/1/11      179,558         14,963        -
  135           360           360          4/1/01       3/1/11      170,829         14,236        23
  136           360           359          5/1/01       4/1/11      171,939         14,328        -
  137           360           357          3/1/01       2/1/11      163,342         13,612        -
  138           360           350          8/1/00       7/1/10      169,689         14,141        -
------------------------------------------------------------------------------------------------------------
  139           360           356          2/1/01       1/1/11      156,894         13,075        -
  140           360           356          2/1/01       1/1/11      162,881         13,573        -
  141           360           360          4/1/01       3/1/11      147,267         12,272        23
  142           360           359          5/1/01       4/1/11      147,440         12,287        -
  143           300           300          6/1/01       5/1/11      154,087         12,841        -
------------------------------------------------------------------------------------------------------------
  144           360           357          3/1/01       2/1/11      134,512         11,209        -
  145           360           358          4/1/01       3/1/11      125,213         10,434        -
  146           360           356          2/1/01       1/1/11      133,335         11,111        -
  147           360           359          5/1/01       4/1/11      118,390          9,866        -
  148           300           296          2/1/01       1/1/11      126,433         10,536        -
------------------------------------------------------------------------------------------------------------
  149           360           356          2/1/01       1/1/11      110,756          9,230        -
  150           360           360          4/1/01       3/1/11       78,262          6,522        23
  151           360           360          4/1/01       3/1/11       77,841          6,487        23
------------------------------------------------------------------------------------------------------------


                                                             CROSSED                                                       CUT-OFF
                                               APD            WITH                       GRACE   PAYMENT   APPRAISED      DATE LTV
  ID     LOCKBOX                            (YES/NO)       OTHER LOANS       DSCR       PERIOD    DATE       VALUE          RATIO
------------------------------------------------------------------------------------------------------------------------------------
   1    Soft at Closing, Springing Hard        No              No            2.75          0        1     200,000,000        24.98%
   2    Soft                                   No              No            1.31          0       10      55,000,000        68.09%
   3                                           No              No            1.61          5        1      54,000,000        62.51%
   4    Soft at Closing, Springing Hard        Yes           No (4)          2.11          5        1      58,300,000        56.42%
  4a    Soft at Closing, Springing Hard                                                                     7,400,000
------------------------------------------------------------------------------------------------------------------------------------
  4b    Soft at Closing, Springing Hard                                                                    10,100,000
  4c    Soft at Closing, Springing Hard                                                                     7,100,000
  4d    Soft at Closing, Springing Hard                                                                     5,200,000
  4e    Soft at Closing, Springing Hard                                                                     5,900,000
  4f    Soft at Closing, Springing Hard                                                                     5,900,000
------------------------------------------------------------------------------------------------------------------------------------
  4g    Soft at Closing, Springing Hard                                                                    16,700,000
   5                                           No              No            1.23          5        1      36,000,000        80.50%
   6    Soft at Closing, Springing Hard        Yes             No            1.39          0       11      45,000,000        64.36%
   7                                           No              No            1.50          0       10      42,000,000        61.62%
   8                                           No              No            1.25          5        1      36,000,000        69.77%
------------------------------------------------------------------------------------------------------------------------------------
   9    Soft at Closing, Springing Hard        No              No            1.33          0        1      29,300,000        78.44%
  10                                           No              No            1.37          5        1      27,700,000        79.76%
  11                                           No              No            1.51          5        1      27,500,000        65.11%
  12                                           No           Yes (c )         1.25          5        1      24,900,000        71.71%
  13                                           No           Yes (c )         1.21          5        1      25,000,000        69.63%
------------------------------------------------------------------------------------------------------------------------------------
  14                                           No              No            1.28          5        1      22,800,000        75.87%
  15                                           No              No            1.25          0       10      21,400,000        76.40%
  16                                           No              No            1.28          0       10      20,600,000        79.06%
  17                                           No              No            1.20          0       10      22,000,000        72.44%
  18    Springing Hard                         Yes             No            1.30          5        1      21,500,000        70.78%
------------------------------------------------------------------------------------------------------------------------------------
  19                                           No              No            1.25          5        1      18,800,000        78.75%
  20    Springing Hard                         No              No            1.21          7        1      20,500,000        66.85%
  21    Hard                                   Yes             No            1.32         10        1      21,100,000        64.03%
  22    Springing Hard                         No            No (4)          1.35         10        1      18,250,000        72.11%
  22a   Springing Hard                                                                                      4,200,000
------------------------------------------------------------------------------------------------------------------------------------
  22b   Springing Hard                                                                                      5,450,000
  22c   Springing Hard                                                                                      3,200,000
  22d   Springing Hard                                                                                      5,400,000
  23                                           No              No            1.29          5        1      18,350,000        71.20%
  24                                           No              No            1.20          7        1      16,525,000        76.64%
------------------------------------------------------------------------------------------------------------------------------------
  25                                           No              No            1.23          5        1      17,000,000        70.42%
  26                                           No            No (4)          1.27          5        1      16,550,000        71.19%
  26a                                                                                                       3,450,000
  26b                                                                                                       3,000,000
  26c                                                                                                       1,700,000
------------------------------------------------------------------------------------------------------------------------------------
  26d                                                                                                       3,050,000
  26e                                                                                                       2,250,000
  26f                                                                                                       3,100,000
  27                                           No              No            1.28          5        1      15,100,000        77.79%
  28                                           No              No            1.31          7        1      15,000,000        77.23%
------------------------------------------------------------------------------------------------------------------------------------
  29                                           No              No            1.27          5        1      17,400,000        64.49%
  30                                           No              No            1.31          5        1      15,400,000        68.78%
  31                                           No              No            1.47          5        1      14,300,000        71.62%
  32    Springing Hard                         Yes           Yes (d)         1.23          5        1      12,650,000        80.70%
  33                                           No              No            1.26          0       10      12,800,000        79.02%
------------------------------------------------------------------------------------------------------------------------------------
  34                                           No              No            1.27          5        1      12,000,000        80.73%
  35                                           No              No            1.33          5        1      12,300,000        77.13%
  36                                           No              No            1.55          5        1      16,000,000        58.99%
  37                                           No            Yes (b)         1.22          5        1      12,700,000        72.94%
  38                                           No              No            1.31          5        1      12,410,000        71.23%
------------------------------------------------------------------------------------------------------------------------------------
  39                                           No              No            1.61          5        1      15,300,000        57.08%
  40                                           No            Yes (a)         1.45          5        1      11,400,000        74.91%
  41    Springing Hard                         Yes           Yes (e)         1.26          5        1      10,600,000        77.17%
  42                                           No            Yes (f)         1.28          5        1      10,200,000        79.81%
  43                                           No              No            1.30          5        1       9,900,000        79.94%
------------------------------------------------------------------------------------------------------------------------------------
  44                                           No              No            1.30          5        1      10,000,000        75.66%
  45                                           No              No            1.25          5        1       9,375,000        79.77%
  46                                           No              No            1.21          5        1       9,790,000        76.36%
  47                                           No              No            1.27          5        1       9,300,000        78.30%
  48                                           No              No            1.80          5        1      12,500,000        57.52%
------------------------------------------------------------------------------------------------------------------------------------
  49    Soft at Closing, Springing Hard        No              No            1.27          7        1       8,900,000        77.28%
  50                                           No            Yes (b)         1.22          5        1       8,500,000        79.69%
  51                                           No              No            1.50          5        1      10,500,000        64.50%
  52                                           No              No            1.30          5        1      10,380,000        63.57%
  53                                           No              No            1.32          5        1       8,000,000        81.69%
------------------------------------------------------------------------------------------------------------------------------------
  54                                           No            Yes (f)         1.31          5        1       8,800,000        73.38%
  55                                           No              No            1.32          0       10       8,100,000        79.43%
  56    Springing Hard                         No              No            1.43          5        1       8,300,000        74.65%
  57                                           No              No            1.27          5        1       7,750,000        79.90%
  58    Soft at Closing, Springing Hard        No              No            1.40          5        1       8,500,000        71.56%
------------------------------------------------------------------------------------------------------------------------------------
  59                                           No              No            1.39          5        1       9,000,000        67.13%
  60                                           No              No            1.24          5        1       8,300,000        69.91%
  61                                           No              No            1.24          5        1       7,150,000        79.82%
  62                                           No            Yes (f)         1.25          5        1       7,500,000        75.82%
  63                                           No              No            1.35          0       10       7,550,000        73.96%
------------------------------------------------------------------------------------------------------------------------------------
  64                                           No              No            1.33          5        1       8,200,000        67.33%
  65                                           No              No            1.34          5        1       8,500,000        64.53%
  66                                           No            Yes (a)         1.38          5        1       7,250,000        74.87%
  67    Springing Hard                         Yes           Yes (d)         1.27          5        1       6,800,000        79.80%
  68                                           No              No            1.24          5        1       6,750,000        79.77%
------------------------------------------------------------------------------------------------------------------------------------
  69                                           No              No            1.26          0       10       6,750,000        79.16%
  70                                           No              No            1.37          5        1       6,900,000        76.71%
  71                                           No              No            1.23          5        1       6,550,000        79.90%
  72                                           No              No            1.27          5        1       6,300,000        81.07%
  73                                           No              No            1.39          0       10       6,900,000        72.85%
------------------------------------------------------------------------------------------------------------------------------------
  74                                           No              No            1.31          5        1       6,650,000        74.97%
  75                                           No              No            1.20          0       10       6,100,000        80.32%
  76                                           No              No            1.34          5        1       6,550,000        74.13%
  77                                           No              No            1.21          5        1       6,370,000        75.93%
  78                                           No              No            1.33          5        1       6,700,000        70.68%
------------------------------------------------------------------------------------------------------------------------------------
  79    Hard                                   No              No            1.31          0       10       6,000,000        77.51%
  80                                           No              No            1.26          5        1       6,700,000        69.24%
  81                                           No              No            1.39          5        1       6,200,000        74.76%
  82    Springing Hard                         Yes           Yes (e)         1.25          5        1       6,000,000        77.14%
  83                                           No              No            1.24          0       10       6,200,000        73.97%
------------------------------------------------------------------------------------------------------------------------------------
  84                                           No              No            1.23          5        1       5,820,000        78.69%
  85    Springing Hard                         Yes           Yes (e)         1.24          5        1       5,660,000        79.80%
  86                                           No              No            1.37          5        1       5,400,000        79.94%
  87                                           No              No            1.23          5        1       5,270,000        79.98%
  88                                           No              No            1.31          5        1       6,720,000        61.32%
------------------------------------------------------------------------------------------------------------------------------------
  89                                           No              No            1.38          5        1       5,400,000        74.73%
  90                                           No              No            1.25          5        1       5,340,000        74.69%
  91                                           No              No            1.23          0       10       5,150,000        77.18%
  92                                           No              No            1.30          5        1       4,955,000        79.41%
  93                                           No              No            1.14          0       10       5,020,000        77.60%
------------------------------------------------------------------------------------------------------------------------------------
  94                                           No              No            1.36          5        1       5,700,000        67.89%
  95                                           No              No            1.25          7        1       5,900,000        65.17%
  96                                           No              No            1.32          5        1       5,300,000        72.08%
  97                                           No              No            1.29          7        1       5,300,000        71.70%
  98                                           No              No            1.30          5        1       5,300,000        69.76%
------------------------------------------------------------------------------------------------------------------------------------
  99                                           No              No            1.36          5        1       5,000,000        73.33%
  100                                          No              No            1.27          5        1       4,850,000        72.01%
  101                                          No              No            1.22          0       10       4,500,000        75.88%
  102                                          No              No            1.26          7        1       4,700,000        72.12%
  103                                          No              No            1.24          5        1       4,400,000        74.90%
------------------------------------------------------------------------------------------------------------------------------------
  104   Soft at Closing, Springing Hard        Yes             No            1.25          7        1       4,130,000        78.47%
  105                                          No              No            1.21          0       10       4,000,000        79.90%
  106   Hard                                   No              No            1.37          5        1       4,500,000        69.81%
  107   Soft at Closing, Springing Hard        Yes             No            1.35          7        1       4,700,000        66.52%
  108                                          No              No            1.30          7        1       4,175,000        74.74%
------------------------------------------------------------------------------------------------------------------------------------
  109                                          No              No            1.47          5        1       4,500,000        68.80%
  110                                          No              No            1.23          5        1       4,200,000        73.62%
  111   Soft at Closing, Springing Hard        Yes             No            1.21          7        1       3,800,000        79.73%
  112                                          No              No            1.23          5        1       3,750,000        79.20%
  113   Springing Hard                         Yes           Yes (d)         1.27          5        1       3,600,000        79.80%
------------------------------------------------------------------------------------------------------------------------------------
  114                                          No              No            1.22          5        1       3,700,000        77.50%
  115                                          No              No            1.26          5        1       4,200,000        67.37%
  116   Soft at Closing, Springing Hard        Yes             No            1.24         10        1       3,700,000        74.11%
  117                                          No              No            1.74          5        1       4,400,000        61.13%
  118                                          No              No            1.49          7        1       4,370,000        60.64%
------------------------------------------------------------------------------------------------------------------------------------
  119                                          No              No            1.30          5        1       3,565,000        72.35%
  120                                          No              No            1.23          0       10       3,150,000        80.00%
  121                                          No              No            1.40          7        1       4,550,000        54.49%
  122                                          No              No            1.43          5        1       3,690,000        64.46%
  123                                          No              No            1.43          7        1       3,150,000        74.86%
------------------------------------------------------------------------------------------------------------------------------------
  124                                          No              No            1.23          5        1       3,000,000        78.15%
  125                                          No              No            1.34          0       10       3,150,000        74.24%
  126                                          No              No            1.39          5        1       3,100,000        74.79%
  127                                          No              No            1.25          5        1       3,000,000        75.78%
  128                                          No              No            1.27          5        1       2,800,000        78.51%
------------------------------------------------------------------------------------------------------------------------------------
  129                                          No              No            1.24          5        1       3,000,000        73.24%
  130                                          No              No            1.20          5        1       2,800,000        78.36%
  131                                          No              No            1.44          5        1       3,700,000        59.29%
  132                                          No              No            1.34          5        1       2,850,000        76.91%
  133                                          No              No            1.35          5        1       4,400,000        49.80%
------------------------------------------------------------------------------------------------------------------------------------
  134                                          No              No            1.27          5        1       2,800,000        76.37%
  135                                          No              No            1.23          5        1       2,600,000        78.08%
  136                                          No              No            1.23          5        1       2,500,000        79.94%
  137                                          No            Yes (f)         1.25          5        1       2,500,000        75.82%
  138                                          No              No            1.39          5        1       2,740,000        68.94%
------------------------------------------------------------------------------------------------------------------------------------
  139                                          No              No            1.35          5        1       2,500,000        72.79%
  140                                          No              No            1.26          5        1       2,475,000        72.54%
  141                                          No              No            1.24          5        1       2,700,000        64.81%
  142                                          No              No            1.37          5        1       2,175,000        79.02%
  143                                          No              No            1.70          5        1       3,200,000        53.13%
------------------------------------------------------------------------------------------------------------------------------------
  144   Springing Hard                         Yes           Yes (d)         1.30          5        1       2,150,000        74.24%
  145                                          No              No            1.35          5        1       1,903,000        79.87%
  146                                          No              No            1.21          5        1       1,950,000        76.72%
  147                                          No              No            1.34          5        1       1,875,000        74.61%
  148                                          No              No            1.36          5        1       1,970,000        68.24%
------------------------------------------------------------------------------------------------------------------------------------
  149                                          No              No            1.39          7        1       1,650,000        79.76%
  150                                          No              No            1.28          5        1       1,700,000        54.71%
  151                                          No              No            1.23          5        1       1,400,000        66.07%
------------------------------------------------------------------------------------------------------------------------------------


                LTV
             RATIO AT
  ID         MATURITY            ADDRESS                                                               CITY               STATE
------------------------------------------------------------------------------------------------------------------------------------
   1            21.80%      59 Maiden Lane                                                        New York                  NY
   2            59.86%      555 and 585 Long Wharf Drive                                          New Haven                 CT
   3            55.09%      818 West Seventh Street                                               Los Angeles               CA
   4            47.05%      Various                                                               Various                   Various
  4a                        1101 East College Avenue                                              State College             PA
------------------------------------------------------------------------------------------------------------------------------------
  4b                        32420 Stephenson Highway                                              Madison Heights           MI
  4c                        3920 Tuller Road                                                      Dublin                    OH
  4d                        4701 Saul White Boulevard                                             Charleston                SC
  4e                        2731 Highway 280                                                      Birmingham                AL
  4f                        19 Allen Street                                                       Rutland                   VT
------------------------------------------------------------------------------------------------------------------------------------
  4g                        65 Ella Grasso Turnpike                                               Windsor Locks             CT
   5            71.09%      7220 North Kendall Drive                                              Miami                     FL
   6            56.98%      950 Redwood Shores Parkway                                            Redwood City              CA
   7            50.41%      150 North Clinton Street & 564 West Randolph Street                   Chicago                   IL
   8            61.30%      201 North Civic Drive                                                 Walnut Creek              CA
------------------------------------------------------------------------------------------------------------------------------------
   9            68.73%      510 Fifth Avenue                                                      New York                  NY
  10            70.65%      1600 Patrick Henry Drive                                              Blacksburg                VA
  11            55.21%      1500 Parkwood Circle                                                  Atlanta                   GA
  12            64.45%      201 Executive Center Drive, 250 Berryhill Road & 110 Centerview Drive Columbia                  SC
  13            62.58%      101, 111, 100, 121, 220 Executive Center Drive                        Columbia                  SC
------------------------------------------------------------------------------------------------------------------------------------
  14            67.42%      1400 Eye Street                                                       Washington                DC
  15            67.92%      State Road 31 Kilometer 24 Cieba Norte Ward                           Juncos                    PR
  16            70.08%      35020 Enchanted Parkway South                                         Federal Way               WA
  17            64.31%      401 Church Street                                                     Nashville                 TN
  18            57.71%      3477 US Route 1                                                       West Windsor              NJ
------------------------------------------------------------------------------------------------------------------------------------
  19            69.32%      1355 Indian Trail Road                                                Norcross                  GA
  20             0.00%      1105, 1115, 1125, 1145, 1155, 1165, and 1195 Woodstock Road           Roswell                   GA
  21            57.34%      600 International Parkway                                             Lake Mary                 FL
  22            65.01%      Various                                                               Various                   Various
  22a                       550 Highway 9                                                         Black Mountain            NC
------------------------------------------------------------------------------------------------------------------------------------
  22b                       309 West Henderson Street                                             Marion                    NC
  22c                       1070 East Franklin Street                                             Hartwell                  GA
  22d                       9151 Highway 29 South                                                 Hull                      GA
  23            63.97%      144 Turnpike Road                                                     Southborough              MA
  24            68.64%      345-693 East Prater Way                                               Sparks                    NV
------------------------------------------------------------------------------------------------------------------------------------
  25            62.33%      6183 & 6185 Paseo Del Norte                                           Carlsbad                  CA
  26            58.49%      Various                                                               Various                   Various
  26a                       9555 Forest Lane                                                      Dallas                    TX
  26b                       3335 West Northwest Highway                                           Dallas                    TX
  26c                       4620 Pan American Freeway                                             Albuquerque               NM
------------------------------------------------------------------------------------------------------------------------------------
  26d                       121 Old Broadmoor Road                                                Colorado Springs          CO
  26e                       3061 Wood Avenue                                                      Colorado Springs          CO
  26f                       8100 South Main                                                       Houston                   TX
  27            68.64%      1500 Crossing Place                                                   Austin                    TX
  28            68.17%      12995 Fair Lakes Shopping Center                                      Fairfax                   VA
------------------------------------------------------------------------------------------------------------------------------------
  29            61.44%      10250-10322 La Hacienda Avenue                                        Fountain Valley           CA
  30            60.81%      5601-5667 Silver Creek Valley Road                                    San Jose                  CA
  31            62.76%      5-9 Plaistow Road                                                     Plaistow                  NH
  32            71.46%      U.S. Highway 98 and Gulf Shore Drive                                  Destin                    FL
  33            70.22%      488 East Valley Parkway                                               Escondico                 CA
------------------------------------------------------------------------------------------------------------------------------------
  34            72.04%      221 Upper Riverdale Road                                              Jonesboro                 GA
  35            67.98%      2741 NC Highway 55                                                    Cary                      NC
  36            52.32%      307 Orchard City Drive                                                Campbell                  CA
  37            63.30%      30359 Esperanza                                                       Rancho Santa Margarita    CA
  38            63.64%      518 & 541 Northeast 20th Avenue and 2035 Northeast Glisan Street      Portland                  OR
------------------------------------------------------------------------------------------------------------------------------------
  39            47.28%      4370 Mills Circle                                                     Ontario                   CA
  40            66.53%      3100 Quakerbridge Road                                                Hamilton                  NJ
  41            68.34%      1484 Old Aberdeen Road                                                Columbus                  MS
  42            71.07%      2535 South Downing Street                                             Denver                    CO
  43            70.51%      5001-5041 Indian School Road Northeast                                Albuquerque               NM
------------------------------------------------------------------------------------------------------------------------------------
  44            62.16%      2240 Sawtelle Boulevard                                               Los Angeles               CA
  45            71.00%      807 The Heights Drive                                                 Fort Worth                TX
  46            68.33%      15050 Monte Vista Avenue                                              Chino Hills               CA
  47            69.34%      19016 Stone Oak Parkway & 544 Oak Centre Drive                        San Antonio               TX
  48            50.80%      611 Wilshire Boulevard                                                Los Angeles               CA
------------------------------------------------------------------------------------------------------------------------------------
  49            74.28%      13330 Preston Road                                                    Dallas                    TX
  50            69.16%      27680 Center Drive                                                    Mission Viejo             CA
  51            53.84%      225 Slater Street                                                     Manchester                CT
  52            57.90%      8001-8011 Snouffer School Road                                        Gaithersburg              MD
  53            71.92%      2100 Carlisle Boulevard Northeast                                     Albuquerque               NM
------------------------------------------------------------------------------------------------------------------------------------
  54            65.35%      950 East Harvard Avenue                                               Denver                    CO
  55            70.13%      32000 Northwestern Highway                                            Farmington Hills          MI
  56            66.48%      45 Knightsbridge Road                                                 Piscataway                NJ
  57            70.86%      5350 Central Florida Parkway                                          Orlando                   FL
  58            56.71%      524 North Lamar Boulevard                                             Austin                    TX
------------------------------------------------------------------------------------------------------------------------------------
  59            59.22%      88 Cutter Mill Road                                                   Great Neck                NY
  60            61.81%      3305-3355 South University Drive                                      Davie                     FL
  61            71.24%      2200 West Commercial Boulevard                                        Ft. Lauderdale            FL
  62            67.52%      7720 South Broadway                                                   Littleton                 CO
  63            65.83%      1288, 1292, 1296 Rickert Drive                                        Naperville                IL
------------------------------------------------------------------------------------------------------------------------------------
  64            59.89%      67 Forest Street                                                      Marlborough               MA
  65            57.91%      1201 North Watson Road                                                Arlington                 TX
  66            66.49%      620 Easton Road                                                       Warrington                PA
  67            70.67%      2710 Wilma Rudolph Boulevard                                          Clarksville               TN
  68            71.09%      3790 Pepperwood Court                                                 Portsmouth                VA
------------------------------------------------------------------------------------------------------------------------------------
  69            69.68%      2421-2781 Hidden Woods Drive                                          Canton                    MI
  70            67.78%      5830 South Lake Houston Parkway                                       Houston                   TX
  71            70.97%      441-445 Defense Highway                                               Annapolis                 MD
  72            71.76%      2501 East Irlo Bronson Memorial Highway                               Kissimmee                 FL
  73            59.42%      2300 East Castor Avenue                                               Philadelphia              PA
------------------------------------------------------------------------------------------------------------------------------------
  74            66.84%      1600 Commerce Street                                                  Dallas                    TX
  75            72.04%      15551-15563 Frederick Road                                            Rockville                 MD
  76            67.03%      12001 Science Center                                                  Orlando                   FL
  77            67.98%      3808 East Tropicana Avenue                                            Las Vegas                 NV
  78            62.65%      3127 Greenfield Road                                                  Pearl                     MS
------------------------------------------------------------------------------------------------------------------------------------
  79            68.37%      720 West Victoria Street and 719 West Wilson Street                   Costa Mesa                CA
  80            66.28%      1 South Ocean Boulevard                                               Boca Raton                FL
  81            66.90%      2080 Whitney Avenue                                                   Hamden                    CT
  82            68.31%      1850 South US Highway 27                                              Somerset                  KY
  83            65.52%      820 Cromwell Park Drive & 890 Airport Park Road                       Glen Burnie               MD
------------------------------------------------------------------------------------------------------------------------------------
  84            72.09%      8701 Northeast 107th Place                                            Kansas City               MO
  85            70.67%      5985-5995 Mobile Highway                                              Pensacola                 FL
  86            70.48%      2-6 College Park Lane                                                 Georgetown                DE
  87            73.27%      4130 South 104th East Avenue                                          Tulsa                     OK
  88            54.31%      7717 Church Avenue                                                    Highland                  CA
------------------------------------------------------------------------------------------------------------------------------------
  89            61.01%      8621 Sunnygate Drive                                                  Manassas                  VA
  90            55.77%      1500 Lowe's Boulevard                                                 Killeen                   TX
  91            68.09%      290 South Fitzhugh Street and 653 & 689 Clarissa Street               Rochester                 NY
  92            72.13%      9404-9484 South Orange Blossom Trail                                  Orlando                   FL
  93            69.07%      5300 Third Street                                                     San Francisco             CA
------------------------------------------------------------------------------------------------------------------------------------
  94            61.30%      320-330 South Garfield Avenue                                         Alhambra                  CA
  95            57.74%      4705 North Laurel Canyon Boulevard                                    Studio City               CA
  96            63.77%      10064 Robious Road                                                    Midlothian                VA
  97            63.28%      1501 Federal Way                                                      Boise                     ID
  98            61.67%      525 and 533 Byron Street                                              Chesapeake                VA
------------------------------------------------------------------------------------------------------------------------------------
  99            65.30%      5050 FM 1960 West                                                     Houston                   TX
  100           65.02%      22912 Pacific Park Drive                                              Aliso Viejo               CA
  101           67.09%      2605 & 2609 Cabover Drive                                             Hanover                   MD
  102           63.75%      3025, 3033, 3041, 3044, 3052, 3060 Industry Street                    Oceanside                 CA
  103           66.27%      425 Holderrieth Boulevard                                             Tomball                   TX
------------------------------------------------------------------------------------------------------------------------------------
  104           70.11%      49 Annabelle Street                                                   Newark                    DE
  105           71.09%      1642 Powers Ferry Road                                                Marietta                  GA
  106           62.43%      1892 Preston White Drive                                              Reston                    VA
  107           46.17%      3100-3330 Commerce Center Place                                       Louisville                KY
  108           67.28%      8027 West Oakland Park Boulevard                                      Sunrise                   FL
------------------------------------------------------------------------------------------------------------------------------------
  109           60.68%      1721 East Colton Avenue                                               Redlands                  CA
  110           65.57%      201 Willow Chase Drive                                                McDonough                 GA
  111           70.94%      3206 Plaza Drive                                                      New Albany                IN
  112           72.55%      40 Lilac Lane                                                         Bonner Springs            KS
  113           70.67%      726 Academy Drive                                                     Bessemer                  AL
------------------------------------------------------------------------------------------------------------------------------------
  114           69.62%      4216 Woodbourne Road                                                  Bristol                   PA
  115           47.22%      Highway 61 at Iowa Avenue                                             Vicksburg                 MS
  116           66.04%      10825 Nettleton Street                                                Sun Valley                CA
  117           51.48%      9 North Pompano Beach Boulevard                                       Pompano Beach             FL
  118           53.91%      10-24 Perimeter Park Drive                                            Atlanta                   GA
------------------------------------------------------------------------------------------------------------------------------------
  119           65.01%      1619 50th Street                                                      Lubbock                   TX
  120           70.49%      66 Reynolds Road                                                      Village of Webster        NY
  121            2.45%      4411 45th Street                                                      West Palm Beach           FL
  122           57.96%      3585 South Durango Drive                                              Las Vegas                 NV
  123           66.14%      220 Millpond Road                                                     Stansbury Park            UT
------------------------------------------------------------------------------------------------------------------------------------
  124           69.59%      1951 Lake Daisy Road                                                  Winter Haven              FL
  125           66.89%      2121 Oltorf Street East                                               Austin                    TX
  126           66.64%      26419 Barton Road                                                     Redlands                  CA
  127           67.29%      6712 West Bell Road                                                   Glendale                  AZ
  128           69.59%      2992 Cranberry Highway                                                East Wareham              MA
------------------------------------------------------------------------------------------------------------------------------------
  129           64.94%      535-645 South Boulder Road                                            Louisville                CO
  130           70.39%      110 North Rubey Drive                                                 Golden                    CO
  131           52.83%      3864 Sunnyview Road Northeast                                         Salem                     OR
  132           69.41%      804 Northeast Loop 820                                                Hurst                     TX
  133           45.02%      15425 North Freeway                                                   Houston                   TX
------------------------------------------------------------------------------------------------------------------------------------
  134           67.52%      600 Greentree Road                                                    Chesapeake                VA
  135           71.52%      4950 West Farm Road 156                                               Brookline Station         MO
  136           71.11%      3905 Alpine Street                                                    Boise                     ID
  137           67.52%      7750 South Broadway                                                   Littleton                 CO
  138           62.24%      616 North Perkins Road                                                Stillwater                OK
------------------------------------------------------------------------------------------------------------------------------------
  139           64.87%      6151 Wilson Mills Road                                                Highland Heights          OH
  140           65.46%      6401-6415 Platt Avenue                                                West Hills                CA
  141           59.37%      7257 Forest Drive                                                     Kansas City               KS
  142           70.24%      1845-1847 West Alabama Street                                         Houston                   TX
  143           43.48%      6260 Quarry Road                                                      Spring Valley             CA
------------------------------------------------------------------------------------------------------------------------------------
  144           65.74%      3527 Denny Avenue                                                     Pascagoula                MS
  145           70.31%      545 Donna Drive                                                       O'Fallon                  IL
  146           68.93%      211 North Main Street                                                 Mullica Hill              NJ
  147           66.09%      1206 Red Bank Road                                                    Goose Creek               SC
  148           56.67%      555 South Lovers Lane                                                 Visalia                   CA
------------------------------------------------------------------------------------------------------------------------------------
  149           70.65%      1327 Jackson Bluff Road                                               Tallahassee               FL
  150           50.11%      6500 Kansas Avenue                                                    Kansas City               KS
  151           60.52%      10 Southwest 11th Road                                                Warrensburg               MO
------------------------------------------------------------------------------------------------------------------------------------



                                                       NET           UNITS      LOAN PER NET              PREPAYMENT
                            YEAR       YEAR          RENTABLE         OF       RENTABLE AREA              PROVISIONS
  ID          ZIP CODE     BUILT    RENOVATED     AREA SF/UNITS    MEASURE       SF/UNITS             (# OF PAYMENTS)
------------------------------------------------------------------------------------------------------------------------------
   1           10038        1966       2000             1,037,002     Sq. Ft.            48.18   L(25),D(91),O(4)
   2           06511        1985                          415,685     Sq. Ft.            90.09   L(26),D(90),O(4)
   3           90017        1926       1985               377,405     Sq. Ft.            89.44   L(26),D(90),O(4)
   4           Various     Various    Various                 859       Units        38,290.73   L(29),D(88),O(3)
  4a           16801        1987       1999                   120       Units        39,102.33
------------------------------------------------------------------------------------------------------------------------------
  4b           48071        1987       1998                   124       Units        41,557.41
  4c           43017        1988       1999                   123       Units        32,664.95
  4d           29418        1985                              125       Units        23,581.11
  4e           35223        1987                              131       Units        25,530.47
  4f           05701        1985       1995                   104       Units        31,440.94
------------------------------------------------------------------------------------------------------------------------------
  4g           06096        1990       1999                   132       Units        71,716.34
   5           33156        1999                          105,181     Sq. Ft.           275.51   L(25),D(91),O(4)
   6           94065        1999                              170       Units       170,371.67   L(26),D(90),O(4)
   7           60661        1908       1990               252,000     Sq. Ft.           102.71   L(28),D(85),O(7)
   8           94596        1983                          167,117     Sq. Ft.           150.29   L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------
   9           10036        1954                           61,159     Sq. Ft.           375.77   L(25),D(91),O(4)
  10           24060        1989       1998                   288       Units        76,713.87   L(28),D(88),O(4)
  11           30339        1984       2001                   280       Units        63,942.67   L(30),D(87),O(3)
  12           29210        1987       1989               256,792     Sq. Ft.            69.54   L(30),D(87),O(3)
  13           29210        1982       1998               268,344     Sq. Ft.            64.87   L(30),D(87),O(3)
------------------------------------------------------------------------------------------------------------------------------
  14           20005        1982       1995               167,233     Sq. Ft.           103.44   L(28),D(89),O(3)
  15           00777        1998       2001               213,327     Sq. Ft.            76.64   L(24),D(92),O(4)
  16           98003        1990       1999               163,798     Sq. Ft.            99.43   L(29),D(87),O(4)
  17           37219        1925       1998               269,326     Sq. Ft.            59.17   L(27),D(90),O(3)
  18           08550        1992                          157,463     Sq. Ft.            96.65   L(47),D(72),O(1)
------------------------------------------------------------------------------------------------------------------------------
  19           30093        1986       2000                   302       Units        49,023.95   L(28),D(89),O(3)
  20           30076        2000                          136,752     Sq. Ft.           100.22   L(26),D(175),O(37)
  21           32746        1997                          125,155     Sq. Ft.           107.94   L(31),D(85),O(4)
  22           Various     Various    Various             312,019     Sq. Ft.            42.18   L(29),D(90),O(1)
  22a          28711        1981       1996                76,390     Sq. Ft.            43.40
------------------------------------------------------------------------------------------------------------------------------
  22b          28752        1977       1993                89,359     Sq. Ft.            42.40
  22c          30643        1980       1994                81,270     Sq. Ft.            26.99
  22d          30646        1990       2000                65,000     Sq. Ft.            59.44
  23           01772        1999                           99,745     Sq. Ft.           130.99   L(47),D(72),O(1)
  24           89431        1980       1985               185,890     Sq. Ft.            68.13   L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------------------------
  25           92009        2000                           75,453     Sq. Ft.           158.65   L(27),D(90),O(3)
  26           Various     Various    Various             288,969     Sq. Ft.            40.77   L(28),D(86),O(6)
  26a          75243        1997                           53,780     Sq. Ft.            45.67
  26b          75220        1997                           56,150     Sq. Ft.            38.04
  26c          87109        1996                           40,930     Sq. Ft.            29.57
------------------------------------------------------------------------------------------------------------------------------
  26d          80906        1999                           43,835     Sq. Ft.            49.54
  26e          80907        1998                           37,630     Sq. Ft.            42.57
  26f          77025        1997                           56,644     Sq. Ft.            38.96
  27           78741        2000                              156       Units        75,292.48   L(28),D(88),O(4)
  28           22033        1994       2000                68,366     Sq. Ft.           169.45   L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------
  29           92708        1970                              172       Units        65,240.97   L(27),D(30),O(3)
  30           95138        2000                           61,049     Sq. Ft.           173.50   L(25),D(91),O(4)
  31           03865        1965       1995               155,033     Sq. Ft.            66.06   L(47),D(72),O(1)
  32           32541        1999                           84,682     Sq. Ft.           120.54   L(27),D(90),O(3)
  33           92025        1989                           70,058     Sq. Ft.           144.38   L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------------------
  34           30236        1972       2000                   218       Units        44,438.60   L(29),D(88),O(3)
  35           27502        1998                           89,997     Sq. Ft.           105.42   L(26),D(90),O(4)
  36           95008        1935       1988                52,941     Sq. Ft.           178.28   L(35),D(84),O(1)
  37           92688        1989       1996                97,259     Sq. Ft.            95.25   L(29),D(88),O(3)
  38           97232        1920       1993               115,436     Sq. Ft.            76.58   L(47),D(72),O(1)
------------------------------------------------------------------------------------------------------------------------------
  39           91764        1998                              138       Units        63,288.53   L(26),D(90),O(4)
  40           08619        1979                          176,231     Sq. Ft.            48.46   L(35),D(83),O(2)
  41           39701        1999                          103,607     Sq. Ft.            78.95   L(27),D(90),O(3)
  42           80210        1991                           76,046     Sq. Ft.           107.05   L(27),D(90),O(3)
  43           87110        1997                           86,426     Sq. Ft.            91.57   L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------
  44           90064        1998                           50,054     Sq. Ft.           151.16   L(28),D(89),O(3)
  45           76112        1979       2000                   352       Units        21,245.47   L(28),D(89),O(3)
  46           91709        1970                              226       Units        33,078.19   L(29),D(88),O(3)
  47           78258        1999                           65,652     Sq. Ft.           110.92   L(27),D(89),O(4)
  48           90017        1953       2000               146,229     Sq. Ft.            49.17   L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------
  49           75240        1964       1995                61,670     Sq. Ft.           111.53   L(29),D(29),O(2)
  50           92692        1996                           83,319     Sq. Ft.            81.29   L(29),D(88),O(3)
  51           06040        1999                               90       Units        75,250.78   L(28),D(89),O(3)
  52           20879        1997                           87,195     Sq. Ft.            75.68   L(25),D(83),O(3)
  53           87110        1969       1984               106,494     Sq. Ft.            61.36   L(24),D(91),O(5)
------------------------------------------------------------------------------------------------------------------------------
  54           80210        1979                           80,542     Sq. Ft.            80.18   L(27),D(90),O(3)
  55           48334        1985                           54,537     Sq. Ft.           117.97   L(27),D(86),O(7)
  56           08854        1979       1999                73,868     Sq. Ft.            83.87   L(25),D(91),O(4)
  57           32821        1985       1992               106,313     Sq. Ft.            58.25   L(26),D(90),O(4)
  58           78703        2000                           36,209     Sq. Ft.           167.99   L(47),YMor1%(132),O(1)
------------------------------------------------------------------------------------------------------------------------------
  59           11021        1988       2000                    29       Units       208,345.57   L(26),D(93),O(1)
  60           33328        2000                           35,904     Sq. Ft.           161.62   L(25),D(91),O(4)
  61           33309        1985                           67,115     Sq. Ft.            85.03   L(27),D(90),O(3)
  62           80122        1983                           59,607     Sq. Ft.            95.40   L(27),D(90),O(3)
  63           60540        1988       1989                45,369     Sq. Ft.           123.08   L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------------------------
  64           01752        1984       1996                61,973     Sq. Ft.            89.09   L(47),D(72),O(1)
  65           76006        1972       1999               102,678     Sq. Ft.            53.42   L(47),D(72),O(1)
  66           18976        1977                           83,142     Sq. Ft.            65.29   L(35),D(83),O(2)
  67           37040        1991       2000                97,005     Sq. Ft.            55.94   L(27),D(90),O(3)
  68           23703        1984       1986                   141       Units        38,188.69   L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------
  69           48188        2000                               42       Units       127,217.19   L(28),D(85),O(7)
  70           77049        1972       1999                   256       Units        20,676.30   L(26),D(90),O(4)
  71           21401        2000                           63,660     Sq. Ft.            82.21   L(26),D(90),O(4)
  72           34744        2000                           54,300     Sq. Ft.            94.06   L(27),D(90),O(3)
  73           19134        1983                           77,360     Sq. Ft.            64.98   L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------------------------
  74           75201        1969                          417,560     Sq. Ft.            11.94   L(25),D(89),O(3)
  75           20850        1978                           75,600     Sq. Ft.            64.81   L(29),D(87),O(4)
  76           32826        1999                           55,908     Sq. Ft.            86.85   L(31),D(85),O(4)
  77           89121        2000                           15,120     Sq. Ft.           319.88   L(26),D(90),O(4)
  78           39208        1990       2000                   487       Units         9,724.54   L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------
  79           92627        1964       1998                    59       Units        78,822.73   L(28),D(88),O(4)
  80           33432        1981       1998                46,465     Sq. Ft.            99.84   L(27),D(30),O(3)
  81           06518        1972       1999                42,088     Sq. Ft.           110.12   L(47),D(72),O(1)
  82           42501        2000                           56,840     Sq. Ft.            81.43   L(27),D(90),O(3)
  83           21061        1987       1998                68,441     Sq. Ft.            67.01   L(28),D(88),O(4)
------------------------------------------------------------------------------------------------------------------------------
  84           64157        1975                              219       Units        20,913.24   L(26),D(90),O(4)
  85           32526        1998                           53,872     Sq. Ft.            83.85   L(27),D(90),O(3)
  86           19947        2000                           42,400     Sq. Ft.           101.81   L(25),D(91),O(4)
  87           74146        1970                              264       Units        15,965.91   L(26),D(90),O(4)
  88           92346        1984                              215       Units        19,165.65   L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------
  89           20110        1998                           73,295     Sq. Ft.            55.06   L(27),D(90),O(3)
  90           76542        2000                           58,300     Sq. Ft.            68.41   L(26),D(90),O(4)
  91           14608        1989                               92       Units        43,206.52   L(24),D(92),O(4)
  92           32837        1987                           72,190     Sq. Ft.            54.51   L(31),D(86),O(3)
  93           94124        2000                           13,390     Sq. Ft.           290.91   L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------
  94           91801        1988                           51,866     Sq. Ft.            74.61   L(30),D(87),O(3)
  95           91607        1987                           36,988     Sq. Ft.           103.96   L(26),D(90),O(4)
  96           23225        1981       1996                63,041     Sq. Ft.            60.60   L(26),D(90),O(4)
  97           83705        1962       1999                43,830     Sq. Ft.            86.70   L(24),D(92),O(4)
  98           23320        1999                           67,400     Sq. Ft.            54.86   L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------
  99           77069        1979       1995                62,205     Sq. Ft.            58.94   L(27),D(90),O(3)
  100          92656        1999                           15,189     Sq. Ft.           229.94   L(27),D(90),O(3)
  101          21076        1985                           67,000     Sq. Ft.            50.96   L(28),D(88),O(4)
  102          92054        1986                           72,852     Sq. Ft.            46.53   L(28),D(88),O(4)
  103          77375        1982                           53,792     Sq. Ft.            61.27   L(26),D(89),O(5)
------------------------------------------------------------------------------------------------------------------------------
  104          19711        2000                               40       Units        81,023.43   L(28),D(88),O(4)
  105          30067        1983                           35,754     Sq. Ft.            89.39   L(26),D(90),O(4)
  106          20191        1986                           23,669     Sq. Ft.           132.72   L(47),D(72),O(1)
  107          40211        1960       1998               169,527     Sq. Ft.            18.44   L(28),D(88),O(4)
  108          33351        1978       1995                46,760     Sq. Ft.            66.73   L(29),D(87),O(4)
------------------------------------------------------------------------------------------------------------------------------
  109          92374        1988                              122       Units        25,376.33   L(26),D(90),O(4)
  110          30253        1999                               76       Units        40,685.85   L(28),D(89),O(3)
  111          47150        1985       1996                   104       Units        29,130.76   L(29),D(87),O(4)
  112          66012        1970                              211       Units        14,075.83   L(26),D(90),O(4)
  113          35022        2000                           38,900     Sq. Ft.            73.86   L(27),D(90),O(3)
------------------------------------------------------------------------------------------------------------------------------
  114          19055        2000                           10,125     Sq. Ft.           283.20   L(28),D(89),O(3)
  115          39180        1998                           45,308     Sq. Ft.            62.45   L(28),D(89),O(3)
  116          91352        1985                               85       Units        32,260.71   L(28),D(88),O(4)
  117          33062        1972       2000                   104       Units        25,862.31   L(47),D(72),O(1)
  118          30341        1969                           70,394     Sq. Ft.            37.65   L(59),5%(24),4%(24),1%(9),O(4)
------------------------------------------------------------------------------------------------------------------------------
  119          79412        1999                           13,905     Sq. Ft.           185.49   L(26),D(90),O(4)
  120          14580        1988                               56       Units        45,000.00   L(24),D(92),O(4)
  121          33407        1999                           70,310     Sq. Ft.            35.26   L(29),D(174),O(37)
  122          89147        1998                           17,887     Sq. Ft.           132.98   L(28),D(89),O(3)
  123          84074        2000                           22,400     Sq. Ft.           105.28   L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------
  124          33880        1974                              269       Units         8,715.52   L(27),D(90),O(3)
  125          78741        1986                           33,644     Sq. Ft.            69.51   L(27),D(89),O(4)
  126          92373        1987                           63,295     Sq. Ft.            36.63   L(28),D(89),O(3)
  127          85308        2000                           15,000     Sq. Ft.           151.56   L(25),D(91),O(4)
  128          02538        1999                           10,125     Sq. Ft.           217.13   L(25),D(91),O(4)
------------------------------------------------------------------------------------------------------------------------------
  129          80027        1979                           25,335     Sq. Ft.            86.73   L(26),D(90),O(4)
  130          80403        2000                           18,628     Sq. Ft.           117.79   L(28),D(89),O(3)
  131          97305        1984       1999                   140       Units        15,669.49   L(28),D(89),O(3)
  132          76053        1994       2000                15,608     Sq. Ft.           140.44   L(30),D(87),O(3)
  133          77090        1982                           66,239     Sq. Ft.            33.08   L(37),D(79),O(4)
------------------------------------------------------------------------------------------------------------------------------
  134          23320        1998                           44,000     Sq. Ft.            48.60   L(25),D(91),O(4)
  135          65619        1980       1986                   166       Units        12,228.92   L(26),D(90),O(4)
  136          83705        1971       1998                    84       Units        23,792.72   L(25),D(91),O(4)
  137          80122        1983                           23,555     Sq. Ft.            80.47   L(27),D(90),O(3)
  138          74074        1998                           24,049     Sq. Ft.            78.55   L(34),D(83),O(3)
------------------------------------------------------------------------------------------------------------------------------
  139          44143        1971       1997                31,699     Sq. Ft.            57.41   L(28),D(89),O(3)
  140          91307        1988                           12,581     Sq. Ft.           142.71   L(28),D(89),O(3)
  141          66106        1963                              142       Units        12,323.94   L(26),D(90),O(4)
  142          77098        1980       2000                14,500     Sq. Ft.           118.54   L(25),D(91),O(4)
  143          91977        1992                           70,346     Sq. Ft.            24.17   L(24),D(92),O(4)
------------------------------------------------------------------------------------------------------------------------------
  144          39581        2000                           20,100     Sq. Ft.            79.41   L(27),D(90),O(3)
  145          62269        1982                               70       Units        21,713.60   L(26),D(90),O(4)
  146          08062        2000                           10,125     Sq. Ft.           147.75   L(28),D(89),O(3)
  147          29445        1991                           43,909     Sq. Ft.            31.86   L(25),D(91),O(4)
  148          93292        1998                           41,500     Sq. Ft.            32.39   L(28),D(89),O(3)
------------------------------------------------------------------------------------------------------------------------------
  149          32304        1995                               24       Units        54,835.18   L(28),D(88),O(4)
  150          66111        1967                              143       Units         6,503.50   L(26),D(90),O(4)
  151          64093        1973                              136       Units         6,801.47   L(26),D(90),O(4)
------------------------------------------------------------------------------------------------------------------------------

                          ACTUAL,
                      ANNUALIZED, OR
                         TTM 2000/    UNDERWRITTEN UNDERWRITTEN  UNDERWRITTEN  UNDERWRITTEN   UNDERWRITTEN   UNDERWRITTEN
  ID        1999 NOI     2001 NOI         NOI         REVENUE         EGI        EXPENSES     NET CASH FLOW    RESERVES
--------------------------------------------------------------------------------------------------------------------------
   1                                    13,473,333    25,130,068    27,387,551    13,914,218      10,977,191      257,674
   2        6,346,997       6,274,576    4,607,318     5,628,799     8,952,450     4,345,132       4,030,078       83,804
   3        4,685,993       5,230,628    5,105,665     6,783,962     8,571,137     3,465,472       4,497,188       75,481
   4        8,127,951       7,581,049    7,312,703    16,940,510    17,711,413    10,398,710       6,604,247      708,456
  4a        1,220,635       1,242,542    1,191,653     2,400,695     2,494,396     1,302,743       1,091,877       99,776
--------------------------------------------------------------------------------------------------------------------------
  4b        1,194,201       1,234,735    1,184,982     2,515,348     2,646,329     1,461,347       1,079,129      105,853
  4c          886,561         946,057      902,447     2,198,087     2,336,645     1,434,198         808,981       93,466
  4d          956,404         594,501      558,881     1,657,182     1,704,262     1,145,381         490,711       68,170
  4e        1,000,583         634,573      683,087     2,021,454     2,080,084     1,396,997         599,884       83,203
  4f          751,888         729,927      675,480     1,847,915     1,975,371     1,299,891         596,465       79,015
--------------------------------------------------------------------------------------------------------------------------
  4g        2,117,679       2,198,714    2,116,173     4,299,829     4,474,326     2,358,153       1,937,200      178,973
   5                        2,852,812    3,105,489     3,240,815     3,947,623       842,134       2,983,500       15,665
   6                        3,189,880    3,431,070     4,494,627     4,528,022     1,096,952       3,397,070       34,000
   7                                     3,998,139     3,935,303     6,466,329     2,468,190       3,479,019       63,000
   8          705,695       2,026,463    2,878,681     4,196,053     4,376,243     1,497,562       2,558,547       58,088
--------------------------------------------------------------------------------------------------------------------------
   9                                     2,672,093     3,775,805     3,909,083     1,236,990       2,476,360       20,751
  10        2,481,130       2,791,587    2,671,223     3,887,582     4,001,582     1,330,359       2,543,639      127,584
  11        2,987,014       2,886,313    3,026,347     6,183,202     6,448,497     3,422,150       2,703,922      322,425
  12        2,294,845       2,346,530    2,303,966     3,593,365     3,603,347     1,299,381       1,991,341       51,625
  13        2,163,626       2,246,777    2,247,442     3,520,838     3,648,125     1,400,683       1,868,902       59,419
--------------------------------------------------------------------------------------------------------------------------
  14        2,008,268       2,136,461    2,192,797     4,138,135     4,393,309     2,200,512       1,880,558       45,153
  15                                     1,909,670     2,049,232     2,631,232       721,562       1,760,362       31,995
  16        1,673,154       1,892,175    1,901,736     1,903,776     2,348,307       446,571       1,761,033       24,570
  17        2,445,134       2,276,984    2,117,056     3,185,750     4,212,830     2,095,774       1,628,381       97,439
  18        1,907,539       2,066,042    1,909,673     2,051,795     2,836,099       926,426       1,771,533       23,158
--------------------------------------------------------------------------------------------------------------------------
  19        1,379,445       1,593,025    1,620,027     2,489,224     2,639,224     1,019,197       1,519,577      100,450
  20                                     1,806,867     1,859,476     2,302,681       495,814       1,665,472       20,513
  21                                     1,735,053     2,427,381     2,427,381       692,328       1,553,578       25,031
  22                                     1,751,878     1,735,589     2,122,923       371,045       1,600,911       46,804
  22a         594,308         605,015      435,650       430,828       530,529        94,879         403,683       11,459
--------------------------------------------------------------------------------------------------------------------------
  22b         657,211         617,043      504,336       477,110       604,188        99,852         460,773       13,404
  22c         579,827         605,711      312,218       305,152       418,183       105,965         265,983       12,191
  22d         650,000         650,000      499,674       522,499       570,023        70,349         470,472        9,750
  23                                     1,622,371     2,182,422     2,329,002       706,631       1,498,266       14,962
  24        1,559,517       1,697,348    1,451,398     1,552,361     1,922,549       471,151       1,338,377       27,884
--------------------------------------------------------------------------------------------------------------------------
  25                          503,168    1,369,911     1,642,600     1,737,555       367,644       1,239,331       15,091
  26        1,122,575       1,367,433    1,401,631     2,315,599     2,387,197       985,566       1,358,359       43,272
  26a         265,141         289,025      310,790       501,444       521,896       211,106         302,723        8,067
  26b         170,999         229,207      225,340       409,383       423,857       198,517         216,917        8,423
  26c         122,223         146,766      147,417       265,766       273,622       126,205         141,277        6,140
--------------------------------------------------------------------------------------------------------------------------
  26d         154,001         260,069      244,850       357,782       365,358       120,508         238,350        6,500
  26e         131,812         172,523      194,203       305,100       313,917       119,714         188,558        5,645
  26f         278,399         269,843      279,031       476,124       488,547       209,516         270,534        8,497
  27                          344,226    1,305,345     2,202,309     2,251,609       946,264       1,250,745       54,600
  28                                     1,337,525     1,391,448     1,659,660       322,135       1,263,469       10,255
--------------------------------------------------------------------------------------------------------------------------
  29        1,113,970       1,258,915    1,218,546     1,840,584     1,863,584       645,038       1,175,546       43,000
  30                          664,607    1,230,136     1,398,437     1,725,440       495,304       1,169,044        8,512
  31        1,213,304       1,094,564    1,304,645     1,515,239     1,833,202       528,557       1,220,292       15,781
  32                                     1,103,091     1,165,510     1,364,860       261,769       1,057,397       12,702
  33        1,103,455       1,221,030    1,227,954     1,269,834     1,550,557       322,603       1,092,139       18,916
--------------------------------------------------------------------------------------------------------------------------
  34                        1,170,728    1,130,989     1,697,587     1,785,794       654,805       1,063,627       67,362
  35          842,542         968,268    1,098,171     1,173,590     1,457,560       359,389       1,044,074       13,500
  36          731,974       1,169,740    1,326,310     1,726,636     1,785,400       459,090       1,241,355        7,941
  37          998,346       1,101,469    1,081,715     1,563,857     1,566,626       484,911       1,063,851       17,864
  38        1,279,262                    1,175,869     1,457,579     1,805,450       629,581       1,013,884       17,314
--------------------------------------------------------------------------------------------------------------------------
  39        1,708,838       1,873,988    1,476,295     2,955,712     3,141,563     1,665,268       1,319,217      157,078
  40        1,038,418       1,075,304    1,127,567     1,138,493     1,728,837       601,270       1,053,945       13,685
  41                          530,238      912,199       963,774     1,104,374       192,175         866,860       15,537
  42          713,879         577,842      994,963     1,538,420     1,737,248       742,285         896,414       15,209
  43          827,033       1,061,815    1,017,873     1,209,299     1,333,999       316,126         857,289       17,285
--------------------------------------------------------------------------------------------------------------------------
  44          603,037         889,623      902,775     1,221,194     1,267,205       364,430         895,267        7,508
  45          799,314         921,028      875,421     1,665,446     1,790,446       915,025         799,741       75,680
  46          686,369         812,296      804,097     1,141,747     1,376,442       572,345         792,797       11,300
  47                                       901,794     1,319,971     1,404,531       502,737         782,249       13,130
  48        1,390,980       1,548,865    1,350,345     2,376,606     2,560,606     1,210,261       1,081,398       29,246
--------------------------------------------------------------------------------------------------------------------------
  49          878,681         937,843      859,495       871,449     1,228,884       369,389         775,354        9,251
  50          700,063         869,887      784,956     1,101,301     1,104,130       319,174         772,635       12,321
  51          953,703       1,404,775    1,111,413     2,553,738     2,796,238     1,684,825         971,601      139,812
  52          596,811         773,440      818,852     1,118,325     1,161,114       342,262         805,971       12,881
  53                          701,904      714,632       729,216       729,216        14,584         714,632            -
--------------------------------------------------------------------------------------------------------------------------
  54          858,938         824,334      858,945     1,472,360     1,565,876       706,931         730,461       23,357
  55          694,815         800,824      787,650     1,053,971     1,165,031       377,381         706,728       10,907
  56                          924,678      833,627     1,225,263     1,345,678       512,051         764,229       11,080
  57        1,104,358         806,822      767,079       871,683     1,135,084       368,005         665,381       28,188
  58                                       774,388       773,551     1,177,327       402,939         733,008        5,431
--------------------------------------------------------------------------------------------------------------------------
  59                                       708,765     1,121,760     1,121,760       412,995         697,128       11,637
  60                           72,833      647,142       718,451       850,651       203,509         606,251        6,566
  61          607,185         635,770      696,195       738,204     1,076,819       380,624         616,855       18,238
  62          798,682         809,190      736,997     1,126,573     1,346,107       609,110         611,740       22,504
  63          699,771         714,760      689,899       733,738       988,131       298,232         646,370        8,162
--------------------------------------------------------------------------------------------------------------------------
  64          511,098         575,289      706,806     1,076,866     1,204,261       497,455         634,050        9,296
  65          538,523         811,092      772,737     1,240,776     1,344,770       572,033         652,910       15,401
  66          726,888         688,946      688,496       702,526       934,017       245,521         639,424       12,471
  67                          407,899      614,176       647,410       793,621       179,445         580,813       14,551
  68          540,274         610,837      613,491       955,573       996,153       382,662         577,677       35,814
--------------------------------------------------------------------------------------------------------------------------
  69                                       564,582       748,209       754,509       189,927         554,082       10,500
  70          664,569         669,000      669,909     1,577,715     1,618,019       948,110         605,909       64,000
  71                                       604,473       697,267       718,452       113,979         549,236        9,549
  72                                       561,799       555,905       713,405       151,606         547,411        8,145
  73          539,089         614,878      653,972       690,205       855,783       201,811         621,302       16,479
--------------------------------------------------------------------------------------------------------------------------
  74          569,299         581,420      583,078       812,367       817,867       234,789         563,534        8,000
  75          597,291         618,669      567,577       667,288       694,682       127,105         519,609       11,340
  76                          547,555      663,961       679,793       839,130       175,169         594,209       11,160
  77                                       518,138       530,000       571,913        53,775         516,324        1,814
  78          539,897         567,843      557,981       783,360       806,660       248,679         533,334       24,647
--------------------------------------------------------------------------------------------------------------------------
  79                          471,517      517,909       710,836       733,911       216,002         502,392       15,517
  80          510,083         569,431      567,620       599,759       844,759       277,139         505,486       14,869
  81                                       601,925       594,284       921,019       319,094         563,290        6,313
  82                            6,563      506,318       528,385       603,610        97,292         489,167        8,625
  83          554,333                      552,311       681,687       702,935       150,624         479,764       12,319
--------------------------------------------------------------------------------------------------------------------------
  84          375,094         457,477      484,690       680,740       710,178       225,488         475,190        9,500
  85                          490,070      481,189       493,009       559,283        78,094         473,108        8,081
  86                                       522,413       527,809       593,024        70,611         491,303        6,000
  87          442,295         465,042      455,834       737,660       756,660       300,826         435,242       20,592
  88          465,180         448,734      461,867       895,958     1,071,158       609,291         453,577        8,290
--------------------------------------------------------------------------------------------------------------------------
  89                          444,963      509,729       784,385       820,785       311,056         498,735       10,994
  90                          510,451      490,847       529,744       650,657       159,810         457,214        9,633
  91          446,029         437,563      430,189       806,670       828,837       398,648         406,729       23,460
  92          467,310         566,730      515,278       539,508       746,554       231,276         474,229       13,467
  93                                       385,187       397,100       397,100        11,913         383,178        2,009
--------------------------------------------------------------------------------------------------------------------------
  94          365,594         415,378      556,659       832,301       862,943       306,284         478,113       19,030
  95          338,128         540,372      478,572       788,446       842,446       363,874         407,655        7,398
  96          309,831         483,842      468,044       503,524       639,371       171,327         424,283        9,756
  97         -145,373         -34,191      463,126       629,832       656,664       193,538         410,530        8,766
  98                          254,956      451,366       469,451       581,384       130,018         404,932       10,110
--------------------------------------------------------------------------------------------------------------------------
  99          360,990         466,822      488,710       537,852       688,692       199,982         429,855        9,331
  100                                      426,757       435,455       537,551       110,794         404,616        2,278
  101         327,042         382,944      405,759       484,175       497,193        91,434         348,896       13,400
  102         325,388         381,659      398,685       524,484       550,044       151,359         357,159       19,670
  103         387,757         460,626      425,015       800,079       850,001       424,986         344,644       12,484
--------------------------------------------------------------------------------------------------------------------------
  104                         415,477      362,044       491,739       491,739       129,695         352,044       10,000
  105         301,083         384,531      388,158       518,766       518,766       130,608         331,577        7,151
  106                         295,136      399,109       554,683       591,370       192,261         375,128        4,734
  107                         481,423      484,854       531,574       688,829       203,975         405,177       33,905
  108         407,336         440,954      406,487       483,435       597,716       191,229         364,912        7,014
--------------------------------------------------------------------------------------------------------------------------
  109         364,678         396,941      381,323       565,701       817,701       436,378         376,886        4,437
  110                         180,809      342,594       556,141       565,261       222,667         327,394       15,200
  111         376,599         380,548      345,762       573,050       581,588       235,826         314,672       31,090
  112         287,474         328,905      317,499       519,849       591,849       274,350         306,949       10,550
  113                                      322,653       341,756       395,893        73,240         306,578        5,835
--------------------------------------------------------------------------------------------------------------------------
  114                                      314,493       319,156       381,411        66,918         312,974        1,519
  115         365,126         383,358      377,386       412,619       499,096       121,710         351,384        6,796
  116         359,469         402,167      315,939       518,294       534,298       218,359         294,029       21,910
  117         446,502         465,510      559,067     2,149,177     2,222,238     1,663,171         459,066      100,001
  118         436,019         481,775      426,574       814,710       814,710       388,136         339,397       16,191
--------------------------------------------------------------------------------------------------------------------------
  119                                      302,042       309,000       347,934        45,892         299,956        2,086
  120         285,152         267,894      271,424       445,309       455,809       184,385         257,368       14,056
  121         275,921         396,123      367,204       690,430       720,430       353,226         353,741       13,463
  122                         334,591      322,199       326,043       389,102        66,903         304,989        2,683
  123                                      307,844       308,279       385,166        77,322         282,973        4,480
--------------------------------------------------------------------------------------------------------------------------
  124                         279,188      255,992       264,719       433,065       177,073         247,922        8,070
  125         290,625         313,107      311,659       330,373       460,716       149,057         282,725        5,047
  126         278,554         308,705      285,696       424,170       444,300       158,604         277,071        8,625
  127                                      244,855       250,700       292,255        47,400         242,629        2,226
  128                                      237,573       243,000       271,350        33,777         236,054        1,519
--------------------------------------------------------------------------------------------------------------------------
  129         251,567         307,306      265,984       288,500       412,500       146,516         231,390        3,800
  130                                      257,046       351,608       394,569       137,523         234,732        3,726
  131         203,213         326,036      314,871       644,802       676,402       361,531         271,612       43,259
  132                                      280,092       294,715       352,392        72,300         265,397        2,341
  133         358,298         392,491      340,759       740,699       823,453       482,694         266,133       14,567
--------------------------------------------------------------------------------------------------------------------------
  134         236,403         293,117      261,251       279,042       343,477        82,226         227,980        6,600
  135         223,303         221,663      217,731       350,584       359,707       141,976         210,648        7,083
  136          95,892         245,619      232,850       460,864       508,299       275,449         211,234       21,616
  137         299,746         311,370      257,037       428,445       505,745       248,708         203,831        8,077
  138                                      238,942       246,502       311,585        72,643         235,328        3,614
--------------------------------------------------------------------------------------------------------------------------
  139         264,271         273,566      246,604       406,128       460,840       214,236         211,690        6,340
  140         246,489         248,646      222,853       215,420       268,354        45,501         205,067        5,885
  141         181,266         191,603      190,085       350,292       391,792       201,707         182,363        7,722
  142                         164,628      221,015       229,727       280,436        59,421         201,740        2,175
  143         316,032         330,658      275,430       438,909       485,789       210,359         261,361       14,069
--------------------------------------------------------------------------------------------------------------------------
  144                                      178,446       186,176       241,343        62,897         175,431        3,015
  145         231,418         250,360      192,236       342,478       356,478       164,242         169,416       22,820
  146                         156,959      163,477       166,040       193,492        30,015         161,958        1,519
  147         164,684         172,031      165,777       267,499       289,377       123,600         159,180        6,597
  148          92,324         150,005      179,428       259,322       287,880       108,452         172,528        6,900
--------------------------------------------------------------------------------------------------------------------------
  149         158,836         167,041      160,889       278,118       287,118       126,229         153,689        7,200
  150         101,606         135,432      108,632       253,320       301,320       192,688         100,481        8,151
  151         106,502         113,991      103,737       238,533       246,260       142,523          95,529        8,208
--------------------------------------------------------------------------------------------------------------------------



                                                                                   LEASE
  ID                                LARGEST TENANT                         SF    EXPIRATION               2ND LARGEST TENANT
----------------------------------------------------------------------------------------------------------------------------------
   1       NYC Dept of Citywide Admin.                                   254,058   11/30/20   Bluestone Capital Partners
   2       SNET                                                          241,068    10/1/08   Curagen
   3       Level 3 Communications, Inc.                                   75,031    1/31/08   Pihana Pacific, Inc.
   4
  4a
----------------------------------------------------------------------------------------------------------------------------------
  4b
  4c
  4d
  4e
  4f
----------------------------------------------------------------------------------------------------------------------------------
  4g
   5       Linens & Things                                                44,648    1/31/15   Container Store
   6
   7       Information Resources Inc.                                    252,000   10/31/10
   8       Brown and Caldwell                                             56,168    5/31/10   Bank of the West
----------------------------------------------------------------------------------------------------------------------------------
   9       Tahari                                                         22,775   11/30/11   Ricoh Corp
  10
  11
  12       SC Dept. of Labor                                              71,580    3/31/05   Physicians Health Pl.
  13       SC Public Serv. Comm.                                          31,707    8/31/03   State Board Tech. Ed.
----------------------------------------------------------------------------------------------------------------------------------
  14       Points of Light Foundation                                     37,551    4/30/08   CSR, Inc.
  15       Kmart                                                          96,077    2/28/26   Supermercado Amigo
  16       G.I. Joe's                                                     57,158    2/28/21   Circuit City
  17       State of Tennessee                                            165,074   12/31/04   Bank of Nashville
  18       Pathmark                                                       51,502    1/31/13   Marshalls
----------------------------------------------------------------------------------------------------------------------------------
  19
  20       TJ Maxx                                                        30,000    4/30/10   Staples
  21       First USA, Inc.                                               125,155    9/30/09
  22
  22a      Ingles                                                         64,000    9/25/26   Eckerd Drug
----------------------------------------------------------------------------------------------------------------------------------
  22b      Ingles                                                         44,800    9/25/26   B.C. Moore & Sons Inc.
  22c      Ingles                                                         42,000    9/25/26   Gallant-Belk Co.
  22d      Ingles                                                         65,000    9/25/26
  23       Formation Systems, Inc.                                        23,795   12/31/04   Beals and Thomas, Inc.
  24       Target                                                        105,705     5/1/05   Party Universe
----------------------------------------------------------------------------------------------------------------------------------
  25       NetSynergy Center                                              22,110    8/31/06   OneWorld Software Solutions, Inc.
  26
  26a
  26b
  26c
----------------------------------------------------------------------------------------------------------------------------------
  26d
  26e
  26f
  27
  28       DSW Designer Shoe Warehouse                                    26,856    1/31/11   Thomasville Furniture
----------------------------------------------------------------------------------------------------------------------------------
  29
  30       Cosentino's                                                    29,335    5/10/20   Blockbuster Video
  31       Shaw's Supermarkets                                            49,826    2/28/18   Petco
  32       Winn Dixie                                                     51,282     3/8/20   Kirkland's Stores
  33       Penn Elm Medical                                               11,757    2/28/11   Valley Radiology
----------------------------------------------------------------------------------------------------------------------------------
  34
  35       Harris Teeter                                                  43,658   12/31/17   Ace Hardware
  36       Black & White                                                  12,686    9/30/06   Speciality Ultra Vision, Inc.
  37
  38       Adidas                                                         70,421   12/31/06   Kraus Productivity Organization, Ltd.
----------------------------------------------------------------------------------------------------------------------------------
  39
  40       Ames                                                           85,000   10/19/78   Risoldi's
  41       Goody's                                                        35,070    7/31/14   Office Depot
  42       Ambulatory Surgery                                             15,102    6/30/11   Hand Surgery Associates, PC
  43       Mission Research                                               27,492    7/31/04   Art Center
----------------------------------------------------------------------------------------------------------------------------------
  44
  45
  46
  47       IMED                                                            8,081     2/1/05   Radiology & Associates
  48       GTE Global Networks                                            14,705    9/30/07   Vitcom Corporation
----------------------------------------------------------------------------------------------------------------------------------
  49       Videoland                                                      10,020    9/30/05   Boat America Corp.
  50
  51
  52
  53       Kmart                                                         104,100   10/31/26   Burger King
----------------------------------------------------------------------------------------------------------------------------------
  54       PorterCare Health Club                                          5,704    6/30/11   Associates of Otolaryngology
  55       Kleiman, Carey & Greenbaum                                     11,175    5/31/02   Phoenix Land Development
  56       Telcordia                                                      73,868   12/31/04
  57       Publix Supermarket                                             39,795    8/28/05   Eckerd Drug
  58       Mecca Gym & Spa, Ltd.                                          12,709    7/31/05   Short Girls, Inc.
----------------------------------------------------------------------------------------------------------------------------------
  59
  60       Buca's Restaurant                                               7,600    7/23/10   Bennigan's
  61       Zimmerman & Partners Adv.                                      26,254    1/31/14   Webstream, Inc.
  62       Women's Health Care Ass.                                        5,106    7/31/02   Berg, M.D.
  63       Old Kent Bank                                                  14,292   12/31/09   A.G. Edwards & Sons, Inc.
----------------------------------------------------------------------------------------------------------------------------------
  64       The Butcher Company                                            26,542    6/30/05   HTI Voice Solutions
  65       Luxton Capital, Inc.                                           36,977    1/14/04   Custom Information Services
  66       Shop'n Bag                                                     34,950     3/4/02   Tutor Time
  67       Hobby Lobby                                                    58,965    6/30/20   Office Depot
  68
----------------------------------------------------------------------------------------------------------------------------------
  69
  70
  71       GE Marquette Medical Systems Inc.                              40,560    7/31/10   The Scarborough Group Inc.
  72       Kash n' Karry Food Stores, Inc.                                49,500     7/1/20   Bargain Kingdom
  73       Wilson's Meats                                                 12,000    3/31/03   Fashion Bug Plus
----------------------------------------------------------------------------------------------------------------------------------
  74       Neiman Marcus                                                 216,259    7/31/04   Allright Parking System
  75       H & C Motors, Inc.                                             25,200   12/31/01   A-1 Imports, Inc.
  76       Talk.com Holding Corp.                                         17,425    6/30/07   Access One Communications
  77       Walgreen Co.                                                   15,120   12/31/20
  78
----------------------------------------------------------------------------------------------------------------------------------
  79
  80       Jaice, LC Mourjan & Salmon                                      4,046    2/28/06   NRT Incorporated
  81       Saint Raphael Healthcare System Hamden Surgery Center, LLC     15,712     4/4/10   Medical Oncology & Hematology, P.C.
  82       Goody's                                                        32,500   10/31/15   Office Depot
  83       Kuehne & Nagel Inc.                                            27,000    8/31/03   Iphotonics LLC
----------------------------------------------------------------------------------------------------------------------------------
  84
  85       Winn Dixie                                                     51,282    3/31/19   Amsouth
  86       Happy Harrys                                                   12,000    3/31/21   Dollar Tree
  87
  88
----------------------------------------------------------------------------------------------------------------------------------
  89
  90       Goody's                                                        35,000    5/31/12   Fashion Bug
  91
  92       Rhodes, Inc.                                                   45,200   12/31/10   Mattress Barn, Inc.
  93       Walgreen Co.                                                   13,390   12/31/19
----------------------------------------------------------------------------------------------------------------------------------
  94       The Regents of the University of CA - UCLA                      6,897    4/30/08   C.J. Calvin Yang, M.D.
  95       20th Century Fox                                               26,682    5/31/02   Steel Systems
  96       Stone Mountain Carpet                                          14,000   12/31/09   Total Beverage
  97       RMC Internet                                                   12,800    4/30/05   Advantest America, Inc.
  98       Quality Control Service, LLC                                   37,200   12/31/05   Element-System USA, LP
----------------------------------------------------------------------------------------------------------------------------------
  99       Spec's Liquor Warehouse                                        12,235    5/31/10   Mongolian Steak
  100      C.R. Xtreme                                                     2,136    9/14/05   Hanger 29
  101      Prime Med Pharmacy                                             12,000    3/31/05   US Cable, Inc.
  102      Summit Steel                                                   15,976    5/31/03   New Age
  103      George J. Murrillo, M.D.                                        4,373   11/30/01   Kirkpatrick, M.D. & Debakey
----------------------------------------------------------------------------------------------------------------------------------
  104
  105      Signal & Comm. Systems of GA                                   18,189    12/1/08   Prudential Atlanta Realty
  106      Apple Computer, Inc.                                           23,669     7/1/07
  107      Mannesmann DRC                                                 76,905    6/30/02   Louisville Chemical
  108      Party Supermarket                                              11,400    2/28/03   Mattress Giant Super Store
----------------------------------------------------------------------------------------------------------------------------------
  109
  110
  111
  112
  113      Goody's                                                        27,900   10/31/15   Shoe Dept
----------------------------------------------------------------------------------------------------------------------------------
  114      CVS                                                            10,125    1/31/23
  115      OfficeMax                                                      23,500   11/30/13   Catosouth, LLC
  116
  117
  118      Property Data Systems, LLC                                      6,632    1/31/03   MacConnell Research Svcs, Inc.
----------------------------------------------------------------------------------------------------------------------------------
  119      Walgreen Co.                                                   13,905    8/31/19
  120
  121
  122      Karate for Kids                                                 3,600    9/30/03   Blockbuster Video
  123      U of U Health Network                                          12,000    8/31/09   James McConnell
----------------------------------------------------------------------------------------------------------------------------------
  124
  125      Clicks Billiards                                                7,408   12/31/04   Doc Holiday
  126
  127      Osco Drug of Texas, Inc.                                       15,000   12/27/20
  128      CVS                                                            10,125    1/31/20
----------------------------------------------------------------------------------------------------------------------------------
  129      Bart's Restaurant                                               3,605   11/30/04   Bungalow Wine & Spirits
  130      Fluor Signature Services                                       13,369    7/31/07   clickdata.com, Inc.
  131
  132      David's Bridal                                                 10,200    4/29/10   Car Toys
  133      Celltech Information Systems                                   18,005   10/31/04   Odyssey Management Inc.
----------------------------------------------------------------------------------------------------------------------------------
  134      Mareva, Inc.                                                   10,000    9/30/04   Physician Sales & Service, Inc.
  135
  136
  137      Littleton OB/GYN Associates                                     4,225   10/31/01   Gidday, M.D.
  138      Staples                                                        24,049   12/31/13
----------------------------------------------------------------------------------------------------------------------------------
  139      Tower City Title                                               10,068    7/31/02   Dr. Fratantonio
  140      Hollywood Video                                                 5,214   12/31/08   Twin Panda Restaurant
  141
  142      Calico Corners                                                  5,000   12/31/04   Antiques & Interiors by Jacque
  143
----------------------------------------------------------------------------------------------------------------------------------
  144      Office Depot Inc.                                              20,100   12/31/15
  145
  146      Harrison Township CVS, Inc.                                    10,125    1/31/22
  147
  148
----------------------------------------------------------------------------------------------------------------------------------
  149
  150
  151
----------------------------------------------------------------------------------------------------------------------------------

               LEASE                                                                                    LEASE         OCCUPANCY
  ID         EXPIRATION                           3RD LARGEST TENANT                          SF     EXPIRATION        RATE
-----------------------------------------------------------------------------------------------------------------------------------
   1              8/31/10    Medsite.com                                                     84,117    12/31/20             83.85%
   2             12/31/02    Chubb                                                           25,919    10/31/05             99.34%
   3              6/30/15    Southern California Association of Governments                  50,513    12/31/09            100.00%
   4                                                                                                                        68.49%
  4a                                                                                                                        67.81%
-----------------------------------------------------------------------------------------------------------------------------------
  4b                                                                                                                        75.24%
  4c                                                                                                                        67.33%
  4d                                                                                                                        56.35%
  4e                                                                                                                        60.46%
  4f                                                                                                                        75.01%
-----------------------------------------------------------------------------------------------------------------------------------
  4g                                                                                                                        78.20%
   5             11/13/09    Old Navy                                                        18,502    12/31/09            100.00%
   6                                                                                                                        91.18%
   7                                                                                                                       100.00%
   8              2/28/05    Laidlaw Transit                                                 14,890    3/31/05              97.99%
-----------------------------------------------------------------------------------------------------------------------------------
   9              3/31/07    Chase Manhattan                                                 18,257    12/1/10             100.00%
  10                                                                                                                       100.00%
  11                                                                                                                        66.92%
  12              2/28/02    Bellsouth                                                       23,996    12/31/03             90.85%
  13              6/30/02    SC Juvenile Justice                                             27,392    4/30/07              93.06%
-----------------------------------------------------------------------------------------------------------------------------------
  14               9/1/04    Malchow Adams & Hussey                                          14,306    11/30/05             98.96%
  15             11/30/18    Pep Boys                                                        19,675    12/31/18             93.92%
  16              1/31/15    Office Depot                                                    22,750    12/31/05             99.43%
  17              8/31/09    Bluestar Communications                                          4,711    4/30/02              88.44%
  18              1/31/04    Staples                                                         23,708    2/28/05             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  19                                                                                                                        97.35%
  20              2/28/15    L & T Properties, Inc.                                           8,000    6/30/05              95.70%
  21                                                                                                                       100.00%
  22                                                                                                                        96.83%
  22a             3/31/06                                                                                                   95.00%
-----------------------------------------------------------------------------------------------------------------------------------
  22b            10/30/05    Eckerd Drug                                                     10,080    1/31/03              93.20%
  22c             1/31/03    CVS                                                              8,450    7/31/05             100.00%
  22d                                                                                                                      100.00%
  23              8/31/06    BindView Development                                            13,665    12/31/04            100.00%
  24               1/1/02    Wherehouse                                                      10,000    12/1/04             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  25              7/31/06    Eye Laser Care Center, LLC                                       7,129    3/31/06             100.00%
  26                                                                                                                        88.88%
  26a                                                                                                                       94.86%
  26b                                                                                                                       92.16%
  26c                                                                                                                       89.94%
-----------------------------------------------------------------------------------------------------------------------------------
  26d                                                                                                                       96.35%
  26e                                                                                                                       91.50%
  26f                                                                                                                       71.84%
  27                                                                                                                       100.00%
  28              3/27/11    World Market                                                    19,685    9/19/10             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  29                                                                                                                        99.42%
  30              6/30/05    Megabyte Pizza                                                   3,441    12/15/10             98.63%
  31              12/1/09    New Hampshire State Liquor Store                                 7,518    2/28/05              95.16%
  32              5/31/10    98 Palms Wine & Spirits                                          4,200    3/31/05              95.04%
  33             11/30/04    Patrick Omeara                                                   5,698    6/30/04             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  34                                                                                                                        95.87%
  35              1/31/09    Blockbuster Video                                                3,238    12/31/05             98.42%
  36              6/30/02    Nx Networks, Inc.                                                8,536    5/31/07             100.00%
  37                                                                                                                        96.61%
  38              3/31/05    Applied Geotechnology                                           13,532    12/31/02            100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  39                                                                                                                        77.48%
  40              8/18/05    Tutor Time                                                      13,000    2/28/13              98.58%
  41              6/10/14    Old Navy                                                        26,353    8/31/05              89.02%
  42              6/30/03    S.E. Family Practice Assoc. PC                                   7,407    11/30/09             98.33%
  43              1/31/03    American Express Travel                                         10,138    3/31/03             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  44                                                                                                                        97.35%
  45                                                                                                                        90.06%
  46                                                                                                                        99.56%
  47               5/1/07    S. Texas Oncology                                                7,288     4/1/05             100.00%
  48              5/31/07    United Mizrahi Bank                                             12,497    12/31/01             85.05%
-----------------------------------------------------------------------------------------------------------------------------------
  49              2/28/02    Half Price Books                                                 9,600    2/28/03             100.00%
  50                                                                                                                        99.88%
  51                                                                                                                        84.88%
  52                                                                                                                        76.40%
  53              5/31/25                                                                                                  100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  54             12/31/03    Alpine Women's Healthcare                                        4,757    7/31/05              93.85%
  55              1/31/05    Sakwa Properties                                                 4,940    5/31/02              97.23%
  56                                                                                                                       100.00%
  57              8/28/05    Buddy's Freddy's                                                10,000    6/14/04             100.00%
  58              5/30/05    Gracy Title Co.                                                  5,703    5/30/05             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  59                                                                                                                       100.00%
  60             12/31/14    Ross Realty                                                      5,565    10/31/05             92.04%
  61             12/31/04    Signature Consultants, Inc.                                      5,372    12/31/03            100.00%
  62              5/31/01    Colorado Allergy & Asthma                                        3,541    1/31/06              99.19%
  63              5/31/05    Pancake Cafe                                                     5,006    9/30/02             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  64              4/30/03    IBM                                                              8,890    9/30/07             100.00%
  65              2/14/04    TX Dept. of Criminal Justice                                     4,596    2/28/02              93.04%
  66              3/27/12    Eckerd Drug                                                      8,640     4/2/02              91.04%
  67             12/31/08    Electronic Express                                               8,144    1/31/10             100.00%
  68                                                                                                                        96.45%
-----------------------------------------------------------------------------------------------------------------------------------
  69                                                                                                                       100.00%
  70                                                                                                                        92.97%
  71              2/28/08    Bell Atlantic - MD Inc.                                          4,200    6/30/05             100.00%
  72               9/1/05    Regis Corp                                                       1,200     9/1/05             100.00%
  73              1/31/08    The Farmers Market                                               7,316    1/31/10              88.42%
-----------------------------------------------------------------------------------------------------------------------------------
  74              7/31/07                                                                                                  100.00%
  75             10/31/06    Herson's                                                         7,200    12/31/01            100.00%
  76             12/31/04    Mercedes Homes                                                   4,828    12/31/04             96.56%
  77                                                                                                                       100.00%
  78                                                                                                                        79.47%
-----------------------------------------------------------------------------------------------------------------------------------
  79                                                                                                                       100.00%
  80              7/31/01    Power Systems Mfg, LLC                                           3,265    1/31/05              97.83%
  81              5/31/07    Saint Raphael Healthcare System, Inc.                            5,206    1/31/08             100.00%
  82              9/30/15                                                                                                  100.00%
  83              5/31/02    FAA Flight Standards                                             6,674    9/30/05             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  84                                                                                                                        96.35%
  85              8/31/18                                                                                                  100.00%
  86              8/31/05    CATO Corporation                                                 3,600    9/18/05             100.00%
  87                                                                                                                        98.48%
  88                                                                                                                        99.53%
-----------------------------------------------------------------------------------------------------------------------------------
  89                                                                                                                        96.36%
  90              5/31/05    Dollar Tree                                                      8,000    6/12/05             100.00%
  91                                                                                                                       100.00%
  92              4/30/02    Maris G. Ramsey, DO, PA                                          4,250    11/30/04             97.65%
  93                                                                                                                       100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  94             10/31/02    Simmunet, Inc                                                    2,754    1/31/03              90.26%
  95              6/30/02    Technicolor Digital                                              3,660    11/7/02             100.00%
  96              12/1/14    Eckerd Drug                                                      8,450    5/31/06             100.00%
  97              4/30/06    Insurance Network                                                7,434    3/31/04             100.00%
  98             12/31/03    Ceo Tronics, Inc.                                               11,000    4/30/06             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  99              4/30/02    Sports Express                                                   5,475    12/31/06            100.00%
  100             9/30/04    Shoheil Shahosseini, DVM                                         1,680    2/28/05             100.00%
  101             9/30/02    East Coast Fire Protection, Inc.                                 9,000    12/31/01            100.00%
  102             5/31/02    Creedmore Sports                                                 4,436    7/15/02              98.02%
  103            11/30/01    Clinic for Cardiovascular Care                                   3,279    10/31/03             95.49%
-----------------------------------------------------------------------------------------------------------------------------------
  104                                                                                                                      100.00%
  105              7/1/02    Global IT Assoc.                                                 3,416    12/1/04              89.41%
  106                                                                                                                      100.00%
  107            10/31/03    Ole Mexican                                                     11,054    11/30/02             90.40%
  108             8/31/06    Rubin's Restaurant & Deli                                        3,930    10/31/02            100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  109                                                                                                                      100.00%
  110                                                                                                                      100.00%
  111                                                                                                                      100.00%
  112                                                                                                                       92.42%
  113            11/30/05    Hibbett's Sporting                                               5,000    1/31/06             100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  114                                                                                                                      100.00%
  115             1/31/04    Dollar Tree                                                      4,640    10/31/03            100.00%
  116                                                                                                                       98.82%
  117                                                                                                                       82.50%
  118             2/28/04    ENT of Georgia                                                   3,950    7/31/02              92.51%
-----------------------------------------------------------------------------------------------------------------------------------
  119                                                                                                                      100.00%
  120                                                                                                                       92.86%
  121                                                                                                                       75.39%
  122             5/17/04    Jitters Gourmet Coffee                                           2,287    10/24/09             86.02%
  123            12/31/10    Dr. Alan Jeppsen                                                 1,550    12/31/05             94.64%
-----------------------------------------------------------------------------------------------------------------------------------
  124                                                                                                                       83.64%
  125             6/30/03    Canela Bakery                                                    3,125    9/20/05              98.44%
  126                                                                                                                       90.41%
  127                                                                                                                      100.00%
  128                                                                                                                      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  129             3/31/04    The Mason Jar Restaurant and Alehouse Inc.                       2,150    11/1/04             100.00%
  130             7/31/05                                                                                                  100.00%
  131                                                                                                                       94.29%
  132             6/14/10                                                                                                  100.00%
  133             4/30/02    Computational Systems                                            6,745    12/31/01             83.03%
-----------------------------------------------------------------------------------------------------------------------------------
  134            10/31/02    Wilson, UTC, Inc.                                                6,000    11/30/01            100.00%
  135                                                                                                                       89.76%
  136                                                                                                                       96.43%
  137             4/30/01    Bowman, M.D.                                                     3,605    7/31/03             100.00%
  138                                                                                                                      100.00%
-----------------------------------------------------------------------------------------------------------------------------------
  139             12/1/04    Dr. Fox & Dr. Then                                               2,450    10/1/08             100.00%
  140             7/31/03    Frozen Yogurt                                                    1,205    7/31/01             100.00%
  141                                                                                                                       88.73%
  142            11/30/03    Williams Collection                                              4,750    5/31/02             100.00%
  143                                                                                                                       98.73%
-----------------------------------------------------------------------------------------------------------------------------------
  144                                                                                                                      100.00%
  145                                                                                                                       94.29%
  146                                                                                                                      100.00%
  147                                                                                                                       76.98%
  148                                                                                                                       89.77%
-----------------------------------------------------------------------------------------------------------------------------------
  149                                                                                                                       95.83%
  150                                                                                                                       76.92%
  151                                                                                                                       83.82%
-----------------------------------------------------------------------------------------------------------------------------------

                             UPFRONT              ONGOING
          OCCPANCY     ACTUAL REPLACEMENT    ACTUAL REPLACEMENT     UPFRONT           MONTHLY       MONTHLY TAX  MONTHLY INSURANCE
  ID     AS-OF DATE         RESERVES              RESERVES           TI/LC             TI/LC          ESCROW           ESCROW
------------------------------------------------------------------------------------------------------------------------------------
   1           3/5/01               250,000                    -           -                     -       451,636                  -
   2         12/19/00                     -                2,837           -                35,417       105,000                  -
   3           1/8/01                     -                6,250     775,327                41,015        29,367             12,572
   4         11/30/00                     -       4% of revenues           -                     -        60,843       105,530 (LOC)
  4a         11/30/00
------------------------------------------------------------------------------------------------------------------------------------
  4b         11/30/00
  4c         11/30/00
  4d         11/30/00
  4e         11/30/00
  4f         11/30/00
------------------------------------------------------------------------------------------------------------------------------------
  4g         11/30/00
   5          12/8/00                     -                1,305           -                 6,667             -              4,378
   6           2/9/01                     -                2,479           -                     -        11,735                  -
   7         11/13/00               100,000                5,267     500,000                20,834             -                  -
   8         12/15/00                     -                    -           -                 9,027        25,123                  -
------------------------------------------------------------------------------------------------------------------------------------
   9          3/26/01                     -                1,729           -                 8,333        50,605              1,462
  10          9/30/00                     -               10,638           -                     -        14,766              6,404
  11          6/30/00                     -               26,950           -                     -        23,843                  -
  12           1/9/01               270,000                4,155     527,000                23,040        22,566              1,345
  13           1/9/01               677,500                4,955     773,000                24,480        22,211              1,345
------------------------------------------------------------------------------------------------------------------------------------
  14           9/1/00                     -                1,882           -                11,827        30,029              2,465
  15           1/5/01                     -                  854           -                 5,000        11,667                  -
  16          11/1/00                25,000                2,047           -                     -        17,666                  -
  17           1/4/01                 7,176                8,121     970,954                22,190        18,073                  -
  18           1/1/01                 1,968                1,968           -                     -        41,581                  -
------------------------------------------------------------------------------------------------------------------------------------
  19         11/13/00               151,000                8,429           -                     -        14,823              2,704
  20           3/1/01                     -                1,710           -                 2,000         4,076                  -
  21          2/28/01                     -                    -           -                     -        19,622              1,416
  22          11/1/00                 1,203                1,203       3,626                 3,626        10,790                  -
  22a         11/1/00
------------------------------------------------------------------------------------------------------------------------------------
  22b         11/1/00
  22c         11/1/00
  22d         11/1/00
  23          11/1/00                 1,247                1,247       6,250                 6,250        11,498              2,065
  24          12/4/00                     -                2,324           -                 7,095         8,987                758
------------------------------------------------------------------------------------------------------------------------------------
  25         10/17/00                     -                    -     170,283                     -         8,026                612
  26          Various                     -                3,606           -                     -        21,185                  -
  26a         11/2/00
  26b         11/2/00
  26c        11/13/00
------------------------------------------------------------------------------------------------------------------------------------
  26d         11/8/00
  26e         11/8/00
  26f        11/10/00
  27          12/4/00                     -                4,550           -                     -        23,250              3,500
  28         12/18/00                     -                  855     722,837                 5,335         9,132                  -
------------------------------------------------------------------------------------------------------------------------------------
  29          1/12/01                     -                3,585           -                     -        15,710              1,204
  30          8/17/00                     -                  710     247,438                 3,080        18,329              1,383
  31           2/1/01                 1,938                1,938      25,000                 1,667        19,110              1,808
  32         11/15/00                     -                1,060           -     2,660 (Unless LOC)        2,793              1,003
  33           2/1/01                     -                1,576           -                     -         7,279                743
------------------------------------------------------------------------------------------------------------------------------------
  34          9/25/00                     -                4,290           -                     -         6,667              1,853
  35         12/12/00                     -                  825           -                 2,710         9,167                  -
  36           4/4/01                   662                  662       5,360                 5,360         6,146              1,609
  37          9/26/00                     -                1,461           -                     -        11,900              1,031
  38           9/1/00                 1,443                1,443      12,083                12,083        13,794              2,241
------------------------------------------------------------------------------------------------------------------------------------
  39          9/30/00                     -       2% of revenues           -                     -         6,235                650
  40           1/1/01                 1,140                1,140           -                     -        27,618              3,250
  41         11/15/00                     -                1,295           -     2,485 (Unless LOC)        1,997                863
  42           2/6/01                     -                1,270           -                 6,945        16,427                  -
  43          12/1/00                     -                1,440           -                12,995         3,755                  -
------------------------------------------------------------------------------------------------------------------------------------
  44           9/1/00                     -                  625           -                     -         7,875                842
  45          11/3/00                     -                6,310           -                     -         9,585              4,021
  46         10/31/00                     -                  945           -                     -         5,510                  -
  47           1/1/01                     -                1,094           -                 9,168        13,125                551
  48         12/31/00                     -                2,420     141,185                21,325        10,475              5,351
------------------------------------------------------------------------------------------------------------------------------------
  49         10/31/00                     -                  771           -                     -        13,651                166
  50         10/27/00                     -                1,030           -                     -         6,693                812
  51         10/31/00                     -               11,230           -                     -         8,633                542
  52         12/31/00                     -                1,075           -                     -         5,573                653
  53          12/7/00                     -                    -           -                     -             -                  -
------------------------------------------------------------------------------------------------------------------------------------
  54           2/6/01                     -                1,950           -                 8,765        14,312                  -
  55           1/8/01                70,000                  909           -                     -        10,911                429
  56         10/17/00                   923                  923           -                     -         9,798                  -
  57         12/21/00                     -                2,350           -                 5,000        12,063              1,180
  58         10/26/00                   453                  453      20,000                 2,750        16,273                836
------------------------------------------------------------------------------------------------------------------------------------
  59         12/20/00                 2,417                2,417           -                     -        16,719                412
  60          11/1/00                     -                  550     175,000                     -         4,550                917
  61          12/1/00                     -                1,520           -                 4,380        11,209              1,286
  62         12/11/00                     -                1,875           -                 8,565             -                  -
  63           1/3/01                35,000                  627           -                 1,725         7,868                520
------------------------------------------------------------------------------------------------------------------------------------
  64         10/20/00                   775                  775       4,167                 4,167        12,078                487
  65          11/1/00                 1,283                1,283       8,333                 8,333         9,339                825
  66           1/1/01                 1,039                1,039     275,000                     -         6,700              2,000
  67          12/8/00                     -                1,215           -     1,570 (Unless LOC)        4,612                808
  68         11/28/00                     -                2,985           -                     -         6,003              1,851
------------------------------------------------------------------------------------------------------------------------------------
  69         10/31/00                     -                  875           -                     -         7,365                  -
  70           1/3/01                     -                5,335           -                     -        12,024              2,807
  71          11/7/00                     -                  796           -                 3,808         3,290                172
  72         11/10/00                     -                    -           -                     -             -                  -
  73          12/1/00                     -                  696           -                 1,394         4,556                  -
------------------------------------------------------------------------------------------------------------------------------------
  74         10/25/00                     -                  670           -                   965        10,383                933
  75          8/31/00                40,000                  945      10,000                 2,102         4,873                  -
  76           1/5/01                   498                  498           -                 3,458         5,312                549
  77           1/1/01                     -                    -           -                     -             -                  -
  78           1/1/01                     -                2,055           -                     -         1,250              1,679
------------------------------------------------------------------------------------------------------------------------------------
  79         12/12/00                30,000                1,293           -                     -         4,770                979
  80          12/1/00                     -                1,231           -                 3,605         8,514              1,550
  81           3/1/01                   526                  526       1,754                 1,754         6,892                637
  82          12/6/00                     -                  720           -       715 (Unless LOC)            -                474
  83          11/6/00                     -                  741           -                 5,209         3,608                  -
------------------------------------------------------------------------------------------------------------------------------------
  84         11/21/00                     -                  795           -                     -         2,347                  -
  85         11/15/00                     -                  675           -                     -             -                  -
  86           1/9/01                     -                  500           -                 2,485           733                501
  87         11/21/00                     -                1,504           -                     -         2,004                  -
  88         10/30/00                     -                  691           -                     -         4,385                  -
------------------------------------------------------------------------------------------------------------------------------------
  89         11/29/00                     -                  920           -                     -             -                  -
  90         12/19/00                     -                  825           -            2,855 (LOC)        6,802                924
  91           2/8/01                     -                1,938           -                     -        13,183                  -
  92          6/19/00                     -                1,125           -                 2,300         6,109              2,076
  93          12/8/00                     -                    -           -                     -             -                  -
------------------------------------------------------------------------------------------------------------------------------------
  94          1/25/01                     -                1,586           -                 5,360         4,661              1,865
  95          2/16/01                     -                  617           -                 4,000         5,277                546
  96          1/12/01                     -                  813           -                 3,398         2,437                776
  97           4/4/01                     -                  699      22,000                 1,667         5,555                190
  98          1/22/01                     -                  845           -                 3,027         3,575                263
------------------------------------------------------------------------------------------------------------------------------------
  99         11/21/00                     -                  780           -                 3,370         7,103              1,074
  100          1/1/01                     -                  200           -     1,690 (Unless LOC)        1,916                258
  101         11/8/00                85,000                1,117           -                     -         2,068                  -
  102         12/7/00                     -                1,639      10,000                 3,500         3,220                738
  103         11/1/00                     -                1,040           -                 5,955         7,022                437
------------------------------------------------------------------------------------------------------------------------------------
  104        12/11/00                     -                  833           -                     -         1,121                542
  105         11/7/00                40,000                  775      25,000                 5,208         2,857                488
  106          1/1/01                   394                  394     150,000                 1,604         3,611                227
  107        11/29/00                     -                    -           -                     -           507              1,066
  108         11/1/00                     -                  358           -                 2,880         5,547              1,752
------------------------------------------------------------------------------------------------------------------------------------
  109        11/30/00                     -                  370           -                     -         3,628                  -
  110         10/1/00                     -                1,270           -                     -         4,490              1,813
  111        11/14/00                     -                2,591           -                     -         6,681                  -
  112        11/21/00                     -                  880           -                     -         3,971                  -
  113        11/15/00                     -                  490           -       855 (Unless LOC)          756                359
------------------------------------------------------------------------------------------------------------------------------------
  114        12/22/99                     -                    -           -                     -             -                  -
  115         9/29/00                     -                  570           -                     -         5,215                579
  116        12/14/00                     -                1,826           -                     -         3,144                538
  117        12/31/99                10,000               10,000           -                     -        10,446              2,877
  118          4/3/01                     -                1,354      50,000                     -         3,272                  -
------------------------------------------------------------------------------------------------------------------------------------
  119         8/28/00                     -                    -           -                     -             -                  -
  120          2/6/01                     -                1,175           -                     -         5,597                  -
  121        11/16/00                     -                1,122           -                     -             -                  -
  122         5/17/00                     -                  225           -                 1,355         1,454                375
  123         1/17/01                     -                   75           -                     -         1,968                179
------------------------------------------------------------------------------------------------------------------------------------
  124         11/1/00                     -                  675           -                     -         2,981                708
  125         12/1/00                     -                  421           -                 1,983         5,299                581
  126         11/6/00                     -                  720           -                     -         2,967                670
  127        11/10/00                     -                  185           -                     -         2,474                150
  128        12/11/00                     -                    -           -                     -             -                  -
------------------------------------------------------------------------------------------------------------------------------------
  129         12/1/00                     -                  317           -                 2,871         3,655                609
  130          9/1/00                     -                  310           -                 1,550         1,396                292
  131          8/1/00                     -                3,605           -                     -         4,833              1,568
  132         7/11/00                     -                  195      91,936                     -         2,518                475
  133          1/7/01                     -                1,210           -                 4,940         8,182                917
------------------------------------------------------------------------------------------------------------------------------------
  134         1/22/01                     -                  550      35,000                 2,225         2,013                218
  135        11/21/00                     -                  590           -                     -           722                  -
  136         1/24/01                     -                1,805           -                     -         3,212                669
  137        12/11/00                     -                  675           -                 3,765             -                  -
  138         3/24/00                     -                    -           -                     -             -                  -
------------------------------------------------------------------------------------------------------------------------------------
  139         11/2/00                     -                  530           -                 2,715         2,624                425
  140         5/22/00                     -                  490           -                 1,070         1,316                125
  141        11/21/00                     -                  645           -                     -         2,558                  -
  142         1/25/01                     -                  185           -                 1,425         2,615                348
  143         12/8/00                     -                1,175           -                     -         1,193                339
------------------------------------------------------------------------------------------------------------------------------------
  144        11/15/00                     -                  255           -                     -             -                371
  145        10/31/00                     -                1,896           -                     -         3,358                468
  146        10/30/00                     -                    -           -                     -             -                  -
  147         12/4/00                     -                    -           -                     -           922                414
  148         9/25/00                     -                  575           -                     -           915                283
------------------------------------------------------------------------------------------------------------------------------------
  149        11/28/00                     -                  575           -                     -         1,698                783
  150        11/21/00                     -                  680           -                     -         2,126                  -
  151        11/21/00                     -                  685           -                     -           415                  -
------------------------------------------------------------------------------------------------------------------------------------


             UPFRONT     ENVIRONMENTAL
           ENGINEERING      REPORT       ENGINEERING   APPRAISAL
  ID         RESERVE         DATE        REPORT DATE  AS-OF DATE
------------------------------------------------------------------
   1                  -         1/29/01       1/29/01      1/1/01
   2              7,500         1/12/01       1/15/01     1/15/01
   3                  -         7/14/00       7/19/00     7/18/00
   4            167,656         Various       Various     Various
  4a                            8/23/00      10/30/00     8/15/00
------------------------------------------------------------------
  4b                            9/22/00      10/30/00     8/22/00
  4c                            8/22/00      10/30/00     8/14/00
  4d                            8/23/00      10/30/00      8/7/00
  4e                            8/23/00      10/30/00      8/8/00
  4f                            8/24/00      10/19/00      8/2/00
------------------------------------------------------------------
  4g                            8/23/00      10/30/00      8/1/00
   5                  -         1/16/01        1/5/01     1/12/01
   6                  -          6/8/00       9/29/00     9/22/00
   7                  -         12/7/00       12/7/00     12/1/00
   8             15,750          2/9/01       1/26/01     12/7/00
------------------------------------------------------------------
   9            428,125        12/15/00      12/15/00      1/1/01
  10             78,750         11/2/00       12/1/00    10/19/00
  11          3,250,000         8/18/00       8/18/00      3/1/01
  12             30,000         9/20/00       10/4/00      9/6/00
  13             22,500         9/20/00       10/4/00      9/6/00
------------------------------------------------------------------
  14            156,875        10/23/00       10/6/00    10/12/00
  15                  -         1/18/01       1/25/01      2/1/01
  16                  -        10/26/00      10/27/00    10/16/00
  17             77,688         1/10/01       1/11/01    12/27/00
  18              3,438          1/4/01        1/5/01    12/14/00
------------------------------------------------------------------
  19                  -         12/4/00       12/7/00    12/13/00
  20                  -         9/22/00        9/7/00     9/12/00
  21                  -          8/1/00        8/7/00     8/14/00
  22             32,112                                   Various
  22a                           9/25/00       9/24/00      9/9/00
------------------------------------------------------------------
  22b                           9/22/00       9/21/00      9/9/00
  22c                           9/25/00       9/22/00     9/13/00
  22d                           9/25/00       9/21/00     9/13/00
  23                  -        11/28/00      11/28/00    11/16/00
  24             11,219         9/29/00       11/2/00     11/1/00
------------------------------------------------------------------
  25                  -        10/19/00      10/19/00     11/2/00
  26             11,170         Various      11/21/00     Various
  26a                           11/8/00      11/21/00     11/2/00
  26b                          11/14/00      11/21/00     11/2/00
  26c                           11/7/00      11/21/00    11/13/00
------------------------------------------------------------------
  26d                           11/8/00      11/21/00     11/8/00
  26e                           11/8/00      11/21/00     11/8/00
  26f                           11/8/00      11/21/00    11/10/00
  27             19,938        12/14/00      12/19/00     12/4/00
  28                  -          1/9/01        1/8/01      4/1/01
------------------------------------------------------------------
  29                  -         1/24/01       1/29/01     1/17/01
  30                  -        11/22/00      10/20/00     9/18/00
  31                  -          2/1/01       1/31/01     1/25/01
  32                  -         12/7/00      11/30/00     12/1/00
  33                  -          2/8/01       10/6/00     10/2/00
------------------------------------------------------------------
  34             39,125        10/27/00      10/25/00    10/20/00
  35              5,500          1/5/01      12/22/00    12/28/00
  36              4,375         2/23/01      12/21/00    12/13/00
  37                  -         9/27/00       9/27/00     9/26/00
  38             18,438        11/27/00       1/22/01    11/28/00
------------------------------------------------------------------
  39                  -         11/7/00       11/7/00     11/1/00
  40            102,460          2/5/01       7/26/00     1/31/01
  41             14,438         12/6/00      11/29/00    11/25/00
  42              1,125         11/8/00       11/1/00    10/25/00
  43              3,125        12/13/00      12/11/00     12/7/00
------------------------------------------------------------------
  44                  -         11/9/00       11/8/00    11/21/00
  45             21,875        12/12/00      12/14/00     7/17/00
  46                  -         9/24/00      10/26/00     11/1/00
  47             50,175        10/23/00      12/27/00    12/20/00
  48                  -         7/17/00       7/19/00     7/20/00
------------------------------------------------------------------
  49                  -         11/7/00       11/1/00     8/20/00
  50                  -         9/27/00       9/27/00     9/27/00
  51                  -        10/18/00      10/18/00    10/16/00
  52                  -         5/10/00       5/11/00      5/5/00
  53                  -         2/22/01      12/19/00     12/7/00
------------------------------------------------------------------
  54             50,938         11/8/00       11/1/00    10/25/00
  55                  -         12/4/00       12/7/00    11/22/00
  56                  -         11/8/00      10/23/00     10/4/00
  57              2,625        12/27/00      12/21/00    12/21/00
  58                  -         11/8/00       11/6/00    10/31/00
------------------------------------------------------------------
  59              3,746         1/25/01        1/3/01     12/7/00
  60                  -        11/29/00      11/22/00      1/1/01
  61            101,581        11/21/00      11/28/00    11/27/00
  62                  -         11/8/00       11/1/00    10/25/00
  63              3,250         12/6/00      11/22/00     11/9/00
------------------------------------------------------------------
  64                  -        12/11/00      12/12/00    11/22/00
  65             28,750         11/7/00       11/6/00    10/30/00
  66             23,055         9/23/00       7/26/00     1/31/01
  67                  -         12/5/00      11/30/00    11/26/00
  68            178,125        12/14/00      12/14/00     12/5/00
------------------------------------------------------------------
  69                  -         12/4/00       12/4/00    11/20/00
  70              4,688        12/20/00       1/18/01    12/20/00
  71                  -         12/5/00       12/6/00    12/26/00
  72                  -         11/9/00      10/30/00    11/10/00
  73              2,656        11/16/00       11/6/00     11/1/00
------------------------------------------------------------------
  74             43,375        10/20/00       9/27/00     9/26/00
  75             19,235         11/8/00       11/6/00    10/25/00
  76              3,125         7/11/00       7/18/00     8/31/00
  77                  -        10/20/00       12/6/00      1/1/01
  78                875         10/3/00       9/25/00     9/25/00
------------------------------------------------------------------
  79             38,656        12/14/00      12/16/00     12/8/00
  80             91,688          1/3/01       12/8/00    12/15/00
  81                  -        10/18/00      10/17/00      2/1/01
  82                  -         12/5/00      11/30/00    11/21/00
  83              6,673        11/20/00      11/20/00     12/4/00
------------------------------------------------------------------
  84             14,016          1/3/01       12/4/00    11/30/00
  85                  -         12/6/00      11/30/00     12/1/00
  86                  -          1/9/01        1/8/01      1/4/01
  87             67,188          1/3/01       12/4/00     12/1/00
  88             37,100         12/1/00        3/8/01     12/4/00
------------------------------------------------------------------
  89                  -         11/2/00      10/31/00    10/24/00
  90                  -          9/1/00        9/1/00    10/25/00
  91                  -         1/23/01       1/23/01      1/5/01
  92            147,475         7/21/00       7/21/00     7/18/00
  93                  -        12/19/00      12/19/00     12/8/00
------------------------------------------------------------------
  94             33,250         9/15/00       9/15/00      9/7/00
  95                  -        12/14/00      12/14/00     12/1/00
  96             15,313         1/19/01       1/19/01     1/11/01
  97             14,188         2/21/01       1/17/01     2/19/01
  98                  -         1/12/01        1/3/01      1/9/01
------------------------------------------------------------------
  99                  -         12/6/00      10/24/00     11/8/00
  100                 -         9/11/00       9/11/00     9/20/00
  101                 -        12/14/00      12/14/00     12/4/00
  102            97,248        12/15/00      12/15/00     11/8/00
  103            77,994        10/23/00      12/22/00    10/20/00
------------------------------------------------------------------
  104                 -         12/4/00      11/29/00    11/14/00
  105            20,000        11/28/00       12/1/00    11/20/00
  106                 -        12/27/00      12/20/00     11/9/00
  107                 -         12/6/00       12/6/00    11/20/00
  108             1,875         9/19/00       9/19/00     9/27/00
------------------------------------------------------------------
  109             3,438         12/7/00       12/6/00     12/1/00
  110                 -        10/26/00      10/24/00    10/17/00
  111                 -         9/27/00       9/27/00     9/27/00
  112             1,875          1/3/01       12/4/00    11/28/00
  113             3,125         12/6/00      11/30/00    11/27/00
------------------------------------------------------------------
  114                 -        10/13/00      10/16/00    10/18/00
  115             3,375         10/2/00       10/4/00    10/27/00
  116                 -          1/9/01      11/10/00    11/10/00
  117            36,750         9/12/00       7/14/00      7/7/00
  118            58,354          1/4/01        1/8/01     1/16/01
------------------------------------------------------------------
  119                 -          9/7/00       8/28/00     8/28/00
  120                 -         1/23/01       1/23/01      1/5/01
  121                 -        10/13/00      10/17/00     9/29/00
  122             2,938          8/3/00        8/9/00     8/30/00
  123                 -        10/30/00      10/30/00     4/18/01
------------------------------------------------------------------
  124            41,906        11/29/00      11/21/00    11/22/00
  125                 -        11/16/00      11/16/00     11/5/00
  126                 -         11/8/00       11/8/00     11/8/00
  127                 -         12/7/00      12/13/00    11/10/00
  128                 -          1/2/01      12/27/00    12/19/00
------------------------------------------------------------------
  129           102,888         11/1/00       3/12/01      1/2/01
  130                 -         9/18/00       9/18/00     9/14/00
  131            33,750          8/1/00       7/31/00      8/4/00
  132                 -         7/10/00        7/7/00     9/15/00
  133            17,438          3/2/00        3/2/00     2/28/00
------------------------------------------------------------------
  134                 -         1/12/01        1/3/01      1/9/01
  135                 -          1/3/01       12/4/00     12/1/00
  136             8,479        12/26/00      12/27/00    12/19/00
  137            16,781         11/8/00       11/1/00    10/25/00
  138                 -         3/28/00       3/27/00     3/24/00
------------------------------------------------------------------
  139            52,705         9/12/00       9/21/00      9/5/00
  140                 -         9/27/00       9/28/00      6/5/00
  141            46,000          1/3/01       12/4/00    11/27/00
  142             8,469        12/15/00      12/20/00     1/30/01
  143             6,250        11/17/00      11/14/00    11/17/00
------------------------------------------------------------------
  144             3,125         12/7/00      11/30/00    11/25/00
  145            73,454         11/7/00       1/12/01     11/3/00
  146                 -        10/16/00      10/16/00     9/26/00
  147             4,563        11/30/00      11/27/00     12/4/00
  148             3,000         9/19/00       9/20/00     9/19/00
------------------------------------------------------------------
  149                 -            None      11/15/00     11/8/00
  150               625          1/3/01       12/4/00    11/27/00
  151            39,375          1/3/01       12/4/00    11/30/00
------------------------------------------------------------------


  ID                                                  SPONSOR
-----------------------------------------------------------------------------------------------------------------------------------
   1       George Karfunkel, Michael Karfunkel
   2       Edmund J. Fusco, Sr.
   3       Goodwin Gaw
   4       Equity Inns, Inc.
  4a
-----------------------------------------------------------------------------------------------------------------------------------
  4b
  4c
  4d
  4e
  4f
-----------------------------------------------------------------------------------------------------------------------------------
  4g
   5       Stephen P. Hayman, Alan J. Hayman, Neal Higgins Walters, The Hayman Company
   6       Michael H. Podell Trust, Catherine H. Podell Trust
   7       W.P. Carey & Co. LLC
   8       Sunset Ridge Development, DNS Trust, Wagner Family Trust
-----------------------------------------------------------------------------------------------------------------------------------
   9       Rodney M. Propp, Joseph Tahl
  10       Reckson Associates Realty
  11       Schaedle Worthington Hyde Hotel, LLC, Schaedle Worthington Hyde Properties, LLP, The Atlantic Hotel Group, LLC
  12       Jordan E. Slone, Herbert K. Bangel
  13       Jordan E. Slone, Herbert K. Bangel
-----------------------------------------------------------------------------------------------------------------------------------
  14       Andrew Czekaj
  15       The Sembler Company
  16       Milton Bilak
  17       Peridot, LLC, Peridot Investors LP, Barry Malkin, Norm Geller, Michael Elrad, Craig Caffarelli
  18       Andrew Mainardi III, Stephen Mainardi
-----------------------------------------------------------------------------------------------------------------------------------
  19       Jupiter Realty Corp.
  20       Hal Lamb, Julian Betts
  21       Lexington Acquiport Company, LLC
  22       Ingles Markets, Inc.
  22a
-----------------------------------------------------------------------------------------------------------------------------------
  22b
  22c
  22d
  23       Anthony Tambone, Antonio Tambone, Alma Tambone
  24       Mark J. Weinstein, Brian Fagan
-----------------------------------------------------------------------------------------------------------------------------------
  25       Donald Morton
  26       Stephen L. Clark, Orlin E. Ard Jr., James E. Harris, Jr.
  26a
  26b
  26c
-----------------------------------------------------------------------------------------------------------------------------------
  26d
  26e
  26f
  27       Reckson Associates Realty
  28       Milton V. Peterson, The Peterson Family Trust
-----------------------------------------------------------------------------------------------------------------------------------
  29       The Alexander Partnership, MVA-GP Limited Partnership, Urban Fund Limited-1973, SP Investments II, LLC
  30       Edgar Abelite, Kenneth R. Connors
  31       Bayard, Inc., Mitchell Robbins
  32       Bean Realty, Thomas E. Newton, William A. Oldacre, Jr.
  33       Maximo Haddad
-----------------------------------------------------------------------------------------------------------------------------------
  34       Daniel J. Miles, GMD Investments, LLC
  35       Robert V. Hughes, Thomas Phillip Hughes
  36       Jim Mair
  37       Danilo A. Sanchez, Monette A. Sanchez, Roy Arcenas, Virginia Arcenas
  38       George Allen, Jimmy Aviram
-----------------------------------------------------------------------------------------------------------------------------------
  39       Kentwood, LLC, Ayres Family LP
  40       Brian McElwee, Richard Ireland
  41       Thomas E. Newton, William A. Oldacre, Jr., Mark McDonald
  42       South Central Nursing Homes, Inc.
  43       Jonathan F. P. Rose, Maidad Rabina
-----------------------------------------------------------------------------------------------------------------------------------
  44       William Bromiley, Dennis Geiler
  45       Philip Cascavilla, Robert B. Acree
  46       Thomas Tatum, Jeffrey Kaplan, Donna Kaplan
  47       Reckson Associates Realty
  48       Goodwin Gaw
-----------------------------------------------------------------------------------------------------------------------------------
  49       CIN Preston Valley View GP, LLC
  50       Danilo A. Sanchez, Monette A. Sanchez, Roy Arcenas, Virginia Arcenas
  51       Bradford Honigfeld
  52       Stephen J. Garchick, David W. Evans
  53       Robert Rosen, Florence Rosen, David Rosen
-----------------------------------------------------------------------------------------------------------------------------------
  54       South Central Nursing Homes, Inc.
  55       Gurmale Grewal
  56       Edward Blumenfeld, David Blumental
  57       Robert Winslow, E. Kim Evans
  58       Evan Williams, David Williams
-----------------------------------------------------------------------------------------------------------------------------------
  59       Frank Lalezarian, Paul Maroof
  60       RHEC Associates LTD., Weston Road II, O.S. Trust, Barry G. Ross
  61       Steven Fischer, Mark Zand
  62       South Central Nursing Homes Properties, Inc.
  63       Tom Stilp, Joseph Messer
-----------------------------------------------------------------------------------------------------------------------------------
  64       John Power, Roger Altrueter
  65       Dominican Equity Corp., T.M. Mian, Marty Mian
  66       Brian McElwee, Richard Ireland
  67       Bean Realty, Thomas E. Newton, William A. Oldacre, Jr.
  68       Jordan E. Slone, Herbert K. Bangel, Jeffrey Kramer
-----------------------------------------------------------------------------------------------------------------------------------
  69       Gurmale Grewal, Lushman Grewal, Tahil Grewal, Jeat Grewal
  70       Anwar Kajani, Lidtas Management Group
  71       Edward St. John
  72       Glenn W. Miller
  73       Robert Y. Shasha
-----------------------------------------------------------------------------------------------------------------------------------
  74       John C. Tatum, Jr.
  75       Richard S. Cohen
  76       Cabot J. Jaffee, Jr., Michael D. Fess, Michael D. Calhoun
  77       Larry John, Rick Cheney, Richard Chun
  78       Larry L. Johnson, William D. Mounger
-----------------------------------------------------------------------------------------------------------------------------------
  79       Allen L. Boerner, Theodore G. Habing
  80       Pierre Martin, Jean Francis Roy
  81       Mikar LP, Iris Drazen, Kathie Welch
  82       Thomas E. Newton, William A. Oldacre, Jr., Mark McDonald
  83       Edward St. John
-----------------------------------------------------------------------------------------------------------------------------------
  84       Joe Wolf
  85       Bean Realty, Thomas E. Newton, William A. Oldacre, Jr.
  86       Michael Zimmerman, Alan Levin
  87       Joe Wolf
  88       Michael Flesh, Robert Flesh
-----------------------------------------------------------------------------------------------------------------------------------
  89       Marion LLC, Various "Class A Members"
  90       Horne Properties, Inc., Douglas A. Horne
  91       Anthony DiMarzo
  92       Sol Heifetz
  93       Luis A. Belmonte, Thomas J. Rocca
-----------------------------------------------------------------------------------------------------------------------------------
  94       David A. Norwitt, Sandra Norwitt
  95       Paul Bershin
  96       Jordan E. Slone, Chuck Patty, LeFam Co. LP, MCLB Partnership
  97       View Pointe Investors, LLC, VPD, LLC, East Hill Developers
  98       Howard R. Sykes, Jr., C. Burton Cutright, Eric G. Olson
-----------------------------------------------------------------------------------------------------------------------------------
  99       Michael Lan S. Tran
  100      Thomas R. Rossi
  101      Edward St. John
  102      Stephen Zotovich, Bruce Ibbetson, Michael Meyer
  103      Reckson Associates Realty
-----------------------------------------------------------------------------------------------------------------------------------
  104      Brock Vinton, Jeffrey Lang, David Grayson, John Brown
  105      John Hardy Jones, Marjorie W. Knight
  106      Audubon GM LLC, Marvin Lang
  107      Paul Breckinridge Jones, John Hoagland, John Rulketter
  108      Conrad Baker
-----------------------------------------------------------------------------------------------------------------------------------
  109      Michael Flesh, Robert Flesh
  110      J.P. Knight, Sr., J.P. Knight, Jr., Gary S. Knight, Christopher S. Knight
  111      Elliott Phillips
  112      Joe Wolf
  113      Thomas E. Newton, William A. Oldacre, Jr., Mark McDonald
-----------------------------------------------------------------------------------------------------------------------------------
  114      David J. Lisa, John J. McKenna III
  115      Horne Properties, Inc., Douglas A. Horne, Robert S. Talbott
  116      Donald Hunt
  117      Schecter Gateway Ltd, Aaron Schecter, Jerry Miller
  118      Steve Rothstein, Robert S. Wilensky, William S. Harvin, Howard E. Bowen
-----------------------------------------------------------------------------------------------------------------------------------
  119      Gottlieb Family Trust, Milton Gottlieb
  120      Anthony DiMarzo
  121      Elbridge Johnson, Ernest Saunders
  122      Jocelyne Abrar, Abrar Family, LLC
  123      H. Roger Boyer, Kem C. Gardner
-----------------------------------------------------------------------------------------------------------------------------------
  124      George Branton, Adam McGavin, Jr.
  125      Hong T. Nguyen
  126      Art Fleming
  127      Martin Shore, Marc Makebakken
  128      Gregory Bostivales, Harry Bostivales
-----------------------------------------------------------------------------------------------------------------------------------
  129      Timothy J. Brasel
  130      Marcus Phillips, Meer 97, LLC, Y2K Resources, Inc., Donald Jackson
  131      Ronald D. Bettencourt, John P. Casper
  132      James E. Strode, M. Adam Richey
  133      Paul D. Agarwal
-----------------------------------------------------------------------------------------------------------------------------------
  134      C. Burton Curtright, Eric G. Olson
  135      Joe Wolf
  136      WPL Investments, LLC, Howard Liebreich, Wendy Liebreich, Leslie Liebreich
  137      South Central Nursing Homes Properties, Inc.
  138      Gottlieb Family Trust, Milton Gottlieb
-----------------------------------------------------------------------------------------------------------------------------------
  139      James P. Breen
  140      Enayat Taban
  141      Joe Wolf
  142      John Hooten
  143      Dona K. Christensen, Nels T. Christensen
-----------------------------------------------------------------------------------------------------------------------------------
  144      Thomas E. Newton, William A. Oldacre, Jr., Mark McDonald
  145      First Pegasus Properties, L.L.C., James R. Federer, Richard L. Federer
  146      David J. Lisa
  147      Ruben C. Shohet
  148      Thomas Norton
-----------------------------------------------------------------------------------------------------------------------------------
  149      W. Eugene Wilcox, Sharon Wilcox
  150      Joe Wolf
  151      Joe Wolf
-----------------------------------------------------------------------------------------------------------------------------------


(1) MGT - Morgan Guaranty Trust Company of New York, GECC - General Electric Capital Corporation, BSFI - Bear, Stearns Funding, Inc.

(2)  Denotes Shadow Anchored Retail Properties

(3) Monthly Debt Service Payments for loans with interest only periods are shown after the expiration of the Interest-Only Period.

(4)  One loan secured by multiple properties

(5) The Self Storage Plus loan Original Balance and First Payment Date were $5,844,000 and 8/1/00, respectively. An additional funding of $786,000 was made in March 2001, at which time the Mortgage Rate and the Monthly Debt Service were amended to the values shown above. The Original Balance and First Payment Date shown above are subsequent to the additional funding.

(6) The Roswell Corners Shopping Center loan Mortgage Rate was 7.9900% at the time of closing (12/8/00). Upon meeting a debt service test following the anticipated additional lease up at the property, the Mortgage Rate was reduced to 7.8900% the Monthly Debt Service was then modified to the value shown above to reamortize this fully amortizing loan.

(7) The Dal-Park Garage loan Original Balance and First Payment Date were $5,200,000 and 2/1/01, respectively. Following a permitted additional principal paydown of $200,000 in April, 2001, the Monthly Debt Service was reduced to the value shown above to reamortize the loan over its remaining amortization term. The Original Balance and First Payment Date shown above are subsequent to the additional principal paydown.

                                     ANNEX B

                                    NEW ISSUE
                                   TERM SHEET

  ANY INVESTMENT DECISION WTH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU
          BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS
           SUPPLEMENT AND PROSPECTUS RELATING TO THE SECURITIES. THE
                           INFORMATION HEREIN WILL BE
      SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL
     PROSPECTUS SUPPLEMENT AND PROSPECTUS. THE INFORMATION CONTAINED HEREIN
          SUPERSEDES THE INFORMATION IN ALL PRIOR TERM SHEETS, IF ANY.

                         ------------------------------

                                  $984,980,000

                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 2001-1

                         ------------------------------

              GE CAPITAL COMMERCIAL MORTGAGE CORPORATION--DEPOSITOR
                 GE CAPITAL LOAN SERVICES, INC.--MASTER SERVICER
                  MIDLAND LOAN SERVICES, INC.--SPECIAL SERVICER

           GENERAL ELECTRIC CAPITAL CORPORATION--MORTGAGE LOAN SELLER
         MORGAN GUARANTY TRUST COMPANY OF NEW YORK--MORTGAGE LOAN SELLER
               BEAR, STEARNS FUNDING, INC. --MORTGAGE LOAN SELLER

                         ------------------------------

                        FOR FURTHER INFORMATION CONTACT:

                                    JPMORGAN

       Brian Baker                 Glenn Riis                 Andy Taylor
     (212) 648-1413             (212) 834-3813              (212) 834-3813




JPMORGAN                                                BEAR, STEARNS & CO. INC.
Book Running Manager

DEUTSCHE BANC ALEX. BROWN                              SALOMON SMITH BARNEY INC.

The analyses in this report are based upon information provided by General Electric Capital Corporation, Morgan Guaranty Trust Company of New York and Bear, Stearns Funding, Inc. (the "Sellers"). JPMorgan, a division of Chase Securities Inc. ("Chase Securities"), Bear, Stearns & Co. Inc., Deutsche Banc Alex. Brown, and Salomon Smith Barney Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable final Prospectus and Prospectus Supplement and any other information subsequently filed with the Securities and Exchange Commission. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the final Prospectus Supplement and Prospectus relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

                                   APRIL 2001
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                              SUMMARY OF CERTIFICATES

--------------------------------------------------------------------------------------------------------------------------
           INITIAL CLASS                       PASS-         ASSUMED    INITIAL      WEIGHTED                  PRINCIPAL
            CERTIFICATE                       THROUGH         FINAL     PASS-THROUGH  AVERAGE     EXPECTED        OR
             BALANCE OR     APPROXIMATE        RATE        DISTRIBUTION RATE           LIFE        RATINGS     NOTIONAL
CLASS         NOTIONAL        CREDIT        DESCRIPTION     DATE (5)    (APPROX.)   (YEARS) (6)   (MOODY'S     PRINCIPAL
             AMOUNT (1)       SUPPORT                                                              /FITCH)    WINDOW (6)
--------------------------------------------------------------------------------------------------------------------------
   A-1      $171,865,000      22.500%          Fixed          10/10      6.0790%       5.67        Aaa/AAA    6/01-10/10
   A-2      $703,045,000      22.500%          Fixed          3/11       6.5310%       9.74        Aaa/AAA    10/10-3/11
    B       $45,157,000       18.500%          Fixed          3/11       6.7190%       9.87        Aa2/AA      3/11-3/11
    C       $49,390,000       14.125%        Fixed (3)        4/11       6.9710%       9.95         A2/A       3/11-4/11
    D       $15,523,000       12.750%        Fixed (3)        4/11       7.1080%       9.95         A3/A-      4/11-4/11
   X-1     $1,128,916,742       N/A      Variable I/O (2)      N/A       0.8115%        N/A       Baa1/BBB+       N/A
   X-2      $662,592,000        N/A      Variable I/O (2)      N/A       0.9536%        N/A       Baa2/BBB        N/A
    E       $15,522,000       11.375%        Fixed (3)         N/A       6.6570%        N/A       Baa3/BBB-       N/A
    F       $15,523,000       10.000%        Fixed (3)         N/A       6.7230%        N/A        Ba1/BB+        N/A
    G       $14,112,000       8.750%         Fixed (3)         N/A       7.0350%        N/A        Ba2/BB         N/A
    H       $25,400,000       6.500%         Fixed (3)         N/A       6.2070%        N/A        Ba3/BB-        N/A
    I       $18,345,000       4.875%         Fixed (3)         N/A       6.2070%        N/A         B1/NA         N/A
    J        $9,878,000       4.000%         Fixed (3)         N/A       6.2070%        N/A         B2/NA         N/A
    K        $9,878,000       3.125%         Fixed (3)         N/A       6.2070%        N/A         B3/NA         N/A
    L       $14,112,000       1.875%         Fixed (3)         N/A       6.2070%        N/A         NA/NA         N/A
    M        $4,233,000       1.500%         Fixed (3)         N/A       6.2070%        N/A         NA/NA         N/A
    N       $16,933,742       0.000%         Fixed (3)         N/A       6.2070%        N/A         NA/NA         N/A
--------------------------------------------------------------------------------------------------------------------------


(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The aggregate of the pass-through rates on the Class X-1 and Class X-2 certificates (the "Class X Certificates") will be equal to the excess, if any, of (1) the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted, if necessary, to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months), over (2) the weighted average of the pass-through rates of the other certificates (other than the residual certificates and the Class S certificates) as described in the prospectus supplement.

(3) For any distribution date, if the weighted average of the net interest rates on the mortgage loans determined without regard to any reductions in the interest rate resulting from modification of the mortgage loans (in each case converted to a rate expressed on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for the Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average net mortgage interest rate.

(4) The assumed final distribution dates set forth have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in the prospectus supplement. The rated final distribution date for each class of certificates is May 15, 2033. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in the prospectus supplement.

(5) The weighted average life and period during which distributions of principal would be received (or applied in the case of the notional amount of Class X certificates) set forth in the foregoing table with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in the prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated prepayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans. The weighted average life has been rounded to the second decimal place.

The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class M and Class N certificates are not offered by the prospectus supplement. The Class S, Class R and Class LR certificates are not offered by the prospectus supplement or represented in this table.

--------------------------------------------------------------------------------

COLLATERAL OVERVIEW:
--------------------
Aggregate Principal Balance:                            $1,128,916,743
Number of Mortgage Loans:                                          151
Number of Mortgaged Properties:                                    165
Average Principal Balance:                                  $7,476,270
Weighted Average Current Mortgage Rate:                          7.65%
Weighted Average Underwritten DSCR:                              1.41x
Weighted Average Cut-off Date LTV:                                 70%
Weighted Average Original Term to Maturity (months):              121
Weighted Average Remaining Term to Maturity (months):             118
Weighted Average Original Amortization Term (months):             346
Balloon Loans as a % of Total:                                  86.15%
APD Loans as a % of Total:                                      12.41%
Fully Amortizing Loans as a % of Total:                          1.43%
Ten Largest Loans as a % of Total:                              28.46%





                                 AGGREGATE                LOAN
  TEN LARGEST LOAN SUMMARY     CUT-OFF DATE    % OF IPB   PER        CUT-OFF    DSCR    PROPERTY
                                  BALANCE                 SF/UNIT      LTV                 TYPE
---------------------------------------------------------------------------------------------------
59 Maiden Lane (Aaa/AA)          $49,959,015     4.43%      $48.18     24.98%    2.75x  Office
Long Wharf Maritime Center I      37,448,914      3.32      $90.09      68.09    1.31x  Office
Synergy Business Park I and
II Loans                          35,264,956      3.12      $61.44      70.69    1.23x  Office
818 West Seventh Street           33,755,090      2.99      $89.44      62.51    1.61x  Office
Ell Portfolio II (Baa1/BBB-)      32,891,735      2.91     $38,291      56.42    2.11x  Hotel
Shoppes at Dadeland               28,978,305      2.57     $275.51      80.50    1.23X  Retail
Pescadero Apartments              28,963,183      2.57    $170,372      64.36    1.39X  Multifamily
Information Resources             25,882,222      2.29     $102.71      61.62    1.50x  Office
Civic Executive Center            25,115,568      2.22     $150.29      69.77    1.25x  Office
510 Fifth Avenue                  22,981,698      2.04     $375.77      78.44    1.33x  Office
Total/Weighted Average          $321,240,685    28.46%                 61.02%    1.65X
---------------------------------------------------------------------------------------------------


       STATE          NUMBER OF MORTGAGED    AGGREGATE CUT-OFF DATE       % OF INITIAL POOL
                           PROPERTIES                BALANCE                   BALANCE
------------------------------------------------------------------------------------------------
California                     27               $228,434,423                       20.23%
Florida                        16                105,401,300                         9.34
New York                       5                  85,477,735                         7.57
Texas                          19                 84,000,399                         7.44
Georgia                        9                  71,096,388                         6.30
Other States                   89                554,506,498                        49.12
Total                         165             $1,128,916,743                      100.00%
------------------------------------------------------------------------------------------------


KEY CHARACTERISTICS:
--------------------

Lead Manager:            JPMorgan (book and co-lead); Bear, Stearns & Co. Inc.
                         (co-lead)

Master Servicer:         GE Capital Loan Services, Inc.

Special Servicer:        Midland Loan Services, Inc.

Trustee:                 LaSalle Bank National Association

Mortgage Loan Sellers:   General Electric Capital Corporation (59.14%)
                         Morgan  Guaranty  Trust  Company of New York (29.90%)
                         Bear, Stearns Funding, Inc. (10.96%)


Closing:                 On or about May 2, 2001

Cut-off Date:            May 11, 2001

Distribution Date:       15th day of each month or following business day

ERISA Eligible:          All offered certificates are expected to be ERISA
                         eligible

SMMEA Eligible:          No classes are eligible

Structure:               Sequential Pay

Day Count:               30/360, payable monthly

Tax Treatment:           REMIC

Rated Final              May 15, 2033

Distribution Date:

Minimum Denominations:   $10,000 initial principal amount for the publicly
                         offered certificates. Each certificate will be offered in multiples of $1 in excess of the minimum denomination.

Delivery:                DTC, Clearstream Banking, Euroclear




                                           NUMBER OF    AGGREGATE CUT-OFF
         PREPAYMENT PROVISIONS             MORTGAGE            DATE          % OF INITIAL
                                             LOANS           BALANCE         POOL BALANCE
-------------------------------------------------------------------------------------------
Lockout period followed by defeasance         149           $1,120,184,132          99.23%
Lockout period followed by yield maintenance    1                 6,082,610            0.54
Lockout period followed by penalty charge       1                 2,650,000            0.23
Total                                         151           $1,128,916,743         100.00%
-------------------------------------------------------------------------------------------





                                 NUMBER OF         AGGREGATE CUT-OFF
    PROPERTY TYPE (1)            MORTGAGED                DATE            % OF INITIAL POOL
                                PROPERTIES              BALANCE                BALANCE
----------------------------------------------------------------------------------------------
Office                              45                     $468,452,021                41.50%
Retail                              50                      303,231,403                 26.86
Multifamily                         22                      158,336,661                 14.03
Hotel                               11                       68,991,747                  6.11
Self-Storage                        16                       55,261,300                  4.90
Manufactured Housing                12                       39,172,524                  3.47
Industrial                           8                       30,485,707                  2.70
Parking Garage                       1                        4,985,379                  0.44
Total                               165                  $1,128,916,743               100.00%
----------------------------------------------------------------------------------------------

JPMORGAN                                                BEAR, STEARNS & CO. INC.
Book Running Manager

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                              COLLATERAL STATISTICS


            RANGE OF DSCR                NUMBER OF MORTGAGE         AGGREGATE CUT-OFF          % OF INITIAL POOL
                                         LOANS/PROPERTIES            DATE BALANCE                   BALANCE
----------------------------------------------------------------------------------------------------------------------
  1.143x to 1.209x                               7/7                        $60,195,285              5.33%
  1.210x to 1.239x                              24/24                        139,651,831            12.37
  1.240x to 1.259x                              23/23                       161,487,377             14.30
  1.260x to 1.299x                              23/28                       161,749,423             14.33
  1.300x to 1.359x                              36/39                       257,602,152             22.82
  1.360x to 1.489x                              26/26                       148,663,760             13.17
  1.490x to 2.750x                              12/18                       199,566,915             17.68
  Total                                        151/165                   $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------


         RANGE OF LTV RATIOS              NUMBER OF MORTGAGE        AGGREGATE CUT-OFF          % OF INITIAL POOL
                                          LOANS/PROPERTIES            DATE BALANCE                  BALANCE
----------------------------------------------------------------------------------------------------------------------
  24.980% - 59.999%                            10/16                       $117,707,697             10.43%
  60.000% - 64.999%                            13/13                        145,777,210             12.91
  65.000% - 68.999%                            14/14                        122,138,261              9.93
  69.000% - 72.999%                            26/34                        223,681,794             19.81
  73.000% - 76.999%                            36/36                        177,998,224             15.77
  77.000% - 79.999%                            45/45                        283,677,799             25.13
  80.000% - 81.699%                             7/7                          67,935,756              6.02
  Total                                       151/165                    $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------


         RANGE OF PRINCIPAL               NUMBER OF MORTGAGE        AGGREGATE CUT-OFF          % OF INITIAL POOL
        CUT-OFF DATE BALANCES             LOANS/PROPERTIES            DATE BALANCE                  BALANCE
----------------------------------------------------------------------------------------------------------------------
  $925,000 - 2,000,000                         16/16                        $25,093,607              2.22%
  2,000,001 - 4,000,000                        46/46                        135,675,283             12.02
  4,000,001 - 7,000,000                        41/41                        220,228,945             19.51
  7,000,001 - 12,000,000                       24/29                        224,679,908             19.90
  12,000,001 - 20,000,000                      14/17                        215,169,677             19.06
  20,000,001 - 30,000,000                       6/6                         154,014,570             13.64
  30,000,001 - 50,000,000                       4/10                        154,054,754             13.65
  Total                                        151/165                   $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------


     YEAR OF SCHEDULED MATURITY           NUMBER OF MORTGAGE        AGGREGATE CUT-OFF          % OF INITIAL POOL
    ANTICIPATED REPAYMENT DATE            LOANS/PROPERTIES            DATE BALANCE                  BALANCE
----------------------------------------------------------------------------------------------------------------------
  2005                                           1/1                         $6,878,359              0.61%
  2006                                           2/2                         15,860,517              1.40
  2010                                          22/31                       203,432,041             18.02
  2011                                         123/128                      880,479,136             77.99
  2016                                           1/1                          6,082,610              0.54
  2020                                           1/1                          2,479,440              0.22
  2021                                           1/1                         13,704,640              1.21
  Total                                        151/165                   $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------


       RANGE OF MORTGAGE RATES            NUMBER OF MORTGAGE        AGGREGATE CUT-OFF          % OF INITIAL POOL
                                          LOANS/PROPERTIES            DATE BALANCE                  BALANCE
----------------------------------------------------------------------------------------------------------------------
  7.000% to 7.299%                              7/7                        $165,895,393             14.70%
  7.300% to 7.499%                             24/24                        186,337,119             16.51
  7.500% to 7.699%                             48/48                        326,640,470             28.93
  7.700% to 7.999%                             40/45                        234,644,353             20.78
  8.000% to 8.299%                             23/32                        153,114,680             13.56
  8.300% to 8.599%                              6/6                          35,092,167              3.11
  8.600% to 8.850%                              3/3                          27,192,562              2.41
  Total                                       151/165                    $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------

         AMORTIZATION TYPES            NUMBER OF MORTGAGE LOANS     AGGREGATE CUT-OFF          % OF INITIAL POOL
                                                                      DATE BALANCE                  BALANCE
----------------------------------------------------------------------------------------------------------------------
  Balloon Loans                                  134                       $972,581,014             86.15%
  APD Loans                                       15                        140,151,649             12.41
  Fully Amortizing Loans                          2                          16,184,080              1.43
  Total                                          151                     $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------


  BASIS FOR ACCRUAL OF INTEREST               NUMBER OF             AGGREGATE CUT-OFF          % OF INITIAL POOL
                                            MORTGAGE LOANS            DATE BALANCE                  BALANCE
----------------------------------------------------------------------------------------------------------------------
  Actual/360                                     150                     $1,115,212,103             98.79%
  30/360                                          1                          13,704,640              1.21
  Total                                          151                     $1,128,916,743            100.00%
----------------------------------------------------------------------------------------------------------------------

                                  Page 3 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                SUMMARY OF ISSUE

ISSUE TYPE:                         Sequential pay multi-class commercial
                                    mortgage REMIC

OFFERED SECURITIES:                 Classes A-1, A-2, B, C, and D

COLLATERAL:                         Approximately $1,128,916,743 pool of 151
                                    fixed-rate commercial, multifamily and
                                    manufactured housing community mortgage
                                    loans

LOAN SELLERS:                       General Electric Capital Corporation, Morgan
                                    Guaranty Trust Company of New York and Bear,
                                    Stearns Funding, Inc.

DEPOSITOR:                          GE Capital Commercial Mortgage Corporation

UNDERWRITERS:                       Lead Managers- JPMorgan (Book Runner); Bear,
                                    Stearns & Co. Inc. Co-Managers- Deutsche Ban
                                    Alex. Brown; Salomon Smith Barney Inc.

MASTER SERVICER:                    GE Capital Loan Services, Inc.

PRIMARY SERVICER:                   GE Capital Loan Services, Inc.

SPECIAL SERVICER:                   Midland Loan Services, Inc.

TRUSTEE:                            LaSalle Bank National Association

PAYING AGENT:                       The Chase Manhattan Bank

RATING AGENCIES:                    Moody's and Fitch

CUT-OFF DATE:                       May 11, 2001

CLOSING DATE:                       On or about May 2, 2001

DISTRIBUTION DATE:                  The 15th day of the month or, if that day is
                                    not a business day, the next business day, beginning in June 2001.

DETERMINATION DATE:                 The earlier of (i) the 11th day of the month
                                    in which the related distribution date
                                    occurs, or if such 11th day is not a
                                    business day then the immediately preceding business day and (ii) the 4th business day prior to the related distribution date.

DENOMINATIONS:                      The offered certificates will be offered in
                                    minimum denominations of $10,000 initial principal amount.

ERISA CONSIDERATIONS:               All offered certificates are expected to be
                                    ERISA eligible

SMMEA ELIGIBILITY:                  No certificates are eligible.

CERTIFICATE REGISTRATION:           Certificate owners may hold their
                                    certificates through DTC (in the United
                                    States) or Clearstream Banking, societe
                                    anonyme or The Euroclear System (in Europe) if they are participants of that system, or indirectly through organizations that are participants in those systems.


                                  Page 4 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                           STRUCTURAL CHARACTERISTICS


INTEREST ACCRUAL PERIOD:            Interest will accrue on the offered
                                    certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

PASS-THROUGH RATES:                 Certificates will accrue interest at an
                                    annual rate called a pass-through rate which is set forth below for each class:

                                        Class A-1    6.0790%
                                        Class A-2    6.5310%
                                        Class B       6.7190%
                                        Class C       6.9710% (1)
                                        Class D       7.1080% (1)


                                    (1)  For any distribution date, if the
                                         weighted average of the net interest
                                         rates on the mortgage loans determined
                                         without regard to any reductions in the
                                         interest rate resulting from
                                         modification of the mortgage loans (in
                                         each case converted to a rate expressed
                                         on the basis of a 360-day year
                                         consisting of twelve 30-day months and
                                         net of all servicing and trustee fees)
                                         as of the first day of the related due
                                         period is less than the rate specified
                                         for the Class C or Class D certificates
                                         with respect to the distribution date,
                                         then the pass-through rate for that
                                         class of certificates on that
                                         distribution date will equal such
                                         weighted average net mortgage interest
                                         rate.

PRINCIPAL DISTRIBUTIONS:            On each distribution date, funds available
                                    for distribution from the mortgage loans, net of specified trust expenses, will be distributed to the class of certificates outstanding, with the earliest alphabetical/numerical Class designation, until its certificate balance is reduced to zero. If the principal amount of each class of certificates other than Class A-1 and Class A-2 has been reduced to zero, funds available for principal will be distributed to Class A-1 and Class A-2, pro rata, rather than sequentially.

                                  Page 5 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                     STRUCTURAL CHARACTERISTICS (continued)

INTEREST DISTRIBUTIONS:             Each class of offered certificates will be
                                    entitled on each distribution date to
                                    interest accrued at its pass-through rate on the outstanding certificate balance of such class during the prior calendar month (on a 30/360 day basis).

PREPAYMENT PROVISIONS:              Each mortgage loan prohibits any prepayments
                                    or defeasance for a specified period of time after its date of origination (a "Lockout
                                    Period"). In addition, the mortgage loans generally have open prepayment periods for the final 2 to 7 scheduled payments
                                    (including the scheduled payment on the
                                    stated Maturity Date or Anticipated
                                    Prepayment Date). Each mortgage loan
                                    restricts voluntary prepayments in one of the following ways:

                                    (1)  149 of the mortgage loans, representing
                                         approximately 99.23% of the Initial
                                         Pool Balance, permit only defeasance
                                         after the expiration of the Lockout
                                         Period; and

                                    (2)  1 of the mortgage loans, representing
                                         approximately 0.54% of the Initial Pool
                                         Balance, requires that any principal
                                         prepayment made during a specified
                                         period of time after the Lockout
                                         Period, be accompanied by a yield
                                         maintenance charge.

                                    (3)  1 of the mortgage loans, representing
                                         approximately 0.23% of the Initial Pool
                                         Balance, requires that any principal
                                         prepayment made during a specified
                                         period of time after the Lockout
                                         Period, be accompanied by a prepayment
                                         premium that declines from 5% to 1%
                                         during the fixed penalty period.

YIELD MAINTENANCE CHARGES:          On any Distribution Date, yield maintenance
                                    charges collected during the related Due
                                    Period will be required to be distributed by the Paying Agent and allocated between the Offered Certificates, the Class E
                                    Certificates, the Class F Certificates and the Class X-1 Certificates. The penalty charges will be allocated to the Class X-1
                                    Certificates.

REPRESENTATIONS AND WARRANTIES:     General Electric Capital Corporation, Morgan
                                    Guaranty Trust Company of New York, and
                                    Bear, Stearns Funding, Inc. will make
                                    certain representations and warranties with respect to each mortgage loan sold by General Electric Capital Corporation, Morgan
                                    Guaranty Trust Company of New York, and
                                    Bear, Stearns Funding, Inc., respectively.

                                  Page 6 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                                 59 MAIDEN LANE

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

                          ORIGINAL              CUT-OFF DATE

PRINCIPAL BALANCE:        $50,000,000         $49,959,015
% OF POOL BY IPB:         4.43%

SHADOW RATING:            Moody's: Aaa / Fitch: AA

ORIGINATOR:               MGT

LOAN DATE:                3/7/01

INTEREST RATE:            7.000%

REMAINING AMORTIZATION:   359 months

MATURITY DATE:            4/1/11

SPONSOR:                  George Karfunkel, Michael Karfunkel

CALL PROTECTION:          Lockout followed by defeasance

CROSS-COLLATERALIZATION:  No

LOCK BOX:                 Soft at Closing, Springing Hard


RESERVES:                 Re-leasing reserve of $125,000 per month in years
                          eight and nine
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Office

SQUARE FEET:                       1,037,002

LOCATION:                          New York, NY

YEAR BUILT/YEAR RENOVATED:         1966 / 2000

COLLATERAL:                        44-story office building located in the heart
                                   of Manhattan's Downtown Financial District.

MAJOR TENANTS (% OF TOTAL SF):     NYC Dept. of Citywide Admin. (24.50%) Capital
                                   Partners (10.17%) Medsite.com (8.11%)

CURRENT OCCUPANCY:                 83.85%

UWNCF:                             $10,977,191

APPRAISED VALUE:                   $200,000,000

APPRAISAL DATE:                    1/1/01

CUT-OFF DATE LOAN/SF:              $48.18

CUT-OFF DATE LTV:                  24.98%

BALLOON LTV:                       21.80%

UWNCF DSCR:                        2.75x
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

                                  Page 7 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                          LONG WHARF MARITIME CENTER I

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL            CUT-OFF DATE
PRINCIPAL BALANCE:         $37,500,000             $37,448,914

% OF POOL BY IPB:          3.32%

ORIGINATOR:                MGT

LOAN DATE:                 2/28/01

INTEREST RATE:             7.250%

REMAINING AMORTIZATION:    358 months

MATURITY DATE:             3/10/11

SPONSOR:                   Edmund J. Fusco, Sr.

CALL PROTECTION:           Lockout followed by defeasance

CROSS-COLLATERALIZATION:   No

LOCK BOX:                  Soft

RESERVES:                  Monthly Repl. Reserve: $2,837
                           Monthly TI/LC Reserve: $35,417 during years 1-5.
                           Following year 5 an additional $45,835 per month
                           until 2008, up to a maximum of $3,000,000.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Office

SQUARE FEET:                       415,685

LOCATION:                          New Haven, CT

YEAR BUILT:                        1985

COLLATERAL:                        15-story, multi-tenant office building
                                   constructed in 1985 and an adjacent parking garage. The building contains 415,685 square feet of net rentable area.

MAJOR TENANTS (% OF TOTAL SF):     Southern New England Telephone (57.99%)
                                   Curagen Corporation (8.65%)
                                   Chubb (6.24%)

CURRENT OCCUPANCY:                 99.34%

UWNCF:                             $4,030,078

APPRAISED VALUE:                   $55,000,000

APPRAISAL DATE:                    1/15/01

CUT-OFF DATE LOAN/SF:              $90.09

CUT-OFF DATE LTV:                  68.09%

BALLOON LTV:                       59.86%

UWNCF DSCR:                        1.31x
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                 SYNERGY BUSINESS PARK- COLUMBIA I AND II LOANS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                ORIGINAL              CUT-OFF DATE

PRINCIPAL BALANCE:

   Synergy - Columbia I        $17,925,000            $17,856,620

   Synergy - Columbia II       $17,475,000            $17,408,336
                               ----------------------------------
   TOTAL:                      $35,400,000            $35,264,956

% OF POOL BY IPB:              3.12%

ORIGINATOR:                    GECC

LOAN DATE:                     10/31/00

INTEREST RATE:                 8.060%

REMAINING AMORTIZATION:        354 months

MATURITY DATE:                 11/1/10

SPONSOR: Jordan E. Slone, Herbert K. Bangel. Jordan Slone is the Chairman and CEO of Harbor Group International, which controls approximately 2,000,000 square feet of office space, 2,300,000 square feet of retail space and 6,900 apartment units.

CALL PROTECTION:               Lockout followed by defeasance

CROSS-COLLATERALIZATION:       Yes

LOCK BOX:                      No

RESERVES:                      Synergy Business Park - Columbia I Loan:
                               Upfront TI/LC Reserve: $527,000
                               Property Improvement Reserve: $270,000
                               Monthly Repl. Reserve: $4,155
                               Monthly TI/LC Reserve: $23,040

                               Synergy Business Park - Columbia II Loan:
                               Upfront TI/LC Reserve: $773,000
                               Property Improvement Reserve: $677,500
                               Monthly Repl. Reserve: $4,955
                               Monthly TI/LC Reserve: $24,480
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:       Portfolio

PROPERTY TYPE:                 Office

SQUARE FEET (AGGREGATE):       525,136

LOCATION:                      Columbia, SC

YEAR BUILT/YEAR RENOVATED:     1982/1998

COLLATERAL:                    Two loans secured by, respectively, 3 and 5 multi
                               -tenanted office buildings comprising the Synergy
                               Business Park, formerly known as the Koger
                               Center. Located in the St. Andrews suburb, 3 miles from downtown Columbia, SC.

MAJOR TENANTS (% OF TOTAL SF): SC Dept. Of Labor (13.63%)
                               Physicians Health Pl (6.48%)
                               SC Public Serv. Comm (6.04%)

CURRENT OCCUPANCY:             91.98%

UWNCF (AGGREGATE):             $3,860,243 (total)

APPRAISED VALUE (AGGREGATE):   $49,900,000 (total)

APPRAISAL DATE:                9/6/00

CUT-OFF DATE LOAN/SF:          $67.23
(aggregate)

CUT-OFF DATE LTV:              70.69%
(aggregate)

BALLOON LTV:                    63.52%
(aggregate)

UWNCF DSCR:                     1.23x
(aggregate)


CROSS-COLLATERALIZATION:        Partial releases within each loan are not
                                permitted, however the borrower is permitted to
                                obtain the release of all the properties
                                securing each respective loan, provided the
                                outstanding principal balance of such loan is
                                defeased.
--------------------------------------------------------------------------------


[GRAPHIC OMITTED]                                      [GRAPHIC OMITTED]

                                  Page 9 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                             818 WEST SEVENTH STREET
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                             ORIGINAL                CUT-OFF DATE

PRINCIPAL BALANCE:          $33,800,000               $33,755,090

% OF POOL BY IPB:           2.99%

ORIGINATOR:                 GECC

LOAN DATE:                  2/1/01

INTEREST RATE:              7.350%

REMAINING AMORTIZATION:     358 months

MATURITY DATE:              3/1/11

SPONSOR: Goodwin Gaw. Goodwin Gaw is president of Pioneer Capital Investments, Inc. Pioneer has a Portfolio consisting of approximately 2.5 million square feet of office buildings in Los Angeles, San Francisco, New York and Hawaii.

CALL PROTECTION:            Lockout followed by defeasance

CROSS-COLLATERALIZATION:    No

LOCK BOX:                   No

RESERVES:                   Upfront TI/LC Reserve: $775,327
                            Upfront Tenant Security LOC: $1,045,237
                            Monthly Repl. Reserve: $6,250
                            Monthly TI/LC Reserve: $41,015
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:           Single Asset

PROPERTY TYPE:                     Office

SQUARE FEET:                       377,405

LOCATION:                          Los Angeles, CA

YEAR BUILT/YEAR RENOVATED:         1926 / 1985


COLLATERAL:                        12 story office building located in downtown
                                   Los Angeles. Listed as a Los Angeles
                                   historical monument.

MAJOR TENANTS (% OF TOTAL SF):     Level 3 Communications, Inc. (19.88%)
                                   Pihana Pacific, Inc. (17.53%)
                                   Southern California Association of
                                   Governments (13.38%)

CURRENT OCCUPANCY:                 100.00%

UWNCF:                             $4,497,188

APPRAISED VALUE:                   $54,000,000

APPRAISAL DATE:                    7/18/00

CUT-OFF DATE LOAN/SF:              $89.44

CUT-OFF DATE LTV:                  62.51%

BALLOON LTV:                       55.09%

UWNCF DSCR:                        1.61x
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                 Page 10 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                                EII PORTFOLIO II
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                  ORIGINAL             CUT-OFF DATE

PRINCIPAL BALANCE:               $33,053,100           $32,891,735

% OF POOL BY IPB:                2.91%

SHADOW RATING:                   Moody's: Baa1 / Fitch: BBB-

ORIGINATOR:                      GECC

LOAN DATE:                       11/7/00

INTEREST RATE:                   8.250%

REMAINING AMORTIZATION:          295 months (115 months to APD)

APD                              12/1/10

SPONSOR: Equity Inns, Inc., a NYSE traded self-administered REIT. As of 12/00 Equity Inns, Inc. had a portfolio of 96 hotels comprising 12,284 rooms, located in 34 states.

CALL PROTECTION:                 Lockout followed by defeasance

CROSS-COLLATERALIZATION:         Yes. Partial releases permitted providing
                                 borrower defeases 125% of allocated loan amount, subject to rating agency confirmation and satisfaction of LTV/DSCR tests.

LOCK BOX:                        Soft at Closing, Springing Hard at 1.45x DSCR

RESERVES:                        Quarterly FF& E Reserve: 4% of total revenues
                                 on spend or accrue basis.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/ PORTFOLIO:         Portfolio

PROPERTY TYPE:                   Hotel

UNITS (AGGREGATE):               859

LOCATION:                        State College, PA; Madison Heights, MI; Dublin,
                                 OH; Charleston, SC; Windsor Locks, CT; Rutland,
                                 VT; Birmingham, AL

YEAR BUILT/YEAR RENOVATED:       Various / Various

COLLATERAL:                      Six limited service hotels operating under
                                 the Hampton Inns (5) and Comfort Inns (1) flags, and 1 extended stay hotel operating under the Homewood Suites flag. Hampton Inns,
                                 Homewood Suites and Comfort Inns are all flags of Hilton Hotels Corporation.

CURRENT OCCUPANCY:               68.49%

UNDERWRITTEN ADR:                $80.91

UNDERWRITTEN REVPAR:             $54.03

UWNCF:                           $6,604,247

APPRAISED VALUE:                 $58,300,000

APPRAISAL DATE:                  Various

CUT-OFF DATE LOAN/ROOM:          $38,291

CUT-OFF DATE LTV:                56.42%

BALLOON LTV:                     47.05%

UWNCF DSCR:                      2.11x
--------------------------------------------------------------------------------

  [GRAPHIC OMITTED]                                           [GRAPHIC OMITTED]

                                  Page 11 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                              PESCADERO APARTMENTS

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                   ORIGINAL           CUT-OFF DATE

PRINCIPAL BALANCE:                $29,000,000         $28,963,183

% OF POOL BY IPB:                 2.57%

ORIGINATOR:                       GECC

LOAN DATE:                        2/15/01

INTEREST RATE:                    7.530%

REMAINING AMORTIZATION:           358 months (118 months to APD)

APD:                              3/11/11


SPONSOR:                          Michael H. Podell Trust, Catherine H. Podell
                                  Trust

CALL PROTECTION:                  Lockout followed by defeasance

CROSS-COLLATERALIZATION:          No

LOCK BOX:                         Soft at Closing, Springing Hard

RESERVES:                         Monthly Repl. Reserve: $2,479

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/ PORTFOLIO:    Single Asset

PROPERTY TYPE:              Multifamily

UNITS:                      170

LOCATION:                   Redwood City, CA

YEAR BUILT:                 1999

COLLATERAL:                 A fourteen building 170 unit class A apartment
                            complex located in Redwood City, San Mateo County,
                            CA. The complex includes an indoor swimming pool and a health club.

CURRENT OCCUPANCY:          91.18%

UWNCF:                      $3,397,070

APPRAISED VALUE:            $45,000,000

APPRAISAL DATE:             9/22/00

CUT-OFF DATE LOAN/UNIT:     $170,372

CUT-OFF DATE LTV:           64.36%

BALLOON LTV:                56.98%

UWNCF DSCR:                 1.39x
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

                                 Page 12 of 16
--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                               SHOPPES AT DADELAND

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                 ORIGINAL            CUT-OFF DATE

PRINCIPAL BALANCE:             $29,000,000           $28,978,305

% OF POOL BY IPB:              2.57%

ORIGINATOR:                    GECC

LOAN DATE:                     3/16/01

INTEREST RATE:                 7.460%

REMAINING AMORTIZATION:        359 months

MATURITY DATE:                 4/1/11

SPONSOR: Stephen Hayman, Alan Hayman, Neal Higgins Walters. The Hayman Company manages approximately 9,000 apartment units and approximately 3,000,000 square feet of commercial space.

CALL PROTECTION:               Lockout followed by defeasance

CROSS-COLLATERALIZATION:       No

LOCK BOX:                      No

RESERVES:                      Monthly Repl. Reserve: $1,305
                               Monthly TI/LC Reserve: $6,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:        Single Asset

PROPERTY TYPE:                  Anchored Retail

SQUARE FEET:                    105,181

LOCATION:                       Miami, FL

YEAR BUILT:                     1999

COLLATERAL:                     Two story shopping center located directly
                                across the street from the Dadeland Mall in Miami, FL. The Dadeland Mall is a 1,400,000 square feet regional shopping center anchored by Burdines, Lord & Taylor, Saks Fifth Avenue, and
                                Home Gallery.

MAJOR TENANTS (% OF TOTAL SF):  Linens & Things (42.45%)
                                Container Store (24.26%)
                                Old Navy (17.59%)

CURRENT OCCUPANCY:              100.00%

UWNCF:                          $2,983,500

APPRAISED VALUE:                $36,000,000

APPRAISAL DATE:                 1/12/01

CUT-OFF DATE LOAN/SF:           $275.51

CUT-OFF DATE LTV:               80.50%

BALLOON LTV:                    71.09%

UWNCF DSCR:                     1.23x
--------------------------------------------------------------------------------



     [GRAPHIC OMITTED]                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                              INFORMATION RESOURCES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                              ORIGINAL               CUT-OFF DATE

PRINCIPAL BALANCE:          $26,000,000              $25,882,222

% OF POOL BY IPB:           2.29%

ORIGINATOR:                 MGT

LOAN DATE:                  12/29/00

INTEREST RATE:              7.600%

REMAINING AMORTIZATION:     296 months

MATURITY DATE:              1/10/11

SPONSOR:                    W.P. Carey & Co., LLC

CALL PROTECTION:            Lockout followed by defeasance

CROSS-COLLATERALIZATION:    No

LOCK BOX:                   No

RESERVES:                   Upfront TI/LC Reserve: $500,000
                            Monthly Repl. Reserve: $5,267
                            Monthly TI/LC Reserve: $20,834
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/ PORTFOLIO:     Single Asset

PROPERTY TYPE:               Office

SQUARE FEET:                 252,000

LOCATION:                    Chicago, IL

YEAR BUILT/YEAR RENOVATED:   1908 / 1990



COLLATERAL:                  The Information Resources Inc. Corporate
                             Headquarters is comprised of 252,000 net rentable square feet in two buildings in Chicago's West Loop
                             District.

TENANT:                      The property is 100% leased to Information
                             Resources Inc.



CURRENT OCCUPANCY:           100.00%

UWNCF:                       $3,479,019

APPRAISED VALUE:             $42,000,000

APPRAISAL DATE:              12/1/00

CUT-OFF DATE LOAN/SF:        $102.71

CUT-OFF DATE LTV:            61.62%

BALLOON LTV:                 50.41%

UWNCF DSCR:                  1.50x

--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                             CIVIC EXECUTIVE CENTER

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                ORIGINAL                CUT-OFF DATE

PRINCIPAL BALANCE:            $25,150,000               $25,115,568

% OF POOL BY IPB:             2.22%

ORIGINATOR:                   GECC

LOAN DATE:                    2/1/01

INTEREST RATE:                7.230%

REMAINING AMORTIZATION:       358 months


MATURITY DATE:                3/1/11

SPONSOR: Sunset Ridge Development, DNS Trust, Wagner Family Trust. Sanford Diller, trustee of DNS Trust, has developed over 8,000 apartment units and approximately 2,700,000 square feet of office and retail space.

CALL PROTECTION:              Lockout followed by defeasance

CROSS-COLLATERALIZATION:      No

LOCK BOX:                     No

RESERVES:                     Annual Repl. Reserve: $58,088
                              Monthly TI/LC Reserve: $9,027 (capped at $541,632)
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/ PORTFOLIO:          Single Asset

PROPERTY TYPE:                    Office

SQUARE FEET:                      167,117

LOCATION:                         Walnut Creek, CA

YEAR BUILT:                       1983

COLLATERAL:                       Three story, multi-tenanted office building
                                  located in Walnut Creek, CA, 20 miles east of downtown San Franciso.

MAJOR TENANTS (% OF TOTAL SF):    Brown and Caldwell (33.61%)
                                  Bank of the West (12.67%)
                                  Laidlaw Transit (8.91%)

CURRENT OCCUPANCY:                97.99%

UWNCF:                            $2,558,547

APPRAISED VALUE:                  $36,000,000

APPRAISAL DATE:                   12/7/00

CUT-OFF DATE LOAN/SF:             $150.29

CUT-OFF DATE LTV:                 69.77%

BALLOON LTV:                      61.30%

UWNCF DSCR:                       1.25x
--------------------------------------------------------------------------------


                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


                                510 FIFTH AVENUE
--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
                                 ORIGINAL               CUT-OFF DATE

PRINCIPAL BALANCE:              $23,000,000              $22,981,698

% OF POOL BY IPB:               2.04%

ORIGINATOR:                     MGT

LOAN DATE:                      3/14/01

INTEREST RATE:                  7.150%

REMAINING AMORTIZATION:         359 months


MATURITY DATE:                  4/1/11

SPONSOR:                        Rodney M. Propp, Joseph Tahl

CALL PROTECTION:                Lockout followed by defeasance

CROSS-COLLATERALIZATION:        No

LOCK BOX:                       Soft at Closing, Springing Hard

RESERVES:                       Monthly Repl. Reserve: $1,729
                                Monthly TI/LC Reserve: $8,333

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/ PORTFOLIO:        Single Asset

PROPERTY TYPE:                  Office

SQUARE FEET:                    61,159

LOCATION:                       New York, NY

YEAR BUILT:                     1954

COLLATERAL:                     5-story, 100% leased, landmark office property
                                containing 61,159 square feet of gross leasable area.

MAJOR TENANTS (% OF TOTAL SF):  Tahari (37.24%)
                                Ricoh Corp (32.91%)
                                Chase Manhattan (29.85%)

CURRENT OCCUPANCY:              100.00%

UWNCF:                          $2,476,360

APPRAISED VALUE:                $29,300,000

APPRAISAL DATE:                 1/1/01

CUT-OFF DATE LOAN/SF:           $375.77

CUT-OFF DATE LTV:               78.44%

BALLOON LTV:                    68.73%

UWNCF DSCR:                      1.33x
--------------------------------------------------------------------------------





                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                                                                         ANNEX C


                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW

    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE A-1 CERTIFICATES

0% CPR DURING LOCKOUT, DEFEASANCE OR YIELD MAINTENANCE - OTHERWISE AT INDICATED
                                      CPR




                             0% CPR         10% CPR        20% CPR        30% CPR       50% CPR
PRICE (32NDS)               CBE YIELD      CBE YIELD      CBE YIELD      CBE YIELD     CBE YIELD
-------------             ------------   ------------   ------------   ------------   ----------
99-28 .................         6.132          6.132          6.132          6.132        6.132
99-30 .................         6.118          6.118          6.118          6.118        6.118
100-00 ................         6.104          6.104          6.104          6.104        6.104
100-02 ................         6.091          6.091          6.090          6.090        6.090
100-04 ................         6.077          6.077          6.077          6.076        6.076
100-06 ................         6.063          6.063          6.063          6.063        6.062
100-08 ................         6.049          6.049          6.049          6.049        6.049
100-10 ................         6.036          6.035          6.035          6.035        6.035
100-12 ................         6.022          6.022          6.021          6.021        6.021
100-14 ................         6.008          6.008          6.008          6.007        6.007
100-16 ................         5.994          5.994          5.994          5.994        5.993
100-18 ................         5.981          5.980          5.980          5.980        5.980
100-20 ................         5.967          5.967          5.966          5.966        5.966
Weighted Average
 Life (yrs.) ..........         5.669          5.655          5.642          5.631        5.616
First Principal
 Payment Date .........         6/15/01        6/15/01        6/15/01        6/15/01      6/15/01
Last Principal
 Payment Date .........        10/15/10       10/15/10       10/15/10       10/15/10      9/15/10
Modified Duration
 @ 100-08 .............         4.536          4.527          4.519          4.512        4.503

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW

    PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE A-2 CERTIFICATES

0% CPR DURING LOCKOUT, DEFEASANCE OR YIELD MAINTENANCE - OTHERWISE AT INDICATED
                                      CPR




                             0% CPR         10% CPR        20% CPR        30% CPR       50% CPR
PRICE (32NDS)               CBE YIELD      CBE YIELD      CBE YIELD      CBE YIELD     CBE YIELD
-------------             ------------   ------------   ------------   ------------   ----------
100-04 ................        6.567          6.567          6.567          6.567         6.567
100-06 ................        6.558          6.558          6.558          6.558         6.558
100-08 ................        6.549          6.549          6.549          6.549         6.549
100-10 ................        6.540          6.540          6.540          6.540         6.540
100-12 ................        6.531          6.531          6.531          6.531         6.531
100-14 ................        6.522          6.522          6.522          6.522         6.522
100-16 ................        6.513          6.513          6.513          6.513         6.513
100-18 ................        6.505          6.505          6.504          6.504         6.504
100-20 ................        6.496          6.496          6.496          6.496         6.495
100-22 ................        6.487          6.487          6.487          6.487         6.487
100-24 ................        6.478          6.478          6.478          6.478         6.478
100-26 ................        6.469          6.469          6.469          6.469         6.469
100-28 ................        6.460          6.460          6.460          6.460         6.460
Weighted Average
 Life (yrs.) ..........        9.737          9.732          9.728          9.723         9.711
First Principal
 Payment Date .........       10/15/10       10/15/10       10/15/10       10/15/10       9/15/10
Last Principal
 Payment Date .........        3/15/11        3/15/11        3/15/11        3/15/11       3/15/11
Modified Duration
 @ 100-16 .............        7.029          7.026          7.024          7.021         7.015

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW

     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE B CERTIFICATES

0% CPR DURING LOCKOUT, DEFEASANCE OR YIELD MAINTENANCE - OTHERWISE AT INDICATED
                                      CPR




                             0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
PRICE (32NDS)              CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
-------------             -----------   -----------   -----------   -----------   ----------
100-04 ................       6.759         6.759         6.759         6.759         6.759
100-06 ................       6.750         6.750         6.750         6.750         6.750
100-08 ................       6.741         6.741         6.741         6.741         6.741
100-10 ................       6.732         6.732         6.732         6.732         6.732
100-12 ................       6.723         6.723         6.723         6.723         6.723
100-14 ................       6.715         6.715         6.715         6.715         6.715
100-16 ................       6.706         6.706         6.706         6.706         6.706
100-18 ................       6.697         6.697         6.697         6.697         6.697
100-20 ................       6.688         6.688         6.688         6.688         6.688
100-22 ................       6.679         6.679         6.679         6.679         6.679
100-24 ................       6.670         6.670         6.670         6.670         6.670
100-26 ................       6.662         6.662         6.662         6.662         6.662
100-28 ................       6.653         6.653         6.653         6.653         6.653
Weighted Average
 Life (yrs.) ..........       9.869         9.869         9.869         9.869         9.869
First Principal
 Payment Date .........       3/15/11       3/15/11       3/15/11       3/15/11       3/15/11
Last Principal
 Payment Date .........       3/15/11       3/15/11       3/15/11       3/15/11       3/15/11
Modified Duration
 @ 100-16 .............       7.034         7.034         7.034         7.034         7.034

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW

     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE C CERTIFICATES

0% CPR DURING LOCKOUT, DEFEASANCE OR YIELD MAINTENANCE - OTHERWISE AT INDICATED
                                      CPR




                             0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
PRICE (32NDS)              CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
-------------             -----------   -----------   -----------   -----------   ----------
100-04 ................        7.016         7.016         7.016         7.016        7.016
100-06 ................        7.007         7.007         7.007         7.007        7.007
100-08 ................        6.999         6.998         6.998         6.998        6.998
100-10 ................        6.990         6.990         6.990         6.989        6.989
100-12 ................        6.981         6.981         6.981         6.981        6.980
100-14 ................        6.972         6.972         6.972         6.972        6.971
100-16 ................        6.963         6.963         6.963         6.963        6.963
100-18 ................        6.954         6.954         6.954         6.954        6.954
100-20 ................        6.945         6.945         6.945         6.945        6.945
100-22 ................        6.936         6.936         6.936         6.936        6.936
100-24 ................        6.927         6.927         6.927         6.927        6.927
100-26 ................        6.919         6.918         6.918         6.918        6.918
100-28 ................        6.910         6.910         6.909         6.909        6.909
Weighted Average
 Life (yrs.) ..........        9.953         9.944         9.935         9.926        9.904
First Principal
 Payment Date .........      3/15/11       3/15/11       3/15/11       3/15/11      3/15/11
Last Principal
 Payment Date .........      4/15/11       4/15/11       4/15/11       4/15/11      4/15/11
Modified Duration
 @ 100-16 .............        6.991         6.987         6.983         6.978        6.968

                    WEIGHTED AVERAGE LIFE, PRINCIPAL WINDOW

     PRE-TAX YIELD TO MATURITY AND MODIFIED DURATION OF THE D CERTIFICATES

0% CPR DURING LOCKOUT, DEFEASANCE OR YIELD MAINTENANCE - OTHERWISE AT INDICATED
                                      CPR




                             0% CPR       10% CPR       20% CPR       30% CPR       50% CPR
PRICE (32NDS)              CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD     CBE YIELD
-------------             -----------   -----------   -----------   -----------   ----------
100-04 ................       7.156         7.156         7.156         7.156         7.156
100-06 ................       7.147         7.147         7.147         7.147         7.147
100-08 ................       7.138         7.138         7.138         7.138         7.138
100-10 ................       7.129         7.129         7.129         7.129         7.129
100-12 ................       7.120         7.120         7.120         7.120         7.120
100-14 ................       7.111         7.111         7.111         7.111         7.111
100-16 ................       7.102         7.102         7.102         7.102         7.102
100-18 ................       7.094         7.094         7.094         7.094         7.094
100-20 ................       7.085         7.085         7.085         7.085         7.085
100-22 ................       7.076         7.076         7.076         7.076         7.076
100-24 ................       7.067         7.067         7.067         7.067         7.067
100-26 ................       7.058         7.058         7.058         7.058         7.058
100-28 ................       7.049         7.049         7.049         7.049         7.049
Weighted Average
 Life (yrs.) ..........       9.953         9.953         9.953         9.953         9.953
First Principal
 Payment Date .........     4/15/11       4/15/11       4/15/11       4/15/11       4/15/11
Last Principal
 Payment Date .........     4/15/11       4/15/11       4/15/11       4/15/11       4/15/11
Modified Duration
 @ 100-16 .............       6.946         6.946         6.946         6.946         6.946

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

DATED APRIL 11, 2001
PROSPECTUS

                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)


                   GE CAPITAL COMMERCIAL MORTGAGE CORPORATION

                                  (DEPOSITOR)

                                ----------------

GE Capital Commercial Mortgage Corporation from time to time will offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series.

For each series we will establish a trust fund consisting primarily of a segregated pool of various types of multifamily or commercial mortgage loans, mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of mortgage loans and mortgage-backed securities.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

No series of certificates will represent an obligation of or interest in GE Capital Commercial Mortgage Corporation, the Mortgage Asset Seller, the Underwriter or any of their affiliates. Neither the certificates of any series nor the assets in any trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related prospectus supplement. The assets in each trust fund will be held in trust for the benefit of the holders of the related series of certificates, as more fully described in this prospectus.

No secondary market will exist for a series of certificates prior to its offering. We cannot assure you that a secondary market will develop for the certificates of any series, or, if it does develop, that it will continue.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                                ----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer certain of the certificates of any series through one or more different methods, including offerings through underwriters, as more fully described in this prospectus under "Method of Distribution" and in the related prospectus supplement. We may retain or hold for sale one or more classes of a series of certificates. Offerings of certain classes of the certificates, if so specified in the related prospectus supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Those offerings are not being made pursuant to this prospectus or the related registration statement.

This prospectus may not be used to consummate sales of the certificates of any series unless accompanied by the prospectus supplement for that series.

                  The date of this Prospectus is April 11, 2001

                               TABLE OF CONTENTS



Important Notice About Information Presented in this Prospectus and Each Accompanying
 Prospectus Supplement ...................................................................     5
SUMMARY OF PROSPECTUS ....................................................................     6
RISK FACTORS .............................................................................    14
 Limited Liquidity of Your Certificates ..................................................    14
 Limited Assets of Each Trust Fund .......................................................    14
 Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
 Yield Considerations ....................................................................    15
 Limited Nature of Ratings ...............................................................    16
 Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...................    16
 Borrowers May Be Unable to Make Balloon Payments ........................................    18
 Credit Support Limitations ..............................................................    19
 Leases and Rents ........................................................................    19
 Environmental Risks .....................................................................    20
 Special Hazard Losses ...................................................................    20
 Some Certificates May Not Be Appropriate for ERISA Plans ................................    21
 Certain Federal Tax Considerations Regarding Residual Certificates ......................    21
 Certain Federal Tax Considerations Regarding Original Issue Discount ....................    21
 Bankruptcy Proceedings Entail Certain Risks .............................................    21
 Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment ..........    22
 Delinquent and Non-Performing Mortgage Loans ............................................    23
DESCRIPTION OF THE TRUST FUNDS ...........................................................    24
 General .................................................................................    24
 Mortgage Loans ..........................................................................    24
 MBS .....................................................................................    27
 Certificate Accounts ....................................................................    28
 Credit Support ..........................................................................    29
 Cash Flow Agreements ....................................................................    29
YIELD AND MATURITY CONSIDERATIONS ........................................................    30
 General .................................................................................    30
 Pass-Through Rate .......................................................................    30
 Payment Delays ..........................................................................    30
 Certain Shortfalls in Collections of Interest ...........................................    30
 Yield and Prepayment Considerations .....................................................    31
 Weighted Average Life and Maturity ......................................................    32
 Controlled Amortization Classes and Companion Classes ...................................    33
 Other Factors Affecting Yield, Weighted Average Life and Maturity .......................    34
THE DEPOSITOR ............................................................................    36
USE OF PROCEEDS ..........................................................................    36
DESCRIPTION OF THE CERTIFICATES ..........................................................    37
 General .................................................................................    37
 Distributions ...........................................................................    37
 Distributions of Interest on the Certificates ...........................................    38
 Distributions of Principal on the Certificates ..........................................    39
 Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
   Equity Participations .................................................................    39
 Allocation of Losses and Shortfalls .....................................................    39
 Advances in Respect of Delinquencies ....................................................    40

 Reports to Certificateholders ...........................................    41
 Voting Rights ...........................................................    42
 Termination .............................................................    42
 Book-Entry Registration and Definitive Certificates .....................    43
DESCRIPTION OF THE POOLING AGREEMENTS ....................................    45
 General .................................................................    45
 Assignment of Mortgage Loans; Repurchases ...............................    45
 Representations and Warranties; Repurchases .............................    46
 Collection and Other Servicing Procedures ...............................    47
 Sub-Servicers ...........................................................    47
 Special Servicers .......................................................    48
 Certificate Account .....................................................    48
 Modifications, Waivers and Amendments of Mortgage Loans .................    51
 Realization Upon Defaulted Mortgage Loans ...............................    51
 Hazard Insurance Policies ...............................................    53
 Due-on-Sale and Due-on-Encumbrance Provisions ...........................    54
 Servicing Compensation and Payment of Expenses ..........................    54
 Evidence as to Compliance ...............................................    54
 Certain Matters Regarding the Master Servicer and the Depositor .........    55
 Events of Default .......................................................    56
 Rights Upon Event of Default ............................................    56
 Amendment ...............................................................    57
 List of Certificateholders ..............................................    57
 The Trustee .............................................................    58
 Duties of the Trustee ...................................................    58
 Certain Matters Regarding the Trustee ...................................    58
 Resignation and Removal of the Trustee ..................................    58
DESCRIPTION OF CREDIT SUPPORT ............................................    60
 General .................................................................    60
 Subordinate Certificates ................................................    60
 Cross-Support Provisions ................................................    60
 Insurance or Guarantees with Respect to Mortgage Loans ..................    61
 Letter of Credit ........................................................    61
 Certificate Insurance and Surety Bonds ..................................    61
 Reserve Funds ...........................................................    61
 Credit Support with Respect to MBS ......................................    62
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ..................................    63
 General .................................................................    63
 Types of Mortgage Instruments ...........................................    63
 Leases and Rents ........................................................    63
 Personalty ..............................................................    64
 Foreclosure .............................................................    64
 Bankruptcy Laws .........................................................    67
 Environmental Risks .....................................................    70
 Due-on-Sale and Due-on-Encumbrance ......................................    71
 Subordinate Financing ...................................................    72
 Default Interest and Limitations on Prepayments .........................    72
 Applicability of Usury Laws .............................................    72
 Soldiers' and Sailors' Civil Relief Act of 1940 .........................    73
 Type of Mortgaged Property ..............................................    73

 Americans with Disabilities Act .......................................................     73
 Forfeitures In Drug and RICO Proceedings ..............................................     74
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ................................................     75
 Federal Income Tax Consequences for REMIC Certificates ................................     75
 Taxation of Regular Certificates ......................................................     78
 Taxation of Residual Certificates .....................................................     84
 Taxes That May Be Imposed on the REMIC Pool ...........................................     91
 Liquidation of the REMIC Pool .........................................................     92
 Administrative Matters ................................................................     92
 Limitations on Deduction of Certain Expenses ..........................................     92
 Taxation of Certain Foreign Investors .................................................     93
 Backup Withholding ....................................................................     94
 Reporting Requirements ................................................................     94
 Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made      96
 Standard Certificates .................................................................     96
 Stripped Certificates .................................................................     99
 Reporting Requirements and Backup Withholding .........................................    101
 Taxation of Certain Foreign Investors .................................................    102
STATE AND OTHER TAX CONSIDERATIONS .....................................................    102
CERTAIN ERISA CONSIDERATIONS ...........................................................    103
 General ...............................................................................    103
 Plan Asset Regulations ................................................................    103
 Administrative Exemptions .............................................................    104
 Insurance Company General Accounts ....................................................    104
 Unrelated Business Taxable Income; Residual Certificates ..............................    105
LEGAL INVESTMENT .......................................................................    105
METHOD OF DISTRIBUTION .................................................................    107
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................................    108
LEGAL MATTERS ..........................................................................    108
FINANCIAL INFORMATION ..................................................................    108
RATING .................................................................................    109
INDEX OF PRINCIPAL DEFINITIONS .........................................................    110


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.


     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.


     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 106 in this prospectus.


     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to GE Capital Commercial Mortgage Corporation.

                               ----------------

     If you require additional information, the mailing address of our principal executive offices is GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927, and telephone number is (203) 357-4000.

                              SUMMARY OF PROSPECTUS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF CERTIFICATES. AN INDEX OF PRINCIPAL DEFINITIONS IS INCLUDED AT THE END OF THIS PROSPECTUS.


TITLE OF CERTIFICATES.......   Mortgage pass-through certificates, issuable in
                               series.


DEPOSITOR...................   GE Capital Commercial Mortgage Corporation is a
                               wholly-owned subsidiary of General Electric
                               Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by the General Electric
                               Company.


MASTER SERVICER.............   The master servicer, if any, for a series of
                               certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the Depositor or a special servicer.


SPECIAL SERVICER............   One or more special servicers, if any, for a
                               series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.


TRUSTEE.....................   The trustee for each series of certificates
                               will be named in the related prospectus
                               supplement.


THE TRUST ASSETS............   Each series of certificates will represent in
                               the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:


A. MORTGAGE ASSETS..........   The mortgage assets with respect to each series
                               of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                o residential properties consisting of five or
                                  more rental or cooperatively-owned dwelling units or by shares allocable to a number of those units and the related leases; or

                                o office buildings, shopping centers, retail
                                  stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                               Mortgage loans may be secured by properties backed by credit lease obligations of a tenant or net lease obligations guaranteed by another entity. Either the tenant or the guarantor will have a credit rating form a rating agency as described in the prospectus supplement. If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                               As described in the related prospectus
                               supplement, a mortgage loan:

                                o may provide for no accrual of interest or for
                                  accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                o may provide for level payments to maturity or
                                  for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;


                                o may be fully amortizing or partially
                                  amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                o may prohibit prepayments over its term or for
                                  a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

                                o may permit defeasance with non-callable U.S.
                                  Treasury securities or securities issued by government agencies; and

                                o may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                               Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the Depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                               If specified in the related prospectus
                               supplement, the mortgage assets with respect to a series of certificates may also include, or consist of,

                                o private mortgage participations, mortgage
                                  pass-through certificates or other
                                  mortgage-backed securities, or

                                o certificates insured or guaranteed by any of
                                  the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                               Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.


B. CERTIFICATE ACCOUNT......   Each trust fund will include one or more
                               certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts.
                               A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                               "Description of the Trust Funds--Certificate
                               Accounts" and "Description of the Pooling
                               Agreements--Certificate Account" in this prospectus.


C. CREDIT SUPPORT...........   If so provided in the related prospectus
                               supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                               Factors--Credit Support Limitations",
                               "Description of the Trust Funds--Credit Support" and "Description of Credit Support" in this prospectus.


D. CASH FLOW AGREEMENTS.....   If so provided in the related prospectus
                               supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                               "Description of the Trust Funds--Cash Flow
                               Agreements" in this prospectus.


DESCRIPTION OF  CERTIFICATES.. We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                               As described in the related prospectus
                               supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                o are senior or subordinate to one or more
                                  other classes of certificates in entitlement to certain distributions on the certificates;


                                o are principal-only certificates entitled to
                                  distributions of principal, with
                                  disproportionately small, nominal or no
                                  distributions of interest;

                                o are interest-only certificates entitled to
                                  distributions of interest, with
                                  disproportionately small, nominal or no
                                  distributions of principal;

                                o provide for distributions of interest on, or
                                  principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                o provide for distributions of principal of the
                                  certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o provide for controlled distributions of
                                  principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                o provide for distributions based on
                                  collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                               Each class of certificates, other than
                               interest-only certificates and residual
                               certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                               The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--Limited Assets of Each Trust Fund" and "Description of the Certificates" in this prospectus.


DISTRIBUTIONS OF INTEREST ON THE
 CERTIFICATES...............   Interest on each class of offered certificates,
                               other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                               Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special
                               Yield Considerations", "Yield
                               and Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL OF THE
 CERTIFICATES...............   Each class of certificates of each series,
                               other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                               Distributions of principal with respect to one or more classes of certificates may:

                                o be made at a rate that is faster, and, in
                                  some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o or may be made at a rate that is slower, and,
                                  in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                o not commence until the occurrence of certain
                                  events, such as the retirement of one or more other classes of certificates of the same series;

                                o be made, subject to certain limitations,
                                  based on a specified principal payment
                                  schedule resulting in a controlled
                                  amortization class of certificates; or

                                o be contingent on the specified principal
                                  payment schedule for a controlled
                                  amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                               Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the Certificates--Distributions of Principal on the Certificates" in this prospectus.


ADVANCES....................   If provided in the related prospectus
                               supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus.


TERMINATION.................   If so specified in the related prospectus
                               supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the Certificates--
                               Termination" in this prospectus.


REGISTRATION OF BOOK-ENTRY
 CERTIFICATES...............   If so provided in the related prospectus
                               supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                               Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See "Risk
                               Factors--Book-Entry System for Certain Classes
                               May Decrease Liquidity and Delay Payment" and
                               "Description of the Certificates--Book-Entry
                               Registration and Definitive Certificates" in this prospectus.


CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES...............   The federal income tax consequences to
                               certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See "Certain Federal Income Tax
                               Consequences" in this prospectus.


CERTAIN ERISA
 CONSIDERATIONS..............  If you are a fiduciary of any employee benefit plans or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code or materially similar provisions of applicable federal, state or local law, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under ERISA, the Internal Revenue Code or applicable similar law. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.


LEGAL INVESTMENT............   The applicable prospectus supplement will
                               specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                               Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal
                               Investment" in this prospectus and in the related prospectus supplement.

RATING......................   At their dates of issuance, each class of
                               offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                               "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                  RISK FACTORS

     You should carefully consider the following risks and the risks described under "RISK FACTORS" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


LIMITED LIQUIDITY OF YOUR CERTIFICATES

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o    The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


LIMITED ASSETS OF EACH TRUST FUND

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificate of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES; SPECIAL YIELD CONSIDERATIONS

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

LIMITED NATURE OF RATINGS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability:

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o    Declines in real estate values;

     o    Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o    Acts of God; and

     o    Other factors beyond the control of a master servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o    Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, manufactured housing properties, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o    The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o    The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws, rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o    Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the Depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT LIMITATIONS

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support" in this prospectus.


LEASES AND RENTS

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


ENVIRONMENTAL RISKS

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed. Two methods to attempt to reduce the trust's potential exposure to cleanup costs are to establish reserves for cleanup costs when they can be anticipated and estimated, or to designate the trust as the named insured in specialized environmental insurance that is designed for secured lenders. However, there can be no assurance that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.


SPECIAL HAZARD LOSSES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o fire;

     o lightning;

     o explosion;

     o smoke;

     o windstorm and hail; and

     o riot, strike and civil commotion.

Each policy is subject to the conditions and exclusions specified in that policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR ERISA PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations that govern those plans, if you are subject to ERISA you are urged to consult your own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of their stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS


     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of (1) various types of multifamily or commercial mortgage loans, (2) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (3) a combination of mortgage loans and MBS. GE Capital Commercial Mortgage Corporation (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor, the Mortgage Asset Seller, the Underwriters or any of their affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of:

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, manufactured housing properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period or an annualized rent roll to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than

     o    non-cash items such as depreciation and amortization,

     o    capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value RatioLoan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o    the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal or market study obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

          (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

          (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Risks Associated with Certain Mortgage Loans and Mortgaged Properties" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity

Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.


     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:


     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,


     o the type or types of property that provide security for repayment of the mortgage loans,


     o the earliest and latest origination date and maturity date of the mortgage loans,


     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,


     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,


     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,



     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,


     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,


     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and


     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.


     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities, or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o    the payment characteristics of the MBS,

     o    the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o    a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund.

A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT


     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS


     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing


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

compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.



YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a factors such as:

     o    the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o    the quality of management of the Mortgaged Properties,

     o    the servicing of the mortgage loans,

     o    possible changes in tax laws and other opportunities for investment,

     o    the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o    by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar", that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates, (2) Excess Funds or (3) any other amounts described in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                  THE DEPOSITOR


     GE Capital Commercial Mortgage Corporation, the Depositor, is a Delaware corporation organized on September 6, 2000. The Depositor is a wholly-owned subsidiary of General Electric Capital Corporation. All outstanding common stock of General Electric Capital Corporation is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company. The Depositor maintains its principal office at 292 Long Ridge Road, Stamford, Connecticut 06927. Its telephone number is (203) 357-4000. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                 USE OF PROCEEDS


     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Limited Liquidity of Your Certificates" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances, specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either (1) based on the principal balances of some or all of the mortgage assets in the related trust fund, (2) equal to the principal balances of one or more other classes of certificates of the same series or (3) an amount or amounts specified in the applicable prospective supplement. Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES


     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.


     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.


     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.


     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.


     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
          (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.


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

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.


     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.


     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if


     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor, or


     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.


     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

                      DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to GE Capital Commercial Mortgage Corporation, 292 Long Ridge Road, Stamford, Connecticut 06927,
Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with (1) the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund, (2) applicable law and (3) the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

   1. all payments on account of principal, including principal prepayments, on the mortgage loans;

   2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

   3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

   4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

   5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

   6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

   7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

   8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

   9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

   10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

   11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

   12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

   1. to make distributions to the certificateholders on each distribution date;

   2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

   3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates-- Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

   4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

   5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

   6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

   7. to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus;

   8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

   9. if described in the related prospectus supplement, to pay the fees of the trustee;

   10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

   11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

   12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

   13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

   14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

   15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

   16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

   17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

   18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

   19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan, (2) will not, in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on them and (3) will not adversely affect the coverage under any applicable instrument of credit support. Unless otherwise provided in the related prospectus supplement, a master servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable, (2) the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and (3) the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     A Pooling Agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest on the certificates, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, a servicer may offer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the applicable Servicing Standard, that a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will require that the servicer accept the highest cash bid received from any person (including itself, the Depositor or any affiliate of either of them or any certificateholder) that constitutes a fair price for that defaulted mortgage loan. In the absence of any bid determined in accordance with the related Pooling Agreement to be fair, the master servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the servicer's judgment, a payment default is imminent, the servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise, if that action is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that Mortgaged Property within the meaning of certain federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

   1. the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking those actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions; and

   2. there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which that action could be required, taking those actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

     Unless otherwise provided in the related prospectus supplement, if title to any Mortgaged Property is acquired by a trust fund as to which one or more REMIC elections have been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond that period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the servicer will generally be required to solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property. If the trust fund acquires title to any Mortgaged Property, the servicer, on behalf of the trust fund, generally must retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the servicer of its obligation to manage that Mortgaged Property in a manner consistent with the Servicing Standard.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on the mortgage loan plus the aggregate amount of reimbursable expenses incurred by the servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of that shortfall. The servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of those Liquidation Proceeds to certificateholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any Mortgaged Property suffers damage so that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the servicer will not be required to expend its own funds to effect that restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines (1) that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (2) that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds or Liquidation Proceeds.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The entity serving as master servicer under a Pooling Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling Agreement will permit the master servicer to resign from its obligations under the Pooling Agreement only upon (a) the appointment of, and the acceptance of that appointment by, a successor master servicer and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by that rating agency to any class of certificates of that series or (b) a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. This resignation will not become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Pooling Agreement. Unless otherwise specified in the related prospectus supplement, the master servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, neither the master servicer nor the Depositor will be protected against any breach of a representation, warranty or covenant made in the Pooling Agreement, or against any expense or liability that they are specifically required to bear pursuant to the terms of the Pooling Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of their obligations or duties or by reason of reckless disregard of those obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will further provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. However, the indemnification will not extend to any loss, liability or expense

    o that one or both of them are specifically required to bear pursuant to the terms of the Pooling Agreement, or is incidental to the performance of their obligations and duties and is not otherwise reimbursable pursuant to the Pooling Agreement;

    o incurred in connection with any breach of a representation, warranty or covenant made in the Pooling Agreement;

    o incurred by reason of misfeasance, bad faith or negligence in the performance of their obligations or duties under that the Pooling Agreement, or by reason of negligent disregard of those obligations or duties; or

    o incurred in connection with any violation of any state or federal securities law.

     In addition, each Pooling Agreement will provide that neither the master servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of that action, and any liability resulting from that action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer or the Depositor, as the case may be, will be entitled to charge the related certificate account for those legal costs and expenses. Any person into which the master servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the Depositor is a party, or any person succeeding to the business of the master servicer or the Depositor, will be the successor of the master servicer or the Depositor, as the case may be, under the related Pooling Agreement.


EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, "Events of Default" under the related Pooling Agreement will include

    o any failure by the master servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice of the failure has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series;

    o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice has been given to the master servicer by the trustee or the Depositor, or to the master servicer, the Depositor and the trustee by certificateholders entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series; and

    o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing Events of Default (other than to add to them or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer under a Pooling Agreement, then, in each and every case, so long as the Event of Default remains unremedied, the Depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement. Upon termination, the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Pooling Agreement (except that if the master servicer is required to make advances regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer under the Pooling Agreement. Pending that appointment, the trustee will be obligated to act in that capacity.

     No certificateholder will have the right under any Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless that holder previously has given to the trustee written notice of default and unless certificateholders of the same series entitled to not less than 25% (or other percentage specified in the related prospectus supplement) of the voting rights for that series shall have made written request upon the trustee to institute that proceeding in its own name as trustee and shall have offered to the trustee reasonable indemnity, and the trustee for sixty days (or other period specified in the related prospectus supplement) shall have neglected or refused to institute that proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by that action.


AMENDMENT

     Each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates,

   1.  to cure any ambiguity,

   2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

   3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

   4.  to comply with any requirements imposed by the Code, or

   5.  for any other purpose;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate, (2) adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class or (3) modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series. Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

    o  the nature and amount of coverage under the credit support,

    o any conditions to payment under the credit support not otherwise described in this prospectus,

    o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

    o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

    o  a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

    o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support Limitations" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.


CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support


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provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to


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provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.


     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS


     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.







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                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the


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borrower as additional security for the loan generally pledges the rates. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room rates is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room rates following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the


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mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration", which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending


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upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans


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secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues,


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unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor


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

has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any/or all of its ground leases, the leasehold mortgagee would have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained herein or in the mortgage. A lender could lose its security unless the borrower holds a fee mortgage or the bankruptcy court, as a court of equity, allows the lender to assume the ground lessee's obligations under the ground lease and succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the


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

partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response and Liability Act of 1980, as amended (also known as CERCLA) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

    o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

    o may result in a release or threatened release of any hazardous material, or

    o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemptionsecured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Recent amendments to CERCLA list permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for


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

liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the Trust and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in this prospectus.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


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

SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

   1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

   2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS


     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute, also known as "RICO", can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.


     A lender may avoid forfeiture of its interest in the property if it established that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.







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                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (1) the making of an election,
(2) compliance with the Pooling Agreement and (3) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each REMIC Pool will qualify as a REMIC. In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

Status of REMIC Certificates

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of Code Section 860(G)(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860(L)(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that those institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any Series meeting this requirement, and no representation is made in this regard.

Qualification as a REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (1) the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (2) substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan. If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes


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    o  a mortgage in default or as to which default is reasonably foreseeable,


    o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

    o  a mortgage that was fraudulently procured by the mortgagor, and

    o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool


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

would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

General

     In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996 (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy


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

in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

   1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

   2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on (1) the yield to maturity of the Regular Certificate at the issue date, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period and (3) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period


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

equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

Acquisition Premium

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula


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and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.


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

Deferred Interest

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

     A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference


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Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code
Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Sale or Exchange of Regular Certificates

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income

   1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

   2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

   3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.


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

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of certain classes of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of certain classes of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is


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generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (2) all bad loans will be deductible as business bad debts and (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income". The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by that Residual Certificateholder for those periods in accordance with generally accepted accounting principles. You should consult their own accountants concerning the accounting treatment of your investment in Residual Certificates.

Basis and Losses

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC


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

Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Certificateholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.


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

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium", a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on that Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income of that Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income


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

cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1996, unless you elect to have those rules apply only to taxable years beginning after August 20, 1996.

Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes, (1) "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code
Section 511, (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a


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

nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the two conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, recently proposed Treasury regulations would add a third condition for the transferor to be presumed to lack such knowledge. This third condition would require that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:


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

    (i) the present value of any consideration given to the transferee to acquire the interest;

    (ii) the present value of the expected future distributions on the interest; and

    (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this third condition, the transferee is assumed to pay tax at the highest corporate rate of tax specified in Section 11(b)(1) of the Code (currently 35%). Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties. In some situations, to satisfy this third condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable. If adopted, the proposed regulations would apply to the transfer of a noneconomic residual interest made on or after February 4, 2000. Prospective investors should consult their own tax advisors as to the applicability and effect of the proposed regulations.

     Additionally, the IRS has issued Revenue Procedure 2001-12 (the "Revenue Procedure") dealing with the transfer of noneconomic residual interests such as a Residual Certificate. The Revenue Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests; (ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer under the Revenue Procedure; (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Unless otherwise indicated in the applicable prospectus supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Certificates meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test provided by the Revenue Procedure. Persons considering the purchase of the Residual Certificates should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, or their political subdivisions, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise


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primary supervision over the administration of that trust, and one or more such
U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you have an adjusted basis in the Residual Certificates remaining when its interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

     The IRS has issued regulations, the "Mark to Market Regulations", under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

   1. the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation,


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   2.  the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

   3.  the receipt of compensation for services or

   4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Certificateholder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call and (5) as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by


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the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $132,950 for 2001 ($66,475 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the


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Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to
United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued final regulations (the "New Regulations") which provide new procedures for satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number in certain circumstances. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

Residual Certificates

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


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REPORTING REQUIREMENTS


     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


     The IRS' Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.


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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $132,950 for 2001 ($66,475 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees", below.

Tax Status

     In the opinion of Cadwalader, Wickersham & Taft, Standard Certificates will have the following status for federal income tax purposes:

   1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

   2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
       Section 856(c)(4)(A) to the extent that the assets of the


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       related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code
       Section 856(c)(3)(B).

   3. Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

   4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860(L)(c).

Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to


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

certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.


     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.


Sale or Exchange of Standard Certificates


     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.


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STRIPPED CERTIFICATES

General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates". Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if (1) we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans, (2) the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Certificates--Recharacterization of Servicing Fees" above) and (3) certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.


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

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

   1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

   2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

   3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the


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

original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS


     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate and attributable to such mortgage loans also will be subject to federal income tax withholding at the same rate.


     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                       STATE AND OTHER TAX CONSIDERATIONS


     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


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                          CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "ERISA Plans"), and on persons who are fiduciaries with respect to ERISA Plans, in connection with the investment of the ERISA Plan's assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA and the Code. Moreover, any of these plans which are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase a certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA, whether any prohibited transaction class-exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of certificates.


PLAN ASSET REGULATIONS

     A Plan's investment in certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (including Plans not subject to ERISA) is not "significant". For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code or a similar violation of a Similar Law.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If that exemption might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transaction in connection with the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other classes of certificates issued by the trust fund and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch IBCA, Inc. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing that class of certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL was required to issue regulations ("401(c) Regulations") to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. On January 5, 2000, the DOL published the 401(c) Regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the offered certificates after the date which is 18 months after the date the 401(c) Regulations became final (i.e. July 5, 2001).

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UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Code or Similar Law of their acquisition and ownership of certificates.

     The sale of certificates to a Plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Section 347 also provides that the enactment by a state of any of those legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of
Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of that state legislation. Accordingly, the investors affected by any of that kind of state legislation, when and if enacted, will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

   1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

   2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

   3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 292 Long Ridge Road, Stamford, Connecticut 06927, Attention: President, or by telephone at (203) 357-4000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                  LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York.


                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING


     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.


     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.


     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS




                                                     PAGE
1998 Policy Statement ........................       106
401(c) Regulations ...........................       104
Accrual Certificates .........................        38
ADA ..........................................        73
ARM Loans ....................................        27
Bankruptcy Code ..............................        65
Cash Flow Agreement ..........................        29
Certificate Owner ............................        43
Code .........................................        42
Cooperatives .................................        24
CPR ..........................................        32
Definitive Certificates ......................        37
Depositor ....................................     5, 24
Determination Date ...........................        30
Disqualified Organization ....................   88, 105
Distribution Date Statement ..................        41
DOL ..........................................       103
DTC ..........................................        37
Due Dates ....................................        26
EDGAR ........................................       108
Equity Participation .........................        26
ERISA Plans ..................................       103
Events of Default ............................        56
Exemptions ...................................       104
FAMC .........................................        28
FHLMC ........................................        28
FNMA .........................................        28
Garn Act .....................................        71
GNMA .........................................        28
Government Securities ........................        76
Indirect Participants ........................        43
Insurance and Condemnation Proceeds ..........        48
L/C Bank .....................................        61
Liquidation Proceeds .........................        49
Mark to Market Regulations ...................        91
MBS ..........................................        24
MBS Agreement ................................        28
MBS Issuer ...................................        28
MBS Servicer .................................        28
MBS Trustee ..................................        28
Mortgage Asset Seller ........................        24
Mortgage Notes ...............................        24
Mortgaged Properties .........................        24
Mortgages ....................................        24
NCUA .........................................       106
Net Leases ...................................        25
New Regulations ..............................        94
Non-SMMEA Certificates .......................       105
Non-U.S. Person ..............................        94
Nonrecoverable Advance .......................        40


                                                     PAGE
OCC ..........................................       106
OID Regulations ..............................        78
OTS ..........................................       106
Participants .................................        43
Parties in Interest ..........................       103
Pass-Through Entity ..........................        88
Permitted Investments ........................        48
Plans ........................................       103
Pooling Agreement ............................        45
Prepayment Assumption ........................        79
Prepayment Interest Shortfall ................        30
Prepayment Premium ...........................        26
PTCE 95-60 ...................................       104
Random Lot Certificates ......................        78
Record Date ..................................        38
Reform Act ...................................        78
Registration Statement .......................       108
Regular Certificateholder ....................        78
Regular Certificates .........................        75
Related Proceeds .............................        40
Relief Act ...................................        73
REMIC ........................................    12, 75
REMIC Certificates ...........................        75
REMIC Pool ...................................        75
REMIC Regulations ............................        75
REO Property .................................        47
Residual Certificateholders ..................        84
Residual Certificates ........................        38
Revenue Procedure ............................        90
RICO .........................................        74
SBJPA of 1996 ................................        76
Securities Act ...............................       107
Senior Certificates ..........................        37
Servicing Standard ...........................        47
Similar Law ..................................       103
SMMEA ........................................       105
SPA ..........................................        32
Standard Certificateholder ...................        96
Standard Certificates ........................        96
Startup Day ..................................        76
Stripped Certificateholder ...................       100
Stripped Certificates ........................        96
Sub-Servicing Agreement ......................        47
Subordinate Certificates .....................        37
thrift institutions ..........................        87
Title V ......................................        72
Treasury .....................................        75
Type IV securities ...........................       106
U.S. Person ..................................        90
Warranting Party .............................        46

================================================================================

       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                             ----------------------

                               TABLE OF CONTENTS




PROSPECTUS SUPPLEMENT                                 PAGE
Summary of Certificates ..........................      S-6
Summary of Terms .................................      S-7
Risk Factors .....................................     S-33
Description of the Mortgage Pool .................     S-55
Description of the Certificates ..................     S-84
Servicing of the Mortgage Loans ..................    S-107
Yield and Maturity Considerations ................    S-122
Certain Federal Income Tax Consequences ..........    S-128
Method of Distribution ...........................    S-129
Legal Matters ....................................    S-130
Ratings ..........................................    S-131
Legal Investment .................................    S-131
ERISA Considerations .............................    S-131
Index of Principal Definitions ...................    S-134

PROSPECTUS
Summary of Prospectus ............................     6
Risk Factors .....................................    14
Description of the Trust Funds ...................    24
Yield and Maturity Considerations ................    30
The Depositor ....................................    36
Use of Proceeds ..................................    36
Description of the Certificates ..................    37
Description of the Pooling Agreements ............    45
Description of Credit Support ....................    60
Certain Legal Aspects of Mortgage Loans ..........    63
Certain Federal Income tax Consequences ..........    75
State and Other Tax Considerations ...............   102
Certain ERISA Considerations .....................   103
Legal Investment .................................   105
Method Distribution ..............................   107
Incorporation of Certain Information By
   Reference .....................................   108
Legal Matters ....................................   108
Financial Information ............................   108
Rating ...........................................   109
Index of Principal Definitions ...................   110

       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL AUGUST 2, 2001.

                           $984,980,000 (APPROXIMATE)



                              GE CAPITAL COMMERCIAL
                              MORTGAGE CORPORATION
                                   (DEPOSITOR)


                        COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATES, SERIES 2001-1






CLASS A-1 CERTIFICATES .........   $171,865,000
CLASS A-2 CERTIFICATES .........   $703,045,000
CLASS B CERTIFICATES ...........   $ 45,157,000
CLASS C CERTIFICATES ...........   $ 49,390,000
CLASS D CERTIFICATES ...........   $ 15,523,000

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------
                                    JPMORGAN


                            BEAR, STEARNS & CO. INC.

                            DEUTSCHE BANC ALEX. BROWN


                            SALOMON SMITH BARNEY INC.




                                 APRIL 25, 2001

================================================================================